Exhibit 4.6

Dated as of December 23, 2005

TABERNA PREFERRED FUNDING IV, LTD.,

as Issuer,

TABERNA PREFERRED FUNDING IV, INC.,

as Co-Issuer

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

(continued)

-vi-

(continued)

-vii-

(continued)

-viii-

(continued)

SCHEDULES

Schedule A	Schedule of Collateral Debt Securities
Schedule B	LIBOR Formula
Schedule C	Auction Procedures
Schedule D	Asset Classes Eligible to be Notched to determine S&P Rating

EXHIBITS

Exhibit A-1	Form of Regulation S Global Note
Exhibit A-2	Form of Restricted Global Note
Exhibit B-1	Form of Regulation S Definitive Note
Exhibit B-2	Form of Restricted Definitive Note
Exhibit C-1	Form of Rule 144A Note Transfer Certificate
Exhibit C-2	Form of Regulation S Note Transfer Certificate
Exhibit D	Form of Funding Certificate
Exhibit E	Form of Opinion of Mayer, Brown, Rowe & Maw LLP
Exhibit F	Form of Opinion of Counsel to the Collateral Manager
Exhibit G	Form of Opinion of Counsel to the Trustee
Exhibit H	Form of Opinion of Cayman Islands Counsel to the Issuer
Exhibit I	[Reserved]
Exhibit J	Form of Opinion of Internal Counsel to Hedge Counterparty
Exhibit K	Perfection Representations, Warranties and Covenants
Exhibit L	Form of Beneficial Owner Certificate
Exhibit M	Form of Section 3(c)(7) Reminder Notice
Exhibit N	Form of Important Section 3(c)(7) Notice
Exhibit O	Fitch Recovery Rate Matrix
Exhibit P	Standard & Poor’s Recovery Rate Matrix
Exhibit Q	Moody’s Recovery Rate Matrix

-ix-

THIS INDENTURE, dated as of December 23, 2005, between TABERNA PREFERRED FUNDING IV, LTD., an exempted company incorporated under the laws of the Cayman Islands (the “Issuer”), TABERNA PREFERRED FUNDING IV, INC., a corporation incorporated under the laws of the State of Delaware (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (in such capacity, together with its permitted successors in the trusts hereunder, called the “Trustee”).

PRELIMINARY STATEMENT

The Co-Issuers are duly authorized to execute and deliver this Indenture to provide for the issuance of the Notes and Combination Notes as provided in this Indenture. All covenants and agreements made by the Co-Issuers herein are for the benefit and security of the Noteholders, the Trustee, the Hedge Counterparty, the Collateral Manager and the Collateral Administrator (collectively, the “Secured Parties”). The Co-Issuers are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Co-Issuers in accordance with its terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, all accounts, general intangibles, chattel paper, instruments, securities, investment property and any and all other property (other than Excepted Property) of any type or nature owned by it, including (a) the Collateral Debt Securities and Equity Securities (listed, as of the Closing Date, in the Schedule of Collateral Debt Securities) which the Issuer causes to be delivered to the Trustee (directly or through a Securities Intermediary) herewith, all payments thereon or with respect thereto, all Collateral Debt Securities and Equity Securities which are delivered to the Trustee (directly or through a Securities Intermediary) after the Closing Date pursuant to the terms hereof and all payments thereon or with respect thereto, (b) the Accounts, Eligible Investments purchased with funds on deposit in said Accounts and all income from the investment of funds therein, (c) the Collateral Management Agreement, the Hedge Agreements and the Hedge Collateral (if any), and the Collateral Administration Agreement, (d) all Cash and Money delivered to the Trustee (directly or through a Securities Intermediary) and (e) all proceeds, accessions, profits, income benefits, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Issuer described in the preceding clauses (collectively, the “Collateral”). Such Grants are made, however, in trust, to secure the Notes and the Combination Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure (i) the payment of all amounts due on the Notes and the Combination Notes in accordance with their respective terms, (ii) the payment of all other sums payable under this Indenture (including the Collateral Management Fee and all amounts payable to the Collateral Manager under this Indenture and the Collateral Management Agreement), (iii) the payment of all amounts due from the Issuer to the Hedge Counterparty under the Hedge Agreements in accordance with their respective terms and (iv) compliance with the provisions of this Indenture and the Hedge Agreements, all as provided in this Indenture and the Hedge Agreements (collectively, the “Secured Obligations”).

Except to the extent otherwise provided in this Indenture, the Issuer does hereby constitute and irrevocably appoint the Trustee the true and lawful attorney of the Issuer, with full power (in the name of the Issuer or otherwise), to exercise all rights of the Issuer with respect to the Collateral held for the benefit and security of the Secured Parties, and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Collateral held for the benefit of and security of the Secured Parties, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or advisable in the premises. The power of attorney Granted pursuant to this Indenture and all authority hereby conferred are granted and conferred solely to protect the Trustee’s interest in the (i) Collateral held for the benefit and security of the Secured Parties, and shall not impose any duty upon the Trustee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the obligations secured hereby.

Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein. Upon the occurrence of any Event of Default with respect to the Notes, and in addition to any other rights available under this Indenture or any other instruments included in the Collateral held for the benefit and security of the Secured Parties, or otherwise available at law or in equity, the Trustee shall have all rights and remedies of a secured party on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public or private sale.

It is expressly agreed that anything therein contained to the contrary notwithstanding, the Issuer shall remain liable under any instruments included in the Collateral to perform all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and except as otherwise expressly provided herein, the Trustee shall not have any obligations or liabilities under such instruments by reason of or arising out of this Indenture, nor shall the Trustee be required or obligated in any manner to perform or fulfill any obligations of the Issuer under or pursuant to such instruments or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The designation of the Trustee in any transfer document or record is intended and shall be deemed, first, to refer to the Trustee as custodian on behalf of the Issuer and, second, to refer to the Trustee as secured party on behalf of the Secured Parties; provided, that the Grant made by the Issuer to the Trustee pursuant to the Granting Clauses hereof shall apply to any Collateral bearing such designation.

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein to the best of its ability such that the interests of the Secured Parties may be adequately and effectively protected.

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1. Definitions

(a) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture. Whenever any reference is made to an amount, the determination or calculation of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of determination or calculation is expressly specified in the particular provision.

“Account” means any of the Interest Collection Account, the Hedge Counterparty Collateral Account, the Principal Collection Account, the Payment Account, the Expense Account, the First Distribution Date Reserve Account, the Interest Reserve Account, the Semi-Annual Interest Reserve Account, the Uninvested Proceeds Account and the Custodial Account, each of which may be sub-accounts of one account and may include any number of sub-accounts that the Trustee deems necessary or appropriate.

“Account Control Agreement” means the Securities Account Control Agreement dated as of the Closing Date between the Trustee and the Custodian, and acknowledged by the Issuer.

“Accountants’ Report” means a report of a firm of Independent certified public accountants of recognized national reputation appointed by the Issuer pursuant to Section 10.8(a), which may be the firm of Independent accountants that reviews or performs procedures with respect to the financial reports prepared by the Issuer or the Collateral Manager.

“Act” and “Acts of Noteholders” have the respective meanings specified in Section 14.2.

“Administration Agreement” means the Administration Agreement dated December 23, 2005, between the Administrator and the Issuer.

“Administrative Expenses” means the amounts due or accrued on any Distribution Date and payable by the Issuer or the Co-Issuer (including in respect of any indemnities) to (i) the Trustee pursuant to Section 6.8 or any co-trustee appointed pursuant to Section 6.13, (ii) the Bank under the Collateral Administration Agreement, (iii) the Preferred Share Paying Agent under the Preferred Share Paying Agency Agreement, (iv) the Administrator under the Administration Agreement, (v) the Class A-2 Auction Agent under the Class A-2 Agency and

Amending Agreement, (vi) the Independent accountants, agents and counsel of the Issuer for reasonable fees and expenses (including amounts payable in connection with the preparation of tax forms on behalf of the Co-Issuers), (vii) the Rating Agencies for fees and expenses in connection with any rating (including the annual fee payable with respect to the monitoring of any rating) of the Notes, including fees and expenses due or accrued in connection with any rating of the Collateral Debt Securities, (viii) the Collateral Manager under this Indenture and the Collateral Management Agreement (including amounts payable pursuant to Section 10 of the Collateral Management Agreement), (ix) any other Person in respect of any governmental fee, charge or tax in relation to the Issuer or the Co-Issuer (in each case as certified by an Authorized Officer of the Issuer or the Co-Issuer to the Trustee) and (x) any other Person in respect of any other fees or expenses (including indemnities) permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture and the Notes; provided, that Administrative Expenses shall not include (a) any amounts due or accrued with respect to the actions taken on or in connection with the Closing Date, (b) amounts payable in respect of the Notes, (c) amounts payable under each Hedge Agreement and (d) any Collateral Management Fee payable pursuant to the Collateral Management Agreement.

“Administrator” means Walkers SPV Limited and any successor thereto appointed under the Administration Agreement.

“Affected Class” means, in relation to any Tax Redemption, any Class of Notes that, as a result of the occurrence of a Tax Event, has not received 100% of the aggregate amount of principal and interest payable to such Class on any Distribution Date.

“Affiliate” or “Affiliated” with respect to a specified Person, means (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, Officer, employee, member or general partner of such Person. For the purposes of this definition, “control” of a Person means the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Aggregate Outstanding Principal Amount” means, when used with respect to any of the Notes at any time, the aggregate principal amount of such Notes Outstanding at such time. Except as otherwise provided herein, the Aggregate Outstanding Principal Amount of Class A-1 Notes at any time shall not include the Aggregate Undrawn Amount, the Aggregate Outstanding Principal Amount of any Class C Notes at any time shall include all Class C Deferred Interest, the Aggregate Outstanding Principal Amount of the Class D Notes at any time shall include all Class D Deferred Interest and the Aggregate Outstanding Principal Amount of any Class E Notes shall include all Class E Deferred Interest.

“Aggregate Principal Balance” means, when used with respect to any Pledged Securities as of any date of determination, the sum of the Principal Balances on such date of determination of all such Pledged Securities.

“Aggregate Ramp-Up Par Amount” means U.S. $650,000,000.

“Aggregate Undrawn Amount” means at any time, with respect to the Class A-1 Notes, the aggregate amount of the unutilized Commitments in respect of all Class A-1 Notes.

“Applicable Recovery Rate” means, with respect to any Collateral Debt Security, the least of the Fitch Recovery Rate for such Collateral Debt Security, the Moody’s Recovery Rate for such Collateral Debt Security and the Standard & Poor’s Recovery Rate for such Collateral Debt Security.

“Auction” has the meaning specified in Section 9.5.

“Auction Call Redemption” has the meaning specified in Section 9.5.

“Auction Call Redemption Amount” means the sum of (x) the Total Senior Redemption Amount, plus (y) an amount equal to the greater of (1)(A) the aggregate original purchase price of the Preferred Shares, minus (B) the aggregate amount of all cash distributions on the Preferred Shares (whether in respect of dividends or redemption payments made to the Preferred Share Paying Agent for distribution to the Preferred Shareholders on or prior to the relevant Auction Date) and (2) zero.

“Auction Date” has the meaning specified in Section 9.5.

“Auction Procedures” has the meaning specified in Section 9.5.

“Auction Purchase Agreement” has the meaning specified in Schedule C.

“Authenticating Agent” means, with respect to the Notes or any Class of Notes, the Person designated by the Trustee, if any, to authenticate such Notes or such Class of Notes on behalf of the Trustee pursuant to Section 6.4.

“Authorized Denomination” means the denominations specified in Section 2.2.

“Authorized Officer” means (i) with respect to the Issuer or the Co-Issuer, any Officer of the Issuer or the Co-Issuer who is authorized to act for the Issuer or the Co-Issuer, as applicable, in matters relating to, and binding upon, the Issuer or the Co-Issuer, (ii) with respect to the Collateral Manager, any Officer, employee or agent of the Collateral Manager or its Affiliates who is authorized to act for the Collateral Manager in matters relating to, and binding upon, the Collateral Manager with respect to the subject matter of the request, certificate or order in question and (iii) with respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Balance” means, at any time, with respect to Cash or Eligible Investments in any Account at such time, the aggregate of (i) the current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) the principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and

(iii) the purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank” means JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States, in its individual capacity and not as Trustee.

“Bankruptcy Code” means the United States Bankruptcy Code, Title 11 of the United States Code, as amended, or, where the context requires, the applicable insolvency provisions of the laws of the Cayman Islands.

“Base Collateral Management Fee” means the fee payable to the Collateral Manager in arrears on each Distribution Date pursuant to Section 8 of the Collateral Management Agreement (or any comparable provision in any replacement collateral management agreement), in an amount (which shall be certified by the Collateral Manager to the Trustee) equal to 0.20% per annum of the Quarterly Asset Amount for such Due Period and subject to the Priority of Payments.

“Basis Swap” means the transaction under the ISDA Master Agreement and Schedule, dated as of the Closing Date, between the Issuer and the Basis Swap Counterparty.

“Basis Swap Counterparty” means the Initial Basis Swap Counterparty or any permitted assignee or successor under the Basis Swap, which assignee or successor satisfies the Rating Condition.

“Beneficial Owner” means any Person owning an interest in a Global Note as reflected on the books of the Depositary or on the books of a Depositary Participant or on the books of an indirect participant for which a Depositary Participant of the Depositary acts as agent.

“Board of Directors” means, with respect to the Issuer, the directors of the Issuer duly appointed in accordance with the Issuer Charter, and, with respect to the Co-Issuer, the directors of the Co-Issuer duly appointed by the shareholders of the Co-Issuer.

“Board Resolution” means, with respect to the Co-Issuers, a resolution of the Board of Directors.

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments in each of New York City, London and the city in which the Corporate Trust Office of the Trustee is located and, in the case of the final payment of principal of a Note, the place of presentation of such Note.

“Calculation Agent” has the meaning specified in Section 7.15.

“Calculation Amount” means, with respect to any Defaulted Security or Deferred Interest Collateral Debt Security at any time, the product of the Applicable Recovery Rate and the Principal Balance of such Defaulted Security or Deferred Interest Collateral Debt Security.

“Call Premium” means any premiums received in connection with the redemption of any Collateral Debt Securities.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash” means such funds denominated with currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds credited to a deposit account or a Securities Account.

“Certificate of Authentication” has the meaning specified in Section 2.3(f).

“Certificated Security” has the meaning specified in Section 8-102(a)(4) of the UCC.

“Certifying Person” means any Person who certifies substantially in the form of Exhibit L that it is the owner of a beneficial interest in a Global Note.

“Class” means each of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B-1 Notes, Class B-2 Notes, Class C-1 Notes, Class C-2 Notes, Class C-3 Notes, Class D-1 Notes, Class D-2 Notes and Class E Notes, respectively.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

“Class A/B Coverage Tests” means the Class A/B Overcollateralization Test and the Class A/B Interest Coverage Test.

“Class A/B Interest Coverage Ratio,” “Class C Interest Coverage Ratio,” “Class D Interest Coverage Ratio” or “Class E Interest Coverage Ratio” means, as of any Measurement Date, the ratio (expressed as a percentage) obtained by dividing:

(a) the sum of (i) the scheduled interest payments due (in each case regardless of whether the due date for any such interest payment has yet occurred) in the Due Period in which such Measurement Date occurs on (x) the Collateral Debt Securities and (y) any Eligible Investments held in the Collection Accounts (whether such Eligible Investments were purchased with Interest Proceeds or Principal Proceeds), plus (ii) any fees actually received by the Issuer during such Due Period that constitute Interest Proceeds, plus (iii) the net amount, if any, scheduled to be paid to the Issuer by the Hedge Counterparty under the Hedge Agreements on the Distribution Date relating to such Due Period, minus (iv) the amount, if any, scheduled to be paid during such Due Period or on the Distribution Date relating to such Due Period for taxes and filing and registration fees owed by the Issuer plus (v) the amount, if any, in the First Distribution Date Reserve Account, the Interest Reserve Account and the amount, if any, which will be transferred from the Semi-Annual Interest Reserve Account to the Payment Account on the business day prior to the Distribution Date relating to such Due Period, minus (vi) the amount, if any, scheduled to be paid during such Due Period or on the Distribution Date relating to such Due Period under Section 11.1(a)(i)(2) (x) to the Trustee, the Preferred Share

Paying Agent, the Collateral Administrator, the Class A-2 Auction Agent and the Note Registrar of accrued and unpaid fees and expenses owing to them under this Indenture, the Preferred Share Paying Agency Agreement and the Collateral Administration Agreement and (y) for other accrued and unpaid Administrative Expenses of the Issuer (excluding Collateral Management Fee and principal of and interest on the Notes), to the extent all such payments pursuant to this clause (vi)(y) do not exceed for any Distribution Date an amount equal to U.S.$100,000, minus (vii) the amount, if any, scheduled to be paid on the Distribution Date relating to such Due Period to the Collateral Manager in respect of accrued and unpaid Base Collateral Management Fee under Section 11.1(a)(i)(3) minus (viii) the portion of the scheduled distributions in clause (i) required to be deposited into the Semi-Annual Interest Reserve Account; by

(b) an amount equal to (i) the net amount, if any, scheduled to be paid to the Hedge Counterparty by the Issuer under the Hedge Agreements on the Distribution Date relating to such Due Period, plus (ii) (A) in the case of the Class A/B Interest Coverage Ratio, the scheduled interest on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class B Notes (including any Defaulted Interest thereon and any accrued interest on such Defaulted Interest) and the Commitment Fee Amount payable on the Distribution Date relating to such Due Period, (B) in the case of the Class C Interest Coverage Ratio, the scheduled interest on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes and Class C Notes (including any Defaulted Interest thereon, any accrued interest on such Defaulted Interest, any accrued interest on Class C Deferred Interest, but excluding any Class C Deferred Interest) and the Commitment Fee Amount payable on the Distribution Date relating to such Due Period, (C) in the case of the Class D Interest Coverage Ratio, the scheduled interest on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes and Class D Notes (including any Defaulted Interest thereon, any accrued interest on such Defaulted Interest, any accrued interest on Class C Deferred Interest and Class D Deferred Interest, but excluding any Class C Deferred Interest or Class D Deferred Interest) and the Commitment Fee Amount payable on the Distribution Date relating to such Due Period and (D) in the case of the Class E Interest Coverage Ratio, the scheduled interest on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes (including any Defaulted Interest thereon, any accrued interest on such Defaulted Interest, any accrued interest on Class C Deferred Interest, Class D Deferred Interest and Class E Deferred Interest, but excluding any Class C Deferred Interest, Class D Deferred Interest or Class E Deferred Interest) and the Commitment Fee Amount payable on the Distribution Date relating to such Due Period.

For the purpose of determining compliance with any Interest Coverage Test, there will be excluded all scheduled payments of interest or principal on Defaulted Securities and Deferred Interest Collateral Debt Securities and any payment, including any Hedge Receipt Amount payable to the Issuer by the Hedge Counterparty, that will not be made in cash or received when due, as determined by the Collateral Manager in its reasonable judgment. For purposes of calculating any Interest Coverage Ratio, (i) the expected interest income on floating rate, fixed rate and fixed/floating rate Collateral Debt Securities and Eligible Investments and under the Hedge Agreements and the expected interest payable on the Notes will be calculated using the interest rates applicable thereto on the applicable Measurement Date, (ii) accrued original issue discount on Eligible Investments will be deemed to be a scheduled interest payment thereon due on the date such original issue discount is scheduled to be paid, (iii) payments made by the Basis Swap Counterparty pursuant to the Basis Swap will not constitute scheduled interest on any Class of Notes and (iv) it will be assumed that no principal payments are made on the Notes during the applicable periods.

“Class A/B Interest Coverage Test” means a test satisfied on any Measurement Date occurring on or after the Ramp-Up Completion Date and on which any Class A Notes and Class B Notes remain outstanding if the Class A/B Interest Coverage Ratio on such Measurement Date is equal to or greater than 115.0%.

“Class A/B Overcollateralization Ratio” means, as of any Measurement Date, the number (expressed as a percentage) calculated by dividing (a) the Net Outstanding Portfolio Collateral Balance on such Measurement Date by (b) the sum of the (1) aggregate outstanding principal amount of the Class A-1 Notes (including any unfunded Commitments with respect to the Class A-1 Notes) plus (2) the aggregate outstanding principal amount of the Class A-2 Notes plus (3) the aggregate outstanding principal amount of the Class A-3 Notes plus (4) the aggregate outstanding principal amount of the Class B Notes.

“Class A/B Overcollateralization Test” means a test satisfied on any Measurement Date occurring on or after the Ramp-Up Completion Date and on which any Class A Notes or Class B Notes remain outstanding (or if the Commitment Period Termination Date has not occurred) if the Class A/B Overcollateralization Ratio on such Measurement Date is equal to or greater than 124.3%.

“Class A-1 Note Redemption Price” means, with respect to any Distribution Date upon which any Class A-1 Note is subject to redemption pursuant to Section 9.1, an amount (determined without duplication) equal to the sum of (a) 100% of the outstanding principal amount of such Class A-1 Note being redeemed plus (b) accrued interest through such Redemption Date (including any Defaulted Interest and interest on Defaulted Interest) thereon plus (c) in the case of any reduction in the related Commitment in respect of any Class A-1 Note, an amount equal to the accrued Commitment Fee.

“Class A-1 Note Purchase Agreement” means the note purchase agreement dated on or prior to the Closing Date between the Co-Issuers, the Trustee, Merrill Lynch Pierce Fenner & Smith Incorporated as distribution agent and the Beneficial Owners from time to time of the Class A-1 Notes, as modified and supplemented and in effect from time to time.

“Class A-1 Notes” means the Class A-1 First Priority Delayed Draw Senior Secured Floating Rate Notes due May 5, 2036, issued by the Co-Issuers on the Closing Date, that bear interest at a floating rate per annum equal to LIBOR plus 0.37%.

“Class A-2 Account Control Agreement” means the agreement dated as of the Closing Date between the Issuer, the Trustee and the Custodian relating to accounts for the Class A-2 Notes.

“Class A-2 Agency and Amending Agreement” means the agreement dated as of the Closing Date between the Co-Issuers, the Trustee and the agent specified therein whereby such agent undertakes to perform certain tasks specified therein on behalf of the Co-Issuers.

“Class A-2 Auction Agent” means the agent appointed pursuant to the Class A-2 Agency and Amending Agreement.

“Class A-2 Note Redemption Price” means, with respect to any Distribution Date upon which any Class A-2 Note is subject to redemption pursuant to Section 9.1, an amount (determined without duplication) equal to the sum of (a) 100% of the outstanding principal amount of such Class A-2 Note being redeemed plus (b) accrued interest through such Redemption Date (including any Defaulted Interest and interest on Defaulted Interest) thereon.

“Class A-2 Notes” means the Class A-2 Second Priority Senior Secured Floating Rate Notes due May 5, 2036, issued by the Co-Issuers on the Closing Date, that bear interest at a floating rate per annum not to exceed LIBOR plus 1.00%.

“Class A-3 Note Redemption Price” means, with respect to any Distribution Date upon which any Class A-3 Note is subject to redemption pursuant to Section 9.1, an amount (determined without duplication) equal to the sum of (a) 100% of the outstanding principal amount of such Class A-3 Note being redeemed plus (b) accrued interest through such Redemption Date (including any Defaulted Interest and interest on Defaulted Interest) thereon.

“Class A-3 Notes” means the Class A-3 Third Priority Senior Secured Floating Rate Notes due May 5, 2036, issued by the Co-Issuers on the Closing Date, that bear interest at a floating rate per annum equal to LIBOR plus 0.55%.

“Class B Notes” means the Class B-1 Notes and the Class B-2 Notes.

“Class B-1 Note Redemption Price” means, with respect to any Distribution Date upon which any Class B-1 Note is subject to redemption pursuant to Section 9.1, an amount (determined without duplication) equal to the sum of (a) 100% of the outstanding principal amount of such Class B-1 Note being redeemed plus (b) accrued interest through such Redemption Date (including any Defaulted Interest and interest on Defaulted Interest) thereon.

“Class B-1 Notes” means the Class B-1 Fourth Priority Secured Floating Rate Notes due May 5, 2036, issued by the Co-Issuers on the Closing Date, that bear interest at a floating rate per annum equal to LIBOR plus 0.80%.

“Class B-2 Note Redemption Price” means, with respect to any Distribution Date upon which any Class B-2 Note is subject to redemption pursuant to Section 9.1, an amount (determined without duplication) equal to the sum of (a) 100% of the outstanding principal amount of such Class B-2 Note being redeemed plus (b) accrued interest through such Redemption Date (including any Defaulted Interest and interest on Defaulted Interest) thereon plus (c) the excess, if any, of (x) the present value of the scheduled payments of interest and principal which are remaining with respect to such Class B-2 Note as of such Redemption Date, based on the assumption that no principal is paid on such Class B-2 Note until such Class B-2 Note is paid in full on the Distribution Date occurring in February 2016, and using a discount factor equal to the yield to maturity (calculated as of the 45th day preceding such Redemption Date) on the USD-ISDA-Swap Rate with a maturity no longer than the period of time between such Redemption Date and the Distribution Date occurring in February 2016, plus 0.80% over (y) 100% of the outstanding principal amount of such Class B-2 Note being redeemed.

“Class B-2 Notes” means the Class B-2 Fourth Priority Secured Fixed Rate Notes due May 5, 2036, issued by the Co-Issuers on the Closing Date, that bear interest at a fixed rate per annum equal to 5.91%.

“Class C Coverage Tests” means the Class C Overcollateralization Test and the Class C Interest Coverage Test.

“Class C Deferred Interest” means, with respect to the Class C Notes, any interest due on such Notes which is not available to be paid as a result of the operation of the Priority of Payments on any Distribution Date and which is deferred and added to the Aggregate Outstanding Principal Amount of the Class C Notes until the Distribution Date on which such interest is available to be paid in accordance with the Priority of Payments pursuant to Section 2.6(a).

“Class C Interest Coverage Test” means a test satisfied on any Measurement Date occurring on or after the Closing Date and on which any Class C Notes remain outstanding if the Class C Interest Coverage Ratio on such Measurement Date is equal to or greater than 112.5%.

“Class C Notes” means the Class C-1 Notes, the Class C-2 Notes and the Class C-3 Notes.

“Class C Overcollateralization Ratio” means, as of any Measurement Date, the number (expressed as a percentage) calculated by dividing (a) the Net Outstanding Portfolio Collateral Balance on such Measurement Date by (b) (1) the aggregate outstanding principal amount of the Class A-1 Notes (including any unfunded Commitments with respect to the Class A-1 Notes) plus (2) the aggregate outstanding principal amount of the Class A-2 Notes plus (3) the aggregate outstanding principal amount of the Class A-3 Notes plus (4) the aggregate outstanding principal amount of the Class B Notes plus (5) the aggregate outstanding principal amount of the Class C Notes (including, without duplication, any Class C Deferred Interest).

“Class C Overcollateralization Test” means a test satisfied on any Measurement Date occurring on or after the Ramp-Up Completion Date and on which any Class C Notes remain outstanding if the Class C Overcollateralization Ratio on such Measurement Date is equal to or greater than 108.6%.

“Class C-1 Note Redemption Price” means, with respect to any Distribution Date upon which any Class C-1 Note is subject to redemption pursuant to Section 9.1, an amount (determined without duplication) equal to the sum of (a) 100% of the outstanding principal amount of such Class C-1 Note being redeemed plus (b) accrued interest through such Redemption Date (including any Defaulted Interest and interest on Defaulted Interest and any Deferred Interest and interest on any Deferred Interest) thereon.

“Class C-1 Notes” means the Class C-1 Deferrable Fifth Priority Secured Floating Rate Notes due May 5, 2036, issued by the Co-Issuers on the Closing Date, that bear interest at a floating rate per annum equal to LIBOR plus 1.45%.

“Class C-2 Note Redemption Price” means, with respect to any Distribution Date upon which any Class C-2 Note is subject to redemption pursuant to Section 9.1, an amount (determined without duplication) equal to (a) 100% of the outstanding principal amount of such Class C-2 Note being redeemed, plus (b) accrued interest through such Redemption Date (including any Defaulted Interest and interest on Defaulted Interest and any Deferred Interest and interest on any Deferred Interest) thereon, plus (c) the excess, if any, of (x) the present value of the scheduled payments of interest and principal which are remaining with respect to such Class C-2 Note as of such Redemption Date, based on the assumption that no principal is paid on such Class C-2 Note until such Class C-2 Note is paid in full on the Distribution Date occurring in February 2009, and using a discount factor equal to the yield to maturity (calculated as of the 45th day preceding such Redemption Date) on the USD-ISDA-Swap Rate with a maturity no longer than the period of time between such Redemption Date and the Distribution Date occurring in February 2009, plus 1.45% over (y) 100% of the outstanding principal amount of such Class C-2 Note being redeemed.

“Class C-2 Notes” means the Class C-2 Deferrable Fifth Priority Secured Fixed/Floating Rate Notes due May 5, 2036, issued by the Co-Issuers on the Closing Date, that bear interest at a fixed rate per annum equal to 6.247% for the period from the Closing Date to the last day of the Interest Period ending immediately prior to the Distribution Date in February 2009, and floating rate per annum equal to LIBOR plus 1.45% at all times thereafter.

“Class C-3 Note Redemption Price” means, with respect to any Distribution Date upon which any Class C-3 Note is subject to redemption pursuant to Section 9.1, an amount (determined without duplication) equal to (a) 100% of the outstanding principal amount of such Class C-3 Note being redeemed, plus (b) accrued interest through such Redemption Date (including any Defaulted Interest and interest on Defaulted Interest and any Deferred Interest and interest on any Deferred Interest) thereon, plus (c) the excess, if any, of (x) the present value of the scheduled payments of interest and principal which are remaining with respect to such Class C-3 Note as of such Redemption Date, based on the assumption that no principal is paid on such Class C-3 Note until such Class C-3 Note is paid in full on the Distribution Date occurring in February 2011, and using a discount factor equal to the yield to maturity (calculated as of the 45th day preceding such Redemption Date) on the USD-ISDA-Swap Rate with a maturity no longer than the period of time between such Redemption Date and the Distribution Date occurring in February 2011, plus 1.45% over (y) 100% of the outstanding principal amount of such Class C-3 Note being redeemed.

“Class C-3 Notes” means the Class C-3 Deferrable Fifth Priority Secured Fixed/Floating Rate Notes due May 5, 2036, issued by the Co-Issuers on the Closing Date, that bear interest at a fixed rate per annum equal to 6.293% for the period from the Closing Date to the last day of the Interest Period ending immediately prior to the Distribution Date in February 2011, and floating rate per annum equal to LIBOR plus 1.45% at all times thereafter.

“Class D Coverage Tests” means the Class D Overcollateralization Test and the Class D Interest Coverage Test.

“Class D Interest Coverage Test” means a test satisfied on any Measurement Date occurring on or after the Closing Date and on which any Class D Notes remain outstanding if the Class D Interest Coverage Ratio on such Measurement Date is equal to or greater than 105.0%.

“Class D Notes” means the Class D-1 Notes and the Class D-2 Notes.

“Class D Overcollateralization Ratio” means, as of any Measurement Date, the number (expressed as a percentage) calculated by dividing (a) the Net Outstanding Portfolio Collateral Balance on such Measurement Date by (b) (1) the aggregate outstanding principal amount of the Class A-1 Notes (including any unfunded Commitments with respect to the Class A-1 Notes) plus (2) the aggregate outstanding principal amount of the Class A-2 Notes plus (3) the aggregate outstanding principal amount of the Class A-3 Notes plus (4) the aggregate outstanding principal amount of the Class B Notes plus (5) the aggregate outstanding principal amount of the Class C Notes (including without duplication, any Class C Deferred Interest) plus (5) the aggregate outstanding principal amount of the Class D Notes (including, without duplication, any Class D Deferred Interest).

“Class D Overcollateralization Test” means a test satisfied on any Measurement Date occurring on or after the Ramp-Up Completion Date and on which any Class D Notes remain outstanding if the Class D Overcollateralization Ratio on such Measurement Date is equal to or greater than 104.3%.

“Class D-1 Note Redemption Price” means, with respect to any Distribution Date upon which any Class D Note is subject to redemption pursuant to Section 9.1, an amount (determined without duplication) equal to the sum of (a) 100% of the outstanding principal amount of such Class D-1 Note being redeemed plus (b) accrued interest through such Redemption Date (including any Defaulted Interest and interest on Defaulted Interest and any Deferred Interest and interest on any Deferred Interest) thereon.

“Class D-1 Notes” means the Class D-1 Deferrable Mezzanine Secured Floating Rate Notes due May 5, 2036, issued by the Co-Issuers on the Closing Date, that bear interest at a floating rate per annum equal to LIBOR plus 2.60%.

“Class D-2 Note Redemption Price” means, with respect to any Distribution Date upon which any Class D-2 Note is subject to redemption pursuant to Section 9.1, an amount (determined without duplication) equal to the sum of (a) 100% of the outstanding principal amount of such Class D-2 Note being redeemed plus (b) accrued interest through such Redemption Date (including any Defaulted Interest and interest on Defaulted Interest and any Deferred Interest and interest on any Deferred Interest) thereon plus (c) the excess, if any, of (x) the present value of the scheduled payments of interest and principal which are remaining with respect to such Class D-2 Note as of such Redemption Date, based on the assumption that no principal is paid on such Class D-2 Note until such Class D-2 Note is paid in full on the Distribution Date occurring in February 2016, and using a discount factor equal to the yield to maturity (calculated as of the 45th day preceding such Redemption Date) on the USD-ISDA-Swap

Rate with a maturity no longer than the period of time between such Redemption Date and the Distribution Date occurring in February 2016, plus 2.60% over (y) 100% of the outstanding principal amount of such Class D-2 Note being redeemed.

“Class D-2 Notes” means the Class D-2 Deferrable Mezzanine Secured Fixed Rate Notes due May 5, 2036, issued by the Co-Issuers on the Closing Date, that bear interest at a fixed rate per annum equal to 7.71%.

“Class E Coverage Tests” means the Class E Overcollateralization Test and the Class E Interest Coverage Test.

“Class E Deferred Interest” means, with respect to the Class E Notes, any interest due on such Notes which is not available to be paid as a result of the operation of the Priority of Payments on any Distribution Date and which is deferred and added to the Aggregate Outstanding Principal Amount of the Class E Notes until the Distribution Date on which such interest is available to be paid in accordance with the Priority of Payments pursuant to Section 2.6(a).

“Class E Interest Coverage Test” means a test satisfied on any Measurement Date occurring on or after the Closing Date and on which any Class E Notes remain outstanding if the Class E Interest Coverage Ratio on such Measurement Date is equal to or greater than 102.5%.

“Class E Note Redemption Price” means, with respect to any Distribution Date upon which any Class E Note is subject to redemption pursuant to Section 9.1, an amount (determined without duplication) equal to the sum of (a) 100% of the outstanding principal amount of such Class E Note being redeemed plus (b) accrued interest through such Redemption Date (including any Defaulted Interest and interest on Defaulted Interest and any Deferred Interest and interest on any Deferred Interest) thereon.

“Class E Notes” means the Class E Deferrable Subordinate Secured Floating Rate Notes due May 5, 2036, issued by the Issuer on the Closing Date, that bear interest at a floating rate per annum equal to LIBOR plus 4.25%.

“Class E Overcollateralization Ratio” means, as of any Measurement Date, the number (expressed as a percentage) calculated by dividing (a) the Net Outstanding Portfolio Collateral Balance on such Measurement Date by (b) (1) the aggregate outstanding principal amount of the Class A-1 Notes (including any unfunded Commitments with respect to the Class A-1 Notes) plus (2) the aggregate outstanding principal amount of the Class A-2 Notes plus (3) the aggregate outstanding principal amount of the Class A-3 Notes plus (4) the aggregate outstanding principal amount of the Class B Notes plus (5) the aggregate outstanding principal amount of the Class C Notes (including without duplication, any Class C Deferred Interest) plus (6) the aggregate outstanding principal amount of the Class D Notes (including, without duplication, any Class D Deferred Interest) plus (7) the aggregate outstanding principal amount of the Class E Notes (including, without duplication, any Class E Deferred Interest).

“Class E Overcollateralization Test” means a test satisfied on any Measurement Date occurring on or after the Ramp-Up Completion Date and on which any Class E Notes remain outstanding if the Class E Overcollateralization Ratio on such Measurement Date is equal to or greater than 101.6%.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation” has the meaning specified in Section 8-102(a)(5) of the UCC.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“Closing Date” means December 23, 2005.

“CMBS” means commercial mortgage-backed securities issued by a CMBS issuer (each, a “CMBS Issuer”) and acquired in secondary market transactions.

“CMBS Issuer” has the meaning specified in the definition of “CMBS.”

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Co-Issuer” means TABERNA PREFERRED FUNDING IV, INC., a Delaware corporation, unless a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter Co-Issuer shall mean such successor Person.

“Co-Issuer Notes” means the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.

“Co-Issuers” means, collectively, the Issuer and the Co-Issuer.

“Collateral” has the meaning specified in the Granting Clauses.

“Collateral Administration Agreement” means the Collateral Administration Agreement, dated as of the Closing Date, between the Issuer, the Collateral Manager and the Collateral Administrator relating to certain functions performed by the Collateral Administrator for the Issuer and the Collateral Manager with respect to this Indenture and the Collateral.

“Collateral Administrator” means JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States, and any successor appointed as Collateral Administrator pursuant to the Collateral Administration Agreement.

“Collateral Debt Securities Issuers” means (i) with respect to Trust Preferred Securities, Trust Preferred Securities Issuers, (ii) with respect to CMBS, CMBS Issuers, (iii) with respect to Senior Notes, Senior Note Issuers and (iv) with respect to Subordinated Notes, Subordinated Note Issuers.

“Collateral Debt Security” means certain Trust Preferred Securities, CMBS, Subordinated Notes, and Senior Notes issued by Collateral Debt Securities Issuers purchased or otherwise acquired by the Issuer, including, without limitation, the Trust Preferred Securities, the Subordinated Notes, the Senior Notes and the CMBS identified on the Closing Date on the Schedule of Collateral Debt Securities and, at the time of purchase thereof by the Issuer, satisfy the Collateral Debt Security Criteria and the Eligibility Criteria.

“Collateral Debt Security Criteria” means the criteria that will be met with respect to each Collateral Debt Security on the Closing Date (or, in the case of the Collateral Debt Securities purchased or acquired in accordance with Section 7.18, on the date of such purchase or acquisition), if such security is a U.S. dollar-denominated, (w) Trust Preferred Security issued by a Trust Preferred Securities Issuer that meets the requirements set forth herein, (x) Subordinated Note issued by a Subordinated Issuer that meets the requirements set forth herein, (y) CMBS issued by a CMBS Issuer that meets the requirements set forth herein or (z) Senior Note issued by a Senior Note Issuer that meets the requirements set forth herein, identified on the Schedule of Collateral Debt Securities that, in each case, at the time of its purchase and initial pledge:

(i) provides for periodic payment of interest thereon in cash no less frequently than semi-annually (subject, in the case of Trust Preferred Securities, to deferrals thereof in accordance with clause (vii) below);

(ii) provides for a fixed amount of principal to be payable on or before the maturity thereof;

(iii) is not a Defaulted Security or a Credit Risk Security;

(iv) is not the subject of an Offer;

(v) matures (including as a result of any put right) on or before the Stated Maturity of the Notes or, in the case of CMBS, has an expected balloon payment date occurring prior to the Stated Maturity of the Notes;

(vi) is not a debt obligation pursuant to which future advances may be required to be made to the borrower or, in the case of Trust Preferred Securities, the Corresponding Debentures is not a debt obligation pursuant to which future advances may be required to be made to the borrower;

(vii) in the case of Trust Preferred Securities or Subordinated Notes, provides that distributions of interest thereon may not at any time be deferred for a period of more than five (5) consecutive years;

(viii) (x) in the case of a Trust Preferred Security, based on opinions of special tax counsel to the Trust Preferred Securities Issuers, for U.S. Federal income tax purposes (I) Trust Preferred Securities are issued by a trust that is treated as a grantor trust and, accordingly, the Issuer generally will be considered the owner of a pro rata undivided interest in the Corresponding Debentures issued by the Trust Preferred Securities Issuer, and (II) the Corresponding Debentures will be treated as indebtedness, and (y) in the case of any other Collateral Debt Security, any one of the following is satisfied: (I) based on opinions of special tax counsel to the Collateral Debt Securities Issuers, for U.S. Federal

income tax purposes either (A) such Collateral Debt Securities are treated as indebtedness or (B) if not treated as indebtedness, (1) payments on such Collateral Debt Security will not be subject to withholding tax imposed by the United States (or, if the issuer thereof is organized in a jurisdiction outside the United States, such other jurisdiction) and (2) the Issuer’s ownership of such Collateral Debt Security will not result in the Issuer being subject to income tax imposed on a net basis in the United States (or, if the issuer thereof is organized in a jurisdiction outside the United States, such other jurisdiction) or (II) the offering documents with respect to such Collateral Debt Security either (A) state that an opinion of U.S. tax counsel had been rendered when such Collateral Debt Security was issued to the effect that such Collateral Debt Security will be treated as debt for U.S. Federal income tax purposes and there has been no change in the terms of the Collateral Debt Security since its issuance, (B) in the case of CMBS, state that opinions of U.S. tax counsel had been rendered when such CMBS was issued to the effect that such CMBS is a “regular interest” in a REMIC and that the respective issuer qualifies as a REMIC or (C) in the case of a Senior Note of a REIT, describe the tax consequences to investors as if such Senior Note were debt for U.S. Federal income tax purposes, state that payments on the Senior Note to non-U.S. holders are generally eligible for the exemption from U.S. withholding tax for “portfolio interest” provided in Section 881(b)(2) of the Code and do not require that any holder thereof treat such Senior Note other than as debt for U.S. Federal income tax purposes; provided, that a limited amount of Collateral Debt Securities not to exceed 10% of the aggregate Principal Balance of Collateral Debt Securities as of the Ramp-Up Completion Date may be purchased by the Issuer in the secondary market if the requirements in clauses (x) and (y) above are not satisfied but the Issuer otherwise reasonably believes that the Corresponding Debentures, Subordinated Notes, CMBS or Senior Notes, as applicable, will be treated as debt for U.S. Federal income tax purposes;

(ix) does not have payments subject to (and payments on any related Corresponding Debentures are not subject to) foreign or United States withholding tax;

(x) it was issued after July 18, 1984 and is in “registered form”;

(xi) is not by its terms exchangeable or convertible into an Equity Security;

(xii) would not cause the Issuer, the Co-Issuer or the pool of Collateral to be required to register under the Investment Company Act;

(xiii) is not Margin Stock (as defined under Regulation U issued by the Board of Governors of the Federal Reserve System);

(xiv) is not currently making payments of interest in kind;

(xv) if rated by Standard & Poor’s, does not have a subscript of “p,” “q,” “r,” “pi” or “t” associated with such rating;

(xvi) is eligible to be pledged to the Trustee;

(xvii) in the case of a Secondary Senior Note, is rated at least “BB+” by Fitch, “Ba1” by Moody’s and “BB+” by Standard & Poor’s; provided, that if the Secondary Senior Note is not rated by Fitch but has a public rating from Standard & Poor’s, then the Fitch rating of such Secondary Senior Note will be the Fitch equivalent of the rating assigned by Standard & Poor’s;

(xviii) in the case of CMBS, is rated at least “BBB-” by Fitch, “Baa3” by Moody’s and “BBB-” by Standard & Poor’s; provided, that if the CMBS is not rated by Fitch but has a public rating from Standard & Poor’s, then the Fitch rating of such CMBS will be the Fitch equivalent of the rating assigned by Standard & Poor’s and provided, further that if the CMBS is not rated by Standard & Poor’s but has a public rating from either Moody’s or Fitch then the S&P Rating of such CMBS shall be the rating inferred using Schedule D hereto;

(xix) in the case of a Trust Preferred Security, a Subordinated Note or a Primary Senior Note, has been submitted for a credit estimate from Standard & Poor’s and Fitch or the issuing entity (or the direct or indirect parent of such issuing entity) of such Trust Preferred Security, Subordinated Note or Primary Senior Note has a public rating by Standard & Poor’s;

(xx) the Board or an authorized individual of the Issuer or the Board shall have given its consent to the acquisition of such Collateral Debt Security, if such acquisition occurs after the Closing Date;

(xxi) will not constitute an interest in United States real property within the meaning of Section 897 of the Code; and

(xxii) in the case of CMBS or Senior Notes of a REIT, either (x) an opinion from tax counsel states that the respective issuer qualifies as a REMIC or REIT, as the case may be, for U.S. Federal income tax purposes or (y) the offering documents with respect to such CMBS or Senior Note state that an opinion of tax counsel had been rendered to the effect that such issuer qualifies as a REMIC or REIT, as applicable, for U.S. Federal income tax purposes.

“Collateral Management Agreement” means the Collateral Management Agreement, dated as of the Closing Date, between the Issuer and the Collateral Manager.

“Collateral Management Fee” means the Base Collateral Management Fee and the Subordinate Collateral Management Fee.

“Collateral Manager” means Taberna Capital Management, in its capacity as Collateral Manager under the Collateral Management Agreement, unless a successor Person shall have become the collateral manager pursuant to the provisions of the Collateral Management Agreement, and thereafter Collateral Manager shall mean such successor Person.

“Collateral Quality Tests” means the Weighted Average Hybrid Coupon Test, the Weighted Average Spread Test, the Weighted Average Coupon Test and the Standard & Poor’s CDO Monitor Test.

“Collection Accounts” means the Interest Collection Account and the Principal Collection Account.

“Combination Notes” means the Series I 7.08% Combination Notes due May 5, 2036, issued by the Co-Issuers on the Closing Date, comprised of components representing the aggregate initial principal amount of the Class B-2 Notes and the Class D-2 Notes.

“Commitment” means at any time in respect of any Class A-1 Note, the maximum aggregate principal amount of advances (whether at the time funded or unfunded) that the holder of such Class A-1 Note is obligated from time to time under the Class A-1 Note Purchase Agreement to make to the Co-Issuers.

“Commitment Fee” means, with respect to the Class A-1 Notes, the commitment fee payable by the Co-Issuers to the Holders of the Class A-1 Notes on the Aggregate Undrawn Amount of the Class A-1 Notes, for each day from and including the Closing Date to but excluding the Commitment Period Termination Date at a rate per annum equal to the Commitment Fee Rate.

“Commitment Fee Amount” means with respect to the Class A-1 Notes as of any Distribution Date, the sum of (a) the aggregate amount of Commitment Fee accrued during the Interest Period ending on such Distribution Date plus (b) any Commitment Fee Amount due but not paid in any previous Interest Period plus (c) any Defaulted Interest in respect of any Commitment Fee Amount due but not paid on any prior Distribution Date (which Defaulted Interest shall accrue at the Note Interest Rate applicable to the Class A-1 Notes).

“Commitment Fee Rate” means a rate per annum equal to 0.185%.

“Commitment Period” means the commitment period commencing with and including the Closing Date and ending on but excluding the Commitment Period Termination Date.

“Commitment Period Termination Date” means the earliest to occur of (a) the first Business Day following the Ramp-Up Completion Date; (b) the redemption of the Class A-1 Notes in full; (c) the first date on which the Aggregate Undrawn Amount of the Class A-1 Notes has been reduced to zero; (d) the occurrence of an Event of Default specified in Section 5.1(d), 5.1(f) or 5.1(g); and (e) the sale, foreclosure or other disposition of the Collateral pursuant to Section 5.4.

“Component” means the component of the Combination Notes representing the aggregate initial principal amount of the Class B-2 Notes and the component of the Combination Notes representing the aggregate initial principal amount of the Class D-2 Notes.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Controlling Class” means the Class A Notes voting together or, if there are no Class A Notes Outstanding (and the Commitment Period Termination Date has occurred), the Class B Notes, or, if there are no Class B Notes Outstanding, the Class C Notes, or, if there are no Class C Notes Outstanding, the Class D Notes or, if there are no Class D Notes Outstanding, the Class E Notes.

“Corporate Trust Office” means the designated corporate trust office of the Trustee, currently located at JPMorgan Chase Tower, 600 Travis Street, 50th Floor, Houston, Texas 77002, Attn.: Worldwide Securities Services TABERNA PREFERRED FUNDING IV, LTD., telephone number (713) 216-4181, fax number (713) 216-2101 or such other address as the Trustee may designate from time to time by notice to the Noteholders, the Collateral Manager and the Co-Issuers or the principal corporate trust office of any successor trustee.

“Corresponding Debentures” means the junior subordinated deferrable interest debt securities issued by a Real Estate Entity.

“Coverage Tests” means the Overcollateralization Tests and the Interest Coverage Tests applicable at the time of determination.

“Credit Risk Security” means any Collateral Debt Security with respect to which (i) any default or event of default under the related Underlying Instrument which will entitle the holder thereof, with the giving of notice or passage of time or both, to accelerate the maturity of all or a portion of the principal amount of such Collateral Debt Security is imminent; provided, that any such security shall be considered a Credit Risk Security only until such time as such default or event of default is no longer imminent, or (ii) the issuer or obligor thereof is subject to any regulatory intervention.

“Current Coupon” means, as of any date of determination, (i) with respect to any Collateral Debt Security which is a Fixed Rate Collateral Debt Security, the stated rate at which interest accrues on such Fixed Rate Collateral Debt Security and (ii) with respect to any Collateral Debt Security which is a Deemed Fixed Rate Collateral Debt Security, the Deemed Fixed Spread plus the Deemed Fixed Rate, each related to such Deemed Fixed Rate Collateral Debt Security.

“Current Spread” means, as of any date of determination, (i) with respect to any Collateral Debt Security which is a floating rate Collateral Debt Security, the stated spread above or below LIBOR at which interest accrues on such floating rate Collateral Debt Security, (ii) with respect to any Collateral Debt Security which is a Deemed Floating Rate Collateral Debt Security, the Deemed Floating Spread, each related to such Deemed Floating Rate Collateral Debt Security.

“Custodial Account” means the Securities Account designated as the “Custodial Account” and established at the Custodian in the name of the Trustee pursuant to Section 10.2(i).

“Custodian” has the meaning specified in Section 3.3(a).

“Debt” means (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments and (c) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as Capitalized Leases; provided, however, that “Debt” shall not be deemed to include (w) trade payables not overdue or being contested in good faith, (x) obligations under any interest rate agreements, (y) Preferred Interests and (z) any debt subordinate to the applicable Collateral Debt Security.

“Deemed Fixed Rate” means a rate equal to the fixed rate that the related Hedge Counterparty agrees to pay on a Deemed Fixed Rate Hedge Agreement at the time such agreement is executed.

“Deemed Fixed Rate Collateral Debt Security” means a floating rate Collateral Debt Security the interest rate of which is hedged into a Fixed Rate Collateral Debt Security pursuant to the terms of a Deemed Fixed Rate Hedge Agreement.

“Deemed Fixed Rate Hedge Agreement” means, with respect to a floating rate Collateral Debt Security, an interest rate swap having a notional amount (or scheduled notional amounts) equal to the Principal Balance (as it may be reduced by expected amortization) of such floating rate Collateral Debt Security.

“Deemed Fixed Spread” means the spread over LIBOR on each floating rate Collateral Debt Security that comprises a Deemed Fixed Rate Collateral Debt Security (excluding all Defaulted Securities and Deferred Interest Collateral Debt Securities) less the amount of such spread, if any, required to be paid to the related Hedge Counterparty. For purposes of this definition, in the case of any floating rate Collateral Debt Security that does not bear interest at a rate expressed as a stated spread above or below LIBOR, the stated spread to LIBOR relating to such floating rate Collateral Debt Security shall be calculated on any Measurement Date by the Collateral Manager in its sole judgment on behalf of the Issuer by subtracting LIBOR (as determined on the most recent LIBOR Determination Date) from the interest rate payable on such floating rate Collateral Debt Security.

“Deemed Floating Rate” means the floating rate in excess of LIBOR or such other floating rate index as applicable that the related Hedge Counterparty agrees to pay on a Deemed Floating Rate Hedge Agreement at the time such agreement is executed.

“Deemed Floating Rate Collateral Debt Security” means a fixed rate Collateral Debt Security the interest rate of which is hedged into a floating rate Collateral Debt Security pursuant to the terms of a Deemed Floating Rate Hedge Agreement; provided, that the aggregate principal balance of all Deemed Fixed Rate Collateral Debt Securities and Deemed Floating Rate Collateral Debt Securities shall not exceed 10% of the aggregate Principal Balance of all Collateral Debt Securities.

“Deemed Floating Rate Hedge Agreement” means, with respect to a fixed rate Collateral Debt Security, an interest rate swap having a notional amount (or scheduled notional amounts) equal to the Principal Balance (as it may be reduced by expected amortization) of such fixed rate Collateral Debt Security.

“Deemed Floating Spread” means the difference between the stated rate at which interest accrues on each fixed rate Collateral Debt Security that comprises a Deemed Floating Rate Collateral Debt Security (excluding all Defaulted Securities and Deferred Interest Collateral Debt Securities) and the Fixed Payment Rate.

“Default” means any Event of Default or any event or occurrence that, with notice or the lapse of time or both, would become an Event of Default.

“Defaulted Interest” means any interest due and payable in respect of any Note (or when used with respect to the Class A-1 Notes and the calculation of the Commitment Fee Amount, the Commitment Fee) that is not punctually paid or duly provided for on the applicable Distribution Date or at Stated Maturity. Defaulted Interest will not include Class C Deferred Interest, Class D Deferred Interest or Class E Deferred Interest.

“Defaulted Security” means any Pledged Security with respect to which (i) there has occurred and is continuing any default or event of default under the related Underlying Instrument which entitles the holders thereof, with the giving of notice or passage of time or both, to accelerate the maturity of all or a portion of the principal amount of such Pledged Security, (ii) any bankruptcy, insolvency or receivership proceeding has been initiated in connection with the issuer of such Pledged Security or Eligible Security or there has been effected any distressed exchange or any other debt restructuring where the issuer or obligor of such Pledged Security has offered the debt holders a new security or package of securities that does not meet the definition of “Collateral Debt Security” contained herein, (iii) is rated “D” or “SD” by Standard & Poor’s, (iv) is rated “CC” or below by Fitch or (v) the Collateral Manager knows the issuer thereof or obligor thereon is in default (without giving effect to any applicable grace period or waiver) as to payment of principal and/or interest on another obligation (and such default has not been cured or waived) which is senior or pari passu in right of payment to such Pledged Security; provided, that any such security shall be considered a Defaulted Security only until such time as the default or event of default has been cured or waived and such security otherwise satisfies the criteria for inclusion of securities in the Collateral described in the definition of “Collateral Debt Security” or “Eligible Investments,” as applicable to such security.

“Deferred Interest Collateral Debt Security” means a Collateral Debt Security with respect to which payment of interest either in whole or in part has been deferred for which any such deferred interest remains outstanding, but only until such time as payment of interest on such Collateral Debt Security has resumed and all capitalized and deferred interest has been paid in accordance with the terms of the Underlying Instruments.

“Definitive Note” has the meaning specified in Section 2.4(b)(vii).

“Depositary” means, with respect to the Notes issued in the form of one or more Global Notes, the Person designated as Depositary pursuant to Section 2.2(e) or any successor thereto appointed pursuant to the applicable provisions of this Indenture.

“Depositary Participant” means a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and

“Determination Date” means the last day of a Due Period.

“Directives” means, collectively, the European Union Transparency Directive and Prospectus Directive, which, when effective (and, in the case of the Transparency Directive, if adopted), if applicable to the Issuer, could impose financial reporting requirements on the Issuer, including, at a minimum, the Issuer’s delivery of semi-annual and annual financial reports prepared in accordance with International Accounting Standards or other equivalent accounting standards.

“Distribution” means any payment of principal, interest or fee or any dividend or premium payment made on, or any other distribution in respect of, an obligation or security.

“Distribution Date” means February 5, May 5, August 5 and November 5 of each year; provided, that (a) the first Distribution Date will be May 5, 2006, (b) the final Distribution Date will be May 5, 2036, and (c) if a Distribution Date would otherwise fall on a day that is not a Business Day, the related Distribution Date will be the first following day that is a Business Day.

“Dollar” or “U.S.$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for all debts, public and private.

“DTC” means The Depository Trust Company, a New York corporation.

“Due Date” means each date on which a Distribution is due on a Pledged Security.

“Due Period” means each period from, but excluding, the first day of a calendar month relating to any Distribution Date to, and including, the first day of the calendar month relating to the next succeeding Distribution Date, except that (a) the initial Due Period will commence on, and include, the Closing Date and (b) the final Due Period will end on, and include, the day preceding the Stated Maturity of the Notes. The “Distribution Date” relating to any Due Period shall be the Distribution Date that next succeeds the last day of such Due Period. For the avoidance of doubt, amounts that would otherwise have been payable in respect of a Pledged Collateral Debt Security on or before the last day of a Due Period, but for such day not being a designated business day in the Underlying Instruments or a Business Day under this Indenture, shall be considered included in collections received during such Due Period.

“EBITDA” means for any Real Estate Entity and its subsidiaries for any period, the Consolidated net operating income for such Real Estate Entity and its subsidiaries for such period (determined in accordance with GAAP), plus (i) all amounts if at all deducted in arriving at such Consolidated net operating income amount for such period for interest expense and for federal, state and local income tax expense and for amortization of intangibles and for depreciation of property, plant and equipment, and (ii) normalized gains or losses on sales in accordance with GAAP; provided, that EBITDA shall exclude all amounts in respect of extraordinary items, non cash and non-recurring expenses. For the purpose of this definition, EBITDA of any Real Estate Entity that has completed a formation transaction (i.e., an initial public offering or a recapitalization) within the preceding 18 months shall be adjusted in order to reflect net operating income on a fully ramped up basis and excluding any formation transaction costs.

“Eligibility Criteria” means, with respect to the Trust Preferred Securities, Subordinated Notes and Primary Senior Notes, when acquired by the Issuer and pledged to the Trustee on or prior to the Ramp-Up Completion Date, must be, or have been, issued by (a) a

Collateral Debt Securities Issuer whose parent is a REIT that meets the following criteria or (b) Collateral Debt Securities Issuer whose parent is a REOC that meets clauses (1) and (2) of the following criteria:

(1) it has, following the issuance of such securities, total assets of at least $100 million;

(2) the issuing entity (or the direct or indirect parent of such issuing entity) of such Collateral Debt Security has a public rating from Standard & Poor’s, Moody’s and Fitch (or (i) if not rated by Fitch but has a public rating from Standard & Poor’s is deemed to have a Fitch rating equivalent to the rating assigned by Standard & Poor’s and (ii) if not rated by Moody’s, has been evaluated by Moody’s for purposes of assigning a pool wide default probability) or has been submitted for a credit estimate from Standard & Poor’s and Fitch.

The above criteria and the Collateral Debt Security Criteria are herein collectively referred to as the “Eligibility Criteria.” Notwithstanding the foregoing, one or more Collateral Debt Securities Issuers may not satisfy the aforementioned criteria to the extent that Standard & Poor’s and Fitch confirm that any exceptions to the criteria will not adversely affect the ratings assigned to the Notes on the Closing Date.

“Eligible Investments” means any Dollar-denominated investment that is one or more of the following (and may include investments for which the Trustee and/or its affiliates or the Collateral Manager and/or its affiliates provides services or receives compensation):

(a) direct registered obligations of, and registered obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(b) demand and time deposits in, and certificates of deposit of, bankers acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee) organized under the laws of the United States of America or any state thereof and subject to the supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of “Aa2” by Moody’s, “AA-” by Standard & Poor’s and, if rated by Fitch, “AA-” by Fitch, in the case of debt obligations, or “P-1” by Moody’s and, if rated by Fitch, “F1+” by Fitch or better, in the case of commercial paper and short-term debt obligations;

(c) registered securities bearing interest or sold at a discount issued by any corporation under the laws of the United States of America or any state thereof that have a credit rating of “Aa3” by Moody’s, “AA-” by Standard & Poor’s and, if rated by Fitch,

“AA-” by Fitch at the time of such investment or contractual commitment providing for such investment;

(d) unleveraged repurchase obligations with respect to any security described in clause (a) above, entered into with a depository institution or trust company (acting as principal) described in clause (b) or entered into with a corporation (acting as principal) whose short-term debt has a credit rating of “P-1” by Moody’s, “A-1+” by Standard & Poor’s and, if rated by Fitch, “F1+” by Fitch or better at the time of such investment in the case of any repurchase obligation for a security having a maturity not more than 183 days from the date of its issuance or whose long-term debt has a credit rating of “Aa3” by Moody’s, “AA-” by Standard & Poor’s and, if rated by Fitch, “AA-” by Fitch or better at the time of such investment in the case of any repurchase obligation for a security having a maturity more than 183 days from the date of its issuance;

(e) commercial paper or other short-term obligations having at the time of such investment a credit rating of “P-1” by Moody’s, “A-1+” by Standard & Poor’s and, if rated by Fitch, “F1+” by Fitch or better and either are bearing interest or are sold at a discount from the face amount thereof and that have a maturity of not more than 183 days from its date of issuance; provided, that in the case of commercial paper with a maturity of longer than 91 days, the issuer of such commercial paper (or, in the case of a principal depository institution in a holding company system, the holding company of such system), if rated by any Rating Agency, must have at the time of such investment a long-term credit rating of “Aa2” by Moody’s, “AA-” by Standard & Poor’s and, if rated by Fitch, “AA-” by Fitch;

(f) offshore money market funds with respect to any investments described in clauses (a) through (e) above having, at the time of such investment, a credit rating of not less than “MR1+” and “Aaa” by Moody’s, “AAAm” or “AAAm-G” by Standard & Poor’s and, if rated by Fitch, “AAA” by Fitch; and

(g) interest-bearing demand cash accounts held at the Bank;

provided, that Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities as mature no later than the Business Day prior to the Distribution Date next succeeding the date of investment in such obligations or securities, unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Distribution Date; and provided, further, that Eligible Investments shall not have payments subject to foreign or United States withholding tax, shall not be subject to an Offer, shall not be “mortgage-backed securities,” shall not have a Standard & Poor’s rating which contains a subscript “r,” “t,” “p,” “pi” or “q” and shall not have all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments.

“Entitlement Holder” has the meaning specified in Section 8-102(a)(7) of the UCC.

“Entitlement Order” has the meaning specified in Section 8-102(a)(8) of the UCC.

“Equity Security” means any equity security that does not entitle the holder thereto to receive periodic payments of interest and one or more installments of principal.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 5.1.

“Excel CDO Monitor Input File” means an electronic file format which specifies the data elements and constraints for asset and transactional information that Standard & Poor’s requires for its surveillance and analysis.

“Excepted Property” means the U.S.$1,000 of capital contributed to the Issuer in respect of the Issuer’s ordinary shares in accordance with the Issuer Charter, U.S.$1,000 representing a profit fee to the Issuer, any bank account in which such funds are held (provided, that such account shall not be one of the accounts named herein), the amount of any transaction fees, if any, paid to the Issuer in connection with the issuance of the Notes and the rights of the Issuer under the Administration Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Expense Account” means the Securities Account designated the “Expense Account” and established in the name of the Trustee pursuant to Section 10.4.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statement” means a financing statement relating to the Collateral naming the Issuer as debtor and the Trustee on behalf of the Secured Parties as secured party.

“First Distribution Date Reserve Account” means the Securities Account designated the “First Distribution Date Reserve Account” and established in the name of the Trustee pursuant to Section 10.4.

“Fitch” means Fitch, Inc. and any successor or successors thereto.

“Fitch Recovery Rate” means, with respect to any Defaulted Security on any Measurement Date, an amount equal to the percentage corresponding to the domicile, original rating, seniority and tranche thickness of such Defaulted Security, as applicable, as set forth in the Fitch Recovery Rate Matrix attached to this Indenture; provided, that the applicable percentage shall be the percentage corresponding to the most senior Outstanding Class of Notes then rated by Fitch.

“Fixed Charge Coverage Ratio” means, as of the last day of the preceding fiscal quarter determined (i) on a four quarter trailing basis, or (ii) with respect to the preceding fiscal quarter, whichever is greater, the ratio of (a) EBITDA of the Real Estate Entity and its subsidiaries determined on a Consolidated basis to (b) the sum of (i) Interest Expense of such Real Estate Entity and its subsidiaries determined on a Consolidated basis and (ii) without duplication, for such Real Estate Entity and its subsidiaries, determined on a Consolidated basis, the aggregate amount of dividends paid or payable with respect to Preferred Interests that are not Qualified Preferred Stock, during such period. For the purpose of this definition, EBITDA of any Real Estate Entity that has completed a formation transaction (i.e., an initial public offering or a recapitalization) within the preceding 18 months shall be adjusted in order to reflect net operating income on a fully ramped up basis and excluding any formation transaction costs.

“Fixed Payment Rate” means the fixed rate that the Issuer agrees to pay to the related Hedge Counterparty under a Deemed Floating Rate Hedge Agreement at the time such agreement is executed.

“Fixed Rate Collateral Debt Security” means any Collateral Debt Security other than a Floating Rate Collateral Debt Security.

“Floating Rate Collateral Debt Security” means any Collateral Debt Security that is expressly stated to bear interest expressed as a floating rate based upon a LIBOR Rate or the applicable rate on U.S. Treasury bills, prime rate, rate for commercial paper, federal funds rate or other index acceptable to each Rating Agency; provided, that any Collateral Debt Security that bears interest at a fixed rate for a specified period of time and then bears interest at a floating rate until its maturity, shall be a Floating Rate Collateral Debt Security only at such times that such Collateral Debt Security is bearing interest at a floating rate.

“Flow-Through Investment Vehicle” has the meaning specified in Section 2.4(c)(11).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Notes” means the Regulation S Global Notes, the Restricted Global Notes, the Regulation S Global Combination Notes and the Restricted Combination Notes.

“Grant” means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge and create a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Pledged Securities, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal, interest and fee payments in respect of the Pledged Securities or such other instruments, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto. The Issuer shall Grant each Pledged Security to the Trustee on the date on which the Issuer enters into a firm commitment to purchase such security.

“Hedge Agreements” means (i) one or more interest rate protection agreements, each consisting of one or more interest rate swaps, one or more interest rate caps and a master agreement entered into between the Issuer and the Hedge Counterparty as of the Closing Date (or such other date on or prior to the Ramp-Up Completion Date on which the Issuer may enter into such agreements pursuant to Section 16.1), in each case for the sole purpose of hedging interest rate and cash flow mismatch risks between the portfolio of Collateral Debt Securities and the Notes, and any replacement or revised Hedge Agreement on substantially identical terms (or on such other terms satisfying the Rating Condition) and with a Hedge Counterparty with respect to which the Rating Condition shall have been satisfied entered into pursuant to Section 16.1, (ii) the Basis Swap and (iii) one or more Deemed Fixed Rate Hedge Agreements or Deemed Floating Rate Hedge Agreements entered into for the purpose of hedging fixed/floating interest rate risk entered into by the Issuer from time to time in accordance with Section 16.1 and any replacement or revised Hedge Agreement on substantially identical terms (or on other terms satisfying the Rating Condition) and with a Hedge Counterparty with respect to which the Rating Condition shall be satisfied.

“Hedge Collateral” means all rights, title and interest of the Issuer in, under and to the Hedge Agreements, each Transaction (as defined in any Hedge Agreement) thereunder, and all present and future Hedge Receipt Amounts under or otherwise in connection with any Hedge Agreement or Transaction thereunder, whether or not evidenced by a confirmation.

“Hedge Counterparty” means (a) Merrill Lynch Capital Services, Inc., a Delaware corporation that is an Affiliate of the Placement Agent, (b) the Basis Swap Counterparty or (c) any permitted assignee or successor under the Hedge Agreements that satisfies the Rating Condition.

“Hedge Counterparty Collateral Account” means the Securities Account designated as the “Hedge Counterparty Collateral Account” and established in the name of the Trustee pursuant to Section 10.6.

“Hedge Counterparty Ratings Requirement” means, with respect to the Hedge Counterparty or any transferee thereof, (a) either (i) the rating of the short-term senior unsecured, unguaranteed and otherwise unsupported debt obligations of the related Hedge Rating Determining Party or such transferee is at least “A-1” by Standard & Poor’s or (ii) the rating of the long-term senior unsecured, unguaranteed and otherwise unsupported debt obligations of the related Hedge Rating Determining Party or such transferee is at least “A+” by Standard & Poor’s if the related Hedge Rating Determining Party does not have a short-term rating, (b) (i) if the related Hedge Rating Determining Party or such transferee has an unsecured, unguaranteed and otherwise unsupported long-term debt rating by Moody’s, the rating of the long-term senior unsecured, unguaranteed and otherwise unsupported debt obligations of the related Hedge Rating Determining Party or such transferee is at least “Aa3” (and is not on credit watch for possible downgrade) by Moody’s or (ii) if the related Hedge Rating Determining Party has both a long-term and a short-term rating, (x) the rating of the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the related Hedge Rating Determining Party or such transferee is at least “A1” (and is not on credit watch for possible downgrade) by Moody’s and (y) the rating of the unsecured, unguaranteed and otherwise unsupported short-term senior debt obligations of the related Hedge Rating Determining Party or such transferee (or any affiliate of such transferee that unconditionally and absolutely guarantees the obligations of such transferee hereunder) is “P-1” (and is not on credit watch for possible downgrade) by Moody’s or (c) either (i) the rating of the long-term senior unsecured, unguaranteed and otherwise unsupported debt obligations of the related Hedge Rating Determining Party or such transferee is at least “A” by Fitch if the related Hedge Rating Determining Party or such transferee does not have a short-term rating by Fitch or (ii) the rating of the short-term senior unsecured, unguaranteed and otherwise unsupported debt obligations of the related Hedge Rating Determining Party or such transferee is at least “F1” by Fitch.

“Hedge Payment Amount” means, with respect to a Hedge Agreement and any Distribution Date, the amount, if any, then payable to the Hedge Counterparty by the Issuer net of all amounts payable to the Issuer by the Hedge Counterparty as determined by the Collateral Manager on behalf of the Issuer and certified to the Trustee.

“Hedge Ratings Determining Party” means, (a) unless clause (b) applies, the Hedge Counterparty or any transferee thereof or (b) any affiliate of the Hedge Counterparty or any transferee thereof that unconditionally and absolutely guarantees (with such form of guarantee satisfying Standard & Poor’s then-published criteria with respect to guarantee) the obligations of the Hedge Counterparty or such transferee, as the case may be, under this Agreement. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the Hedge Counterparty or any such transferee (or against any Person in control of, or controlled by, or under common control with any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the Hedge Counterparty or any such transferee.

“Hedge Receipt Amount” With respect to a Hedge Agreement and any Distribution Date, the amount, if any, then payable to the Issuer by the Hedge Counterparty (including any applicable termination or notional reduction payments) net of all amounts payable to the Hedge Counterparty by the Issuer.

“Highest Auction Price” means, with respect to an Auction Call Redemption, the greater of (a) the highest price bid by any Qualified Bidder for all of the Collateral Debt Securities and (b) the sum of the highest prices bid by one or more Qualified Bidders for each Subpool. In each case, the price bid by a Qualified Bidder shall be the Dollar amount which the Collateral Manager certifies to the Trustee based on the Collateral Manager’s review of the bids, which certification shall be binding and conclusive.

“Holder” means a Noteholder, a Combination Noteholder and/or a Preferred Shareholder as the context may require.

“Important Section 3(c)(7) Notice” means a notice substantially in the form of Exhibit N.

“Indenture” means this instrument and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent” means, as to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions and (iii) if required to deliver an opinion or certificate to the Trustee pursuant to this Indenture, states in such opinion or certificate that the signer has read this definition and that the signer is Independent within the meaning hereof. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

“Initial Basis Swap Counterparty” means Merrill Lynch Capital Services, Inc., a Delaware corporation that is an Affiliate of the Placement Agent.

“Initial Hedge Agreement” has the meaning specified in Section 16.1(a) herein.

“Initial Hedge Counterparty” has the meaning specified in Section 16.1(a) herein.

“Instruction” has the meaning specified in Section 8-102(a)(12) of the UCC.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Collection Account” means the Securities Account designated the “Interest Collection Account” and established in the name of the Trustee pursuant to Section 10.2.

“Interest Coverage Tests” means the Class A/B Interest Coverage Test, the Class C Interest Coverage Test, the Class D Interest Coverage Test and the Class E Interest Coverage Test.

“Interest Distribution Amount” means, with respect to any Class of Notes and any Distribution Date, the sum of (i) the aggregate amount of interest accrued at the Note Interest Rate for such Class, during the Interest Period ending immediately prior to such Distribution Date, on the Aggregate Outstanding Principal Amount of the Notes of such Class on the first day of such Interest Period (after giving effect to any redemption of the Notes of such Class or other payment of principal of the Notes of such Class on any preceding Distribution Date), plus (ii) any Defaulted Interest in respect of the Notes of such Class and accrued interest thereon. The Interest Distribution Amount with respect to the Class C Notes shall not include Class C Deferred Interest (but shall include interest on such Class C Deferred Interest). The Interest Distribution Amount with respect to the Class D Notes shall not include Class D Deferred Interest (but shall include interest on such Class D Deferred Interest). The Interest Distribution

Amount with respect to the Class E Notes shall not include Class E Deferred Interest (but shall include interest on such Class E Deferred Interest).

“Interest Excess” means the lesser of (i) U.S.$1,000,000 and (ii) the amount on deposit in the Uninvested Proceeds Account on the Ramp-Up Completion Date (which is not required to be applied to purchase Collateral Debt Securities which the Issuer has committed to purchase); provided that, on the Ramp-Up Completion Date, the sum of the aggregate Principal Balance of the Collateral Securities which the Issuer has purchased or committed to purchase, plus the aggregate Principal Balance of all Eligible Investments purchased with Principal Proceeds on deposit in the Principal Collection Account is greater than U.S.$650,000,000; provided, however, that the Interest Excess shall be zero if a Ramp-Up Ratings Confirmation Failure occurs.

“Interest Expense” means, for any related Real Estate Entity and each of its subsidiaries, for any period, the aggregate of all cash interest expense with respect to all outstanding Debt, as determined in accordance with GAAP for such period.

“Interest Period” means (i) in the case of the initial Interest Period, the period from, and including, the Closing Date (or, with respect to any Borrowing, the applicable Borrowing Date) to, but excluding, the first Distribution Date, and (ii) thereafter, the period from, and including, the Distribution Date immediately following the last day of the immediately preceding Interest Period to, but excluding, the next succeeding Distribution Date; provided, that in the event that any date identified as a Distribution Date (other than a Redemption Date or at Stated Maturity) falls on a day other than a Business Day, the Distribution Date shall be deemed to be the next succeeding Business Day and, except with respect to the Class B-2 Notes, the Class D-2 Notes and, when such Notes bear interest at a fixed rate, the Class C-2 Notes and Class C-3 Notes, interest shall accrue on such payment for the period from and after any such identified date to such next succeeding Business Day.

“Interest Proceeds” means, with respect to any Due Period, the sum (without duplication) of: (i) all payments of interest with respect to any Pledged Security received during such Due Period, (ii) the Reinvestment Income, if any, representing interest or other earnings on amounts deposited in the Collection Account which is received during the related Due Period, (iii) the portion of any payments of interest received during the related Due Period on the Pledged Securities representing interest accrued prior to the date of purchase, (iv) all amendments and waiver fees, all late payment fees and all other fees and commissions received during the related Due Period (other than fees and commissions received in connection with Defaulted Securities and Deferred Interest Collateral Securities), (v) all payments received from the Interest Reserve Account, the First Distribution Date Reserve Account and the Semi-Annual Interest Reserve Account, (vi) all payments received pursuant to the Hedge Agreements including payments received up to the Distribution Date (excluding any payments received by reason of an event of default or termination event that are required to be used for the purchase of one or more replacement Hedge Agreements) less any deferred premium payments payable by the Issuer under the Hedge Agreements on the Distribution Date immediately following such Due Period, (vii) all premiums (including call premiums from tender) received during such Due Period and (viii) if the aggregate par amount of the Collateral Debt Securities held by the Issuer is at least equal to the Aggregate Ramp-Up Par Amount, Uninvested Proceeds on deposit in the

Uninvested Proceeds Account on the Ramp-Up Completion Date in an amount equal to the Interest Excess; provided, that, solely for purposes of distributions thereof on any Distribution Date and not for any other purpose (including, without limitation, any Coverage Test), amounts representing Sale Proceeds that are intended to be reinvested in additional Collateral Debt Securities as permitted by this Indenture shall be excluded from this definition; and provided, further, that interest received on Defaulted Securities (other than interest received on the Defaulted Securities in excess of par) shall be excluded from this definition.

“Interest Reserve Account” means the Securities Account designated the “Interest Reserve Account” and established in the name of the Trustee pursuant to Section 10.4.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended, and the rules thereunder.

“Irish Paying Agent” has the meaning specified in Section 7.2.

“Irish Stock Exchange” means the Irish Stock Exchange Limited.

“Issuer” means TABERNA PREFERRED FUNDING IV, LTD., an exempted company incorporated under the laws of the Cayman Islands, unless a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter Issuer shall mean such successor Person.

“Issuer Charter” means the Memorandum and Articles of Association of the Issuer, filed under The Companies Law (2004 Revision) of the Cayman Islands, as modified and supplemented and in effect from time to time.

“Issuer Order” and “Issuer Request” mean, respectively, a written order or a written request, in each case dated and signed in the name of the Issuer by an Authorized Officer of the Issuer and (if appropriate) the Co-Issuer, or by an Authorized Officer of the Collateral Manager where permitted pursuant to this Indenture or the Collateral Management Agreement, as the context may require or permit.

“LIBOR” has the meaning specified in Schedule B.

“LIBOR Business Day” has the meaning specified in Schedule B.

“LIBOR Determination Date” has the meaning specified in Schedule B.

“Majority” means, with respect to any Class or Classes of Notes, the Holders of more than 50% of the Aggregate Outstanding Principal Amount of the Notes of such Class or Classes of Notes, as the case may be.

“Majority-in-Interest of Preferred Shareholders” means, at any time, Preferred Shareholders whose aggregate Voting Percentages at such time exceed 50% of all Preferred Shareholders’ Voting Percentages at such time.

“Margin Stock” means “margin stock” as defined under Regulation U issued by the Board of Governors of the Federal Reserve System.

“Master Forward Sale Agreement” means the Master Forward Sale Agreement, dated as of the Closing Date, between Merrill Lynch International and the Issuer.

“Maturity” means, with respect to any Note, the date on which all Outstanding unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Measurement Date” means: (i) the Closing Date; (ii) the Ramp-Up Completion Date; (iii) any date after the Ramp-Up Completion Date on which the Issuer disposes of any Collateral Debt Security; (iv) any date after the Ramp-Up Completion Date on which a Collateral Debt Security becomes a Defaulted Security; (v) each Determination Date; (vi) the last Business Day of any calendar month ending after the Ramp-Up Completion Date (excluding any month preceding the month in which a Determination Date falls); and (vii) with two Business Days’ notice to the Issuer and the Trustee, any other Business Day that the holders of more than 50% of the aggregate outstanding principal amount of any Class of Notes requests to be a “Measurement Date”; provided, that if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the next succeeding Business Day.

“Money” has the meaning specified in Section 1-201(24) of the UCC.

“Monthly Report” has the meaning specified in Section 10.9(a).

“Moody’s” means Moody’s Investor’s Service, Inc. and any successor or successors thereto.

“Moody’s Recovery Rate” means with respect to any Collateral Debt Security that does not have a publicly assigned rating from Moody’s, 15% and with respect to any Collateral Debt Security that has a publicly assigned rating from Moody’s, as set forth in the Moody’s Recovery Rate Matrix attached to this Indenture.

“Net Outstanding Portfolio Collateral Balance” means, on any Measurement Date, the amount of the aggregate Principal Balance on such Measurement Date of all Collateral Debt Securities, plus (a) the aggregate Principal Balance of all Principal Proceeds and Uninvested Proceeds held as cash and Eligible Investments and any amount on deposit at such time in the Principal Collection Account or the Uninvested Proceeds Account, minus (b) the aggregate Principal Balance on such Measurement Date of all Collateral Debt Securities that are Defaulted Securities or Deferred Interest Collateral Debt Securities, plus (c) for each Defaulted Security or Deferred Interest Collateral Debt Security, the Calculation Amount with respect to such Defaulted Security or Deferred Interest Collateral Debt Security.

“Non-Qualified Termination Payments” means any termination payment required to be made by the Issuer to the Hedge Counterparty pursuant to a Hedge Agreement in respect of which the Hedge Counterparty is the “Defaulting Party” or the sole “Affected Party” (each as defined in the related Hedge Agreement); provided, that “Non-Qualified Termination Payments” shall not include any termination payment payable in connection with an early termination of a

Hedge Agreement, in whole or in part, resulting from an “Illegality” (as such term is defined in such Hedge Agreement) or a “Tax Event” (as such term is defined in such Hedge Agreement) with respect to which the Hedge Counterparty is the sole “Affected Party.”

“Note Interest Rate” means, with respect to the Notes of any Class for any Interest Period, the annual rate at which interest accrues on the Notes of such Class for such Interest Period, as specified in Section 2.2; provided, that, prior to the First Distribution Date, the Note Interest Rate applicable to the Class A-1 Notes shall mean the annual rate at which interest accrues on each portion of the Class A-1 Notes drawn during such period.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.4(a).

“Note Valuation Report” has the meaning specified in Section 10.8(c).

“Noteholder” means the Person in whose name a Note is registered in the Note Register.

“Notes” means the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes authorized by, and authenticated and delivered under, this Indenture.

“Offer” means, with respect to any security, any (a) offer by the issuer of such security or by any other Person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of its Underlying Instruments) or to convert or exchange such security into or for Cash, securities or any other type of consideration or (b) solicitation by the issuer of such security or any other Person to amend, modify or waive any provision of such security or any of its Underlying Instruments.

“Offering” means the offering of the Notes under the Offering Circular.

“Offering Circular” means the Offering Circular, prepared and delivered in connection with the offer and sale of the Notes, as amended or supplemented on or prior to the Closing Date.

“Officer” means, (a) with respect to the Issuer, the Co-Issuer and any corporation, the Chairman of the Board of Directors (or, with respect to the Issuer, any director or attorney in fact of the Issuer), the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of such entity; (b) with respect to any bank or trust company acting as trustee of an express trust or as custodian, any Trust Officer; and (c) with respect to any limited liability company, any managing member thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company.

“Opinion of Counsel” means a written opinion addressed to the Issuer, the Co-Issuer, the Trustee, the Collateral Manager, the Hedge Counterparty and each Rating Agency (each, a “Recipient”), in form and substance reasonably satisfactory to each Recipient, of an attorney at law admitted to practice before the highest court of any state of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Co-Issuer and which attorney shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to each Recipient or shall state that each Recipient shall be entitled to rely thereon.

“Optional Redemption” has the meaning specified in Section 9.1(a).

“Outstanding” means, with respect to the Notes, or a particular Class of Notes, as of any date of determination, all of (a) the Notes or (b) the Notes of such Class theretofore authenticated and delivered under this Indenture except:

(i) Notes theretofore canceled by a Note Registrar or delivered to a Note Registrar for cancellation;

(ii) Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; provided, that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Notes in exchange for, or in lieu of, other Notes which have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a holder in due course; and

(iv) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.5;

provided, that in determining whether the Holders of the requisite Aggregate Outstanding Principal Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder (1) prior to the Commitment Period Termination Date, the Aggregate Outstanding Principal Amount of the Class A-1 Notes shall be deemed to include the Aggregate Undrawn Amount of such Notes, (2) Notes beneficially owned by the Issuer or the Co-Issuer shall be disregarded and deemed not to be outstanding and (3) Notes held by, or with respect to which discretionary voting rights are held by, the Collateral Manager or any of its Affiliates shall be disregarded and deemed not to be outstanding with respect to the exercise of any rights to remove the Collateral Manager or terminate the Collateral Management Agreement but, if a decision has been made to terminate the Collateral Management Agreement, Notes held by, or with respect to which discretionary voting rights are held by, the Collateral Manager or any of its Affiliates will not be disregarded and will be outstanding for purposes of any vote, consent or other action to be taken in selecting or approving a replacement Collateral Manager, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be beneficially owned in the manner indicated in clause (1), (2) or (3) above shall be so disregarded.

Notes owned in the manner indicated in clause (1), (2) or (3) above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, the Co-Issuer, the Collateral Manager or any other obligor upon the Notes or any Affiliate of the Issuer, the Co-Issuer, the Collateral Manager or such other obligor or an account with respect to which the Collateral Manager or an Affiliate of the Collateral Manager has discretionary voting rights.

“Overcollateralization Tests” means the Class A/B Overcollateralization Test, Class C Overcollateralization Test, Class D Overcollateralization Test and Class E Overcollateralization Test.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or interest on or the Commitment Fee on any Notes on behalf of the Issuer as specified in Section 7.2.

“Payment Account” means the Securities Account designated the “Payment Account” and established in the name of the Trustee pursuant to Section 10.3.

“Perfection Representations” means the representations, warranties and covenants of the Issuer set forth in Exhibit K attached hereto.

“Person” means an individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Placement Agent” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Pledged Collateral Debt Security” means, as of any date of determination, any Collateral Debt Security that has been Granted to the Trustee and has not been released from the lien of this Indenture pursuant to Section 10.10.

“Pledged Securities” means, at any date of determination, the Collateral Debt Securities and the Eligible Investments in the Trust Estate.

“Preferred Interests” means, with respect to any Real Estate Entity, equity interests issued by such Real Estate Entity that are entitled to a preference or priority over any other equity interests issued by such Real Estate Entity upon any distribution of such Real Estate Entity’s property and assets, whether by dividend or upon liquidation.

“Preferred Share Paying Agency Agreement” means the Preferred Share Paying Agency Agreement dated as of December 23, 2005, between the Issuer and the Preferred Share Paying Agent.

“Preferred Share Paying Agent” means JPMorgan Chase Bank, National Association (or any successor thereto), a national banking association organized under the laws of the United States, as Preferred Share Paying Agent for the Preferred Shares, or any Person

authorized by the Issuer from time to time to make payments on the Preferred Shares and to deliver notices to the Preferred Shareholders on behalf of the Issuer.

“Preferred Share Registrar” means Walkers SPV Limited (on behalf of the Issuer) and any successor thereto.

“Preferred Shareholders” means the Persons in whose names Preferred Shares are registered in the ownership register relating to the Preferred Shares maintained by the Preferred Share Registrar.

“Preferred Shares” means the Preferred Shares, par value $0.01 per share, in the capital of and issued by the Issuer concurrently with the issuance of the Notes by the Co-Issuers.

“Primary Senior Notes” means Senior Notes originated for inclusion in the Pledged Securities and acquired by the Issuer from the issuers of such Senior Notes or out of the warehousing arrangements from the Placement Agent or an affiliate thereof or under the Master Forward Sale Agreement.

“Principal Balance” or “par” means, with respect to any Pledged Security, as of any date of determination, the outstanding principal amount of such Pledged Security; provided, that

(a) the Principal Balance of a Collateral Debt Security received upon acceptance of an Offer for another Collateral Debt Security, which Offer expressly states that failure to accept such Offer may result in a default under the Underlying Instruments, shall be deemed to be the Calculation Amount of such other Collateral Debt Security until such time as Interest Proceeds and Principal Proceeds, as applicable, are received when due with respect to such other Collateral Debt Security;

(b) the Principal Balance of any Equity Security, unless otherwise expressly stated herein, shall be deemed to be zero;

(c) the Principal Balance of any Deferred Interest Collateral Debt Security shall be equal to the outstanding principal amount thereof (exclusive of any principal thereof representing capitalized interest);

(d) the Principal Balance of any Eligible Investment that does not pay cash interest on a current basis will be the accreted value of such Eligible Investment (as reported by the Collateral Manager to the Trustee on the date of purchase of such Eligible Investment);

(e) to the extent that any two of the three REIT/REOC Coverage Tests reported by the Collateral Manager are not satisfied as of the Measurement Date with respect to any Real Estate Entity, the Principal Balance of the related Collateral Debt Security shall be deemed to be equal to 80% of the outstanding principal amount of such Collateral Debt Security; and

(f) to the extent any two Real Estate Entity Trigger Events occur with respect to any Real Estate Entity, the Principal Balance of the related Collateral Debt Security shall be deemed to be equal to 50% of the outstanding principal amount of such Collateral Debt Security.

“Principal Collection Account” means the Securities Account designated the “Principal Collection Account” and established in the name of the Trustee pursuant to Section 10.2(b).

“Principal Proceeds” means, with respect to any Due Period, the sum (without duplication) of: (i) all principal payments (including prepayments) received during the related Due Period on the Pledged Securities (excluding Eligible Investments purchased with Interest Proceeds and excluding Uninvested Proceeds); (ii) all recoveries (excluding for purposes of this clause (ii), Sale Proceeds) on Defaulted Securities; (iii) all Sale Proceeds of any sale of any Equity Security, Defaulted Security or Credit Risk Security, (iv) any proceeds resulting from the termination and liquidation of the Hedge Agreements received during such Due Period, to the extent such proceeds exceed the cost of entering into one or more replacement Hedge Agreements in accordance with the requirements set forth in this Indenture, in the event any Hedge Agreement or replacement Hedge Agreement is entered into; (v) any net proceeds of the issuance and sale of the Offered Securities not used to purchase Collateral Debt Securities and not deposited in the Expense Account or the Uninvested Proceeds Account as of the Closing Date; (vi) notwithstanding clause (i) above, any Uninvested Proceeds on deposit in the Payment Account following a Ramp-Up Ratings Confirmation Failure, to the extent such funds are in excess of the amount of Uninvested Proceeds that must be used to make payments in respect of principal on the Notes in order to obtain a Ratings Confirmation; (vii) notwithstanding clause (i) above, if a Ratings Confirmation occurs, Uninvested Proceeds on deposit in the Uninvested Proceeds Account on the Ramp-Up Completion Date (other than any such Uninvested Proceeds to be used to complete the purchase of Collateral Debt Securities and any Interest Excess to be applied as Interest Proceeds); (viii) any other payments received with respect to the Collateral and not included in Interest Proceeds; and (ix) any other amount provided by the Issuer to the Trustee for inclusion in Principal Proceeds; provided, that, solely for purposes of distributions thereof on any Distribution Date and not for any other purpose (including, without limitation, any Coverage Test), amounts representing Sale Proceeds that are intended to be reinvested in additional Collateral Debt Securities as permitted by this Indenture shall be excluded from this definition.

“Priority of Payments” has the meaning specified in Section 11.1(a).

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Qualified Bidder List” means a list of not less than two and not more than twenty Persons prepared by the Collateral Manager and delivered to the Trustee at least two Business Days prior to any Auction Date, as may be amended and supplemented by the Collateral Manager from time to time upon written notice to the Trustee; provided, that any such notice shall only be effective on any Auction Date if it was received by the Trustee at least two Business Days prior to such Auction Date.

“Qualified Bidders” means the Persons whose names appear from time to time on the Qualified Bidder List.

“Qualified Institutional Buyer” has the meaning specified in Rule 144A under the Securities Act.

“Qualified Preferred Stock” shall mean any Preferred Interest of the Company in respect of which no dividends thereon (other than dividends payable solely in kind) shall be required to be paid at any time or to the extent that such payment would be prohibited by the terms of any credit agreement, and that is not redeemable prior to the tenth anniversary of the effective date under such credit agreement under any circumstance.

“Qualified Purchaser” has the meaning specified in Section 2(a)(51) of the Investment Company Act.

“Qualified Termination Payments” means any termination payments payable under the applicable Hedge Agreements, other than Non-Qualified Termination Payments.

“Qualifying Investment Vehicle” means an entity (i) as to which all of the beneficial owners of any securities issued by such entity have made, and as to which (in accordance with the document pursuant to which such entity was organized or the agreement or other document governing such securities) each such beneficial owner must require any transferee of any such security to make, to the Issuer or the Co-Issuers, as the case may be, and the Note Registrar (in the case of the Notes) or the Preferred Share Registrar (in the case of the Preferred Shares) each of the representations set forth herein and in the Preferred Share Paying Agency Agreement required to be made upon transfer of any of the relevant Class of Notes or Preferred Shares (with modifications to such representations satisfactory to the Collateral Manager and the Issuer to reflect the indirect nature of the interests of such beneficial owners in such Notes or Preferred Shares, including any modification permitting an initial beneficial owner of securities issued by such entity to represent that it is an Accredited Investor in lieu of being a Qualified Institutional Buyer).

“Quarterly Asset Amount” means, with respect to any Distribution Date, the Net Outstanding Portfolio Collateral Balance on the first day of the related Due Period or, in the case of the first Due Period, on the Closing Date.

“Ramp-Up Completion Date” means the date that is the earlier of (a) 120 days following the Closing Date and (b) the first day on which the aggregate par amount of the Collateral Debt Securities held by the Issuer is at least equal to the Aggregate Ramp-Up Par Amount.

“Ramp-Up Notice” has the meaning specified in Section 7.18(e).

“Ramp-Up Ratings Confirmation Failure” has the meaning specified in Section 7.18(e).

“Rating Agency” means each of (i) Standard & Poor’s, for so long as any of the Outstanding Notes are rated by Standard & Poor’s (including any private or confidential rating)

and (ii) Fitch, for so long as any of the Outstanding Notes are rated by Fitch (including any private or confidential rating and (iii) Moody’s, for so long as any of the Outstanding Notes are rated by Moody’s (including any private or confidential ratings).

“Rating Condition” means, with respect to any action taken or to be taken or any determination made or to be made under this Indenture, a condition that is satisfied when each Rating Agency (or, if only one Rating Agency is specified, such Rating Agency) has confirmed in writing to the Issuer, the Trustee, each Hedge Counterparty and the Collateral Manager that such action will not result in the withdrawal, reduction or other adverse action with respect to its then-current rating (including any private or confidential rating) of any Class of Notes; provided, that, with respect to any action that requires that the Rating Condition be satisfied by Standard & Poor’s and Moody’s, but not Fitch, the Issuer shall provide (or shall cause the Collateral Manager to provide) Fitch with written notice of such action within 30 days thereof.

“Rating Criteria” has the meaning specified in the Class A-1 Note Purchase Agreement.

“Ratings Confirmation” has the meaning specified in Section 7.18(d).

“Ratings Confirmation Failure” has the meaning specified in Section 7.18(d).

“Ratings Threshold” means, with respect to the Hedge Counterparty or any transferee thereof, (a)(i) the rating of the long-term senior unsecured, unguaranteed and otherwise unsupported debt obligations of the related Hedge Ratings Determining Party or such transferee (or any affiliate of such transferee that unconditionally and absolutely guarantees the obligations of such transferee hereunder) is withdrawn, suspended or falls below “BBB-” by Standard & Poor’s or (ii) the rating of the short-term, unsecured, unguaranteed and otherwise unsupported debt obligations of the related Hedge Ratings Determining Party or such transferee (or any affiliate of such transferee that unconditionally and absolutely guarantees the obligations of such transferee hereunder) is withdrawn, suspended or falls below “A-3” by Standard & Poor’s or (b)(i) if the related Hedge Ratings Determining Party or such transferee (or any affiliate of such transferee that unconditionally and absolutely guarantees the obligations of such transferee hereunder) has an unsecured, unguaranteed and otherwise unsupported long-term debt rating by Moody’s (and not a short-term rating), the rating of the long-term senior unsecured, unguaranteed and otherwise unsupported debt obligations of the related Hedge Ratings Determining Party or such transferee (or any affiliate of such transferee that unconditionally and absolutely guarantees the obligations of such transferee hereunder) is withdrawn, suspended or falls to or below “A2” by Moody’s or (ii) if the related Hedge Ratings Determining Party or such transferee (or any affiliate of such transferee that unconditionally and absolutely guarantees the obligations of such transferee hereunder) has both a long-term and a short-term rating, (x) the rating of the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the related Hedge Ratings Determining Party or such transferee (or any affiliate of such transferee that unconditionally and absolutely guarantees the obligations of such transferee hereunder) falls to or below “A3” by Moody’s and (y) the rating of the unsecured, unguaranteed and otherwise unsupported short-term senior debt obligations of the related Hedge Ratings Determining Party or such transferee (or any affiliate of such transferee that unconditionally and absolutely guarantees the obligations of such transferee hereunder) falls to or below “P-2” by

Moody’s or (c)(i) the rating of the long-term senior unsecured, unguaranteed and otherwise unsupported debt obligations of the related Hedge Ratings Determining Party or such transferee (or any affiliate of such transferee that unconditionally and absolutely guarantees the obligations of such transferee hereunder) is withdrawn, suspended or falls below “BBB+” by Fitch or (ii) the rating of the short-term, unsecured, unguaranteed and otherwise unsupported debt obligations of the related Hedge Ratings Determining Party or such transferee (or any affiliate of such transferee that unconditionally and absolutely guarantees the obligation of such transferee hereunder) is withdrawn, suspended or falls below “F2” by Fitch.

“Real Estate Entities” means, collectively, REITs and REOCs.

“Real Estate Entity” means REITs or REOCs, as applicable.

“Real Estate Entity Trigger Event” means, with respect to any Real Estate Entity, the occurrence of any of the following events:

(i) the failure by the related REIT to pay dividends on its common stock for two consecutive calendar quarters so long as such distribution is required for purposes of satisfying Section 856 through 860 (or any successor sections thereto) of the Code;

(ii) the failure to maintain a Fixed Charge Coverage Ratio of 1:1 or more as of each Measurement Date; and

(iii) the failure to cure any monetary default with respect to any indebtedness owed by the related Real Estate Entity within 30 days of the occurrence of the same.

“Record Date” means the date on which the Holders of Notes entitled to receive a payment in respect of principal or interest or the Commitment Fee on the succeeding Distribution Date or Redemption Date are determined, such date as to any Distribution Date or Redemption Date being the 15th day (whether or not a Business Day) prior to such Distribution Date or Redemption Date.

“Redemption Date” means any date set for a redemption of Notes pursuant to Section 9.1 or, if such date is not a Business Day, the next following Business Day.

“Redemption Date Statement” has the meaning specified in Section 10.8(e).

“Redemption Price” means, as applicable, the Class A-1 Note Redemption Price, Class A-2 Note Redemption Price, Class A-3 Note Redemption Price, Class B-1 Note Redemption Price, Class B-2 Note Redemption Price, Class C-1 Note Redemption Price, Class C-2 Note Redemption Price, Class C-3 Note Redemption Price, Class D-1 Note Redemption Price, Class D-2 Note Redemption Price, and Class E Note Redemption Price.

“Reference Banks” has the meaning specified in Schedule B.

“Reg Y Institution” means any Preferred Shareholder that is, or is controlled by a person that is, subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System of the United States or any successor to such regulation, but excludes, in any event, (a) any “qualifying foreign banking organization” within the meaning of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Section 211.23) that has booked its investment in the Preferred Shares outside the United States and (b) any financial holding company or subsidiary of a financial holding company authorized to engage in merchant banking activities pursuant to Section 4(k)(4)(H) of the Bank Holding Company Act of 1956, as amended.

“Registered Form” has the meaning specified in Section 8-102(a)(13) of the UCC.

“Regulation S Combination Note” has the meaning specified in Section 2.1(a).

“Regulation S Global Note” has the meaning specified in Section 2.1(a).

“Regulation S Global Securities” has the meaning specified in Section 2.1(a).

“Regulation S Notes” means, collectively, Regulation S Global Notes and Regulation S Definitive Notes.

“Regulation S Note Transfer Certificate” has the meaning specified in Section 2.4(b)(i)(C).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 221, or any successor regulation.

“Reinvestment Income” means any interest or other earnings on Eligible Investments in the Collection Accounts, including any amount representing the accreted portion of a discount from the face amount of an Eligible Investment and all payments of principal, including prepayments, on Eligible Investments purchased with amounts from the Interest Collection Account.

“REIT” means a real estate investment trust, company or other organization that satisfies the requirements of Sections 856 through 860 of the Code.

“REIT/REOC Coverage Tests” means the REIT/REOC Interest Coverage Test, the Total Debt to Total Capitalization Test and the Tangible Net Worth Test.

“REIT/REOC Interest Coverage Ratio” means, as of the last day of the preceding fiscal quarter, determined (i) on a four quarter trailing basis or (ii) with respect to the preceding fiscal quarter, whichever is greater, the ratio of (a) EBITDA of the related Real Estate Entity and its subsidiaries determined on a Consolidated basis to (b) Interest Expense of such Real Estate Entity and its subsidiaries determined on a Consolidated basis during such period.

“REIT/REOC Interest Coverage Test” means a test that is satisfied on any Measurement Date occurring on or after the Ramp-Up Completion Date if the REIT/REOC Interest Coverage Ratio is equal to or greater than (i) 1.5:1 with respect to equity Real Estate Entities and (ii) 1.35:1 with respect to mortgage Real Estate Entities.

“Relevant Jurisdiction” means, as to any obligor on any Collateral Debt Security, any jurisdiction (a) in which the obligor is incorporated, organized, managed and controlled or considered to have its seat, (b) where an office through which the obligor is acting for purposes of the relevant Collateral Debt Security is located, (c) in which the obligor executes Underlying Instruments or (d) in relation to any payment, from or through which such payment is made.

“Relevant Persons” has the meaning specified in Section 2.7.

“REOC” means a real estate operating company, trust or other organization that does not satisfy the requirements of Sections 856 through 860 of the Code.

“Repository” means the internet-based password protected electronic repository of transaction documents relating to privately offered and sold collateralized debt obligation securities located at www.cdolibrary.com.

“Restricted Combination Note” has the meaning specified in Section 2.1(b).

“Restricted Definitive Note” has the meaning specified in Section 2.1(c).

“Restricted Global Note” has the meaning specified in Section 2.1(b).

“Restricted Notes” means, collectively, Restricted Global Notes and Restrictive Definitive Notes.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Information” means such information as is specified pursuant to Rule 144A(d)(4 under the Securities Act (or any successor provision thereto).

“Rule 144A Note Transfer Certificate” has the meaning specified in Section 2.4(b)(i)(B).

“Sale” has the meaning specified in Section 5.17.

“Sale Proceeds” means all proceeds received from the sale or other disposition of any Credit Risk Security, Defaulted Security or any Equity Security net of any reasonable amounts expended by the Collateral Administrator or the Trustee in connection with such sale or other disposition.

“Schedule of Collateral Debt Securities” means the list of Collateral Debt Securities securing the Notes that is attached as Schedule A, which Schedule shall include the Collateral Debt Securities Issuers, the Real Estate Entities relating to the Trust Preferred Securities Issuers and the par amount of each Collateral Debt Security purchased on the Closing Date.

“Scheduled Distribution” means, with respect to any Pledged Security, for each Due Date, the scheduled payment in Cash of principal and/or interest and/or fee due on such Due

Date with respect to such Pledged Security, determined in accordance with the assumptions specified in Section 1.2.

“Second Currency” has the meaning specified in Section 14.12.

“Secondary Senior Notes” means Senior Notes purchased by the Issuer in secondary market transactions from the sellers thereof, which are not the issuers of such Senior Notes.

“Section 3(c)(7) Procedures” means, collectively, the actions taken by the Issuer pursuant to Sections 7.20(a), (b), (c) and (d).

“Section 3(c)(7) Reminder Notice” means a notice from the Issuer to the Noteholders (to be delivered in accordance with Section 10.9(d)) in substantially the form of Exhibit M.

“Secured Obligations” has the meaning specified in the Granting Clauses of this Indenture.

“Secured Parties” has the meaning specified in the Preliminary Statement of this Indenture.

“Securities Account” has the meaning specified in Section 8-501(a) of the UCC.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning specified in Section 8-102(a)(14) of the UCC.

“Security” has the meaning specified in Section 8-102(a)(15) of the UCC.

“Security Certificate” has the meaning specified in Section 8-102(a)(16) of the UCC.

“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.

“Semi-Annual Interest Reserve Account” means the Securities Account designated on the “Semi-Annual Interest Reserve Account” and established in the name of the Trustee pursuant to Section 10.4.

“Senior Note Issuer” has the meaning specified in the definition of “Senior Notes.”

“Senior Notes” means senior notes issued by Real Estate Entities (or, in the case of one issuer a business development company as defined under Section 2(a)(48) under the Investment Company Act of 1940) (each, a “Senior Note Issuer”).

“Share Register” and “Share Registrar” have the respective meanings specified in Section 2.4(a).

“Shortfall Amount” means, with respect to any Distribution Date on which the Interest Proceeds available for distribution on such date are insufficient to pay the items identified in Section 11.1(a)(i)(5) and Section 11.1(a)(i)(7), an amount equal to the lesser of (a) an amount sufficient, when added to the Interest Proceeds that are available for such purpose on such Distribution Date, to pay such items in full on such Distribution Date and (b) the entire balance in the Interest Reserve Account.

“Sold Security” has the meaning specified in Section 12.3.

“Specified Change” means any amendment or waiver of, or supplement to, an Underlying Instrument governing or relating to a Collateral Debt Security that (a) reduces the principal amount of such Collateral Debt Security, (b) reduces the rate of interest or any fee payable on such Collateral Debt Security, (c) postpones the Due Date of any Scheduled Distribution in respect of such Collateral Debt Security, (d) alters the pro rata allocation or sharing, or the relative priorities, of Distributions required by such Underlying Instrument, (e) releases any material guarantor of such Collateral Debt Security from its obligations, (f) terminates or releases any material lien or security interest securing such Collateral Debt Security or (g) changes any of the provisions of such Underlying Instrument specifying the number or percentage of lenders or holders required to effect any of the foregoing; provided, that any amendment, waiver or supplement referred to in any of clauses (a) through (d) shall constitute a “Specified Change” only to the extent the Issuer would be adversely affected thereby.

“Specified Currency” has the meaning specified in Section 14.12.

“Specified Person” has the meaning specified in Section 2.5.

“Specified Place” has the meaning specified in Section 14.12.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor or successors thereto.

“Standard & Poor’s Recovery Rate” means, with respect to any Collateral Debt Security on any Measurement Date, an amount equal to the percentage for such Collateral Debt Security set forth in the Standard & Poor’s recovery rate matrix set forth hereto as Exhibit P in (x) the table applicable to the rating assigned on the Closing Date to each rated Class of Notes then rated by Standard & Poor’s and (y) the row in such table opposite the actual rating by Standard & Poor’s of such Collateral Debt Security on such Measurement Date.

“Standard & Poor’s Break-Even Default Rate” means, at any time, the maximum percentage of defaults which the Standard & Poor’s Current Portfolio or the Standard & Poor’s Proposed Portfolio, as applicable, can sustain (as determined by the Standard & Poor’s CDO Monitor), which after giving effect to Standard & Poor’s assumptions on recoveries and timing and to the Priority of Payments will result in insufficient funds remaining for the payment of the

Class A Notes in full by their Stated Maturity and the timely payment of interest on the Class A Notes, as determined by Standard & Poor’s.

“Standard & Poor’s CDO Monitor” means a dynamic, analytical computer model developed by Standard & Poor’s and used to determine the credit risk of a portfolio of Collateral Debt Securities and provided to the Collateral Manager and the Issuer on or before the Closing Date, as it may be modified by Standard & Poor’s from time to time.

“Standard & Poor’s CDO Monitor Test” means a test that will be satisfied on the Ramp-Up Completion Date if, after giving effect to the purchase or sale of a Collateral Debt Security (or both), as the case may be, (i) the Standard & Poor’s Loss Differential of the Standard & Poor’s Proposed Portfolio is positive or (ii) the Standard & Poor’s Loss Differential of the Standard & Poor’s Proposed Portfolio is greater than the Standard & Poor’s Loss Differential of the Standard & Poor’s Current Portfolio.

“Standard & Poor’s Current Portfolio” means the portfolio (measured by principal balance) of Collateral Debt Securities and the proceeds of the disposition thereof held as cash and Eligible Investments purchased with the proceeds of the disposition of Collateral Debt Securities, existing immediately prior to the sale, maturity or other disposition of a Collateral Debt Security or immediately prior to the acquisition of a Collateral Debt Security, as the case may be.

“Standard & Poor’s Loss Differential” means, at any time, the rate calculated by subtracting the Standard & Poor’s Scenario Default Rate from the Standard & Poor’s Break-Even Default Rate at such time.

“Standard & Poor’s Proposed Portfolio” means the portfolio (measured by principal balance) of Collateral Debt Securities and the proceeds of the disposition thereof held as cash and Eligible Investments purchased with the proceeds of the disposition of Collateral Debt Securities resulting from the sale, maturity or other disposition of a Collateral Debt Security or a proposed purchase of a Collateral Debt Security, as the case may be.

“Standard & Poor’s Scenario Default Rate” means, at any time, means an estimate of the cumulative default rate for the Standard & Poor’s Current Portfolio or the Standard & Poor’s Proposed Portfolio, as applicable, consistent with a “AAA” rating by Standard & Poor’s with respect to the Class A Notes, determined by application of the Standard & Poor’s CDO Monitor at such time.

“Stated Maturity” means, with respect to (a) any security (other than a Note), the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, (b) any repurchase obligation, the repurchase date thereunder on which the final repurchase obligation thereunder is due and payable, and (c) any Class of Notes, May 5, 2036, or, with respect to clause (c), if such date is not a Business Day, the next following Business Day.

“Subordinate Collateral Management Fee” means the fee payable to the Collateral Manager in arrears on each Distribution Date pursuant to Section 8 of the Collateral Management Agreement (or any comparable provision in any replacement collateral management agreement), in an amount (which shall be certified by the Collateral Manager to the Trustee) equal to 0.20% per annum of the Quarterly Asset Amount for such Due Period and subject to the Priority of Payments.

“Subordinate Interests” has the meaning specified in Section 13.1(a), (b), (c), (d) or (e), as applicable.

“Subordinated Note Issuer” has the meaning specified in the definition of “Subordinated Notes.”

“Subordinated Notes ” means subordinated notes issued by Real Estate Entities (each, a “Subordinated Note Issuer”).

“Subpool” means each of the groups of Collateral Debt Securities designated by the Collateral Manager in accordance with the Auction Procedures on which Qualified Bidders may provide a separate bid in an Auction.

“Taberna Capital Management” means Taberna Capital Management, LLC, a Delaware limited liability company.

“Tangible Net Worth” means as of any Measurement Date, the greater of (i) undepreciated book value or (ii) fair market value of the total amount of assets of a Real Estate Entity and its subsidiaries on a Consolidated basis, plus any debt subordinate to the applicable Collateral Debt Security, less (i) intangible assets and (ii) total liabilities of such Real Estate Entity and its subsidiaries (excluding any debt subordinate to the applicable Collateral Debt Security), determined using (A) the average on a four quarter trailing basis, or (B) such amount as of the end of the preceding fiscal quarter of such Real Estate Entity whichever is greater, all as reflected in the balance sheet of such Real Estate Entity and its subsidiaries as of the end of the most recently ended fiscal quarter, as determined by the Collateral Manager.

“Tangible Net Worth Test” means a test that is satisfied on any Measurement Date occurring on or after the Ramp-Up Completion Date if the Tangible Net Worth is equal to or greater than $75,000,000.

“Tax Event” means an event that occurs if (a) any obligor or paying agent is required to deduct or withhold from any payment under any Collateral Debt Security to the Issuer or under any Corresponding Debenture or in respect of any Limited Guarantee for or on account of any tax for whatever reason, whether or not as a result of any change in law or interpretation, and the related obligor or paying agent is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred or (b) a net income, profits or similar tax is imposed on a Trust Preferred Securities Issuer or (c) a net income, profits or similar tax is imposed on the Issuer.

“Tax Materiality Condition” means a condition that is satisfied during any 12-month period if the sum of (i) the aggregate amount deducted or withheld during such 12-month period for or on account of any tax by all obligors or paying agents from payments to the Issuer under any Collateral Debt Security or under any Corresponding Debenture or in respect of any Limited Guarantee (net of any gross-up payment made by such obligor to the Issuer) and (ii) the aggregate amount of any net income, profits or similar tax imposed on the Issuer during such 12-month period exceeds U.S.$2,000,000.

“Tax Redemption” has the meaning specified in Section 9.1(a).

“Total Capitalization” means, with respect to any Real Estate Entity and its subsidiaries on a Consolidated basis, as of the last day of the preceding fiscal quarter of such Real Estate Entity and its subsidiaries, the sum of: (a) the Total Debt as of such day plus (b) the greater of (i) the net worth (the greater of book or market value) of such Real Estate Entity (on a consolidated basis) as of such day or (ii) the product of (A) the total number of common shares issued and outstanding and (B) the closing price per share as of such day plus (c) without duplication of clause (b), the sum of minority interests in other Persons held by such Real Estate Entity (on a consolidated basis) plus (d) without duplication of clause (b), Preferred Interests as of such day.

“Total Debt” means, with respect to any Real Estate Entity and its subsidiaries on a Consolidated basis, as of the last day of the preceding fiscal quarter of such Real Estate Entity and its subsidiaries, the aggregate outstanding principal amount of Debt of such Real Estate Entity (on a consolidated basis) as of such day. For the purpose of this definition, Total Debt shall not include the Collateral Debt Security or any substantially similar security issued by such Real Estate Entity.

“Total Debt to Total Capitalization Ratio” means, as of any Measurement Date, the ratio (expressed as a decimal) of: (a) the Total Debt minus cash and other unencumbered assets as of such day to (b) the Total Capitalization as of such day, in each case determined as of the last day of the most recently ended fiscal quarter of the related Real Estate Entity using (i) the average on a four quarter trailing basis or (ii) such ratio as of the last day of such preceding fiscal quarter, whichever is lesser.

“Total Debt to Total Capitalization Test” means a test that is satisfied on any Measurement Date occurring on or after the Ramp-Up Completion Date if the Total Debt to Total Capitalization Ratio is equal to or less than (i) 0.75:1 with respect to equity Real Estate Entities and (ii) 0.95:1 with respect to mortgage Real Estate Entities.

“Total Senior Redemption Amount” means the aggregate amount necessary to pay all amounts (including fees and expenses incurred by the Trustee and the Collateral Manager in connection with any applicable sale) due and payable by the Issuer under Section 11.1(a) prior to the payment of the Notes, to pay any accrued and unpaid Hedge Payment Amounts (including termination payments) payable by the Issuer pursuant to the Hedge Agreements and any fees and expenses incurred by the Trustee and the Collateral Manager in connection with such sale of Collateral Debt Securities and to redeem the Notes on the scheduled Redemption Date at the applicable Redemption Price therefor, together with all accrued interest and the Commitment Fee to the date of redemption.

“Transaction Documents” means collectively, this Indenture, the Hedge Agreements, the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Class A-2 Agency and Amending Agreement, the Class A-2 Account Control Agreement, the Issuer Charter, the Preferred Shares and the Notes.

“Transfer Agent” means the Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Trust Estate” means all of the assets of the Issuer in which a security interest is Granted to the Trustee pursuant to this Indenture.

“Trust Officer” means, when used with respect to the Trustee, any Officer within the Corporate Trust Office (or any successor group of the Trustee) authorized to act for and on behalf of the Trustee, including any vice president, assistant vice president or other Officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such Officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject.

“Trust Preferred Securities” means certain trust preferred securities issued by trust subsidiaries (each a “Trust Preferred Securities Issuer”) of Real Estate Entities.

“Trust Preferred Securities Issuer” has the meaning specified in the definition of “Trust Preferred Securities.”

“Trustee” means JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States, solely in its capacity as trustee hereunder, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter Trustee shall mean such successor Person.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or, if applicable, the State of the United States that governs the relevant security interest, as amended from time to time.

“Underlying Instruments” means the indenture or other agreement pursuant to which a Pledged Security or Equity Security has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Pledged Security or Equity Security or of which the holders of such Pledged Security or Equity Security are the beneficiaries.

“Uninvested Interest Proceeds” has the meaning specified for such term in Section 10.2(j).

“Uninvested Proceeds” means, at any time, the net proceeds received by the Issuer on the Closing Date from the initial issuance of the Securities, to the extent such proceeds have not been deposited into the Expense Account pursuant to Section 10.4(a) or invested in Collateral Debt Securities in accordance with the terms of this Indenture.

“Uninvested Proceeds Account” has the meaning specified in Section 10.5.

“United States” and “U.S.” means the United States of America, including the States thereof and the District of Columbia.

“Unregistered Securities” has the meaning specified in Section 5.17(c).

“U.S. Person” has the meaning specified in Regulation S under the Securities Act.

“U.S. Security” means any Collateral Debt Security or Hedge Agreement, as to which a borrower, issuer or guarantor thereof in the case of a Collateral Debt Security, or the Hedge Counterparty in the case of a Hedge Agreement, is a United States person as defined under Section 7701(a)(30) of the Code.

“USA PATRIOT Act” means the United States Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, signed into law on and effective as of October 26, 2001, which, among other things, requires that financial institutions, a term that includes banks, broker-dealers and investment companies, establish and maintain compliance programs to guard against money laundering activities.

“USD-ISDA-Swap Rate” means that the rate for a reset date will be the rate for U.S. Dollar swaps with a maturity of the designated maturity, expressed as a percentage, which appears on the Reuters Screen ISDAFIXI Page as of 11:00 a.m., New York City time, on the day that is two Business Days preceding that reset date. If such rate does not appear on the Reuters Screen ISDAFIXI Page, the rate for that reset date will be a percentage determined on the basis of mid-market semi-annual swap rate quotations provided by the Trustee at approximately 11:00 a.m. New York City time, on the day that is two Business Days preceding that reset date.

“Voting Percentage” means the ratio (expressed as a percentage) of a Preferred Shareholder’s Voting Preferred Shares to the aggregate Voting Preferred Shares of all Preferred Shareholders at such time.

“Voting Preferred Shares” means (a) for each Preferred Shareholder other than a Reg Y Institution, the number of Preferred Shares held by such Preferred Shareholder at such time and (b) for any Reg Y Institution, an amount equal to the lesser of (i) the number of Preferred Shares held by such Preferred Shareholder at such time and (ii) 4.99% of the aggregate number of Preferred Shares held by all Preferred Shareholders at such time.

“Weighted Average Coupon” means, as of any date of determination, the fraction (expressed as a percentage) obtained by (i) multiplying the principal balance of each fixed rate Collateral Debt Security (excluding hybrids) or Deemed Fixed Rate Collateral Debt Securities by the Current Coupon, (ii) summing the amounts determined pursuant to clause (i) for all fixed rate Collateral Debt Securities held by the Issuer as of such date of determination, and (iii) dividing such sum by the aggregate principal balance of all fixed rate Collateral Debt Securities (excluding hybrids) or Deemed Fixed Rate Collateral Debt Securities held by the Issuer as of such date of determination. For fixed rate Collateral Debt Securities, if any, whose fixed rate changes over the life of such fixed rate Collateral Debt Security, the per annum rate of interest for purposes of calculating the Weighted Average Coupon shall be the current interest rate on such fixed rate Collateral Debt Security. For Deferred Interest Collateral Debt Securities and Defaulted Securities, the Current Coupon shall be zero for the purposes of calculating the Weighted Average Coupon.

“Weighted Average Coupon Test” means a test that will be satisfied on the Ramp-Up Completion Date if the Weighted Average Coupon with respect to CMBS and Secondary Senior Notes is equal to or greater than 5.35% on such date.

“Weighted Average Hybrid Coupon” means, as of any date of determination, the fraction (expressed as a percentage) obtained by (a) multiplying the principal balance of each fixed/floating rate Collateral Debt Security that by its terms bears interest at a fixed rate for up to five years or up to ten years, after which it bears interest at a floating spread (the “Five Year Collateral” and “Ten Year Collateral,” respectively) by the fixed coupon thereof, (b) summing the amounts determined pursuant to clause (a) for all Five Year Collateral and Ten Year Collateral held by the Issuer as of such date of determination, and (c) dividing such sum by the aggregate principal balance of all Five Year Collateral and Ten Year Collateral held by the Issuer as of such date of determination. For the avoidance of doubt, Five Year Collateral and Ten Year Collateral will not apply to this definition after they are no longer bearing a fixed rate of interest. For Deferred Interest Collateral Debt Securities and Defaulted Securities, the current interest rate shall be zero for the purposes of calculating the Weighted Average Hybrid Coupon.

“Weighted Average Hybrid Coupon Test” means a test that will be satisfied on the Ramp-Up Completion Date if the Weighted Average Hybrid Coupon with respect to Trust Preferred Securities, Primary Senior Notes and Subordinated Notes that are classified as Five Year Collateral or Ten Year Collateral is equal to or greater than 7.10% on such date.

“Weighted Average Spread” means, as of any date or determination, a fraction (expressed as a percentage) obtained by (i) multiplying the principal balance of each floating rate Collateral Debt Security or Deemed Floating Rate Collateral Debt Security by the Current Spread, (ii) summing the amounts determined pursuant to clause (i) for all floating rate Collateral Debt Securities or Deemed Floating Rate Collateral Debt Securities held by the Issuer as of such date of determination and (iii) dividing such sum by the aggregate principal balance of the floating rate Collateral Debt Securities or Deemed Floating Rate Collateral Debt Securities held by the Issuer as of such date of determination. For floating rate Collateral Debt Securities, if any, that provide for the payment of interest only after the expiration of a specified period or that by their terms provide for the payment of interest at a rate that increases after the expiration of a specified period of time prior to its maturity, the per annum rate of interest for purposes of calculating the Weighted Average Spread shall be the Current Spread on such floating rate Collateral Debt Security. For Collateral Debt Securities that bear interest at a fixed rate until a specified date and then bear interest at a floating rate thereafter, the per annum rate of interest for purposes of calculating the Weighted Average Spread shall be the floating rate at which such Collateral Debt Security will eventually bear interest, as if such rate were in effect on the date of determination. For Deferred Interest Collateral Debt Securities and Defaulted Securities, the Current Spread shall be zero for the purposes of calculating Weighted Average Spread.

“Weighted Average Spread Test” means, a test that will be satisfied if the Weighted Average Spread with respect to Trust Preferred Securities, Primary Senior Notes and Subordinated Notes is 2.70% on the Ramp-Up Completion Date.

Section 1.2. Assumptions, Calculations and Determinations as to Collateral Debt Securities, Etc.

(a) The provisions set forth in this Section 1.2 shall be applied in connection with all calculations or determinations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Pledged Security, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Scheduled Distributions on such Pledged Securities and on any other amounts that may be received for deposit in the Collection Accounts.

(b) All calculations and determinations with respect to Scheduled Distributions on the Pledged Securities securing the Notes shall be made by the Collateral Manager using (in the case of the Collateral Debt Securities) the assumptions that (i) no Pledged Security defaults or is sold, (ii) any clean-up call with respect to a Pledged Security will be exercised when economic to the Person or Persons entitled to exercise such call, and (iii) no other optional redemption of any Pledged Security will occur except for those that have actually occurred or as to which irrevocable notice thereof shall have been given. To the extent they are not manifestly in error, any information or report received by the Collateral Manager with respect to a Collateral Debt Security may be conclusively relied upon in making such calculations.

(c) For purposes of determining compliance with the Coverage Tests, except as otherwise specified in the Coverage Tests, there shall be excluded all Scheduled Distributions in respect of any Defaulted Security, Deferred Interest Collateral Debt Security or Equity Security or any payment including any Hedge Payment Amounts payable to the Issuer by the Hedge Counterparty as to which the Collateral Manager has determined in its reasonable judgment will not be made in Cash or will not be received when due. For purposes of calculating each Interest Coverage Ratio:

(i) the expected interest income on Floating Rate Collateral Debt Securities, Eligible Investments and under the Hedge Agreements and the expected interest payable on the Notes will be calculated using the interest rates applicable thereto on the applicable Measurement Date;

(ii) accrued original issue discount on Eligible Investments will be deemed to be a scheduled interest payment thereon due on the date such original issue discount is scheduled to be paid;

(iii) payments made by the Basis Swap Counterparty pursuant to the Basis Swap will not constitute scheduled interest on any Class of Notes; and

(iv) it will be assumed that no principal payments are made on the Notes during the applicable periods.

(d) For each Due Period, the Scheduled Distribution on any Pledged Security (other than (A) a Defaulted Security or (B) a Deferred Interest Collateral Debt Security, which in either case, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) shall be the sum of (x) the total amount of payments and collections in respect of such Pledged Security that, if paid as scheduled, will be available in the Collection Accounts at the end of the Due Period for payment on the Notes and of certain expenses of the Issuer and the Co-Issuer, plus (y) any such amounts received in prior Due Periods that were not disbursed on a previous Distribution Date; provided, that such sum shall be computed without regard to any amounts excluded from the determination of compliance with the Coverage Tests pursuant to Section 1.2(c).

(e) Subject to Section 1.2(c), each Scheduled Distribution receivable with respect to a Pledged Security shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Interest Collection Account or the Principal Collection Account, as the case may be. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Accounts for transfer to the Payment Account and application, in accordance with the terms hereof, to payments of principal of or interest and the Commitment Fee on the Notes or other amounts payable pursuant to this Indenture.

(f) With respect to any Collateral Debt Security as to which any interest or other payment thereon is subject to withholding tax of any Relevant Jurisdiction, each Distribution thereon shall, for purposes of the Coverage Tests, be deemed to be payable net of such withholding tax unless the issuer thereof or obligor thereon is required to make additional payments sufficient on an after tax basis to cover any withholding tax imposed on payments to the Issuer with respect thereto. On any date of determination, the amount of any Scheduled Distribution due on any future date shall be assumed to be made net of any such uncompensated withholding tax based upon withholding tax rates in effect on such date of determination.

(g) Any reference in Section 1.1(a) in the definition of “Base Collateral Management Fee,” “Commitment Fee,” “Commitment Fee Rate”, “Subordinate Collateral Management Fee” to an amount calculated with respect to a period at a per annum rate or to interest determined at a fixed rate per annum shall be computed on the basis of a 360-day year of twelve 30-day months.

(h) For the purpose of determining any payment to be made on any Distribution Date pursuant to any applicable clause of Section 11.1(a), any Coverage Test referred to in such clause shall be calculated as of the relevant Distribution Date after giving effect to all payments to be made on such Distribution Date prior to such payment in accordance with such clause of Section 11.1(a). In addition, for purposes of determining whether any Interest Coverage Test is satisfied pursuant to Section 11.1(a)(i), if a payment of principal of any Class of Notes is to be made at the same level or at a more senior level in the Priority of Payments set forth in Section 11.1(a)(i), then the related Interest Coverage Ratio shall be calculated on a pro forma basis on the assumption that (i) such payment of principal had been made on the immediately preceding Distribution Date and (ii) the Interest Distribution Amount for such Class of Notes for the current Distribution Date was correspondingly reduced to reflect the lower Aggregate Outstanding Principal Amount of such Class of Notes.

(i) For the purpose of interpreting the definitions of Interest Proceeds and Principal Proceeds, all payments of interest received or amounts collected that are attributable to interest received on the Collateral Debt Securities during the relevant Due Period shall be excluded from Interest Proceeds and included in Principal Proceeds to the extent such payments or amounts constitute accrued interest purchased with Principal Proceeds.

Section 1.3. Rules of Construction

Unless the context otherwise clearly requires:

(a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(c) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(d) the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein);

(f) any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be; and

(g) all references in this instrument to designated “Sections,” “clauses” and other subdivisions are to the designated Sections, clauses and other subdivisions of this instrument as originally executed, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Section, clause or other subdivision.

ARTICLE II

THE NOTES

Section 2.1. Forms Generally

(a) Notes and Combination Notes offered and sold in reliance on Regulation S shall be issued in fully Registered Form without interest coupons substantially in the form of the note attached as Exhibit A-1 (each, a “Regulation S Global Note” or “Regulation S Combination Note”), with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and such legends as may be applicable thereto, which shall be deposited with the Trustee as custodian for DTC and registered in the name of DTC or a nominee of DTC, duly executed by the Co-Issuers (or, in the case of Class E Notes, the Issuer) and authenticated by the Trustee or the Authenticating Agent as hereinafter provided. The aggregate principal amount of each Regulation S Global Note or Regulation S Combination Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as the case may be.

(b) Notes and Combination Notes offered and sold in the United States to Qualified Purchasers that are Qualified Institutional Buyers pursuant to an exemption from the registration requirements of the Securities Act shall be issued in fully Registered Form without interest coupons substantially in the forms of the note attached as Exhibits A-2 and A-3 (each, a “Restricted Global Note” or “Restricted Global Combination Note”), with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and such legends as may be applicable thereto, which shall be deposited with the Trustee as custodian for DTC and registered in the name of DTC or a nominee of DTC, duly executed by the Co-Issuers (or, in the case of Class E Notes, the Issuer) and authenticated by the Trustee or the Authenticating Agent as hereinafter provided. The aggregate principal amount of each Restricted Global Note and Restricted Global Combination Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as the case may be.

(c) Global Notes which are Regulation S Global Notes, Restricted Global Notes, Regulation S Combination Notes and Restricted Global Combination Notes may be exchanged under the limited circumstances set forth in Section 2.4 for Definitive Notes (in the form attached as Exhibit B-1 or Exhibit B-2 hereto, as applicable) which are Regulation S Definitive Notes, Restricted Definitive Notes, Regulation S Definitive Combination Notes or Restricted Definitive Combination Notes, with such legends as may be applicable thereto, which shall be duly executed by the Co-Issuers (or, in the case of Class E Notes, the Issuer) and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.

(d) The Co-Issuers, in issuing the Notes and Combination Notes, may use “CUSIP” or “private placement” numbers (if then generally in use), and, if so, the Trustee will indicate the “CUSIP” or “private placement” numbers of the Notes and Combination Notes in notices of redemption and related materials as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes and Combination Notes or as contained in any notice of redemption and related materials.

Section 2.2. Authorized Amount; Note Interest Rate; Stated Maturity; Denominations

(a) The aggregate principal amount of Notes which may be issued under this Indenture may not exceed U.S.$ 630,175,000 excluding Notes issued upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.4, 2.5 or 8.5.

(b) The Notes shall be divided into eleven Classes of Notes having designations, original principal amounts, original Note Interest Rates and Stated Maturities as follows:

Designation	Original Principal Amount		Note Interest Rate	Note Stated Maturity
Class A-1 Notes	U.S.$	313,350,000	LIBOR plus 0.37%	May 5, 2036
Class A-2 Notes	U.S.$	50,000,000	Up to LIBOR plus 1.00%	May 5, 2036
Class A-3 Notes	U.S.$	20,000,000	LIBOR plus 0.55%	May 5, 2036
Class B-1 Notes	U.S.$	81,450,000	LIBOR plus 0.80%	May 5, 2036
Class B-2 Notes	U.S.$	7,000,000	5.91%	May 5, 2036
Class C-1 Notes	U.S.$	45,000,000	LIBOR plus 1.45%	May 5, 2036
Class C-2 Notes	U.S.$	20,000,000	See below	May 5, 2036
Class C-3 Notes	U.S.$	35,000,000	See below	May 5, 2036
Class D-1 Notes	U.S.$	21,000,000	LIBOR plus 2.60%	May 5, 2036
Class D-2 Notes	U.S.$	13,000,000	7.71%	May 5, 2036
Class E Notes	U.S.$	24,375,000	LIBOR plus 4.25%	May 5, 2036

The Class C-2 Notes will bear interest at a fixed rate per annum equal to 6.247% for the period from the Closing Date to the last day of the Interest Period ending immediately prior to the Distribution Date in February 2009, and a floating rate per annum equal to LIBOR plus 1.45% thereafter. The Class C-3 Notes will bear interest at a fixed rate per annum equal to 6.293% for the period from the Closing Date to the last day of the Interest Period ending immediately prior to the Distribution Date in February 2011, and a floating rate per annum equal to LIBOR plus 1.45% thereafter.

The Notes will be issuable in minimum denominations of U.S.$250,000 and in integral multiples of U.S.$1,000 in excess thereof (but in the case of the Class A-1 Notes, will evidence only the Aggregate Outstanding Principal Amount of Borrowings under the Class A-1 Note Purchase Agreement). After issuance, (v) a Note may fail to be in compliance with the minimum denomination requirement stated above as a result of the repayment of principal thereof in accordance with the Priority of Payments or in connection with any repayment of principal required by the Rating Agencies following a Ramp-Up Ratings Confirmation Failure or in the case of the Class A-1 Notes due to Borrowings with respect thereto, (w) Class C Notes may fail to be in an amount which is an integral multiple of U.S.$1,000 due to the addition to the principal amount thereof of Class C Deferred Interest, (x) Class D Notes may fail to be in an amount which is an integral multiple of U.S.$1,000 due to the addition to the principal amount thereof of Class D Deferred Interest and (y) Class E Notes may fail to be in an amount which is an integral multiple of U.S.$1,000 due to the addition to the principal amount thereof of Class E Deferred Interest.

(c) Interest shall accrue on the Aggregate Outstanding Principal Amount of each Class of Notes (determined as of the first day of each Interest Period and after giving effect to any redemption or other payment of principal occurring on such day) from the Closing Date and will be payable quarterly in arrears on each Distribution Date. Commitment Fees shall accrue on the Aggregate Undrawn Amount of the Class A-1 Notes (determined as of the first day of each applicable Interest Period and after giving effect to any payment of principal occurring on such day), for each day from and including the Closing Date to but excluding the Commitment Period Termination Date, at a rate per annum equal to the Commitment Fee Rate. Interest and the Commitment Fees accruing for any Interest Period shall accrue for the period from and including the first day of such Interest Period to and including the last day of such Interest Period. Interest on the Notes and interest on Defaulted Interest in respect thereof will be computed on the basis of a 360-day year and the actual number of days elapsed; provided that interest on the Class B-2 Notes, the Class D-2 Notes and, when bearing interest at a fixed rate, the Class C-2 Notes and the Class C-3 Notes will be computed on the basis of a 360-day year of twelve 30-day months.

(d) The Notes shall be redeemable as provided in Sections 9 and 12.

(e) The Depositary for the Global Notes shall initially be DTC.

(f) The Notes shall be numbered, lettered or otherwise distinguished in such manner as may be consistent herewith, determined by the Authorized Officers of the Co-Issuers (or, in the case of Class E Notes, the Issuer) executing such Notes as evidenced by their execution of such Notes.

(g) Except for the portion of the Class A-1 Notes issued to evidence Borrowings after the Closing Date under the Class A-1 Note Purchase Agreement, all of the Notes will be issued on the Closing Date.

(h) Under the terms hereof, the Co-Issuers and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by a Global Note) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever; provided, that with respect to remedies, consents, determinations and other information and reports deliverable to a Holder, a beneficial owner of an interest in a Note or that provides certification of ownership in the form of Exhibit L will be considered an owner of such Note to the extent of such investor’s beneficial interest therein. Payments in respect of the principal of, and interest on, a Global Note registered in the name of a nominee of DTC will be payable by the Trustee to DTC or its nominee as the registered holder of such Note hereunder. Consequently, none of the Issuer, the Co-Issuer, the Trustee or any of their respective agents has or will have any responsibility or liability for (i) any aspect of DTC’s records or any direct participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in any Global Note or for maintaining, supervising or reviewing any of DTC’s records or any direct participant’s or indirect participant’s records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its direct participants or indirect participants.

Section 2.3. Execution, Authentication, Delivery and Dating

(a) The Notes and the Combination Notes shall be executed on behalf of the Co-Issuers by an Authorized Officer of each of the Co-Issuers (or, in the case of Class E Notes, the Issuer). The signatures of such Authorized Officers on each of the Notes and Combination Notes may be manual or facsimile (including in counterparts).

(b) Notes and Combination Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer or the Co-Issuer shall bind such Person, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes and Combination Notes or did not hold such offices at the date of issuance of such Notes and Combination Notes.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Co-Issuers may deliver Notes and Combination Notes, executed by the Co-Issuers (or, in the case of Class E Notes, the Issuer), to the Trustee or the Authenticating Agent for authentication, and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes and Combination Notes as provided in this Indenture and not otherwise.

(d) Each Note and Combination Note authenticated and delivered by the Trustee or the Authenticating Agent to or upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes and Combination Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

(e) Notes and Combination Notes issued upon transfer, exchange or replacement of other Notes and Combination Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes and Combination Notes so transferred, exchanged or replaced, but shall represent only the current Aggregate Outstanding Principal Amount of the Notes and Combination Notes so transferred, exchanged or replaced. In the event that any Note or Combination Note is divided into more than one Note or Combination Note in accordance with this Section 2, the original principal amount of such Note or Combination Note and the current Aggregate Outstanding Principal Amount of such Note or Combination Note shall be proportionately divided among the Notes and Combination Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes and Combination Notes.

(f) No Note or Combination Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note or Combination Note or a certificate of authentication (the “Certificate of Authentication”), substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note or Combination Note shall be conclusive evidence, and the only evidence, that such Note or Combination Note has been duly authenticated and delivered hereunder.

Section 2.4. Registration, Transfer and Exchange of Notes and Combination Notes

(a) Registration of Notes and Combination Notes. The Trustee is hereby appointed as the registrar of the Notes and Combination Notes (the “Note Registrar”). The Trustee is hereby appointed as a Transfer Agent with respect to the Notes and Combination Notes. The Note Registrar shall keep a register (the “Note Register”) for the Notes, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of and the registration of transfers of Notes and Combination Notes. Upon any resignation or removal of the Note Registrar or Share Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of the Note Registrar. The Co-Issuers may not terminate the appointment of the Note Registrar or any Transfer Agent without the consent of a Majority of the Controlling Class.

Subject to this Section 2.4, upon surrender for registration of transfer of any Notes or Combination Notes at the office or agency of either Co-Issuer (or, in the case of Class E Notes, the Issuer) to be maintained as provided in Section 7.2, the Co-Issuers (or, in the case of

Class E Notes, the Issuer) shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes or Combination Notes of any authorized denomination and of a like aggregate principal amount.

At the option of the Holder, Notes and Combination Notes may be exchanged for Notes and Combination Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes and Combination Notes to be exchanged at such office or agency. Whenever any Note or Combination Note is surrendered for exchange, the Co-Issuers (or, in the case of Class E Notes, the Issuer) shall execute and the Trustee shall authenticate and deliver the Notes or Combination Notes that the Noteholder making the exchange is entitled to receive.

All Notes and Combination Notes issued and authenticated upon any registration of transfer or exchange of Notes and Combination Notes shall be the valid obligations of the Co-Issuers (or, in the case of Class E Notes, the Issuer) evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes and Combination Notes surrendered upon such registration of transfer or exchange.

Every Note or Combination Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes and Combination Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and expenses of delivery (if any) not made by regular mail.

The Trustee shall keep a register (the “Class A-1 Register”) at the Corporate Trust Office in which the Trustee shall maintain a record of the Commitments applicable to each Holder of Class A-1 Notes and the Aggregate Outstanding Principal Amount of advances from time to time outstanding in respect of such Class A-1 Notes.

(b) Transfers of Notes and Combination Notes.

(i) Subject to Section 2.4(b)(vii), exchanges or transfers of beneficial interests in a Global Note may be made only in accordance with the rules and regulations of the Depositary (and, in the case of a Regulation S Global Note, Euroclear and Clearstream, Luxembourg) and the transfer restrictions contained in the legend on such Global Note and exchanges or transfers of interests in a Global Note may be made only in accordance with the following:

(A) Subject to clauses (B) and (C) of this Section 2.4(b)(i), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(B) The Trustee shall cause the exchange or transfer of any beneficial interest in a Regulation S Global Note or a Regulation S Global Combination Note for a beneficial interest in a Restricted Global Note or a Restricted Global Combination Note upon provision to the Trustee and the Co-Issuers of a written certification substantially in the form of Exhibit C-1 (a “Rule 144A Note Transfer Certificate”).

(C) The Trustee shall cause the exchange or transfer of any beneficial interest in a Restricted Global Note or a Restricted Global Combination Note for a beneficial interest in a Regulation S Global Note or a Regulation S Global Combination Note upon provision to the Trustee and the Co-Issuers of a written certification substantially in the form of Exhibit C-2 (a “Regulation S Note Transfer Certificate”).

(D) An owner of a beneficial interest in a Regulation S Global Note or Regulation S Global Combination Note may transfer such interest in the form of a beneficial interest in such Regulation S Global Note or Regulation S Global Combination Note, as applicable, without the provision of written certification; provided, that (i) such transfer is not made to a U.S. Person or for the account or benefit of a U.S. Person, (ii) such transfer is effected through Euroclear or Clearstream, Luxembourg in an offshore transaction as required by Regulation S and (iii) the transferee can make each of the representations set forth in Section 2.4(c).

(E) Subject to clause (F) of this Section 2.4(b)(i), an owner of a beneficial interest in a Restricted Global Note or Restricted Global Combination Note may transfer such interest in the form of a beneficial interest in such Restricted Global Note or Restricted Global Combination Note without the provision of written certification; provided, that the transferee can make each of the representations set forth in Section 2.4(c).

(F) Notwithstanding anything contained herein to the contrary, each initial purchaser of a Class E Note (or any interest in either of the foregoing) will be required to represent, warrant and covenant that it will not transfer such Class E Note (or such interest therein) without providing the Issuer and the Trustee with a written certification, in the form of Exhibit R hereto, for the benefit of the Issuer and the Trustee from the transferee thereof that such transferee is a Qualified Institutional Buyer, and that such transferee will obtain the same representation, warranty and covenant from any entity to whom it transfers such Class E Note (or such interest therein).

(ii) Subject to Section 2.4(b)(vi), exchanges or transfers of Definitive Notes may be made only in accordance with the transfer restrictions contained in the legend on such Definitive Note and the Trustee shall cause the transfer (a) of any Restricted Definitive Note or Restricted Definitive Combination Note for a Regulation S Definitive Note or Regulation S Definitive Combination Note, upon provision to the Trustee, the Co-Issuers and the Note Registrar of a Regulation S Note Transfer Certificate, and (b) of

any Regulation S Definitive Note or Regulation S Definitive Combination Note for a Restricted Definitive Note or Restricted Definitive Combination Note, upon provision to the Trustee, the Co-Issuers and the Note Registrar of a Rule 144A Note Transfer Certificate.

(iii) In the event Definitive Notes are issued pursuant to Section 2.4(b)(vii) in respect of Global Notes the Trustee shall cause the transfer of any beneficial interest in a Global Note for a certificated Note in definitive, fully Registered Form without interest coupons substantially in the form of the note attached as Exhibit B-1 or Exhibit B-2, as the case may be, upon provision to the Trustee and the Issuer of a Regulation S Note Transfer Certificate or a Rule 144A Note Transfer Certificate.

(iv) Subject to Section 2.4(b)(vi), the Trustee shall cause the transfer of a Definitive Note for a beneficial interest in a Global Note upon provision to the Trustee and the Co-Issuers of a Regulation S Note Transfer Certificate or a Rule 144A Note Transfer Certificate.

(v) Upon acceptance for exchange or transfer of a beneficial interest in a Global Note for a Definitive Note, or upon acceptance for exchange or transfer of a Definitive Note for a beneficial interest in a Global Note, each as provided herein, the Trustee shall instruct the Depositary to adjust the principal amount of such Global Note on its records to evidence the date of such exchange or transfer and the change in the principal amount of such Global Note.

(vi) Subject to the restrictions on transfer and exchange set forth in this Section 2.4 and to any additional restrictions on transfer or exchange specified in the Definitive Notes, the Holder of any Definitive Note may transfer or exchange the same in whole or in part (in a principal amount equal to the minimum authorized denomination or any larger authorized amount) by surrendering such Definitive Note at the Corporate Trust Office or at the office of any Transfer Agent, together with (x) in the case of any transfer, an executed instrument of assignment and (y) in the case of any exchange, a written request for exchange. Following a proper request for transfer or exchange, the Trustee shall (provided it has available in its possession an inventory of Definitive Notes), within five Business Days of such request if made at such Corporate Trust Office, or within ten Business Days if made at the office of a Transfer Agent (other than the Trustee), authenticate and make available at such Corporate Trust Office or at the office of such Transfer Agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Note or Notes, as the case may require, for a like aggregate principal amount and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Definitive Note shall not be valid unless made at the Corporate Trust Office or at the office of a Transfer Agent by the registered Noteholder in person, or by a duly authorized attorney in fact. Beneficial interests in Global Notes which are Regulation S Global Notes or Restricted Global Notes shall be exchangeable for Definitive Notes only under the limited circumstances described in Section 2.4(b)(vii).

(vii) Interests in a Global Note deposited with or on behalf of the Depositary pursuant to Section 2.1 hereunder shall be transferred to the owners of such interests in the form of certificated Notes, in definitive, fully registered form without interest coupons in the form of a Restricted Definitive Note, Regulation S Definitive Note, Restricted Definitive Combination Note or Regulation S Definitive Combination Note, as applicable, only if such transfer otherwise complies with this Section 2.4 (including clauses (b)(i) and (b)(iii)) and (1) the Depositary notifies the Co-Issuers that it is unwilling or unable to continue as Depositary for the Notes, (2) the Depositary ceases to be a Clearing Agency and a successor Depositary is not appointed by the Issuer within 90 days of such notice, (3) if the transferee of an interest in such Global Note is required by law to take physical delivery of securities in definitive form or (4) if the transferee is unable to pledge its interest in such Global Note. Regulation S Definitive Notes, Restricted Definitive Notes and Restricted Definitive Notes are referred to collectively as “Definitive Notes,” and each is a “Definitive Note.”

(viii) If interests in any Global Note are to be transferred to the Beneficial Owners thereof in the form of Definitive Notes pursuant to Section 2.4(b)(vii), such Global Note shall be surrendered by the Depositary, or its custodian on its behalf, to the Corporate Trust Office or to the Transfer Agent located in the Borough of Manhattan, the City of New York, and the Trustee shall authenticate and deliver without charge, upon such transfer of interests in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. The Definitive Notes transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in the denominations specified in Section 2.2(b) and registered in such names as the Depositary shall direct in writing.

(ix) For so long as one or more Global Notes are Outstanding:

(A) the Trustee and its directors, Officers, employees and agents may deal with the Depositary for all purposes (including the making of distributions on, and the giving of notices with respect to, the Global Notes);

(B) unless otherwise provided herein, the rights of Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary;

(C) for purposes of determining the identity of and principal amount of Notes beneficially owned by a Beneficial Owner, the records of the Depositary shall be conclusive evidence of such identity and principal amount and the Trustee may conclusively rely on such records when acting hereunder and none of the Issuer, the Co-Issuer, the Trustee or any of their respective agents shall have any responsibility or liability for (i) any aspect of DTC’s records or any direct participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in any Global Note or for maintaining, supervising or reviewing any of DTC’s records or any direct participant’s or indirect participant’s records relating to the beneficial ownership interests in any

Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its direct or indirect participants;

(D) Payments in respect of the principal of, and interest on, a Global Note registered in the name of a nominee of DTC will be payable by the Trustee to DTC or its nominee as the registered holder of such Note;

(E) the Depositary will make book entry transfers among the Depositary Participants of the Depositary and will receive and transmit distributions of principal of and interest and the Commitment Fee on the Global Notes to such Depositary Participants; and

(F) the Depositary Participants of the Depositary shall have no rights under this Indenture under or with respect to any of the Global Notes held on their behalf by the Depositary, and the Depositary may be treated by the Trustee and its agents, employees, Officers and directors as the absolute owner of the Global Notes for all purposes whatsoever.

(c) Representations. Each purchaser of a Definitive Note (or any beneficial interest therein) will be required to acknowledge, represent to and agree with the Co-Issuers, as applicable, and the Placement Agent and each purchaser of a beneficial interest in a Global Note will be deemed to acknowledge, represent to and agree with the Co-Issuers and the Placement Agent, as follows:

(1) No Governmental Approval. The purchaser understands that the Notes and Combination Notes have not been approved or disapproved by the SEC or any other governmental authority or agency of any jurisdiction, nor has the SEC or any other governmental authority or agency passed upon the accuracy or adequacy of the Offering Circular. Any representation to the contrary is a criminal offense.

(2) Certification Upon Transfer. If required by the other provisions of this Section 2.4, the purchaser will, prior to any sale, pledge or other transfer by it of any Note or Combination Note (or any interest therein), obtain from the transferee and deliver to the Co-Issuers and the Note Registrar a duly executed Regulation S Note Transfer Certificate, Rule 144A Note Transfer Certificate, Regulation S Combination Note Transfer Certificate or Rule 144A Combination Note Transfer Certificate, as applicable, addressed to each of the Trustee, the Co-Issuers, the Note Registrar and the Collateral Manager and such other certificates and other information as the Co-Issuers, the Collateral Manager, the Trustee or the Note Registrar may reasonably require to confirm that the proposed transfer substantially complies with the transfer restrictions contained herein. Notwithstanding anything contained herein to the contrary, each initial purchaser of a Class E Note (or any interest in either of the foregoing) will be required to represent, warrant and covenant that it will not transfer such Class E Note (or such interest therein) without providing the Issuer and the Trustee with a written certification, in the form of Exhibit R hereto, for the benefit of the Issuer and the Trustee from the transferee thereof that such transferee is a Qualified Institutional Buyer, and that such transferee will obtain the same representation, warranty and covenant from any entity to whom it transfers such Class E Note (or such interest therein).

(3) Minimum Denominations; Form of Notes. The purchaser agrees that no Note or Combination Note (or any interest therein) may be sold, pledged or otherwise transferred in a denomination of less than the applicable minimum denomination set forth herein.

(4) Securities Law Limitations on Resale. The purchaser understands that the Notes and Combination Notes have not been registered under the Securities Act and, therefore, cannot be offered or sold in the United States or to U.S. Persons (as defined in Rule 902(k) promulgated under the Securities Act) unless they are registered under the Securities Act or unless an exemption from registration is available. Accordingly, the certificates representing the Notes and Combination Notes will bear a legend stating that such Notes and Combination Notes have not been registered under the Securities Act and setting forth certain of the restrictions on transfer of the Notes and Combination Notes, as the case may be, described herein. The purchaser understands that the Co-Issuers have no obligation to register any of the Notes and Combination Notes under the Securities Act or to comply with the requirements for any exemption from the registration requirements of the Securities Act (other than to supply Rule 144A Information pursuant to Section 7.14).

(5) Qualified Institutional Buyer and Non-U.S. Person Status; Investment Intent. In the case of a purchaser who takes delivery of Notes in the form of a Restricted Global Note or Restricted Combination Note, it is a Qualified Institutional Buyer. In the case of a purchaser who takes delivery of Notes in the form of a Regulation S Global Note or Regulation S Global Combination Note, it is not a U.S. Person (as defined in Regulation S) and it is purchasing such Notes or Combination Notes (or interest therein) for its own account and not for the account or benefit of a U.S. Person and, in addition, in the case of a purchaser who takes delivery of Class E Notes in the form of a Regulation S Global Note or Regulation S Global Combination Note, it is a Qualified Institutional Buyer.

(6) Purchaser Sophistication; Non-Reliance; Suitability; Access to Information. The purchaser (a) has such knowledge and experience in financial and business matters that the purchaser is capable of evaluating the merits and risks (including for tax, legal, regulatory, accounting and other financial purposes) of its prospective investment in Notes and Combination Notes, (b) is financially able to bear such risk, (c) in making such investment is not relying on the advice or recommendations of the Placement Agent, the Issuer, the Co-Issuer, the Collateral Manager or any of their respective affiliates (or any representative of any of the foregoing) and (d) has determined that an investment in Notes or Combination Notes is suitable and appropriate for it. The initial purchaser has received, and has had an adequate opportunity to review the contents of, the Offering Circular. The purchaser has had access to such financial and other information concerning the Co-Issuers, the Preferred Shares, the Combination Notes and the Notes as it has deemed necessary to make its own independent decision to purchase Notes or Combination Notes, including the opportunity, at a reasonable time prior to its purchase of Notes or Combination Notes, to ask questions and receive answers concerning the Co-Issuers and the terms and conditions of the offering of the Notes or Combination Notes.

(7) Certain Resale Limitations; Rule 144A. No Note or Combination Note (or any interest therein) may be offered, sold, pledged or otherwise transferred to (i) a transferee acquiring a Restricted Note or a Restricted Combination Note except (a) to a transferee that the seller reasonably believes is a Qualified Institutional Buyer, purchasing for its own account, to whom notice is given that the resale, pledge or other transfer is being made in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A, (b) to a Qualified Purchaser, (c) to a transferee that is not a Flow-Through Investment Vehicle (other than a Qualifying Investment Vehicle), (d) if such transfer is made in compliance with the certification and other requirements set forth in this Indenture and (e) if such transfer is made in accordance with any applicable securities laws of any state of the United States and any other relevant jurisdiction or (ii) a transferee acquiring an interest in a Regulation S Note except (a) to a transferee that is acquiring such interest in an offshore transaction (within the meaning of Regulation S) in accordance with Rule 904 of Regulation S, (b) to a transferee that is not a U.S. Person, (c) in the case of transferee of a Class E Note, to a transferee that is a Qualified Institutional Buyer, (d) to a transferee that is not a Flow-Through Investment Vehicle (other than a Qualifying Investment Vehicle), (e) if such transfer is made in compliance with the other requirements set forth in this Indenture and (f) if such transfer is made in accordance with any applicable securities laws of any state of the United States and any other relevant jurisdiction.

(8) Limited Liquidity. The purchaser understands that there is no market for Notes and that no assurance can be given as to the liquidity of any trading market for Notes and that it is unlikely that a trading market for any of the Notes or Combination Notes will develop. The purchaser further understands that, although the Placement Agent may from time to time make a market in Notes or Combination Notes, the Placement Agent is under no obligation to do so and, following the commencement of any market-making, may discontinue such market-making at any time. Accordingly, the purchaser must be prepared to hold Notes or Combination Notes for an indefinite period of time or until their maturity.

(9) ERISA. (a) In the case of each purchaser or transferee of a Class A Note, Class B Note, Class C Note, Class D Note or Combination Note (or an interest in any of the foregoing), either (i) it is not (and for so long as it holds such Note or Combination Note will not be), and is not acting on behalf of (and for so long as it holds such Note or Combination Note will not be acting on behalf of), an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” described in Section 4975(e)(1) of the Code, an entity which is deemed to hold plan assets of any of the foregoing by reason of investment by an employee benefit plan or plan in such entity or a governmental plan which is subject to any applicable law that is substantially similar to ERISA or Section 4975 of the Code, or (ii) its purchase, holding and disposition of the Note or Combination Note will not result in a non-exempt prohibited transaction under

Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar applicable law).

(b) In the case of each purchaser or transferee of a Class E Note (or an interest therein), it is not (and for so long as it holds such Note will not be), and is not acting on behalf of (and for so long as it holds such Note will not be acting on behalf of), an “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to Title I of ERISA, and including, without limitation, foreign and governmental plans), a “plan” described in Section 4975(e)(1) of the Code or an entity which is deemed to hold plan assets of any of the foregoing by reason of investment by an employee benefit plan or plan in such entity (including, without limitation, certain insurance company general accounts) (each of the foregoing, a “Benefit Plan Investor).

(10) 1940 Act. In the case of each purchaser of a Note, Combination Note or Preferred Shares, (A) if the Purchaser is purchasing a Class E Note, the Purchaser is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act; and (B) if the purchaser is a U.S. Person, the purchaser (i) is both a “qualified purchaser” for purposes of Section 3(c)(7) of the 1940 Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act; (ii) is acquiring the Offered Securities as principal solely for its own account for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (iii) has made investments prior to the date hereof and was not formed solely for the purpose of investing in the Offered Securities, or, if it has not made investments prior to the date hereof and was formed solely for the purpose of investing in the Offered Securities, each beneficial owner of the purchaser is a “qualified purchaser” for purposes of Section 3(c)(7) of the 1940 Act; (iv) is not a (A) partnership, (B) common trust fund, or (C) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; (v) agrees that it shall not hold any Offered Securities for the benefit of any other person, that it shall at all times be the sole beneficial owner thereof for purposes of the 1940 Act and all other purposes and that it shall not sell participation interests in the Offered Securities or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distributions on the Offered Securities; and (vii) agrees that all Offered Securities (together with any other securities of the Co-Issuers) purchased and held directly or indirectly by it constitute in the aggregate an investment of no more than 40% of its assets or capital.

If the purchaser is a U.S. Person, the purchaser represents that, unless the purchaser is a Qualifying Investment Vehicle (as defined below), (a) if the purchaser would be an investment company but for the exception in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, the amount of the purchaser’s investment in the Notes, Combination Notes or Preferred Shares does not exceed 40% of the total assets (determined on a consolidated basis with its subsidiaries) of the purchaser; (b) no person owning any equity or similar interest in the purchaser has the ability to control any investment decision of the purchaser or to determine, on an investment-by-investment basis, the amount of such person’s contribution to any investment made by the purchaser; (c) the purchaser was not organized or reorganized for the specific purpose of acquiring a

Note or Combination Note; and (d) no additional capital or similar contributions were specifically solicited from any person owning an equity or similar interest in the purchaser for the purpose of enabling the purchaser to purchase Notes or Combination Notes (any such transferee in (a), (b), (c) or (d) above being herein referred to as a “Flow-Through Investment Vehicle”). For this purpose, a “Qualifying Investment Vehicle” is an entity (i) as to which all of the beneficial owners of any securities issued by such entity have made, and as to which (in accordance with the document pursuant to which such entity was organized or the agreement or other document governing such securities) each such beneficial owner must require any transferee of any such security to make, to the Issuer or the Co-Issuers, as the case may be, and the Note Registrar each of the representations set forth herein required to be made upon transfer of any of the relevant Class of Notes or Combination Notes (with modifications to such representations satisfactory to the Collateral Manager and the Issuer to reflect the indirect nature of the interests of such beneficial owners in such Notes or Combination Notes). If the purchaser is a Flow-Through Investment Vehicle, the purchaser represents and warrants that either (a) none of the beneficial owners of its securities are U.S. Persons or (b) some or all of the beneficial owners of its securities are U.S. Persons and each such beneficial owner has certified to the purchaser that it is a Qualified Purchaser. If the purchaser is a Flow-Through Investment Vehicle, the purchaser also represents and warrants that it has only one class of securities outstanding (other than any nominal share capital the distributions in respect of which are not correlated to or dependent upon distributions on, or the performance of, the Notes, Combination Notes or Preferred Shares).

(11) Certain Transfers Void. In the case of a purchaser who takes delivery of Notes in the form of a Restricted Definitive Note or an interest in a Restricted Global Note, Regulation S Global Note, Restricted Global Combination Note or Regulation S Global Combination Note, the purchaser agrees that (a) any sale, pledge or other transfer of a Note (or any interest therein) made in violation of the transfer restrictions contained in this Indenture, or made based upon any false or inaccurate representation made by the purchaser or a transferee to the Issuer, the Co-Issuer, the Trustee or the Note Registrar, will be void and of no force or effect and (b) none of the Issuer, the Co-Issuer, the Trustee or the Note Registrar has any obligation to recognize any sale, pledge or other transfer of a Note or Combination Note (or any interest therein) made in violation of any such transfer restriction or made based upon any such false or inaccurate representation.

(12) Cayman Islands. The purchaser is not a member of the public in the Cayman Islands.

(13) Reliance on Representations, etc. The purchaser acknowledges that the Co-Issuers, the Placement Agent, the Trustee, the Note Registrar and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties made or deemed to have been made by it in connection with its purchase of Notes or Combination Notes are no longer accurate, the purchaser will promptly notify the Co-Issuers and the Placement Agent.

(14) Legend for Notes and Combination Notes. The purchaser understands and agrees that a legend in substantially each of the following forms will be placed on each certificate representing any Notes or Combination Notes:

LEGEND FOR CLASS A NOTES, CLASS B NOTES, CLASS C NOTES

AND CLASS D NOTES

NOTES LEGEND

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”)), THAT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE OR (B) TO A TRANSFEREE THAT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN AN OFFSHORE TRANSACTION (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE MADE, OR WILL BE REQUIRED TO MAKE, THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.4 OF THE INDENTURE. TRANSFERS OF THIS NOTE OR ANY INTEREST HEREIN MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX AND ERISA (AS DEFINED BELOW) TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER OR THE CO-ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF THIS NOTE OR OF ANY BENEFICIAL INTEREST HEREIN WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE OR OF SUCH INTEREST HEREIN VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, IF APPLICABLE.

NEITHER OF THE CO-ISSUERS HAVE BEEN REGISTERED UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940. NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN MAY BE MADE (AND NEITHER THE TRUSTEE NOR THE NOTE REGISTRAR WILL RECOGNIZE ANY SUCH TRANSFER) IF (A) SUCH TRANSFER WOULD BE MADE TO A TRANSFEREE WHO IS A U.S. PERSON (WITHIN THE MEANING OF REGULATION S) THAT IS NOT BOTH A “QUALIFIED PURCHASER” (AS

DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE 1940 ACT) AND A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) SUCH TRANSFER WOULD HAVE THE EFFECT OF REQUIRING EITHER OF THE CO-ISSUERS OR THE COLLATERAL TO REGISTER AS AN INVESTMENT COMPANY UNDER THE 1940 ACT, (C) SUCH TRANSFER WOULD BE MADE TO A TRANSFEREE THAT IS A FLOW-THROUGH INVESTMENT VEHICLE OTHER THAN A QUALIFYING INVESTMENT VEHICLE (EACH AS DEFINED IN THE INDENTURE), OR (D) SUCH TRANSFER WOULD BE MADE TO A PERSON WHO IS OTHERWISE UNABLE TO MAKE THE CERTIFICATIONS AND REPRESENTATIONS REQUIRED BY THE INDENTURE. ACCORDINGLY, ANY INVESTOR IN THIS NOTE MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF SUCH INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

EACH PURCHASER AND TRANSFEREE OF A CLASS A NOTE, CLASS B NOTE, CLASS C NOTE OR CLASS D NOTE (OR AN INTEREST IN ANY OF THE FOREGOING) WILL BE DEEMED TO REPRESENT AND WARRANT EITHER THAT (A) IT IS NOT (AND FOR SO LONG AS IT HOLDS SUCH NOTE WILL NOT BE), AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS SUCH NOTE WILL NOT BE ACTING ON BEHALF OF), AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHICH IS DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY OR A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO ERISA OR SECTION 4975 OF THE CODE, OR (B) ITS PURCHASE, OWNERSHIP AND DISPOSITION OF SUCH NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW).

IF, NOTWITHSTANDING THE RESTRICTIONS ON TRANSFER CONTAINED HEREIN, EITHER OF THE CO-ISSUERS DETERMINES THAT ANY BENEFICIAL OWNER OF THIS NOTE (OR ANY INTEREST HEREIN) (A) IS A U.S. PERSON AND (B) WAS NOT BOTH A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER AT THE TIME OF ITS ACQUISITION HEREOF (OR OF ANY INTEREST HEREIN), THEN EITHER OF THE CO-ISSUERS MAY REQUIRE, BY NOTICE TO SUCH HOLDER, THAT SUCH HOLDER SELL ALL OF ITS RIGHT, TITLE AND INTEREST HEREIN TO A PERSON THAT IS BOTH A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER, WITH SUCH SALE TO BE EFFECTED WITHIN 30 DAYS AFTER NOTICE OF SUCH SALE REQUIREMENT IS GIVEN. IF SUCH BENEFICIAL OWNER FAILS TO EFFECT THE TRANSFER REQUIRED WITHIN SUCH 30-DAY PERIOD, (I) UPON DIRECTION FROM THE ISSUER, THE TRUSTEE (ON BEHALF OF AND AT THE EXPENSE OF THE ISSUER) SHALL CAUSE SUCH BENEFICIAL OWNER’S INTEREST HEREIN TO BE TRANSFERRED IN A COMMERCIALLY REASONABLE SALE (CONDUCTED BY THE TRUSTEE IN ACCORDANCE WITH SECTION 9-610(B) OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK) TO A PERSON THAT CERTIFIES TO THE TRUSTEE, THE CO-ISSUERS AND THE COLLATERAL MANAGER, IN CONNECTION WITH SUCH TRANSFER, THAT SUCH PERSON IS BOTH A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL

BUYER AND (II) PENDING SUCH TRANSFER, NO FURTHER PAYMENTS WILL BE MADE IN RESPECT OF THIS NOTE.

ANY TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN), AND EACH ACCOUNT FOR WHICH IT IS PURCHASING THIS NOTE (OR ANY INTEREST HEREIN), IS REQUIRED TO HOLD AND TRANSFER AT LEAST THE MINIMUM DENOMINATIONS REQUIRED BY THE INDENTURE. EACH TRANSFEREE IS REQUIRED TO PROVIDE WRITTEN NOTICE OF THE TRANSFER RESTRICTIONS TO ANY SUBSEQUENT TRANSFEREES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE NOTE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

LEGEND FOR CLASS E NOTES

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”)), THAT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE OR (B) TO A TRANSFEREE THAT IS A QUALIFIED INSTITUTIONAL BUYER THAT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN AN OFFSHORE TRANSACTION (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE MADE, OR WILL BE REQUIRED TO MAKE, THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.4 OF THE INDENTURE. TRANSFERS OF THIS NOTE OR ANY INTEREST HEREIN MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX AND ERISA (AS DEFINED BELOW) TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE. IN ADDITION, EACH INITIAL PURCHASER OF THIS NOTE (OR ANY INTEREST HEREIN) REPRESENTS, WARRANTS AND COVENANTS THAT IT WILL NOT TRANSFER THIS NOTE OR ANY INTEREST HEREIN WITHOUT PROVIDING THE ISSUER AND THE TRUSTEE WITH A WRITTEN CERTIFICATION FOR THE BENEFIT

OF THE ISSUER AND THE TRUSTEE FROM THE TRANSFEREE HEREOF THAT SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER, AND THAT SUCH TRANSFEREE WILL OBTAIN THE SAME REPRESENTATION, WARRANTY AND COVENANT FROM ANY ENTITY TO WHOM IT TRANSFERS THIS NOTE OR ANY INTEREST HEREIN. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER OR THE CO-ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF THIS NOTE OR OF ANY BENEFICIAL INTEREST HEREIN WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE OR OF SUCH INTEREST VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, IF APPLICABLE.

THE ISSUER HAS NOT BEEN REGISTERED UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940. NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN MAY BE MADE (AND NEITHER THE TRUSTEE NOR THE NOTE REGISTRAR WILL RECOGNIZE ANY SUCH TRANSFER) IF (A) SUCH TRANSFER WOULD BE MADE TO A TRANSFEREE WHO IS A U.S. PERSON (WITHIN THE MEANING OF REGULATION S) THAT IS NOT BOTH A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE 1940 ACT) AND A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) SUCH TRANSFER WOULD HAVE THE EFFECT OF REQUIRING EITHER OF THE CO-ISSUERS OR THE COLLATERAL TO REGISTER AS AN INVESTMENT COMPANY UNDER THE 1940 ACT, (C) SUCH TRANSFER WOULD BE MADE TO A TRANSFEREE THAT IS A FLOW-THROUGH INVESTMENT VEHICLE OTHER THAN A QUALIFYING INVESTMENT VEHICLE (EACH AS DEFINED IN THE INDENTURE), OR (D) SUCH TRANSFER WOULD BE MADE TO A PERSON WHO IS OTHERWISE UNABLE TO MAKE THE CERTIFICATIONS AND REPRESENTATIONS REQUIRED BY THE INDENTURE. ACCORDINGLY, ANY INVESTOR IN THIS NOTE MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF SUCH INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

EACH PURCHASER AND TRANSFEREE OF A CLASS E NOTE (OR AN INTEREST THEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT (AND FOR SO LONG AS IT HOLDS SUCH NOTE WILL NOT BE), AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS SUCH NOTE WILL NOT BE ACTING ON BEHALF OF), (A) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) (WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, AND INCLUDING, WITHOUT LIMITATION, FOREIGN AND GOVERNMENTAL PLANS), A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR AN ENTITY WHICH IS DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY (INCLUDING, WITHOUT LIMITATION, CERTAIN INSURANCE COMPANY GENERAL ACCOUNTS).

IF, NOTWITHSTANDING THE RESTRICTIONS ON TRANSFER CONTAINED HEREIN, THE ISSUER DETERMINES THAT ANY BENEFICIAL OWNER OF THIS NOTE (OR ANY INTEREST HEREIN) WAS NOT A QUALIFIED INSTITUTIONAL BUYER (OR IN THE

CASE OF A U.S. PERSON, WAS NOT BOTH A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER) AT THE TIME OF ITS ACQUISITION HEREOF, THEN THE ISSUER MAY REQUIRE, BY NOTICE TO SUCH HOLDER, THAT SUCH HOLDER SELL ALL OF ITS RIGHT, TITLE AND INTEREST HEREIN (OR INTEREST HEREIN) TO A PERSON THAT IS A QUALIFIED INSTITUTIONAL BUYER (OR IN THE CASE OF A U.S. PERSON, A PERSON THAT IS BOTH A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER) WITH SUCH SALE TO BE EFFECTED WITHIN 30 DAYS AFTER NOTICE OF SUCH SALE REQUIREMENT IS GIVEN. IF SUCH BENEFICIAL OWNER FAILS TO EFFECT THE TRANSFER REQUIRED WITHIN SUCH 30-DAY PERIOD, (I) UPON DIRECTION FROM THE ISSUER, THE TRUSTEE (ON BEHALF OF AND AT THE EXPENSE OF THE ISSUER) SHALL CAUSE SUCH BENEFICIAL OWNER’S INTEREST HEREIN TO BE TRANSFERRED IN A COMMERCIALLY REASONABLE SALE (CONDUCTED BY THE TRUSTEE IN ACCORDANCE WITH SECTION 9-610(B) OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK) TO A PERSON THAT CERTIFIES TO THE TRUSTEE, THE CO-ISSUERS AND THE COLLATERAL MANAGER, IN CONNECTION WITH SUCH TRANSFER, THAT SUCH PERSON IS A QUALIFIED INSTITUTIONAL BUYER (OR IN THE CASE OF A U.S. PERSON, BOTH A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER) AND (II) PENDING SUCH TRANSFER, NO FURTHER PAYMENTS WILL BE MADE IN RESPECT OF SUCH NOTE HELD BY SUCH BENEFICIAL OWNER.

ANY TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN), AND EACH ACCOUNT FOR WHICH IT IS PURCHASING THIS NOTE (OR ANY INTEREST HEREIN), IS REQUIRED TO HOLD AND TRANSFER AT LEAST THE MINIMUM DENOMINATIONS REQUIRED BY THE INDENTURE. EACH TRANSFEREE IS REQUIRED TO PROVIDE WRITTEN NOTICE OF THE TRANSFER RESTRICTIONS TO ANY SUBSEQUENT TRANSFEREES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE NOTE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

LEGEND FOR COMBINATION NOTES

THIS COMBINATION NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”)), THAT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE OR

(B) TO A TRANSFEREE THAT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN AN OFFSHORE TRANSACTION (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

EACH PURCHASER OF THIS COMBINATION NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE MADE, OR WILL BE REQUIRED TO MAKE, THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.4 OF THE INDENTURE. TRANSFERS OF THIS COMBINATION NOTE OR ANY INTEREST HEREIN MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX AND ERISA (AS DEFINED BELOW) TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, THE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER OR THE CO-ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF THIS COMBINATION NOTE OR OF ANY BENEFICIAL INTEREST HEREIN WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS COMBINATION NOTE OR OF SUCH INTEREST HEREIN VOID AND REQUIRE THAT THIS COMBINATION NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, IF APPLICABLE.

NEITHER OF THE CO-ISSUERS HAS BEEN REGISTERED UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940. NO TRANSFER OF THIS COMBINATION NOTE OR ANY INTEREST HEREIN MAY BE MADE (AND NEITHER THE TRUSTEE NOR THE NOTE REGISTRAR WILL RECOGNIZE ANY SUCH TRANSFER) IF (A) SUCH TRANSFER WOULD BE MADE TO A TRANSFEREE WHO IS A U.S. PERSON (WITHIN THE MEANING OF REGULATION S) THAT IS NOT BOTH A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE 1940 ACT) AND A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) SUCH TRANSFER WOULD HAVE THE EFFECT OF REQUIRING EITHER OF THE CO-ISSUERS OR THE COLLATERAL TO REGISTER AS AN INVESTMENT COMPANY UNDER THE 1940 ACT, (C) SUCH TRANSFER WOULD BE MADE TO A TRANSFEREE THAT IS A FLOW-THROUGH INVESTMENT VEHICLE OTHER THAN A QUALIFYING INVESTMENT VEHICLE (EACH AS DEFINED IN THE INDENTURE), OR (D) SUCH TRANSFER WOULD BE MADE TO A PERSON WHO IS OTHERWISE UNABLE TO MAKE THE CERTIFICATIONS AND REPRESENTATIONS REQUIRED BY THE INDENTURE. ACCORDINGLY, ANY INVESTOR IN THIS COMBINATION NOTE MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF SUCH INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

EACH PURCHASER AND TRANSFEREE OF A COMBINATION NOTE (OR AN INTEREST THEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT EITHER THAT (A) IT IS NOT (AND FOR SO LONG AS IT HOLDS SUCH COMBINATION NOTE WILL NOT BE), AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS SUCH COMBINATION NOTE WILL NOT BE ACTING ON BEHALF OF), AN

“EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHICH IS DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY OR A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO ERISA OR SECTION 4975 OF THE CODE, OR (B) ITS PURCHASE, OWNERSHIP AND DISPOSITION OF SUCH COMBINATION NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW).

IF, NOTWITHSTANDING THE RESTRICTIONS ON TRANSFER CONTAINED HEREIN, EITHER OF THE CO-ISSUERS DETERMINES THAT ANY BENEFICIAL OWNER OF THIS COMBINATION NOTE (OR ANY INTEREST HEREIN) (A) IS A U.S. PERSON AND (B) WAS NOT BOTH A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER AT THE TIME OF ITS ACQUISITION HEREOF (OR OF ANY INTEREST HEREIN), THEN EITHER OF THE CO-ISSUERS MAY REQUIRE, BY NOTICE TO SUCH HOLDER, THAT SUCH HOLDER SELL ALL OF ITS RIGHT, TITLE AND INTEREST HEREIN TO A PERSON THAT IS BOTH A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER, WITH SUCH SALE TO BE EFFECTED WITHIN 30 DAYS AFTER NOTICE OF SUCH SALE REQUIREMENT IS GIVEN. IF SUCH BENEFICIAL OWNER FAILS TO EFFECT THE TRANSFER REQUIRED WITHIN SUCH 30-DAY PERIOD, (I) UPON DIRECTION FROM THE ISSUER, THE TRUSTEE (ON BEHALF OF AND AT THE EXPENSE OF THE ISSUER) SHALL CAUSE SUCH BENEFICIAL OWNER’S INTEREST HEREIN TO BE TRANSFERRED IN A COMMERCIALLY REASONABLE SALE (CONDUCTED BY THE TRUSTEE IN ACCORDANCE WITH SECTION 9-610(B) OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK) TO A PERSON THAT CERTIFIES TO THE TRUSTEE, THE CO-ISSUERS AND THE COLLATERAL MANAGER, IN CONNECTION WITH SUCH TRANSFER, THAT SUCH PERSON IS BOTH A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER AND (II) PENDING SUCH TRANSFER, NO FURTHER PAYMENTS WILL BE MADE IN RESPECT OF THIS COMBINATION NOTE.

ANY TRANSFEREE OF THIS COMBINATION NOTE (OR ANY INTEREST HEREIN), AND EACH ACCOUNT FOR WHICH IT IS PURCHASING THIS COMBINATION NOTE (OR ANY INTEREST HEREIN), IS REQUIRED TO HOLD AND TRANSFER AT LEAST THE MINIMUM DENOMINATIONS REQUIRED BY THE INDENTURE. EACH TRANSFEREE IS REQUIRED TO PROVIDE WRITTEN NOTICE OF THE TRANSFER RESTRICTIONS TO ANY SUBSEQUENT TRANSFEREES.

UNLESS THIS COMBINATION NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE NOTE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(d) Denominations; Qualified Purchaser Status. No Person may hold a beneficial interest in any Note or Combination Note except in a denomination authorized therefor under Section 2.2(b). No transfer of a Note or Combination Note may be made to a Flow-Through Investment Vehicle other than a Qualifying Investment Vehicle and no transfer of a Note or Combination Note may be made to any investor that is not a Qualified Purchaser. Any purported transfer that is not in compliance with this Section 2.4 will be void ab initio.

If, notwithstanding the restrictions on transfer set forth herein, either of the Co-Issuers determines that any beneficial owner of a Class A Note, Class B Note, Class C Note, Class D Note, Class E Note or Combination Note (or any interest therein) (A) is a U.S. Person and (B) was not both a Qualified Purchaser and a Qualified Institutional Buyer at the time of its acquisition thereof, then either of the Co-Issuers may require, by notice to such holder, that such holder sell all of its right, title and interest in such Note or Combination Note (or interest therein) to a Person that is both a Qualified Purchaser and a Qualified Institutional Buyer with such sale to be effected within 30 days after notice of such sale requirement is given. If such beneficial owner fails to effect the transfer required within such 30-day period, (i) upon direction from the Issuer, the Trustee (on behalf of and at the expense of the Issuer) shall cause such beneficial owner’s interest in such Note or Combination Note to be transferred in a commercially reasonable sale (conducted by the Trustee in accordance with Section 9-610(b) of the Uniform Commercial Code as in effect in the State of New York) to a person that certifies to the Trustee, the Co-Issuers and the Collateral Manager, in connection with such transfer, that such person is both a Qualified Purchaser and a Qualified Institutional Buyer and (ii) pending such transfer, no further payments will be made in respect of such Note or Combination Note held by such beneficial owner.

If, notwithstanding the restrictions on transfer set forth herein, the Issuer determines that any beneficial owner of a Class E Note (or any interest therein) was not a Qualified Institutional Buyer (or in the case of a U.S. Person, was not both a Qualified Purchaser and a Qualified Institutional Buyer) at the time of its acquisition thereof, then the Issuer may require, by notice to such holder, that such holder sell all of its right, title and interest in such Note (or interest therein) to a Person that is a Qualified Institutional Buyer (or in the case of a U.S. Person, a Person that is both a Qualified Purchaser and a Qualified Institutional Buyer) with such sale to be effected within 30 days after notice of such sale requirement is given. If such beneficial owner fails to effect the transfer required within such 30-day period, (i) upon direction from the Issuer, the Trustee (on behalf of and at the expense of the Issuer) shall cause such beneficial owner’s interest in such Note to be transferred in a commercially reasonable sale (conducted by the Trustee in accordance with Section 9-610(b) of the Uniform Commercial Code as in effect in the State of New York) to a person that certifies to the Trustee, the Co-Issuers and the Collateral Manager, in connection with such transfer, that such person is a Qualified Institutional Buyer (or in the case of a U.S. Person, both a Qualified Purchaser and a Qualified Institutional Buyer) and (ii) pending such transfer, no further payments will be made in respect of such Note held by such beneficial owner.

(e) Legends. Any Note issued upon the transfer, exchange or replacement of Notes shall bear such applicable legend set forth in the relevant exhibit hereto unless there is delivered to the Trustee, the Note Registrar, the Collateral Manager, the Issuer and the Co-Issuer such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by any of the Trustee, the Note Registrar, the Issuer or the Co-Issuer to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of an applicable exemption to the registration requirements of the Securities Act, to ensure that neither the Issuer nor the pool of Collateral becomes an investment company required to be registered under the Investment Company Act and to ensure that the Co-Issuers are not adversely effected regarding tax or ERISA issues. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Co-Issuers, shall authenticate and deliver Notes that do not bear such applicable legend.

(f) Expenses; Acknowledgment of Transfer. Transfer, registration and exchange shall be permitted as provided in this Section 2.4 without any charge to the Holder except for the expenses of delivery (if any) not made by regular mail. Registration of the transfer of a Note by the Trustee shall be deemed to be the acknowledgment of such transfer on behalf of the Co-Issuers.

(g) Surrender upon Final Payment. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent.

(h) Repurchase and Cancellation of Notes. The Co-Issuers will not purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the Outstanding Notes except upon the redemption of the Notes in accordance with the terms of this Indenture and the Notes. The Co-Issuers will promptly cancel all Notes acquired by them pursuant to any payment, purchase, redemption, prepayment or other acquisition of Notes pursuant to any provision of this Indenture and no Notes may be issued in substitution or exchange for any such Notes.

(i) Compliance with Transfer Restrictions. Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, the rules of any Depositary, ERISA, the Code or the Investment Company Act; provided, that if a certificate is specifically required by the express terms of this Section 2.4 to be delivered to the Trustee or the Note Registrar by a purchaser or transferee of a Note, the Trustee or the Note Registrar, as the case may be, shall be under a duty to receive and examine the same to determine whether the certificate substantially complies on its face with the express terms of this Indenture and shall promptly notify the party delivering the same if such transfer does not comply with such terms.

(j) Physical Notes. The Co-Issuers will promptly make available to the Trustee without charge a reasonable supply of Definitive Notes in definitive, fully Registered Form, without interest coupons.

Section 2.5. Mutilated, Defaced, Destroyed, Lost or Stolen Notes

If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Co-Issuers, the Trustee and the Transfer Agent (each, a “Specified Person”) evidence to their reasonable satisfaction of the destruction, loss or theft of any Note and (b) there is delivered to the Specified Persons such security or indemnity as may reasonably be required by them to save each of them harmless, then, in the absence of notice to the Specified Persons that such Note has been acquired by a bona fide purchaser, the Co-Issuers (or, in the case of Class E Notes, the Issuer) shall execute and shall direct the Trustee to authenticate, and upon Issuer Request the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note or a new Note of like tenor as such mutilated, defaced, destroyed, lost or stolen Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a bona fide purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Specified Persons shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Specified Persons in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Co-Issuers (or, in the case of Class E Notes, the Issuer) in their discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.5, the Co-Issuers, the Trustee or any Transfer Agent may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.5 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Co-Issuers (or, in the case of Class E Notes, the Issuer) and such new Note shall be entitled, subject to the second paragraph of this Section 2.5, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.6. Payment of Principal and Interest and the Commitment Fee; Rights Preserved

Each Class of Notes shall accrue interest during each Interest Period applicable to such Class at the applicable Note Interest Rate specified in Section 2.2. Interest on each Class of Notes shall be due and payable on each Distribution Date; provided, that (i) payment of interest on the Class A-2 Notes is subordinated to the payment on each Distribution Date of the interest due and payable on the Class A-1 Notes (together with Defaulted Interest thereon and interest on such Defaulted Interest, if any) and the Commitment Fee on each Distribution Date, (ii) payment of interest on the Class A-3 Notes is subordinated to the payment on each Distribution Date of the interest due and payable on the Class A-1 Notes and the Class A-2 Notes (together with Defaulted Interest thereon and interest on such Defaulted Interest, if any) and the Commitment Fee on each Distribution Date, (iii) payment of interest on the Class B Notes is subordinated to the payment on each Distribution Date of the interest due and payable on the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes (together with Defaulted Interest thereon, and interest on such Defaulted Interest, if any) and the Commitment Fee on each Distribution Date, (iv) payment of interest on the Class C Notes is subordinated to the payment on each Distribution Date of the interest due and payable on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class B Notes (together with Defaulted Interest thereon, Class C Deferred Interest and interest on such Defaulted Interest or Class C Deferred Interest, if any) and the Commitment Fee on each Distribution Date, (v) payment of interest on the Class D Notes is subordinated to the payment on each Distribution Date of the interest due and payable on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes and Class C Notes (together with Defaulted Interest thereon, Class D Deferred Interest and interest on such Defaulted Interest or Class D Deferred Interest if any) and the Commitment Fee on each Distribution Date, (vi) payment of interest on the Class E Notes is subordinated to the payment on each Distribution Date of the interest due and payable on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes and Class D Notes (together with Defaulted Interest thereon, Class E Deferred Interest and interest on such Defaulted Interest or Class E Deferred Interest, if any) and the Commitment Fee on each Distribution Date, and (vii) payments of interest on all Notes are subordinated to the payment on each Distribution Date of other amounts in accordance with the Priority of Payments. Except as provided in Section 5.5, no payment shall be made by the Co-Issuers hereunder other than on a Distribution Date. The Class A-1 Notes shall accrue Commitment Fee during each Interest Period for each day from and including the Closing Date to but excluding the Commitment Period Termination Date as specified in Section 2.2. Commitment Fee shall be due and payable on each Distribution Date; provided, that payment of the Commitment Fee is subordinated to the payment on each Distribution Date of other amounts in accordance with the Priority of Payments.

So long as any Class A Notes and Class B Notes are Outstanding (or if the Commitment Period Termination Date has not occurred), any interest due on the Class C Notes, the Class D Notes or the Class E Notes which is not available to be paid as a result of the operation of the Priority of Payments on any Distribution Date shall not be considered “due and payable” for the purposes of Section 5.1(a) until the Distribution Date on which such interest is available to be paid in accordance with the Priority of Payments and shall be added to the Aggregate Outstanding Principal Amount of the Class C Notes as Class C Deferred Interest, as applicable, shall be added to the Aggregate outstanding Principal Amount of the Class D Notes as Class D Deferred Interest, as applicable and shall be added to the Aggregate Outstanding Principal Amount of the Class E Notes as Class E Deferred Interest. Class C Deferred Interest on the Class C Notes accrued to any Distribution Date shall bear interest at the Note Interest Rate applicable to the Class C Notes and shall be payable on the first Distribution Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. Upon the payment of Class C Deferred Interest previously capitalized as principal, the Aggregate Outstanding Principal Amount of the Class C Notes will be reduced by the amount of such payment. Class D Deferred Interest on the Class D Notes accrued to any Distribution Date shall bear interest at the Note Interest Rate applicable to the Class D Notes and shall be payable on the first Distribution Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. Upon the payment of Class D Deferred Interest previously capitalized as principal, the Aggregate Outstanding Principal Amount of the Class D Notes will be reduced by the amount of such payment. To the extent lawful and enforceable, interest shall accrue on any Defaulted Interest on any Note at the applicable Note Interest Rate until paid as provided herein.

In the event that any date identified as a Distribution Date (other than a Redemption Date or at Stated Maturity) falls on a day other than a Business Day, the Distribution Date shall be deemed to be the next succeeding Business Day and, except with respect to the Class B-2 Notes, the Class D-2 Notes and, when bearing interest at a fixed rate, the Class C-2 Notes and the Class C-3 Notes, interest shall accrue on such payment for the period from and after any such identified date to such next succeeding Business Day.

(a) The principal of each Note shall be payable no later than the Stated Maturity thereof unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, that, so long as any Class A-1 Notes are Outstanding (or if the Commitment Period Termination Date has not occurred), except as otherwise provided in Section 9 and the Priority of Payments, the payment of principal of the Class A-2 Notes (x) may only occur after principal of the Class A-1 Notes has been paid in full and (y) shall be subordinated to the payment on each Distribution Date of the principal and interest due and payable on the Class A-1 Notes and other amounts payable in accordance with the Priority of Payments; provided, further, that so long as any Class A-1 Notes or Class A-2 Notes are Outstanding (or if the Commitment Period Termination Date has not occurred), except as otherwise provided in Section 9 and the Priority of Payments, the payment of principal of the Class A-3 Notes (x) may only occur after principal of the Class A-1 Notes and the Class A-2 Notes have been paid in full and (y) shall be subordinated to the payment on each Distribution Date of the principal and interest due and payable on the Class A-1 Notes, the principal and interest due and payable on the Class A-2 Notes and other amounts payable in accordance with the Priority of Payments; provided, further, that so long as any Class A-1 Notes, Class A-2 Notes or Class A-3 Notes are Outstanding (or if the Commitment Period Termination Date has not occurred), except as otherwise provided in Section 9 and the Priority of Payments, the payment of principal of the Class B Notes (x) may only occur after principal of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full and (y) shall be subordinated to the payment on each Distribution Date of the principal and interest due and payable on the Class A-1 Notes, the principal and interest due and payable on the Class A-2 Notes, the principal and interest due and payable on the Class A-3 Notes and other amounts payable in accordance with the Priority of Payments; provided, further, that so long as any

Class A-1 Notes, Class A-2 Notes, Class A-3 Notes or Class B Notes are Outstanding (or if the Commitment Period Termination Date has not occurred), except as otherwise provided in Section 9 and the Priority of Payments, the payment of principal of the Class C Notes (x) may only occur after principal of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class B Notes have been paid in full and (y) shall be subordinated to the payment on each Distribution Date of the principal and interest due and payable on the Class A-1 Notes, the principal and interest due and payable on the Class A-2 Notes, the principal and interest due and payable on the Class A-3 Notes, the principal and interest due and payable on the Class B Notes, and other amounts payable in accordance with the Priority of Payments; provided, further, that so long as any Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes or Class C Notes are Outstanding (or if the Commitment Period Termination Date has not occurred), except as otherwise provided in Section 9 and the Priority of Payment, the payment of principal of the Class D Notes (x) may only occur after principal of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes and Class C Notes have been paid in full and (y) shall be subordinated to the payment on each Distribution Date of the principal and interest due and payable on the Class A-1 Notes, the principal and interest due and payable on the Class A-2 Notes, the principal and interest due and payable on the Class A-3 Notes, the principal and interest due and payable on the Class B Notes, the principal and interest due and payable on the Class C Notes and other amounts payable in accordance with the Priority of Payments; provided, further, that so long as any Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding (or if the Commitment Period Termination Date has not occurred), except as otherwise provided in Section 9 and the Priority of Payments, the payment of principal of the Class E Notes (x) may only occur after principal of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes and Class D Notes has been paid in full and (y) shall be subordinated to the payment on each Distribution Date of the principal and interest due and payable on the Class A-1 Notes, the principal and interest due and payable on the Class A-2 Notes, the principal and interest due and payable on the Class A-3 Notes, the principal and interest due and payable on the Class B Notes, the principal and interest due and payable on the Class C Notes, the principal and interest due and payable on the Class D Notes, the principal and interest due and payable on the Class E Notes and other amounts payable in accordance with the Priority of Payments; provided, further, that so long as any Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding (or if the Commitment Period Termination Date has not occurred), except as otherwise provided in Section 9 and the Priority of Payments, the payment of principal of the Class E Notes (x) may only occur after principal of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes has been paid in full and (y) shall be subordinated to the payment on each Distribution Date of the principal and interest due and payable on the Class A-1 Notes, the principal and interest due and payable on the Class A-2 Notes, the principal and interest due and payable on the Class A-3 Notes, the principal and interest due and payable on the Class B Notes, the principal and interest due and payable on the Class C Notes, the principal and interest due and payable on the Class D Notes and Class E Notes and other amounts payable in accordance with the Priority of Payments; provided, further, that any payment of principal of any Class of Notes (other than the most senior Class of Notes then Outstanding) that is not paid in accordance with the Priority of Payments on any Distribution Date shall not be considered “due and payable” for purposes of Section 5.1(b) until the Distribution Date on which such principal may be paid in accordance with the Priority of Payments.

(b) So long as the Coverage Tests are satisfied, principal will not be payable on any Class of Notes except (i) upon the occurrence of an Auction Call Redemption, Optional Redemption or Tax Redemption, (ii) as necessary to obtain a Ratings Confirmation, (iii) in the case of any Class C Notes, to pay amounts in respect of Class C Deferred Interest, (iv) in the case of any Class D Notes, to pay amounts in respect of Class D Deferred Interest, (v) in the case of any Class E Notes, to pay amounts in respect of Class E Deferred Interest, and (vi) on each Distribution Date principal will be payable from Principal Proceeds and, in certain circumstances, Interest Proceeds, in accordance with the Priority of Payments.

(c) As a condition to the payment of any principal of or interest or the Commitment Fee on any Note without U.S. federal back-up withholding, the Co-Issuers shall require the delivery of properly completed and signed applicable U.S. federal income tax certifications (generally, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or an Internal Revenue Service Form W-8 (or applicable successor form) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code). In addition, any Paying Agent may require further certification acceptable to it to enable the Co-Issuers, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold in respect of such Note or the Holder of such Note under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. All payments made by the Co-Issuers under this Indenture and the Notes will be made without any deduction or withholding for or on the account of any tax unless such deduction or withholding is required by applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If the Co-Issuers are so required to deduct or withhold, then the Co-Issuers will not be obligated to pay any additional amounts in respect of such withholding or deduction.

(d) Payments in respect of principal of and interest and the Commitment Fee on the Notes or Combination Note shall be payable by wire transfer in immediately available funds to a Dollar account maintained by the Noteholders in accordance with wire transfer instructions received by any Paying Agent on or before the Record Date or, if no wire transfer instructions are received by a Paying Agent, by a Dollar check drawn on a bank in the United States mailed by first-class mail to the address of such Noteholder as it appears on the Note Register at the close of business on the Record Date for such payment.

(e) The principal of and interest and the Commitment Fee on any Note or Combination Note that is payable on a Redemption Date or in accordance with the Priority of Payments on a Distribution Date and is punctually paid or duly provided for on such Redemption Date or Distribution Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such payment. All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Issuer or Co-Issuer to be maintained as provided in Section 7.2.

Payments to Holders of the Notes of each Class shall be made in the proportion that the Aggregate Outstanding Principal Amount of the Notes of such Class registered in the name of each such Holder on the Record Date for such payment bears to the Aggregate Outstanding Principal Amount of all Notes of such Class on such Record Date.

(f) Payment of any Defaulted Interest may be made in any other lawful manner in accordance with the Priority of Payments if notice of such payment is given by the Trustee to the Co-Issuers, the Hedge Counterparty and the Noteholders, and such manner of payment shall be deemed practicable by the Trustee.

(g) All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Distribution Date or Redemption Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(h) The obligations of the Co-Issuers under the Notes and this Indenture are non-recourse obligations of the Co-Issuers payable solely from the Collateral and in accordance with the Priority of Payments, and following realization of the Collateral and its reduction to zero any claims of the Noteholders shall be extinguished and shall not thereafter revive. No recourse shall be had against any Officer, Preferred Shareholder, director, manager, employee, security holder or incorporator of the Issuer, the Co-Issuer, the Collateral Manager, the Trustee, any Rating Agency, the Placement Agent or their respective successors or assigns for the payment of any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this Section 2.6(i) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement that is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions of this Section 2.6(i) shall not limit the right of any Person to name either Co-Issuers as a party defendant in any action or suit or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(i) Subject to the foregoing provisions of this Section 2.6 and the provisions of Sections 2.4 and 2.5, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and the Commitment Fee and principal that were carried by such other Note.

Section 2.7. Persons Deemed Owners

The Co-Issuers, the Trustee and any agent of any of them (collectively, the “Relevant Persons”) may treat the Person in whose name any Note or Combination Note on the

Note Register is registered as the owner of such Note or Combination Note on the applicable Record Date for the purpose of receiving payments of principal of and interest and the Commitment Fee on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and no Relevant Person shall be affected by notice to the contrary.

Section 2.8. Cancellation

All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, shall promptly be canceled by it and may not be reissued or resold. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.8, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Co-Issuers shall direct by an Issuer Order that they be returned to it. Any Notes purchased by the Co-Issuers shall be immediately delivered to the Trustee for cancellation.

Section 2.9. Combination Notes

(a) The Combination Notes will be treated as Class B-2 Notes and Class D-2 Notes, to the extent of the respective Components thereof, for purposes of voting, notice or other action. On each Distribution Date on which payments of interest, principal, redemption amounts or other payments are made on the Class B-2 Notes or Class D-2 Notes, a portion of such payments shall be allocated to each related Component of the Combination Notes as provided below. The Combination Notes are non-recourse obligations of the Co-Issuers and are payable solely from payments of interest, principal or other distributions in respect of the Components thereof which comprise Class B-2 Notes and Class D-2 Notes. The Combination Notes will be entitled to no other payments.

Each Holder of a Combination Note shall be deemed to make the applicable representations and agreements set forth in Section 2.4(c) with respect to the Components thereof.

Distributions to which the Combination Notes shall be entitled shall be made on each Distribution Date, including the Stated Maturity. The Combination Notes shall be paid distributions solely to the extent that interest or other amounts are paid on the relevant underlying Components. Payments in respect of interest, principal, redemption or other amounts on the Class B-2 Notes or Class D-2 Notes, which are represented by the Components, shall be allocated to the related Combination Note in the proportion (which originally shall be 100%) that (i) the Aggregate Outstanding Principal Amount of the Class B-2 Notes or Class D-2 Notes, as the case may be, represented by such Component bears to (ii) the Aggregate Outstanding Principal Amount of the Class B-2 Notes or Class D-2 Notes (including the related Components) as a whole. No other payments shall be made in respect of the Combination Notes.

Subject to the provisions of Section 2.6, Holders of Combination Notes as of the Record Date in respect of a Distribution Date shall be entitled to the interest accrued and payable on the corresponding Components in accordance with the Priority of Payments and principal payable on the corresponding Components in accordance with the Priority of Payments on such

Distribution Date. All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Issuer and the Co-Issuer to be maintained as provided in Section 7.2 (or returned to the Trustee).

Amounts payable on any Combination Note which are payable, and are punctually paid or duly provided for, on any Distribution Date shall be paid to the Person in whose name that Combination Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

The indicated rating of the Combination Notes on the Closing Date addresses the ultimate payment of the principal of the Combination Notes.

If an owner of a Combination Note wishes at any time to exchange such Combination Note for the Classes represented by its Components, such exchange may be made, and shall only be made, in accordance with paragraph (b) below.

Each Component of a Combination Note must satisfy the Authorized Denomination for its underlying Class specified in Section 2.2(b).

(b) If a holder of a Combination Note wishes at any time to exchange such Combination Note for the Classes of Notes represented by its Components, such exchange may be made, and shall only be made, in accordance with this Section 2.9(b). A Holder of a Combination Note may exchange such Combination Note for one or more Class B-2 Notes and Class D-2 Notes representing such Components (unless such Component has been fully paid). No exchange of a Combination Note for Notes representing its underlying Components shall be made until receipt by the Notes Registrar of a certificate substantially in the form of Exhibit C-1 or C-2, if applicable, duly executed by the Holder of such Combination Note accompanied by such Holder’s Combination Note.

Upon receipt by the Note Registrar of the documents referred to in the preceding sentence, the Note Registrar shall cancel such Combination Note, record the exchange in the Note Register in accordance with Section 2.8, instruct the Co-Issuers to execute, and thereafter authenticate and deliver Notes representing the underlying Components consisting of Notes in the form so requested in the same respective principal amounts as such underlying Component represents and notify the Issuer and the Transfer Agent of the exchange.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1. General Provisions

The Notes, including any Class A-1 Notes issued after the Closing Date pursuant to the Class A-1 Note Purchase Agreement, may be executed by the Co-Issuers (or, in the case of Class E Notes, the Issuer) and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee (or an Authenticating Agent on its behalf) upon Issuer Order, upon receipt by the Trustee of the following:

(a) an Officer’s certificate of the Issuer (i) evidencing the authorization by Board Resolution of the execution and delivery of, and the performance of the Issuer’s obligations under, this Indenture, each Hedge Agreement, the Collateral Administration Agreement, the Account Control Agreement, the Preferred Share Paying Agency Agreement, the Class A-1 Note Purchase Agreement, the Class A-2 Agency and Amending Agreement, the Class A-2 Account Control Agreement, the Collateral Management Agreement and the Administration Agreement, in each case as may be amended on or prior to, and as in effect on, the Closing Date, and the execution, authentication and delivery of the Notes and the Preferred Shares and specifying the Stated Maturity, the principal amount and the Note Interest Rate with respect to each Class of Notes to be authenticated and delivered and (ii) certifying that (A) the attached copy of such Board Resolution is a true and complete copy thereof, (B) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (C) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

(b) an Officer’s certificate of the Co-Issuer (i) evidencing the authorization by Board Resolution of the execution and delivery of, and the performance of the Co-Issuer’s obligations under, this Indenture, as may be amended on or prior to, and as in effect on, the Closing Date, and the execution, authentication and delivery of the Co-Issuer Notes and specifying the Stated Maturity, the principal amount and Note Interest Rate of each Class of Co-Issuer Notes to be authenticated and delivered and (ii) certifying that (A) the attached copy of such Board Resolution is a true and complete copy thereof, (B) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (C) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

(c) either (i) a certificate of the Issuer, or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to the Issuer satisfactory in form and substance to the Trustee on which the Trustee is entitled to rely to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes, the Combination Notes and the Preferred Shares or (ii) an Opinion of Counsel to the Issuer satisfactory in form and substance to the Trustee to the effect that no such authorization, approval or consent of any governmental body is required for the valid issuance of the Notes, the Combination Notes and the Preferred Shares except as may have been given;

(d) either (A) a certificate of the Co-Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to the Co-Issuer satisfactory in form and substance to the Trustee on which the Trustee is entitled to rely to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Co-Issuer Notes and the Combination Notes, or (B) an Opinion of Counsel to the Co-Issuer satisfactory in form and substance to the Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of the Co-Issuer Notes and the Combination Notes except as may have been given;

(e) (i) an opinion of Mayer, Brown, Rowe & Maw LLP, special New York counsel to the Co-Issuers, dated the Closing Date, substantially in the form of Exhibit E;

(ii) an opinion of Weil, Gotshal & Manges LLP, counsel to the Collateral Manager, dated the Closing Date, substantially in the form of Exhibit F;

(iii) an opinion of Gardere Wynne Sewell LLP, counsel to the Trustee, dated the Closing Date, substantially in the form of Exhibit G;

(iv) an opinion of Walkers, Cayman Islands counsel to the Issuer, dated the Closing Date, substantially in the form of Exhibit H; and

(v) an opinion of internal counsel to the Hedge Counterparty dated the Closing Date, substantially in the form of Exhibit J.

(f) an Officer’s certificate of the Issuer, stating that the Issuer is not in Default under this Indenture and that the issuance of the Notes and the Preferred Shares will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Issuer Charter, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that no Event of Default shall have occurred and be continuing; that all of the representations and warranties contained herein are true and correct as of the Closing Date; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes, the Combination Notes and the Preferred Shares applied for (including in Section 3.2) have been complied with; and that all expenses due or accrued with respect to the Offering or relating to actions taken on or in connection with the Closing Date have been paid;

(g) an Officer’s certificate of the Co-Issuer stating that the Co-Issuer is not in Default under this Indenture and that the issuance of the Notes will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Certificate of Incorporation or By-Laws of the Co-Issuer, any indenture or other agreement or instrument to which the Co-Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Co-Issuer is a party or by which it may be bound or to which it may be subject; that no Event of Default shall have occurred and be continuing; that all of the representations and warranties contained herein are true and correct as of the Closing Date; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Co-Issuer Notes applied for have been complied with; and that all expenses due or accrued with respect to the Offering or relating to actions taken on or in connection with the Closing Date have been paid;

(h) an Accountants’ Report in form and substance acceptable to the Issuer (i) confirming that Schedule A attached to this Indenture conforms with the closing date collateral database provided on behalf of the Issuer, and which lists the Collateral Debt Securities to be Granted to the Trustee on the Closing Date pursuant to Section 3.2(a) hereof and confirming the information with respect to each Collateral Debt Security set forth on the Schedule of Collateral Debt Securities attached hereto as Schedule A and the information provided by the Issuer with respect to every other asset forming part of the Collateral, by reference to such sources as shall be specified therein; (ii) confirming that as of the Closing Date, the aggregate Principal Balance of the Collateral Debt Securities issued by any one issuer (including its Affiliates), does not account for more than 3.75% of the Aggregate Ramp-Up Par Amount and compliance with the Collateral Quality Tests (excluding the Standard & Poor’s CDO Monitor Test); and (iii) with respect to each of the following categories of Collateral Debt Securities: (A) the Trust Preferred Securities, (B) the Subordinated Notes, (C) the Primary Senior Notes, (D) the Secondary Senior Notes and (E) the CMBS, stating each of the following as of the Closing Date: (1) the aggregate Principal Balance of Collateral Debt Securities in each such category, (2) the percentage of the total aggregate Principal Balance of all Collateral Debt Securities represented by Collateral Debt Securities in each such category, (3) the smallest and largest Principal Balance of any individual issuance of Collateral Debt Securities in each such category, (4) the mean and median Principal Balances of Collateral Debt Securities in each such category and (5) the number of Trust Preferred Securities Issuers (and the number of Real Estate Entities, if applicable), Subordinated Note Issuers, Primary Senior Note Issuers, Secondary Senior Note Issuers and CMBS Issuers of Collateral Debt Securities in each such category;

(i) an executed counterpart of the Collateral Administration Agreement, the Class A-1 Note Purchase Agreement, the Account Control Agreement, the Class A-2 Agency and Amending Agreement, the Class A-2 Account Control Agreement, the Collateral Management Agreement, the Administration Agreement and the Preferred Share Paying Agency Agreement;

(j) an executed copy of each Hedge Agreement (including the initial Basis Swap) entered into on or prior to such date (and all acknowledgments thereto);

(k) delivery of a Financing Statement for filing with the Recorder of Deeds in the District of Columbia against the Issuer;

(l) evidence of the registration of a charge against the Issuer in the Cayman Islands;

(m) an Issuer Order executed by the Co-Issuers directing the Trustee to (i) authenticate the Notes and Combination Notes, as applicable, specified therein, in the amounts set forth therein and registered in the name(s) set forth therein and (ii) deliver the authenticated Notes and Combination Notes, as applicable, to the Issuer to hold on behalf of the Co-Issuers or as otherwise directed by the Issuer or the Co-Issuer; and

(n) such other documents as the Trustee may reasonably require.

Section 3.2. Security for Notes

Prior to the issuance of the Notes on the Closing Date, the Issuer shall cause the following conditions to be satisfied:

(a) Grant of Security Interest; Delivery of Collateral Debt Securities. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral and the transfer of all Collateral Debt Securities purchased by the Issuer on the Closing Date and any Equity Securities acquired in connection therewith (as set forth in the Schedule of Collateral Debt Securities) to the Trustee in the manner provided in Section 3.3(b).

(b) Certificate of the Issuer. The delivery to the Trustee of a certificate of an Authorized Officer of the Issuer or the Collateral Manager, for and on behalf of the Issuer, dated as of the Closing Date, to the effect that, in the case of each Collateral Debt Security and Equity Security pledged to the Trustee for inclusion in the Collateral on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

(i) the Issuer is the owner of such Collateral Debt Security or Equity Security free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date and except for those Granted pursuant to this Indenture and encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on such Collateral Debt Security or Equity Security prior to the first payment date and owed by the Issuer to the seller of such Collateral Debt Security or Equity Security;

(ii) the Issuer has acquired its ownership in such Collateral Debt Security or Equity Security in good faith without notice of any adverse claim (within the meaning given to such term by Section 8-102(a)(1) of the UCC), except as described in clause (i) above;

(iii) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Debt Security or Equity Security (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(iv) the Issuer has full right to Grant a security interest in and assign and pledge all of its right, title and interest in such Collateral Debt Security or Equity Security to the Trustee;

(v) the information set forth with respect to such Collateral Debt Security or Equity Security in the Schedule of Collateral Debt Securities is correct;

(vi) each Collateral Debt Security included in the Collateral satisfies the Collateral Debt Security Criteria and is transferred to the Trustee as required by Section 3.2(a);

(vii) each Collateral Debt Security and Equity Security was acquired in accordance with all applicable requirements of this Indenture; and

(viii) upon Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral (assuming that any Clearing Corporation, Securities Intermediary or other entity not within the control of the Issuer involved in the Grant of Collateral takes the actions required of it under Section 3.3(b) for perfection of that interest) and a Securities Entitlement with respect to Financial Assets.

(c) Rating Letters. The delivery to the Trustee of an Officer’s certificate of the Issuer, to the effect that (i) attached thereto are true and correct copies of (A) a letter signed by Standard & Poor’s confirming that the Class A-1 Notes have been rated “AAA” by Standard & Poor’s, the Class A-2 Notes have been rated “AAA” by Standard & Poor’s, the Class A-3 Notes have been rated “AAA” by Standard & Poor’s, the Class B Notes have been rated “AA” by Standard & Poor’s, the Class C Notes have been rated “A” by Standard & Poor’s, the Class D Notes have been rated “BBB” by Standard & Poor’s and the Class E Notes have been rated “BB+” by Standard & Poor’s; (B) one or more letters signed by Fitch confirming that the Class A-1 Notes have been rated “AAA” by Fitch, the Class A-2 Notes have been rated “AAA” by Fitch, the Class A-3 Notes have been rated “AAA” by Fitch, the Class B Notes have been rated “AA” by Fitch, the Class C Notes have been rated “A” by Fitch, the Class D Notes have been rated “BBB” by Fitch, the Class E Notes have been rated “BB+” by Fitch and the Combination Notes have been rated “AA” by Fitch; and (C) a letter signed by Moody’s confirming that the Class A-1 Notes have been rated “Aaa” by Moody’s and the Class B Notes have been rated “Aa2” by Moody’s.

(d) Accounts. The delivery by the Trustee of evidence of the establishment of the Payment Account, the Interest Collection Account, the Hedge Counterparty Collateral Account, the Principal Collection Account, the First Distribution Date Reserve Account, the Semi-Annual Interest Reserve Account, the Expense Account, the Interest Reserve Account, the Uninvested Proceeds Account and the Custodial Account.

(e) Funding Certificate. The delivery to the Trustee of a Funding Certificate, duly executed by an Authorized Officer of the Issuer, relating to, among other things, the disposition of the proceeds of the issuance of the Notes, and the Preferred Shares, dated the Closing Date, in substantially the form of Exhibit D hereto.

(f) Purchases. The delivery to the Trustee of evidence that the Issuer expects to purchase or enter into one or more agreements to purchase, for settlement on or following the Closing Date in accordance with customary settlement procedures in the relevant markets, Collateral Debt Securities having an Aggregate Principal Balance of not less than U.S.$423,125,000.

(g) Proceeds of the Preferred Shares. The Issuer has issued Preferred Shares with an aggregate liquidation preference of U.S.$ 43,000,000 and received payment therefor.

Section 3.3. Custodianship; Transfer of Collateral Debt Securities and Eligible Investments

(a) The Trustee shall hold all Certificated Securities and Instruments in physical form at the office of a custodian appointed by it in the Borough of Manhattan, City of New York (together with any successor in such capacity, the “Custodian”). Initially, such Custodian shall be JPMorgan Chase Bank, National Association, with its address at WSS Window, 4 New York Plaza, Ground Floor, New York, New York 10004, Attn: Worldwide Securities Services, TABERNA PREFERRED FUNDING IV, LTD. Any successor custodian shall be a state or national bank or trust company which is not an Affiliate of the Issuer or the Co-Issuer and has a combined capital and surplus of at least U.S.$ 200,000,000.

(b) Each Collateral Debt Security, Equity Security and Eligible Investment shall be credited to the appropriate Account. Each time that the Issuer, or the Collateral Manager on behalf of the Issuer, shall direct or cause the acquisition of any Collateral Debt Security, Equity

Security or Eligible Investment, the Collateral Manager (on behalf of the Issuer) shall, if such Collateral Debt Security, Equity Security or Eligible Investment has not already been transferred to the Custodial Account and credited thereto, cause the transfer of such Collateral Debt Security, Equity Security or Eligible Investment to the Custodian to be held in and credited to the Custodial Account for the benefit of the Trustee in accordance with the terms of this Indenture. The security interest of the Trustee in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Debt Security, Equity Security or Eligible Investment so acquired, including all rights of the Issuer in and to any contracts related to and proceeds of such Collateral Debt Security, Equity Security or Eligible Investment. On the Closing Date and on each day any Collateral is acquired or otherwise becomes subject to the lien of this Indenture, the Issuer hereby makes the Perfection Representations set forth in Exhibit K hereto, which representations shall be a part of this Indenture for all purposes. The Trustee (x) shall not, without satisfying the Rating Condition, waive any of the Perfection Representations and (y) shall provide each Rating Agency with prompt written notice of any breach of the Perfection Representations of which the Trustee has knowledge.

(c) In order to perfect the security interest in the Collateral Granted to the Trustee hereunder, the Issuer shall:

(i) in the case of a “financial asset” (within the meaning of the applicable Uniform Commercial Code) credited to the Accounts, (A) deliver on the Closing Date to the Trustee a fully executed Account Control Agreement pursuant to which the Custodian, as Securities Intermediary, has agreed to comply with all instructions originated by the Trustee directing disposition of the funds in the Accounts without further consent by the Issuer and (B) take all steps necessary to cause the Custodian, as Securities Intermediary, to identify in its records the Trustee as the person having a security entitlement against the Custodian, as Securities Intermediary, in each of the Accounts; and

(ii) in the case of a “general intangible” (within the meaning of the applicable Uniform Commercial Code), cause, within 10 days of the Closing Date (or 10 days of the acquisition date of such account), the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1. Satisfaction and Discharge of Indenture

This Indenture shall be discharged and shall cease to be of further effect with respect to the Notes and the Collateral securing the Notes, except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) the rights of Noteholders to receive payments of principal thereof and interest and the Commitment Fee thereon, as provided herein and the rights of the Hedge Counterparty to receive

Hedge Payment Amounts as provided herein (including as provided in the Priority of Payments and Section 13), (iv) the rights, obligations and immunities of the Trustee hereunder, (v) the rights and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement and (vi) the rights of the Secured Parties as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them; and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) either:

(i) all Notes theretofore authenticated and delivered (other than (A) Notes that have been mutilated, defaced, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year or (C) are to be called for redemption pursuant to Section 9.1 under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Co-Issuers pursuant to Section 9.3 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or noncallable direct obligations of the United States in an amount sufficient, as verified by a firm of nationally recognized Independent certified public accountants, to pay and discharge the entire indebtedness on all Notes not theretofore delivered to the Trustee for cancellation, including all principal and interest (including the Class C Deferred Interest, the Class D Deferred Interest and the Class E Deferred Interest and interest on Defaulted Interest, if any) and the Commitment Fee accrued to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or the Redemption Date, as the case may be; provided, that (x) such obligations are entitled to the full faith and credit of the United States and (y) this subclause (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded;

(b) the Co-Issuers have paid or caused to be paid all other sums payable hereunder (including amounts payable pursuant to the Collateral Administration Agreement, the Hedge Agreements (including amounts associated with the termination thereof), the Collateral Management Agreement, the Preferred Share Paying Agency Agreement, the Class A-1 Note Purchase Agreement, the Class A-2 Agency and Amending Agreement, the Administration Agreement and the other documents executed in connection herewith) and no other amounts will become due and payable by the Co-Issuers; and

(c) each of the Issuer and the Co-Issuer has delivered to the Trustee an Officer’s certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Co-Issuer, the Hedge Counterparty, the Trustee, the Collateral Manager and, if applicable, the Noteholders, as the case may be, under Sections 2.6, 4.2, 5.4(d) 5.9, 5.18, 6.7, 6.8, 7.1 and 7.3 shall survive.

Section 4.2. Application of Trust Money

All Cash deposited with the Trustee pursuant to Section 4.1 for the payment of principal of and interest and the Commitment Fee on the Notes and amounts payable hereunder and pursuant to the Hedge Agreements, the Collateral Administration Agreement, the Collateral Management Agreement, the Class A-1 Note Purchase Agreement, the Class A-2 Agency and Amending Agreement, the Administration Agreement and the Preferred Share Paying Agency Agreement shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including the Priority of Payments, for the payment either directly or through any Paying Agent, as the Trustee may determine, to the Person entitled thereto of the respective amounts in respect of which such Cash has been deposited with the Trustee; but such Cash need not be segregated from other funds held by the Trustee except to the extent required herein or required by law.

Section 4.3. Repayment of Monies Held by Paying Agent

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Cash then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Co-Issuers, be paid to the Trustee to be held and applied pursuant to Section 7.3 and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Cash.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

Section 5.1. Events of Default

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default in the payment of any interest or the Commitment Fee (i) on any Class A-1 Note, Class A-2 Note, Class A-3 Note or Class B Note, (ii) if there are no Class B Notes outstanding, on any Class C Notes or (iii) if there are no Class C Notes outstanding, on any Class D Notes or (iv) if there are no Class D Notes outstanding, on any Class E Notes when the same becomes due and payable, in each case which default continues for a period of three (3) Business Days, such three Business Day period not to be abridged or extended unless the consent of all Holders of Outstanding Notes is obtained (or, in the case of a default in payment resulting solely from an administrative error or omission by the Trustee, a Paying Agent (other than the Preferred Share Paying Agent) or the Note Registrar, such default continues for a period of seven days after written notice thereof);

(b) a default in the payment of principal of any Note when the same becomes due and payable at its Stated Maturity or Redemption Date (or, in the case of a default in payment resulting solely from an administrative error or omission by the Trustee, a Paying Agent (other than the Preferred Share Paying Agent) or the Note Registrar, such default continues for a period of seven days after written notice thereof);

(c) the failure on any Distribution Date to disburse amounts available in the Interest Collection Account or Principal Collection Account in accordance with the order of priority set forth in Section 11.1 (other than a default in payment described in clause (a) or (b) of this Section 5.1), which failure continues for a period of three (3) Business Days, such three Business Day period not to be abridged or extended unless the consent of all Holders of Outstanding Notes is obtained (or, in the case of a failure resulting solely from an administrative error or omission by the Trustee, a Paying Agent (other than the Preferred Share Paying Agent) or the Note Registrar, such default continues for a period of seven days after written notice thereof);

(d) the Issuer, the Co-Issuer or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act;

(e) (i) a default in the performance, or a breach, of any other covenant or other agreement (other than the covenant to satisfy the Coverage Tests and the Collateral Quality Tests) of the Issuer under this Indenture or (ii) any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proves to be incorrect in any material respect when made, and, in the case of both clauses (i) and (ii) above, the continuation of such default or breach for a period of 30 days (or, if such default or breach has an adverse effect on the validity, perfection or priority of the security interest granted hereunder, 15 days) after the Issuer or the Collateral Manager has actual knowledge that such default or breach has occurred or after written notice thereof to the Issuer and the Collateral Manager by the Trustee, or to the Issuer, the Collateral Manager and the Trustee by the Holders of at least 25% in Aggregate Outstanding Principal Amount of Notes of the Controlling Class or the Hedge Counterparty;

(f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) winding up, liquidation, reorganization or other relief in respect of either the Issuer or the Co-Issuer or its debts, or of a substantial part of its assets, under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for either the Issuer or the Co-Issuer or for a substantial part of its assets in connection with any winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law, and, in any such case, such proceeding or petition shall continue undismissed for 60 days; or an order or decree approving or ordering any of the foregoing shall be entered; or the Issuer or its assets shall become subject to any event that, under the applicable laws of the Cayman Islands, has an analogous effect to any of the foregoing;

(g) the Issuer or the Co-Issuer shall (i) voluntarily commence any proceeding or file any petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in

Section 5.1(f), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or the Co-Issuer or for a substantial part of its assets in connection with any winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or the Issuer shall cause or become subject to any event with respect to the Issuer that, under the applicable laws of the Cayman Islands, has an analogous effect to any of the foregoing;

(h) one or more final judgments being rendered against the Issuer or the Co-Issuer that exceed, in the aggregate, U.S.$5,000,000 and which remain unstayed, undischarged and unsatisfied for 30 days after such judgment(s) becomes nonappealable, unless adequate funds have been reserved or set aside for the payment thereof, and unless (except as otherwise specified in writing by Standard & Poor’s and Moody’s) the Rating Condition shall have been satisfied; or

(i) the failure, on any Measurement Date, to cause the Class A/B Overcollateralization Ratio to be equal to or greater than 100.0%.

If either the Issuer or the Co-Issuer shall obtain actual knowledge that a Default or an Event of Default has occurred and is continuing, the Issuer or the Co-Issuer, as applicable, shall promptly notify the Trustee, the Collateral Manager, the Noteholders, the Preferred Share Paying Agent, the Hedge Counterparty and each Rating Agency in writing of such Default or Event of Default.

Section 5.2. Acceleration of Maturity; Rescission and Annulment

(a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(f) or 5.1(g)), with the consent of a Majority of the Controlling Class, the Trustee may and, at the direction of a Majority of the Controlling Class, the Trustee shall, declare the principal of all of the Notes to be immediately due and payable and reduce the unfunded Commitments with respect to the Class A-1 Notes to zero, and upon any such declaration such principal, together with all accrued and unpaid interest and the Commitment Fee thereon, and other amounts payable hereunder, shall become immediately due and payable. Notwithstanding the preceding sentence, if an Event of Default specified in Section 5.1(a) or 5.1(b) occurs and is continuing solely with respect to a default in the payment of any principal of or interest on Notes of a Class other than the Controlling Class, neither the Trustee nor the Holders of such non-Controlling Class shall have the right to declare such principal and other amounts to be immediately due and payable. If an Event of Default specified in Section 5.1(f) or 5.1(g) occurs, all unpaid principal, together with all accrued and unpaid interest and the Commitment Fee thereon, of all the Notes, and other amounts payable hereunder, shall automatically become due and payable and the unfunded Commitments shall be automatically reduced to zero, in each case without any declaration or other act on the part of the Trustee or any Noteholder.

(b) At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Section 5, a Majority of the Controlling Class, by written notice to the Co-Issuers and the Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue installments of principal of and interest and the Commitment Fee on the Notes,

(B) interest upon the Class C Deferred Interest at the applicable Note Interest Rate, interest upon the Class D Deferred Interest at the applicable Note Interest Rate, interest upon the Class E Deferred Interest at the applicable Note Interest Rate and, to the extent that payment of such interest is lawful, upon Defaulted Interest at the applicable Note Interest Rate,

(C) any accrued and unpaid amounts (including termination payments, if any) payable by the Issuer pursuant to the Hedge Agreements, and

(D) all unpaid taxes and administrative expenses and other sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(ii) the Trustee has determined that all Events of Default, other than the nonpayment of the principal of or interest or the Commitment Fee on the Notes that have become due solely by such acceleration, have been cured and a Majority of the Controlling Class by written notice to the Trustee has agreed with such determination or waived such Default or Event of Default as provided in Section 5.14; and

(iii) the Hedge Agreements in effect at the time of a declaration of an acceleration shall remain in effect until liquidation of the Collateral has begun and such declaration is no longer capable of being rescinded or annulled.

At any such time as the Trustee shall rescind and annul such declaration and its consequences, the Trustee shall preserve the Collateral in accordance with the provisions of Section 5.5; provided, that, if such preservation of the Collateral is rescinded pursuant to Section 5.5, the Notes may be accelerated pursuant to Section 5.2(a), notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this Section 5.2(b).

No such rescission and annulment shall affect any subsequent Default or impair any right consequent thereon.

Section 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee

The Co-Issuers covenant (or, in the case of Class E Notes, the Issuer covenants) that if a Default shall occur in respect of the payment of any principal of or interest on or the Commitment Fee on any Class A Note or Class B Note, the payment of principal of or interest on any Class C Note, Class D Note or Class E Note (but with respect to interest, only after the

Class A Notes, and the Class B Notes and, as applicable, the Class C Notes, the Class D Notes and the Class E Notes, and all interest accrued thereon have been paid in full and the Aggregate Undrawn Amount under the Class A-1 Notes has been reduced to zero), as applicable, the Co-Issuers (or, in the case of Class E Notes, the Issuer) will upon demand of the Trustee or any affected Noteholder, pay to the Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal and interest and the Commitment Fee with interest upon the overdue principal and the Commitment Fee and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest at the applicable Note Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and such Noteholder and their respective agents and counsel.

If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may, and shall, upon the direction by a Majority of the Controlling Class, prosecute such Proceeding to judgment or final decree, and may enforce the same against the Co-Issuers or any other obligor upon the Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Collateral.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no direction by a Majority of the Controlling Class is received by the Trustee) or as the Trustee may be directed by a Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or the Co-Issuer or any other obligor upon the Notes under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes, or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest and the Commitment Fee owing and unpaid in respect of the Notes upon direction by a Majority of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee) and of the Noteholders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes and the Hedge Agreements or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes, upon the direction of such Holders, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(c) to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on behalf of the Noteholders and the Trustee; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys and counsel, shall be for the benefit of the Secured Parties and payable to the Secured Parties in accordance with the Priority of Payments.

In any Proceedings brought by the Trustee on behalf of the Holders, the Trustee shall be held to represent, subject to Section 6.17, all the Secured Parties.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except in accordance with Section 5.5(a).

Section 5.4. Remedies

(a) If an Event of Default shall have occurred and be continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Co-Issuers agree that the Trustee may after notice to the Noteholders, the Collateral Manager, the Hedge Counterparty, the Preferred Share Paying Agent and each Rating Agency, and shall, upon direction by a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral any Monies adjudged due;

(ii) sell all or a portion of the Collateral or rights of interest therein at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

(v) exercise any other rights and remedies that may be available at law or in equity;

provided, that the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except in accordance with Section 5.5(a).

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Collateral to make the required payments of principal of and interest and the Commitment Fee on the Notes, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b) If an Event of Default as described in Section 5.1(e) shall have occurred and be continuing, the Trustee may, and at the request of the Holders of not less than 25% of the Aggregate Outstanding Principal Amount of the Controlling Class or the Hedge Counterparty shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such proceeding.

(c) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Noteholder or Noteholders may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind the Co-Issuers, the Trustee, the Hedge Counterparty and the Noteholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d) Notwithstanding any other provision of this Indenture, the Trustee may not, prior to the date which is one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or state bankruptcy or similar laws or the laws of any jurisdiction. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee or (ii) from commencing against the Issuer or the Co-Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

Section 5.5. Preservation of Collateral

(a) If an Event of Default shall have occurred and be continuing when any Class of Notes is Outstanding (and the Commitment Period Termination Date has not occurred), the Trustee shall retain the Collateral securing the Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral securing the Notes in accordance with the Priority of Payments and the provisions of Sections 10, 12 and 13 unless:

(i) the Trustee determines that the anticipated proceeds of a sale or liquidation of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due and unpaid on the Notes for principal, interest (including Class C Deferred Interest, Class D Deferred Interest, Class E Deferred Interest, Defaulted Interest and interest on Defaulted Interest, if any), Commitment Fee due and unpaid administrative expenses as limited by clause (2) of Section 11.1(a)(i) and any accrued and unpaid Hedge Payment Amounts payable by the Issuer pursuant to the Hedge Agreements, including termination payments (assuming, for this purpose, that each Hedge Agreement has been terminated by reason of an event of default or termination with respect to the Issuer); or

(ii) if the Holders of at least 66-2/3% in Aggregate Outstanding Principal Amount of each Class of Notes voting as a separate Class direct, subject to the provisions hereof, the sale and liquidation of the Collateral.

The Trustee shall give written notice of the retention of the Collateral to the Issuer, with a copy to the Co-Issuer, the Hedge Counterparty and the Collateral Manager. So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) exist.

(b) Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Collateral securing the Notes if prohibited by applicable law.

(c) In determining whether the condition specified in Section 5.5(a)(i) exists, (i) the Trustee shall obtain bid prices with respect to each security contained in the Collateral from two nationally recognized dealers, as specified by the Collateral Manager in writing, which are Independent from each other and the Collateral Manager and its Affiliates, at the time making a market in such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security and (ii) such condition will be deemed not to exist if the Holders of at least 66-2/3% in Aggregate Outstanding Principal Amount of the Controlling Class give notice to the Trustee to the effect that the Trustee has not followed the procedures set forth in this Indenture in making the relevant determinations required pursuant to Section 5.5(a)(i). For the purposes of making the determinations required pursuant to Section 5.5(a)(i), the Trustee shall apply the standards set forth in Section 9.1(b). In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Pledged Securities and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation.

The Trustee shall deliver to the Noteholders, the Collateral Manager, the Hedge Counterparty and the Co-Issuers a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after making such determination. The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Collateral pursuant to Section 5.5(a)(i). In the case of each calculation made by the Trustee pursuant to Section 5.5(a)(i), the Trustee shall obtain a letter of an Independent certified public accountant confirming the accuracy of the computations of the Trustee and certifying their conformity to the requirements of this Indenture. In determining whether the Holders of the requisite Aggregate Outstanding Principal Amount of any Class of Notes have given any direction or notice or have agreed pursuant to Section 5.5(a), any Holder of a Note of a Class who is also a Holder of Notes of another Class or any Affiliate of any such Holder shall be counted as a Holder of each such Note for all purposes.

(d) If an Event of Default shall have occurred and be continuing at a time when no Note is Outstanding (and the Commitment Period Termination Date has occurred), the Trustee shall retain the Collateral securing the Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Notes in accordance with the Priority of Payments and the provisions of Section 10 and Section 12 unless a Majority-in-Interest of Preferred Shareholders direct the sale and liquidation of the Collateral.

Section 5.6. Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7.

Section 5.7. Application of Money Collected

Any Money collected by the Trustee with respect to the Notes pursuant to this Section 5 and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied subject to Section 13.1 and in accordance with the provisions of Section 11.1, at the date or dates fixed by the Trustee.

Section 5.8. Limitation on Suits

No Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given to the Trustee written notice of an Event of Default;

(b) except as otherwise provided in Section 5.9, the Holders of at least 25% in Aggregate Outstanding Principal Amount of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(c) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders of the Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

If the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall follow the instructions of the group representing the higher percentage of interest in the Controlling Class, notwithstanding any other provisions of this Indenture.

Section 5.9. Unconditional Rights of Noteholders to Receive Principal, Interest and the Commitment Fee

Notwithstanding any other provision in this Indenture (other than Section 2.6(i)), the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest and the Commitment Fee on such Note as such principal and interest and the Commitment Fee become due and payable in accordance with Section 13.1 and the Priority of Payments and, subject to the provisions of Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.10. Restoration of Rights and Remedies

If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Co-Issuers, the Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Secured Parties shall continue as though no such Proceeding had been instituted.

Section 5.11. Rights and Remedies Cumulative

No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders or Hedge Counterparty is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12. Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Noteholder or Hedge Counterparty to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 5 or by law to the Trustee or to the Noteholders or Hedge Counterparty may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders or Hedge Counterparty, as the case may be.

Section 5.13. Control by Controlling Class

Notwithstanding any other provision of this Indenture (but subject to the proviso in the definition of “Outstanding” in Section 1.1(a)), a Majority of the Controlling Class shall have the right to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or for exercising any trust, right, remedy or power conferred on the Trustee; provided, that:

(a) such direction shall not conflict with any rule of law or with this Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, that, subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received satisfactory indemnity against such liability as set forth below);

(c) the Trustee shall have been provided with indemnity reasonably satisfactory to it; and

(d) any direction to the Trustee to undertake a Sale of the Collateral shall be made only pursuant to, and in accordance with, Sections 5.4 and 5.5.

Section 5.14. Waiver of Past Defaults

Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Section 5, a Majority of the Controlling Class may on behalf of the Holders of all the Notes, acting with the consent of the Hedge Counterparty, waive any past Default and its consequences, except a Default:

(a) in the payment of the principal of any Note or in the payment of interest (including Defaulted Interest and interest on Defaulted Interest, if any) or the Commitment Fee on the Class A Notes or Class B Notes or, after the Class A Notes and Class B Notes have been paid in full, on the Class C Notes, or, after the Class C Notes have been paid in full, on the Class D Notes or, after the Class D Notes have been paid in full, on the Class E Notes (including Class C Deferred Interest, Class D Deferred Interest, Class E Deferred Interest, Defaulted Interest and interest on Defaulted Interest, if any); or

(b) in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note affected thereby; or

(c) Arising under Section 5.1(f) or 5.1(g).

In the case of any such waiver, (i) the Co-Issuers, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto and (ii) the Trustee shall promptly give written notice of any such waiver to the Collateral Manager, the Preferred Share Paying Agent and each Holder of Notes. The Rating Agencies shall be promptly notified in writing by the Issuer of any such waiver.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 5.15. Undertaking for Costs

All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee or any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in Aggregate Outstanding Principal Amount of the Controlling Class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest or the Commitment Fee on any Note on or after the Stated Maturity expressed in such Note (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16. Waiver of Stay or Extension Laws

Each of the Co-Issuers covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Indenture; and each of the Co-Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein Granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17. Sale of Collateral

(a) The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts secured by the Collateral shall have been paid. The Trustee may upon notice to the Noteholders and the Hedge Counterparty, and shall, upon direction of a Majority of the Controlling Class from time to time postpone any Sale by announcement made at the time and place of such Sale; provided that, if the Sale is rescheduled for a date more than 10 Business Days after the date of the determination by the Trustee pursuant to Section 5.5, such Sale shall not occur unless and until the Trustee has again made the determination required by Section 5.5.

The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided, that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7.

(b) The Trustee may bid for and acquire any portion of the Collateral in connection with a public Sale thereof, by crediting all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7. The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any properly so acquired in any manner permitted by law in accordance with this Indenture.

(c) If any portion of the Collateral consists of securities not registered under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no-action position from the United States Securities and Exchange Commission or any other relevant federal or state regulatory authorities, regarding the legality of a public or private sale of such Unregistered Securities (the costs of which, in each case, shall be reimbursable to the Trustee pursuant to Section 6.8).

(d) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

Section 5.18. Action on the Notes

The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Secured Parties shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer or the Co-Issuer.

ARTICLE VI

THE TRUSTEE

Section 6.1. Certain Duties and Responsibilities

(a) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, that, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. In the case of an Officer’s Certificate to be provided by the Collateral Manager or the Issuer, if a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

(b) In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this subclause (c) shall not be construed to limit the effect of subclause (a) of this Section 6.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Co-Issuer, the Collateral Manager in accordance with this Indenture, or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof) relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability does not exceed the amount payable to the Trustee pursuant to Section 11.1(a)(i)(2) net of the amounts specified in Section 6.8(a)(i), the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to performance of its ordinary non-remedial services, including under Section 5, under this Indenture; and

(v) the Trustee shall not be liable to the Noteholders for any action taken or omitted by it in good faith at the direction of the Issuer, the Co-Issuer, the Collateral Manager or the Holders of the Notes under the circumstances in which such direction is required or permitted by the terms of this Indenture.

(d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i) or any Default described in Section 5.1(e) or 5.1(h) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or such a Default, as the case may be, is received by the Trustee at the Corporate Trust Office. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or such a Default, as the case may be, such reference shall be construed to refer only to such an Event of Default or such a Default, as the case may be, of which the Trustee is deemed to have notice as described in this Section 6.1(d).

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.

(f) The Trustee shall, upon reasonable (but no less than one Business Day’s) prior written notice to the Trustee, permit any representative of a Holder of a Note, during the Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Trustee (other than items protected by attorney-client privilege) relating to the Notes, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee by such Holder) and to discuss the Trustee’s actions, as such actions relate to the Trustee’s duties with respect to the Notes, with the Trustee’s Officers and employees responsible for carrying out the Trustee’s duties with respect to the Notes.

(g) With respect to the security interests created hereunder, the Trustee acts as a fiduciary for the Noteholders only, and serves as a collateral agent for the Collateral Manager and the Hedge Counterparty.

Section 6.2. Notice of Default

Promptly (and in no event later than two Business Days) after the occurrence of any Default known to the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall mail to the Collateral Manager, the Preferred Share Paying Agent, the Hedge Counterparty, each Rating Agency (for so long as any Class of Notes is Outstanding) and to all Holders of Notes, as their names and addresses appear on the Note Register, notice of all Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

Section 6.3. Certain Rights of Trustee

Except as otherwise provided in Sections 6.1, 8.1 and 8.2:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c) whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or (ii) be required to determine the value of any Collateral or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper documents, but the Trustee, in its discretion, may and, upon the written direction of a Majority of any Class or any Rating Agency, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior notice to the Co-Issuers and the Collateral Manager, to examine the books and records of the Co-Issuers and the Collateral Manager relating to the Notes and the Collateral, personally or by agent or attorney during normal business hours; provided, that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory authority or by the documents delivered pursuant to or in connection with this

Indenture and the Notes and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (other than any Affiliate of the Trustee) appointed and supervised, or attorney appointed, with due care by it hereunder;

(h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and, after the occurrence and during the continuance of an Event of Default, prudently believes to be authorized or within its rights or powers hereunder;

(i) to the extent permitted by law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise; and

(j) the permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

Section 6.4. Authenticating Agents

Upon the request of the Co-Issuers, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.4 shall be deemed to be the authentication of Notes “by the Trustee.”

Any entity into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any entity succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor entity.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Co-Issuers. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.8. The provisions of Sections 2.8, 6.5 and 6.6 shall be applicable to any Authenticating Agent.

Section 6.5. Not Responsible for Recitals or Issuance of Notes

The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Co-Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), of the Collateral or of the Notes. The Trustee shall not be accountable for the use or application by the Co-Issuers of the Notes or the proceeds thereof or any Money paid to the Co-Issuers pursuant to the provisions hereof.

Section 6.6. May Hold Notes

The Trustee, any Paying Agent, the Note Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers or any of their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

Section 6.7. Money Held in Trust

Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.8. Compensation and Reimbursement

(a) The Issuer agrees:

(i) to pay the Trustee on each Distribution Date reasonable compensation for all services, including custodial services, rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the Trustee) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (or any other agreement associated herewith, whether acting as Trustee or in any other capacity) or in the enforcement of any provision hereof and expenses related to the maintenance and administration of the Collateral (including securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 5.17 or 10.11, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith, but only to the extent any such securities transaction charges have not been waived during a Due Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager);

(iii) to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses (including reasonable counsel fees) of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder (or under any other agreement associated herewith, whether acting as Trustee or in any other capacity); and

(iv) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.14.

(b) The Issuer may remit payment for such fees and expenses to the Trustee or, in the absence thereof, the Trustee may from time to time deduct payment of its fees and expenses hereunder from Moneys on deposit in the Payment Account for the Notes pursuant to Section 11.1.

(c) The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.8 until at least one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all Notes issued under this Indenture.

(d) The amounts payable to the Trustee pursuant to Sections 6.8(a) (other than amounts received by the Trustee from financial institutions under clause (a)(ii) above) shall not, except as provided by Section 11.1(a)(i)(21) or Section 11.1(a)(ii)(13), exceed on any Distribution Date the Dollar limitation described in Section 11.1(a)(i)(2) for such Distribution Date and the Trustee shall have a lien ranking senior to that of the Noteholders upon all property and funds held or collected as part of the Collateral to secure payment of amounts payable to the Trustee under this Section 6.8 not to exceed such amount with respect to any Distribution Date; provided, that (i) the Trustee shall not institute any proceeding for enforcement of such lien except in connection with an action pursuant to Section 5.3 or 5.4 for the enforcement of the lien of this Indenture for the benefit of the Secured Parties and (ii) the Trustee may only enforce such a lien in conjunction with the enforcement of the rights of the Secured Parties in the manner set forth in Section 5.4.

The Trustee shall, subject to the Priority of Payments, receive amounts pursuant to this Section 6.8 and Sections 11.1(a)(i) and (ii) only to the extent that the payment thereof will not result in an Event of Default and the failure to pay such amounts to the Trustee will not, by itself, constitute an Event of Default. Subject to Section 6.10, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder and hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for the nonpayment to the Trustee of any amounts provided by this Section 6.8 until at least one year and one day, or if longer, the applicable preference period then in effect, after the payment in full of all Notes issued under this Indenture. No direction by a Majority of the Controlling Class shall affect the right of the Trustee to collect amounts owed to it under this Indenture.

The indemnifications in favor of the Trustee in this Section 6.8 shall survive any resignation or removal of any Person acting as Trustee (to the extent of any indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to, such resignation or removal).

Section 6.9. Corporate Trustee Required; Eligibility

There shall at all times be a Trustee hereunder which shall be a corporation or trust company organized and doing business under the laws of the United States or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a rating of at least “BBB+” by Standard & Poor’s, at least “Baa1” by Moody’s and at least “BBB+” by Fitch and a short-term debt rating of “F1” by Fitch and having an office within the United States. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Section 6.

Section 6.10. Resignation and Removal; Appointment of Successor

(a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Section 6 shall become effective until the acceptance of appointment by the successor trustee under Section 6.11.

(b) The Trustee may resign at any time by giving at least 30 days’ prior written notice thereof to the Co-Issuers, the Noteholders, the Hedge Counterparty, the Collateral Manager, the Preferred Share Paying Agent and each Rating Agency. Upon receiving such notice of resignation, the Co-Issuers shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by an Authorized Officer of each Co-Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees, together with a copy to each Noteholder; provided, that such successor trustee shall be appointed only upon the written consent of a Majority of each Class or, at any time when an Event of Default shall have occurred and be continuing, by a Majority of the Controlling Class; and provided, further, that such successor trustee shall be appointed only upon the satisfaction of the requirements set forth in Section 6.10(f). If no successor trustee shall have been appointed and an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, any Holder of a Note, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor trustee.

(c) Subject to Section 6.10(a), the Trustee may be removed at any time by Act of a Majority of each Class or at any time when an Event of Default shall have occurred and be continuing by Act of a Majority of the Controlling Class, delivered to the Trustee and to the Co-Issuers.

(d) If at any time:

(i) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Co-Issuers or by any Holder; or

(ii) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.10(a)), (A) the Co-Issuers, by Issuer Order, may remove the Trustee or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Co-Issuers, by Issuer Order, shall promptly appoint a successor trustee. If the Co-Issuers shall fail to appoint a successor trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor trustee may be appointed by Act of a Majority of the Controlling Class delivered to the Co-Issuers and the retiring Trustee. The successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor trustee and supersede any successor trustee proposed by the Co-Issuers. If no successor trustee shall have been so appointed by the Co-Issuers or such Holders and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

(f) Any successor trustee appointed pursuant to this Section 6.10 shall:

(i) be a bank;

(ii) have at all times an aggregate capital, surplus and undivided profits of at least $200,000,000 (provided, that if such trustee publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, for purposes of such requirement, the aggregate capital, surplus and undivided profits of such trustee shall be deemed to be its aggregate capital, surplus and undivided profits as set forth in its most recent report of condition so published);

(iii) not be affiliated (as such term is defined in Rule 405 under the Securities Act) with the Issuer or with any person involved with the organization or operation of the Issuer;

(iv) not offer or provide credit or credit enhancement to the Issuer;

(v) enter into an Indenture (or agree to be bound by the terms of this Indenture) that provides that such successor trustee shall not resign until either (A) the Pledged Securities have been completely liquidated and the proceeds of such liquidation have been distributed to the holders of the Notes or (B) a successor trustee meeting the requirements of such Indenture has been designated and has accepted such trusteeship; and

(vi) meet each of the requirements set forth in Section 6.9 hereof.

(g) The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first class mail, postage prepaid, to the Collateral Manager, the Hedge Counterparty, each Rating Agency and the Holders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office. If the Co-Issuers fail to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Co-Issuers.

Section 6.11. Acceptance of Appointment by Successor

Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Co-Issuers and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any other act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer, the Co-Issuer or a Majority of any Class or the successor trustee, such retiring Trustee shall, upon payment of its charges, fees, indemnities and expenses then unpaid, execute and deliver an instrument transferring to such successor trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor trustee all property and Money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.8(d). Upon request of any such successor trustee, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.

No successor trustee shall accept its appointment unless (a) at the time of such acceptance such successor shall be qualified and eligible under this Section 6 and (b) the Rating Condition with respect to the appointment of such successor trustee shall have been satisfied. No appointment of a successor trustee shall become effective if a Majority of the Controlling Class objects to such appointment; and no appointment of a successor trustee shall become effective until the date ten days after notice of such appointment has been given to each Noteholder.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business of Trustee

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such Person shall be otherwise qualified and eligible under this Section 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor trustee had itself authenticated such Notes.

Section 6.13. Co-Trustees

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral as the case may be, may at the time be located, the Co-Issuers and the Trustee shall have power to appoint one or more Persons to act as co-trustee, jointly with the Trustee of all or any part of the Collateral with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 and to make such claims and enforce such rights of action on behalf of the Holders of the Notes subject to the other provisions of this Section 6.13.

The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Co-Issuers do not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment.

Should any written instrument from the Co-Issuers be required by any co-trustee so appointed for more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers. The Co-Issuers agree to pay (subject to the Priority of Payments) for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder shall be exercised solely by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly, as shall be provided in the instrument appointing such co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Co-Issuers evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.13, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Co-Issuers. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.13;

(d) no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee or any other co-trustee hereunder;

(e) the Trustee shall not be liable by reason of any act or omission of a co-trustee;

(f) any Act of Noteholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee; and

(g) any co-trustee appointed pursuant to this Section 6.13 shall:

(i) be a bank;

(ii) have at all times an aggregate capital, surplus and undivided profits of at least $200,000,000, subject to supervision or examination by federal or state authority, having a rating of at least “BBB+” by Standard & Poor’s, at least “Baa1” by Moody’s and at least “BBB+” by Fitch and a short-term debt rating of “F1” by Fitch and having an office within the United States (provided, that if such trustee publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, for purposes of such requirement, the aggregate capital, surplus and undivided profits of such trustee shall be deemed to be its aggregate capital, surplus and undivided profits as set forth in its most recent report of condition so published);

(iii) not be affiliated (as such term is defined in Rule 405 under the Securities Act) with the Issuer or with any person involved with the organization or operation of the Issuer;

(iv) not offer or provide credit or credit enhancement to the Issuer; and

(v) enter into an Indenture (or agree to be bound by the terms of this Indenture) that provides that the trustee shall not resign until either (A) the Pledged Securities have been completely liquidated and the proceeds of such liquidation have been distributed to the holders of the Notes or (B) a successor trustee meeting the requirements of such Indenture has been designated and has accepted such trusteeship.

Section 6.14. Certain Duties Related to Delayed Payment of Proceeds

In the event that the Trustee shall not have received a payment with respect to any Pledged Security on its Due Date (unless otherwise directed by the Collateral Manager in connection with any Pledged Security with respect to which there was a default in payment during the preceding Due Period as to which the Collateral Manager is taking action hereunder or under the Collateral Management Agreement or directing the Trustee to take action hereunder), (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer) after such notice (i) such payment shall have been received by the Trustee or

(ii) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(c)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(c), the Trustee shall request the issuer of such Pledged Security, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of Section 6.1(c)(iv), shall take such action as the Collateral Manager shall direct in writing. Any such action shall be without prejudice to any right to claim a Default under this Indenture. In the event that the Issuer or the Collateral Manager requests a release of a Pledged Security and/or delivers a new Collateral Debt Security in connection with any such action under the Collateral Management Agreement, such release and/or delivery shall be subject to Section 10.10 and Section 12, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Pledged Security received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with Section 10.2(c) and this Section 6.14 and such payment shall not be deemed part of the Collateral.

Section 6.15. Representations and Warranties of the Bank

(a) Organization. The Bank has been duly organized and is validly existing as a national banking association organized under the laws of the United States and has the power to conduct its business and affairs as a trustee.

(b) Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Note Registrar and Transfer Agent under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly executed and delivered by the Bank. Upon execution and delivery by the Co-Issuers, this Indenture will constitute the legal, valid and binding obligation of the Bank enforceable in accordance with its terms.

(c) Eligibility. The Bank is eligible under Section 6.9 to serve as Trustee hereunder.

(d) No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to or require any consent under, any agreement to which the Bank is a party or by which it or any of its property is bound.

(e) No Proceedings. There are no proceedings pending, or to the best knowledge of the Bank, threatened against the Bank before any federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, that could have a material adverse effect on the Collateral or any action taken or to be taken by the Bank under this Indenture.

Section 6.16. Exchange Offers

The Collateral Manager may, on behalf of the Issuer, instruct the Trustee pursuant to an Issuer Order to, and the Trustee shall, take any of the following actions with respect to a Collateral Debt Security or Equity Security as to which an exchange offer has been made: (i) exchange such instrument for other securities or a mixture of securities and other consideration pursuant to such exchange offer (and in making a determination whether or not to exchange any security, none of the restrictions set forth in Section 12 shall be applicable); and (ii) give consent, grant waiver, vote or exercise any or all other rights or remedies with respect to any such Collateral Debt Security or Equity Security.

Section 6.17. Fiduciary for Noteholders Only; Agent For Other Secured Parties

With respect to the security interests created hereunder, the pledge of any portion of the Collateral to the Trustee is to the Trustee as representative of the Noteholders and agent for other Secured Parties. In furtherance of the foregoing, the possession by the Trustee of any portion of the Collateral and the endorsement to or registration in the name of the Trustee of any portion of the Collateral (including without limitation as Entitlement Holder of the Custodian Account) are all undertaken by the Trustee in its capacity as representative of the Noteholders and as agent for the other Secured Parties. The Trustee shall not by reason of this Indenture be deemed to be acting as fiduciary for the Collateral Manager or the Hedge Counterparty; provided, that the foregoing shall not limit any of the express obligations of the Trustee under this Indenture.

ARTICLE VII

COVENANTS

Section 7.1. Payment of Principal, Interest and the Commitment Fee

The Co-Issuers will duly and punctually pay all principal, interest (including Class C Deferred Interest, Class D Deferred Interest, Class E Deferred Interest, Defaulted Interest and interest thereon, if any), Commitment Fee and other amounts owing hereunder or under any other agreement or instrument to which the Issuer or the Co-Issuer is a party in accordance with the terms of the Notes, this Indenture and such other agreements or instruments. The Trustee hereby provides notice to each Noteholder that the failure of such Noteholder to provide the Trustee with appropriate tax certifications may result in amounts being withheld from payments to such Noteholder under this Indenture; provided, that amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Co-Issuers as provided above. Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Noteholder of principal and/or interest or the Commitment Fee shall be considered as having been paid by the Co-Issuers to such Noteholder for all purposes of this Indenture.

Section 7.2. Maintenance of Office or Agency

The Co-Issuers hereby appoint the Trustee as a Paying Agent for the payment of principal of and interest and the Commitment Fee on the Notes and the Co-Issuers hereby appoint the Trustee (New York Office), WSS Window, 4 New York Plaza, Ground Floor, New York, New York 10004, Attention: Worldwide Securities Services —TABERNA PREFERRED FUNDING IV, LTD., as the Co-Issuers’ agent where notices and demands to or upon the Issuer in respect of the Notes or this Indenture may be served and where Notes and Preferred Shares may be surrendered for registration of transfer or exchange.

The Co-Issuers may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, that (i) the Co-Issuers will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Co-Issuers in respect of such Notes and this Indenture may be served, (ii) no Paying Agent shall be appointed in a jurisdiction which would subject payments on the Notes to withholding tax and (iii) so long as any Class of Notes is listed on the Irish Stock Exchange and the rules of such exchange so require, the Co-Issuers will maintain in Ireland a Paying Agent and an office or agency where notices and demands to or upon the Co-Issuers in respect of such Notes and this Indenture may be served and where such Notes may be surrendered for registration of transfer or exchange. The Co-Issuers hereby appoint, for so long as any Class of Notes is listed on the Irish Stock Exchange, JPMorgan Bank (Ireland) PLC (the “Irish Paying Agent”) as Paying Agent in Ireland with respect to such Notes for the payment of principal and interest on such Notes and as the Co-Issuers’ agent where notices and demands to or upon the Co-Issuers in respect of such Notes or this Indenture may be served. In the event that the Irish Paying Agent is replaced at any time during such period, notice of the appointment of any replacement will be given to the Company Announcements Office of the Irish Stock Exchange as promptly as practicable after such appointment. The Co-Issuers shall at all times maintain a duplicate copy of the Note Register with respect to the Notes at the Corporate Trust Office. The Co-Issuers shall give prompt written notice to the Trustee, each Rating Agency, the Preferred Shareholders and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency. For so long as the Preferred Shares are listed on the Channel Islands Stock Exchange, and the rules of such exchange shall so require, the Issuer will maintain a listing agent with respect to such Preferred Shares in Jersey, Channel Islands.

If at any time the Co-Issuers shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Co-Issuers, and Notes may be presented and surrendered for payment to any Paying Agent at its main office, and the Co-Issuers hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3. Money for Payments to be Held in Trust

All payments of amounts due and payable with respect to any Notes and Preferred Shares that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Co-Issuers by the Trustee or a Paying Agent with respect to payments on the Notes in accordance with this Indenture or to the Preferred Share Paying Agent for distribution on the Preferred Shares in accordance with the Preferred Share Paying Agency Agreement.

When the Co-Issuers shall have a Paying Agent that is not also a Note Registrar, it shall furnish, or cause the Note Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Co-Issuers shall have a Paying Agent other than the Trustee, it shall, on or before the Business Day next preceding each Distribution Date or Redemption Date, as the case may be, direct the Trustee to deposit on such Distribution Date or Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account or Principal Collection Account, as the case may be), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Co-Issuers shall promptly notify the Trustee of its action or failure so to act. Any Moneys deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Section 10.

The initial paying agent shall be as set forth in Section 7.2. Any additional or successor paying agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided, that so long as any Class of Notes is rated by the Rating Agencies and with respect to any additional or successor paying agent for the Notes, (i) either (a) the Paying Agent for the Notes has a rating of not less than “AA-” and not less than “A-1+” by Standard & Poor’s and a rating of not less than “AA-” and not less than “F1+” by Fitch or (ii) the Rating Condition with respect to the appointment of such Paying Agent shall have been satisfied. In the event that (i) such successor paying agent ceases to have a rating of at least “AA-” and of “A-l+” by Standard & Poor’s and a rating of at least “AA-” and of “F1+” by Fitch or (ii) the Rating Condition with respect to the appointment of such Paying Agent shall not have been satisfied, the Co-Issuers shall promptly remove such Paying Agent and appoint a successor paying agent. The Co-Issuers shall not appoint any Paying Agent (other than an initial paying agent) that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Co-Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

(a) allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Distribution Date and Redemption Date among such Holders in the proportion specified in the instructions set forth in the applicable Note Valuation Report or Redemption Date Statement or as otherwise provided herein, in each case to the extent permitted by applicable law and provide the Depository (if applicable) with payment factors and such other information as the Depository may reasonably require to facilitate the allocation of funds to the Holders of Notes;

(b) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c) if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d) if such Paying Agent is not the Trustee, immediately give the Trustee notice of any Default by the Co-Issuers (or any other obligor upon the Notes) in the making of any payment required to be made; and

(e) if such Paying Agent is not the Trustee at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Co-Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Co-Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest or the Commitment Fee on any Note and remaining unclaimed for two years after such principal or interest or the Commitment Fee has become due and payable shall be paid to the Co-Issuers on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer or the Co-Issuer for payment of such amounts and all liability of the Trustee or such Paying Agent with respect to such trust Money (but only to the extent of the amounts so paid to the Co-Issuers) shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Co-Issuers, any reasonable means of notification of such release of payment, including mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4. Existence of the Co-Issuers

The Issuer shall maintain in full force and effect its existence and rights as an exempted company incorporated and registered under the laws of the Cayman Islands and the

Co-Issuer shall maintain in full force and effect its existence and rights as a corporation incorporated under the laws of the State of Delaware, and each of the Co-Issuers shall obtain and preserve their qualification to do business in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Combination Notes or any of the Collateral.

The Issuer and the Co-Issuer shall ensure that all corporate or other formalities regarding its existence (including holding regular board of directors’ and shareholders’, or other similar, meetings) or registrations are followed. Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in any manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (a) the Issuer shall not have any subsidiaries other than the Co-Issuer and shall not have any employees except its directors and officers, (b) the Co-Issuer shall not have any subsidiaries or employees and (c) neither the Issuer nor the Co-Issuer shall (i) conduct its business under any name other than its own, (ii) engage in any transaction with any shareholder that would constitute a conflict of interest or (iii) pay dividends other than in accordance with the terms of this Indenture and the Preferred Share Paying Agency Agreement; provided, that the foregoing shall not prohibit the Issuer from entering into the transactions contemplated by the Administration Agreement with the Administrator.

Section 7.5. Protection of Collateral

(a) The Collateral Manager, on behalf of the Issuer, shall from time to time execute and deliver or cause to be executed and delivered all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

(i) Grant more effectively all or any portion of the Collateral;

(ii) maintain, preserve and perfect the lien (and the first priority nature thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations);

(iv) enforce any of the Pledged Securities or other instruments or property included in the Collateral;

(v) preserve and defend title to the Collateral and the rights therein of the Trustee and the Holders of the Notes against the claims of all persons and parties; or

(vi) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

The Issuer hereby authorizes the Trustee to file, without the signature of the Issuer where permitted by law, Financing Statements describing as the collateral covered thereby “all of the Issuer’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral. The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute, pursuant to the written direction of the Issuer or the Collateral Manager, any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5; provided, that such appointment shall not impose upon the Trustee any of the Issuer’s obligations under this Section 7.5. The Issuer agrees that a carbon, photographic, photostatic or other reproduction of this Indenture or of a Financing Statement is sufficient as a Financing Statement.

Subject to Section 6.1(c)(iv) and Section 7.7, the Trustee shall, in accordance with written instructions of the Collateral Manager (i) upon a Collateral Debt Security becoming a Defaulted Security, attempt to maximize the recovery value of such Defaulted Security by engaging in restructuring efforts, bringing enforcement proceedings and/or taking such other measures as may be deemed appropriate and (ii) approve or disapprove any waiver or amendment of the terms of Collateral Debt Securities requested by the issuer thereof, in each case, to the extent that the Trustee has received advice of nationally recognized tax counsel experienced in such matters that such actions will not cause the Issuer to be engaged in a U.S. trade or business for U.S. federal income tax purposes; provided, that, in performing (i) and (ii) above, the Trustee shall rely on the written instructions of the Collateral Manager and the Trustee, with the consent of the Collateral Manager, may retain such advisors (including legal advisers and investment banking or asset management firms) selected by it (whose fees shall constitute Administrative Expenses payable by the Issuer hereunder in accordance with the Priority of Payments; provided, further that, notwithstanding the provisions of this paragraph, but subject to Section 7.7, the Trustee shall follow any instructions provided by the Requisite Noteholders to the Trustee with respect to actions contemplated by clauses (i) and (ii) above. For the purposes of the immediately preceding proviso, the term “Requisite Noteholders” shall mean a Majority of each Class of Notes, voting separately by Class.

(b) The Trustee shall not (i) except in accordance with Section 10.10(a), (b) or (c), as applicable, remove any portion of the Collateral that consists of Cash or is evidenced by an Instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date the most recent Opinion of Counsel was delivered pursuant to Section 7.6 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c), if no Opinion of Counsel has yet been delivered pursuant to Section 7.6) or (B) from the possession of the Person who held it on such date or (ii) cause or permit ownership or the pledge of any portion of the Collateral that consists of book-entry securities to be recorded on the books of a Person (A) located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date or (B) other than the Person on whose books such ownership or pledge was recorded at such date, unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

(c) The Issuer shall pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Pledged Securities that secure the Notes.

(d) The Issuer shall enforce all of its material rights and remedies under the Collateral Management Agreement, the Collateral Administration Agreement and the Administration Agreement. If any Holder of Class A-1 Notes shall at any time prior to the Commitment Period Termination Date fail to satisfy the Rating Criteria specified in the Class A-1 Note Purchase Agreement, the Issuer will enforce its rights under the Class A-1 Note Purchase Agreement to cause such Holder to transfer its rights and obligations in respect of the Class A-1 Notes to a Person that satisfies such Rating Criteria. The Issuer will not enter into any agreement amending, modifying or terminating the Collateral Administration Agreement or the Class A-1 Note Purchase Agreement without (i) 10 days’ prior notice to each Rating Agency and the Hedge Counterparty, (ii) 10 days’ prior notice thereof to the Trustee, which notice shall specify the action proposed to be taken by the Issuer (and the Trustee shall promptly deliver a copy of such notice to each Noteholder) and (iii) the Rating Condition shall have been satisfied with respect to such amendment, modification or termination.

(e) Without at least 30 days’ prior written notice to the Trustee and each Rating Agency, the Issuer shall not change its name, or the name under which it does business, from the name shown on the signature pages hereto.

Section 7.6. Opinions as to Collateral

On or before December 31 in each calendar year, commencing in 2006, the Issuer shall furnish to the Trustee and each Rating Agency (with copies to the Hedge Counterparty) an Opinion of Counsel (which shall include assumptions and qualifications substantially similar to those set forth in Exhibit E) stating that, in the opinion of such counsel, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Collateral remains a valid and perfected first priority lien and describing the manner in which such security interest shall remain perfected.

Section 7.7. Performance of Obligations

(a) The Issuer (or the Trustee on behalf of the Issuer) may not enter into any amendment or waiver of or supplement to any Underlying Instrument included in the Collateral without the prior consent of a Majority of the Controlling Class and the Hedge Counterparty and satisfaction of the Rating Condition; provided, that, notwithstanding anything in this Section 7.7(a) to the contrary, the Issuer (or the Trustee on behalf of the Issuer) may enter into any amendment or waiver of or supplement to any such Underlying Instrument, with notice of such amendment to Standard & Poor’s and Fitch:

(i) if such amendment, supplement or waiver is required by the provisions of any Underlying Instrument or by applicable law (other than pursuant to an Underlying Instrument),

(ii) if such amendment, supplement or waiver is necessary to cure any ambiguity, inconsistency or formal defect or omission in such Underlying Instrument,

(iii) to the extent expressly permitted or authorized by any amendment of or supplement to this Indenture entered into in accordance with Section 8.1 or 8.2 (but subject to the conditions therein specified),

(iv) to make any other change deemed necessary by the Issuer or the Collateral Manager (but only if, as of the date of any such proposed amendment, waiver or supplement occurring on or after the Ramp-Up Completion Date, the Overcollateralization Tests and the Collateral Quality Tests are satisfied), or

(v) to make any other change deemed necessary by the Issuer or the Collateral Manager (but only if (A) such proposed amendment, waiver or supplement does not effect a Specified Change and (B) such change does not materially adversely affect the interests of the Noteholders in the Collateral as determined by the Trustee and the Issuer in good faith).

(b) The Co-Issuers may, with the prior written consent of a Majority of each Class and the Hedge Counterparty (which consent shall be deemed to have been given in the case of agreements entered into on or prior to the Closing Date), contract with other Persons, including the Collateral Manager and the Bank, for the performance of actions and obligations to be performed by the Co-Issuers hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the Collateral Management Agreement by the Collateral Manager. Notwithstanding any such arrangement, the Co-Issuers shall remain liable for all such actions and obligations. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Co-Issuers; and the Co-Issuers will punctually perform, and use its best efforts to cause the Collateral Manager or such other Person to perform, all of their obligations and agreements contained in the Collateral Management Agreement or such other agreement.

(c) The Issuer shall treat all acquisitions of Collateral Debt Securities as a “purchase” for tax, accounting and reporting purposes.

Section 7.8. Negative Covenants

(a) The Issuer will not (and, with respect to clauses (ii) through (viii), the Co-Issuer will not):

(i) sell, assign, participate, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Collateral, except as expressly permitted by this Indenture;

(ii) claim any credit on, make any deduction from or dispute the enforceability of the payment of the principal, interest, Commitment Fee or any other amount payable in respect of the Notes (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of any governmental authority) or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(iii) (A) incur or assume or guarantee any indebtedness, other than the Notes and this Indenture and the transactions contemplated hereby; or (B) issue any additional class of securities;

(iv) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be expressly permitted hereby, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority perfected security interest in the Collateral (other than in respect of any item of Collateral that has been released from the lien of this Indenture pursuant to Section 10.10);

(v) change its name in any manner unless it shall have given the Trustee, the Collateral Manager, the Hedge Counterparty and each Rating Agency at least 60 days’ prior written notice thereof, shall have effected any necessary or appropriate filings of financing statements or amendments thereto and shall have delivered to the Trustee, the Hedge Counterparty and the Collateral Manager an Opinion of Counsel of the type described in Section 7.6;

(vi) use any of the proceeds of the Notes issued hereunder (A) to extend “purpose credit” within the meaning given to such term in Regulation U or (B) to purchase or otherwise acquire any Margin Stock;

(vii) amend the Collateral Management Agreement except pursuant to Section 15;

(viii) dissolve or liquidate in whole or in part, except as permitted hereunder; or

(ix) amend or waive or permit the amendment or waiver of any non-petition or limited recourse provision contained in any Transaction Document or any other document entered into by the Issuer in connection herewith, or enter into any agreement (except for sale and purchase agreements on customary terms) that does not contain non-petition or limited recourse provisions binding on the other party thereto.

(b) Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral except as expressly permitted by this Indenture and the Collateral Management Agreement.

(c) The Co-Issuer will not invest any of its assets in “securities” (as such term is defined in the Investment Company Act), and will keep all of its assets in Cash.

(d) For so long as any of the Co-Issuer Notes are Outstanding (and the Commitment Period Termination Date has not occurred), the Co-Issuer shall not transfer, and the Issuer shall not permit the Co-Issuer to issue, any capital stock of the Co-Issuer to any Person other than the Issuer. For so long as any of the Co-Issuer Notes are Outstanding, the Issuer shall not transfer or otherwise dispose of the capital stock of the Co-Issuer issued to it.

(e) The Issuer shall not dispose of or acquire any Collateral Debt Security for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

Section 7.9. Statement as to Compliance

On or before December 31 in each calendar year commencing in 2006, or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Issuer shall deliver to the Trustee, the Irish Paying Agent, the Hedge Counterparty, the Preferred Share Paying Agent and each Rating Agency and each Noteholder making a written request therefor an Officer’s certificate stating, as to each signer thereof, that:

(a) a review of the activities of the Issuer and of the Issuer’s performance under this Indenture during the twelve-month period ending on December 31 of the previous year has been made under such Officer’s supervision; and

(b) to the best of such Officer’s knowledge, based on such review, the Issuer has fulfilled all of its obligations under this Indenture throughout the period, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to such Officer and the nature and status thereof, including actions undertaken to remedy the same.

Section 7.10. Co-Issuers May Consolidate, Etc., Only on Certain Terms

(a) The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by law and unless:

(i) the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred or conveyed shall be an exempted company incorporated and existing under the laws of the Cayman Islands or such other jurisdiction outside the United States as may be approved by a Majority of each Class of Notes and the Hedge Counterparty, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the Hedge Counterparty and each Noteholder, the due and punctual payment of the principal of and interest and the Commitment Fee on all Notes and the performance of every covenant of this Indenture and the Hedge Agreements on the part of the Issuer to be performed or observed, all as provided herein;

(ii) each Rating Agency shall have received written notification of such consolidation, merger, transfer or conveyance and the Rating Condition shall have been satisfied with respect to the consummation of such transaction;

(iii) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred or conveyed shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey the Collateral or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(iv) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred or conveyed shall have delivered to the Trustee and each Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and (if applicable) in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subclause (a)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event that causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Collateral; (B) the Trustee continues to have a valid perfected first priority security interest in the Collateral securing all of the Notes; (C) such Person has received an Opinion of Counsel to the effect that such Person will not be classified for U.S. federal income tax purposes as an association or publicly traded partnership taxable as a corporation; and (D) such other matters as the Trustee may reasonably request;

(v) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(vi) the Issuer shall have delivered to the Trustee, the Hedge Counterparty and each Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Section 7, that all conditions precedent in this Section 7 relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Issuer, the Hedge Counterparty or any Noteholder; and

(vii) the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, neither Co-Issuer nor the Collateral will be required to register as an investment company under the Investment Company Act.

(b) The Co-Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless:

(i) the Co-Issuer shall be the surviving entity, or the Person (if other than the Co-Issuer) formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and interest and the Commitment Fee on all Notes and the performance of every covenant of this Indenture on the part of the Co-Issuer to be performed or observed, all as provided herein;

(ii) each Rating Agency shall have received written notification of such consolidation, merger, transfer or conveyance and the Rating Condition shall have been satisfied with respect to the consummation of such transaction shall have consented to such consolidation, merger, transfer or conveyance;

(iii) if the Co-Issuer is not the surviving entity, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Co-Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(iv) if the Co-Issuer is not the surviving entity, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall have delivered to the Trustee and each Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and (if applicable) in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subclause (b)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such other matters as the Trustee may reasonably request;

(v) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(vi) the Co-Issuer shall have delivered to the Trustee, the Hedge Counterparty and each Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Section 7 and that all conditions precedent in this Section 7 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Co-Issuer, the Hedge Counterparty or any Noteholder;

(vii) the Co-Issuer shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, neither Co-Issuer will be required to register as an investment company under the Investment Company Act; and

(viii) after giving effect to such transaction, the outstanding stock of the Co-Issuer will not be beneficially owned by any Person other than the Issuer.

Section 7.11. Successor Substituted

Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer, in accordance with Section 7.10, the Person formed by or surviving such consolidation or merger (if other than the Issuer or the Co-Issuer, as applicable) or the Person to which such transfer or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, and shall be bound by each obligation or covenant of, the Issuer or the Co-Issuer, as applicable, under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as applicable, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” or the “Co-Issuer” in the first paragraph of this Indenture or any successor that shall theretofore have become such in the manner prescribed in this Section 7 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

Section 7.12. No Other Business

The Co-Issuers shall not engage in any business or activity other than issuing and selling the Notes and, in the case of the Issuer, the Preferred Shares pursuant to this Indenture and the Issuer Charter, performing its obligations under each agreement or instrument to which it is a party and investing in and disposing of, solely for its own account, Collateral Debt Securities, other Collateral described in clauses (a) through (f) of the first sentence of the Granting Clauses and such other activities as are incidental thereto or connected therewith. The Co-Issuer will not amend its Certificate of Incorporation or By-Laws, unless the Rating Condition would be satisfied with respect to such action. The declaration of trust pursuant to which the ordinary shares of the Issuer are held on trust provides that the holders of such shares may not exercise their voting rights with respect to such shares so as to amend the Issuer Charter unless the Rating Condition is satisfied with respect to such modification and the Holders of any Class of Notes would not be materially adversely affected by such modification.

Section 7.13. Annual Rating Review

(a) So long as any Class of Notes remains Outstanding (and the Commitment Period Termination Date has not occurred), on or before May 31 in each year commencing in 2007, the Co-Issuers shall obtain and pay for an annual review of the rating of each Class of Notes from each Rating Agency.

(b) The Co-Issuers shall promptly notify the Trustee in writing and the Trustee shall promptly notify the Noteholders, the Hedge Counterparty and the Preferred Shareholders if at any time the rating of any Class of Notes has been, or is known will be, changed or withdrawn.

Section 7.14. Reporting

At any time when either Co-Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or Beneficial Owner of a Note, the Issuer or the Co-Issuer, as applicable, shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or Beneficial Owner, to a prospective purchaser of such Note designated by such Holder or Beneficial Owner or to the Trustee for delivery to such Holder or Beneficial Owner or a prospective purchaser designated by such Holder or Beneficial Owner, as the case may be, in order to permit compliance by such Holder or Beneficial Owner with Rule 144A under the Securities Act in connection with the resale of such Note by such Holder or Beneficial Owner.

Section 7.15. Calculation Agent

(a) The Co-Issuers hereby agree that, for so long as any of the Notes remain Outstanding (and the Commitment Period Termination Date has not occurred), the Co-Issuers will at all times cause there to be an agent appointed to calculate LIBOR in respect of each Interest Period in accordance with the terms of Schedule B (the “Calculation Agent”), which agent shall be a financial institution, subject to supervision or examination by federal or state authority, having a rating of at least “BBB+” by Standard & Poor’s and “BBB+” by Fitch and having an office within the United States. The Co-Issuers have initially appointed the Trustee as Calculation Agent for purposes of determining LIBOR for each Interest Period. The Calculation Agent may be removed by the Co-Issuers at any time. If the Calculation Agent is unable or unwilling to act as such, is removed by the Co-Issuers or fails to determine the Note Interest Rate for any Class of Notes or the amount of interest payable in respect of any Class of Notes for any Interest Period, the Co-Issuers will promptly appoint as a replacement Calculation Agent a leading bank that is engaged in transactions in U.S. Eurodollar deposits in the international Eurodollar market and which does not control and is not controlled by or under common control with the Issuer, the Co-Issuer or any of their respective Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed. The determination of the Note Interest Rate for the Notes for each Interest Period by the Calculation Agent shall (in the absence of manifest error) be final and binding on all parties.

(b) The Calculation Agent shall, as soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date, but in no event later than 11:00 a.m. (London time) on the Business Day immediately following each LIBOR Determination Date, calculate the Note Interest Rate for each Class of Notes (or, with respect to any LIBOR Determination Date relating to a Borrowing Date, the Note Interest Rate for the portion of the Class A-1 Notes being drawn on such Borrowing Date) for the related Interest Period and the amount of interest for the related Interest Period payable in respect of each U.S.$1,000 in principal amount of each Class of Notes (in each case rounded to the nearest cent, with half a cent being rounded upward) on the related Distribution Date and will communicate such rates and amounts and the related Distribution Date to the Co-Issuers, the Trustee, each Paying Agent (other than the Preferred Share Paying Agent), the Depositary, Euroclear, Clearstream, Luxembourg and (in the case of any Class of Notes listed on the Irish Stock Exchange) the Irish Stock Exchange. The Calculation Agent will also specify to the Co-Issuers the quotations upon which the Note Interest Rate for each Class of Notes is based, and in any event the Calculation Agent shall notify the Co-Issuers before 5:00

p.m. (London time) on each LIBOR Determination Date that either: (i) it has determined or is in the process of determining the Note Interest Rate for each Class of Notes or (ii) it has not determined and is not in the process of determining such Note Interest Rates, together with its reasons therefor. The Calculation Agent also will cause the Note Interest Rate for each Interest Period for each Class of Notes listed on the Irish Stock Exchange, the amount of interest payable in respect of each Class of Notes listed on the Irish Stock Exchange and each Distribution Date to be delivered to the Company Announcements Office of the Irish Stock Exchange as soon as possible after the Calculation Agent has determined such Note Interest Rates and amounts.

Section 7.16. Listing

The Issuer will use its best efforts to obtain and maintain the listing of each Class of Notes on the Irish Stock Exchange, and the listing of the Preferred Shares on the Channel Islands Stock Exchange.

Section 7.17. Amendment of Certain Documents

Prior to entering into any amendment to the Collateral Management Agreement, the Collateral Administration Agreement, any Hedge Agreement or the Administration Agreement, the Rating Condition shall have been satisfied with respect to the entry by the Issuer into such amendment. Prior to entering into any waiver in respect of any of the foregoing agreements, the Issuer shall provide Standard & Poor’s, Moody’s and Fitch, the Hedge Counterparty, the Collateral Manager and the Trustee with written notice thereof and otherwise comply with the requirements of Section 7.5(d).

Section 7.18. Use of Uninvested Proceeds to Purchase Additional Collateral Debt Securities Prior to Ramp-Up Completion Date, Subject to the Ratings Confirmation

(a) In accordance with the terms of this Section 7.18, following the Closing Date until the Ramp-Up Completion Date, the Issuer will use Uninvested Proceeds and Uninvested Interest Proceeds to purchase additional Collateral Debt Securities, including pursuant to the Master Forward Sale Agreement, such that the total amount of Collateral Debt Securities held by the Issuer following such purchases will be approximately equal to the Aggregate Ramp-Up Par Amount; provided, that the Issuer will only use Uninvested Proceeds and Uninvested Interest Proceeds to purchase Collateral Debt Securities if: (i) such securities meet the Collateral Debt Security Criteria; (ii) the Eligibility Criteria are satisfied with respect thereto (or, in the case of any securities purchased pursuant to the Master Forward Sale Agreement, the Eligibility Criteria are satisfied with respect to such securities on the date a forward sale transaction was entered into by the Issuer with respect thereto); (iii) no Event of Default exists or will exist after giving effect to such acquisition; and (iv) each such Collateral Debt Security shall have been Granted to the Trustee hereunder, the procedures identified in Section 3.3 of this Indenture relating to the perfection of the Trustee’s security interest in the Collateral Debt Security have taken place and the Trustee shall have a first priority, perfected security interest therein. All such purchases of additional Collateral Debt Securities shall be made on the terms set forth in this Indenture, and the Issuer shall not acquire any Collateral Debt Securities after the Closing Date in violation of any of the requirements of this Indenture. In addition, the Issuer may purchase additional Collateral Debt Securities from time to time prior to the Ramp-Up Completion Date from Merrill

Lynch International pursuant to the Master Forward Sale Agreement. Issuer may not acquire any Collateral Debt Securities unless such acquisition is made (a) on an “arm’s length basis” for fair market value or (b) pursuant to a warehouse agreement or the Master Forward Sale Agreement. The Issuer will not acquire any Collateral Debt Securities after the Ramp-Up Completion Date, except for the settlement of purchases of Collateral Debt Securities pursuant to agreements entered into on or prior to the Ramp-Up Completion Date. Notwithstanding the foregoing, the Issuer will not acquire any Collateral Debt Security if such acquisition is for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

(b) Seven Business Days after the Ramp-Up Completion Date, the Issuer (or the Collateral Manager on its behalf) shall deliver an Officer’s certificate to the Trustee, each Hedge Counterparty and each Rating Agency demonstrating compliance by the Issuer with its obligations under this Section 7.18 and satisfaction of each applicable Coverage Test and each Collateral Quality Test and certifying the satisfaction of the Collateral Debt Security Criteria and the Eligibility Criteria with respect to each Collateral Debt Security or, if on the Ramp-Up Completion Date, the Issuer shall be in default in the performance of its obligations under this Section 7.18 or any of the Coverage Tests or Collateral Quality Tests shall fail to be satisfied, or any of the Collateral Debt Security Criteria or Eligibility Criteria shall fail to be satisfied with respect to any Collateral Debt Security, the Issuer (or the Collateral Manager on behalf of the Issuer) shall deliver an Officer’s certificate to the Trustee, each Hedge Counterparty and each Rating Agency specifying the details of such default or failure. In addition, the Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly notify each Rating Agency when a Collateral Debt Security becomes a Defaulted Security. As of the Ramp-Up Completion Date, in addition to satisfying the conditions set forth above, the following criteria must be met and shall be included in the items to be certified pursuant to the Officer’s certificate referred to above:

The aggregate Principal Balance of Pledged Securities that evidence obligations of a single issuer must:

(i) not exceed 3.75% of the aggregate Principal Balance on such date and, with respect to the date on which any additional Collateral Debt Security is purchased, the purchase of such additional Collateral Debt Security must not cause the aggregate Principal Balance of Pledged Securities that evidence obligations of a single issuer to exceed 3.75% of the aggregate Principal Balance on such date or;

(ii) if the aggregate Principal Balance of Pledged Securities that evidence obligations of the obligor of such additional collateral debt security exceeds 3.75% of the aggregate Principal Balance prior to such purchase, such purchase must not cause such percentage to increase.

(c) No later than seven Business Days after the Ramp-Up Completion Date, the Issuer (or the Collateral Manager on its behalf) shall deliver or cause to be delivered to the Trustee, each Hedge Counterparty and each Rating Agency a list of all Collateral Debt Securities and Equity Securities held by the Issuer (or with respect to which the Issuer has entered into a binding purchase agreement) on the Ramp-Up Completion Date and an Accountants’ Report certifying the procedures applied and their associated findings with respect to the Collateral Quality Tests set forth in Section 7.18 for each Pledged Collateral Debt Security held by the Issuer on the Ramp-Up Completion Date.

(d) No later than seven Business Days after the Ramp-Up Completion Date, the Issuer (or the Collateral Manager on its behalf) shall notify the Trustee, each of the Rating Agencies and each Hedge Counterparty of the occurrence of the Ramp-Up Completion Date and request in writing (each, a “Ramp-Up Notice”) that each of the Rating Agencies confirm in writing within 30 days after receipt of such Ramp-Up Notice that it has not reduced or withdrawn the ratings (including any shadow, private or confidential ratings, if any) assigned by it, if any, on the Closing Date to any Class of Notes (a “Ratings Confirmation”). The Issuer will be deemed to have obtained a confirmation of the ratings assigned by Fitch on the Closing Date if (i) such Rating Agency does not notify the Issuer in writing within 30 days after receipt of such Ramp-Up Notice that any such rating (including shadow, private or confidential ratings, if any) has been reduced or withdrawn and (ii) all Coverage Tests and Collateral Quality Tests are satisfied on the Ramp-Up Completion Date. In the event that the Issuer is unable to obtain a Ratings Confirmation after the occurrence of the Ramp-Up Completion Date (a “Ramp-Up Ratings Confirmation Failure”), the Issuer will be required to apply Uninvested Proceeds and, to the extent that Uninvested Proceeds are insufficient to redeem the Notes in full, Interest Proceeds (including Uninvested Interest Proceeds) and Principal Proceeds to the repayment of, first, the Class A-1 Notes, second, the Class A-2 Notes, third, the Class A-3 Notes, fourth, the Class B Notes, pro rata, fifth, the Class C Notes, pro rata, sixth, the Class D Notes, pro rata, and seventh, the Class E Notes, in accordance with Section 11.1(a) as, and to the extent, necessary to obtain a Ratings Confirmation from each Rating Agency.

(e) No later than seven Business Days after the Ramp-Up Completion Date, the Issuer (or the Collateral Manager on its behalf) shall deliver to Moody’s and Fitch a geographic breakdown of all Collateral Debt Securities and Equity Securities held by the Issuer on the Ramp-Up Completion Date.

Section 7.19. Compliance with Collateral Purchase Agreements

The Issuer agrees to perform all actions required to be performed, and to refrain from performing any actions prohibited, under the purchase agreements with respect to the Collateral Debt Securities. The Issuer also agrees to take all actions as may be necessary to ensure that all of the Issuer’s representations and warranties made pursuant to the purchase agreements with respect to the Collateral Debt Securities are true and correct as of the date thereof and continue to be true and correct for so long as any Notes are Outstanding.

Section 7.20. Section 3(c)(7) Procedures

(a) The Issuer shall send to the Noteholders a Section 3(c)(7) Reminder Notice at the times required under Section 10.9(d). Without limiting the foregoing, the Issuer shall send a copy of each report referred to in Section 10.9 to DTC, with a request that DTC forward each such report to the relevant DTC participants for further delivery to beneficial owners of the Global Securities.

(b) The Issuer will direct DTC to take the following steps in connection with the Rule 144A Global Securities:

(i) The Issuer will direct DTC to include the “3c7” marker in the DTC 20-character security descriptor and the 48-character additional descriptor for the Rule 144A Global Securities in order to indicate that sales are limited to Qualified Purchasers that are Qualified Institutional Buyers.

(ii) The Issuer will direct DTC to cause each physical DTC deliver order ticket delivered by DTC to purchasers to contain the DTC 20-character security descriptor; and will direct DTC to cause each DTC deliver order ticket delivered by DTC to purchasers in electronic form to contain the “3c7” indicator and a related user manual for participants, which will contain a description of the relevant restrictions.

(iii) The Issuer will instruct DTC to send an Important Section 3(c)(7) Notice to all DTC Participants in connection with the offering of the Rule 144A Global Securities.

(iv) The Issuer will advise DTC that it is a Section 3(c)(7) issuer and will request DTC to include the Rule 144A Global Securities in DTC’s “Reference Directory” of Section 3(c)(7) offerings.

(v) The Issuer will from time to time (upon the request of the Trustee, the Hedge Counterparty, the Note Registrar or the Collateral Administrator) request DTC to deliver to the Issuer a list of all DTC Participants holding an interest in the Rule 144A Global Securities.

(c) The Issuer shall from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) restrictions on the Rule 144A Global Securities. Without limiting the foregoing, the Issuer will request Bloomberg, L.P. to include the following on each Bloomberg screen containing information about the Rule 144A Global Securities:

(i) The “Note Box” on the bottom of the “Security Display” page describing each Rule 144A Global Security should state: “Iss’d Under 144A/3c7.”

(ii) The “Security Display” page should have a flashing red indicator stating “See Other Available Information.”

(iii) Such indicator should link to an “Additional Security Information” page, which should state that the Rule 144A Global Securities “are being offered in reliance on the exemption from registration under Rule 144A to Persons that are both (1) qualified institutional buyers (as defined in Rule 144A) and (2) qualified purchasers (as defined under Section 3(c)(7) under the Investment Company Act of 1940).

(d) The Issuer shall cause each “CUSIP” number obtained for the Rule 144A Global Securities to have an attached “fixed field” that contains “3c7” and “144A” indicators.

Section 7.21. Fiscal Year. Each of the Co-Issuer’s fiscal year will end on December 31 of each year unless determined otherwise by the Co-Issuers in consultation with an Independent accountant. Upon such determination, the Issuer or Co-Issuer, as applicable, will provide notice of such fiscal year change to the Noteholders and the Preferred Shareholders.

Section 7.22. Restrictions With Respect to Certain Activities Relating to the Collateral

The Issuer shall not:

(a) act as, or engage in any activities customarily undertaken by an underwriter, agent, arranger or structuring agent with respect to, or negotiate (other than to negotiate the terms of a Hedge Agreement) the terms of, any U.S. Security;

(b) act as, hold itself out as, represent to others that it is, or engage in any activities customarily undertaken by, a dealer, middleman, market maker, retailer or wholesaler in any U.S. Security, or otherwise make a market in, or hold as inventory for purposes of resale to customers, any securities or assets owned by the Issuer;

(c) acquire any security, or enter into, assign or terminate any derivatives transaction, in any case, in order to earn a dealer spread or dealer mark-up over its cost;

(d) register as a broker/dealer under the laws of any country or political subdivision thereof; or

(e) take any action causing it to be treated as a bank, insurance company, financial guarantor, surety bond issuer, finance company, loan originator or similar financial institution for purposes of:

(i) any tax, securities law or other filing or submission made to any governmental authority;

(ii) any application made to a rating agency; or

(iii) qualification for any exemption from tax, securities law or any other legal requirements.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1. Supplemental Indentures Without Consent of Noteholders

Without the consent of the Noteholders, the Combination Noteholders, the Hedge Counterparty or the Preferred Shareholders, the Co-Issuers, when authorized by Board Resolutions, and the Trustee, at any time and from time to time subject to the requirement provided below in this Section 8.1 with respect to the ratings of the Notes and subject to Section 8.3, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Issuer or the Co-Issuer and the assumption by any such successor Person of the covenants of the Issuer or the Co-Issuer herein and in the Notes and Combination Notes pursuant to Section 7.10 or 7.11;

(b) to add to the covenants of the Issuer, the Co-Issuer or the Trustee for the benefit of the Holders of all of the Notes and Combination Notes or to surrender any right or power herein conferred upon the Issuer or the Co-Issuer;

(c) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

(d) to evidence and provide for the acceptance of appointment hereunder by a successor trustee that meets the requirements of Section 6.10 herein and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.10, 6.12 and 6.13;

(e) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations) or to subject to the lien of this Indenture any additional property;

(f) to modify the restrictions on and procedures for resale and other transfer of the Notes or Combination Notes to reflect any changes in any applicable law or regulation (or the interpretation thereof) or to enable the Co-Issuers to rely upon any less restrictive exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder;

(g) to correct any inconsistency, defect or ambiguity in this Indenture, including so as to conform the terms of this Indenture to the disclosure set forth in the Offering Memorandum;

(h) to make non-material administrative changes as the Co-Issuers deem appropriate;

(i) to avoid imposition of tax on the net income of the Issuer or the Co-Issuer or to avoid the Issuer or the Co-Issuer being required to register as an investment company under the Investment Company Act;

(j) to facilitate the listing of any of the Offered Securities on any exchange and to authorize the appointment of any listing agent, transfer agent, paying agent, or additional registrar for any Offered Securities appropriate in connection with the listing of any Offered Securities on any stock exchange, and otherwise to amend this Indenture to incorporate any changes required or requested by any governmental authority, stock exchange authority, listing agent, transfer agent, paying agent, or additional registrar for any Offered Securities in connection with its appointment;

(k) to modify the REIT/REOC Coverage Tests, the Real Estate Entity Trigger Events and the related definitions thereunder; or

(l) to evidence or implement any change to this Indenture required by regulations or guidelines enacted to support the USA PATRIOT Act or any other similar applicable laws and regulations in the Cayman Islands.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties, liabilities or indemnities under this Indenture or otherwise, except to the extent required by law.

The Trustee shall not enter into any such supplemental indenture described in clauses (a) through (k) of this Section 8.1 if, as a result of such supplemental indenture, the interests of any Holder, any Preferred Shareholder or the Hedge Counterparty would be materially adversely affected thereby. Unless notified by (i) a Majority of any Class of Notes or a Majority-in-Interest of Preferred Shareholders that such Class or Preferred Shareholders will be materially adversely affected or (ii) the Hedge Counterparty that such Hedge Counterparty will be materially adversely affected, the Trustee shall be entitled to rely on an Opinion of Counsel delivered to the Trustee as described in Section 8.3 as to whether or not the interests of any Holders, any Preferred Shareholder or the Hedge Counterparty, as applicable, would be materially adversely affected by any such supplemental indenture (after giving notice of such change to each Holder, each Preferred Shareholder and the Hedge Counterparty). The Trustee shall not enter into any such supplemental indenture pursuant to this Section 8.1 that could reasonably be expected to materially adversely affect the Collateral Manager unless the Collateral Manager gives written consent to the Trustee and the Issuer to such supplemental indenture at least one (1) Business Day prior to such execution and delivery. At the cost of the Co-Issuers, the Trustee shall provide to the Noteholders, the Hedge Counterparty and the Preferred Share Paying Agent a copy of any proposed supplemental indenture at least 15 Business Days prior to the execution thereof by the Trustee and a copy of the executed supplemental indenture after its execution. At the cost of the Co-Issuers, the Trustee shall provide to each Rating Agency a copy of any proposed supplemental indenture at least 15 Business Days’ prior to the execution thereof by the Trustee, and, for so long as any Notes are Outstanding (and the Commitment Period Termination Date has not occurred), request that the Rating Condition with respect to such supplemental indenture be satisfied, and, as soon as practicable after the execution by the Trustee and the Co-Issuers of any such supplemental indenture, provide to each Rating Agency a copy of the executed supplemental indenture. The Trustee shall not enter into any such supplemental indenture if, with respect to such supplemental indenture, the Rating Condition would not be satisfied; provided, that the Trustee may, with the consent of the Holders of 100% of the Aggregate Outstanding Principal Amount of Notes of each Class and the Hedge Counterparty, enter into any such supplemental indenture notwithstanding any such reduction or withdrawal of the ratings of any Outstanding Class of Notes.

Section 8.2. Supplemental Indentures with Consent of Noteholders

With the consent of (v) each Holder of each Outstanding Note of each Class materially adversely affected thereby and a Majority-in-Interest of Preferred Shareholders (if the Preferred Shareholders are materially adversely affected thereby), by Act of said Noteholders or by written consent of the Preferred Shareholders (which consent shall be evidenced by an Officer’s certificate of the Issuer certifying that such consent has been obtained) delivered to the Trustee and the Co-Issuers and (w) the consent of the Hedge Counterparty (if materially adversely affected thereby) (delivered by the Hedge Counterparty to the Trustee and the Co-Issuers), the Trustee and the Co-Issuers may, subject to the requirement provided below in this Section 8.2 with respect to the ratings of the Notes and subject to Section 8.3, enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes of such Class, the Preferred Shares or the Hedge Counterparty, as the case may be, under this Indenture; provided, that notwithstanding anything in this Indenture to the contrary, no such supplemental indenture shall be entered into without the consent of (i) each Holder of each Outstanding Note of each Class, (ii) each Preferred Shareholder (which consent shall be evidenced by an Officer’s certificate of the Issuer certifying that such consent has been obtained) and (iii) the Hedge Counterparty (if materially adversely affected thereby) (delivered by the Hedge Counterparty to the Trustee and the Co-Issuers), if such supplemental indenture proposes to:

(a) change the Stated Maturity of the principal of or the due date of any installment of interest or the Commitment Fee on any Note, reduce the principal amount thereof or the Note Interest Rate or the Commitment Fee Rate thereon, or the Redemption Price with respect thereto, change the earliest date on which the Co-Issuers may redeem any Note, change the provisions of this Indenture relating to the application of proceeds of any Collateral to the payment of principal of or interest or the Commitment Fee on the Notes, change any place where, or the coin or currency in which, any Note or the principal thereof or interest or the Commitment Fee thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(b) reduce the percentage of the Aggregate Outstanding Principal Amount of Holders of Notes of each Class whose consent is required for the authorization of any supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder or their consequences provided for in this Indenture;

(c) impair or adversely affect the Collateral except as otherwise expressly permitted in this Indenture;

(d) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or terminate such lien on any property at any time subject hereto (other than in connection with the sale thereof in accordance with this Indenture) or deprive the Holder of any Note of the security afforded by the lien of this Indenture;

(e) reduce the percentage of the Aggregate Outstanding Principal Amount of Holders of Notes of each Class whose consent is required to request that the Trustee preserve the Collateral or rescind the Trustee’s election to preserve the Collateral pursuant to Section 5.5 or to sell or liquidate the Collateral pursuant to Section 5.4 or 5.5;

(f) modify any of the provisions of this Section 8.2, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(g) modify the definition of the term “Outstanding,” Section 11.1 or Section 13.1;

(h) change the permitted minimum denominations of any Class of Notes; or

(i) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or the Commitment Fee on or principal of any Note or the rights of the Holders of Notes to the benefit of any provisions for the redemption of such Notes contained herein.

With the consent of the Holders of a majority of the Combination Notes materially adversely affected thereby, the Co-Issuers and the Trustee may, at any time and from time to time, enter into one or more supplemental indentures to amend the provisions of the Indenture relating to the Combination Notes; provided, that the Trustee may not enter into any supplemental indenture that would amend such provisions in any manner that would, if such amendment were being made to all of the Notes and not just the Combination Notes, require the consent of all of the holders of Notes, without the consent of all of the holders of the Combination Notes.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties, liabilities or indemnities under this Indenture or otherwise, except to the extent required by law.

Not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall mail to the Noteholders, the Hedge Counterparty, the Collateral Manager, the Preferred Share Paying Agent and each Rating Agency a copy of such proposed supplemental indenture (or a description of the substance thereof) and shall request that the Rating Condition with respect to such supplemental indenture be satisfied. If any Class of Notes is then rated by any Rating Agency, the Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, the Rating Condition would not be satisfied with respect to such supplemental indenture, unless each Holder of Notes of each Class whose rating will be reduced or withdrawn has, after notice that the proposed supplemental indenture would result in such reduction or withdrawal of the rating of the Class of Notes held by such Holder, consented to such supplemental indenture. The Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, the interests of any Holder, Preferred Shareholder or Hedge Counterparty would be materially adversely affected thereby. Unless notified by a Majority of any Class of Notes, a Majority-in-Interest of Preferred Shareholders or the Hedge Counterparty that such Class of Notes, the Preferred Shares or the Hedge Counterparty, as the case may be, will be materially adversely affected, the Trustee may, consistent with the written advice of counsel, determine whether or not such Class of Notes, the Preferred Shares or the Hedge Counterparty would be materially adversely affected by such change (after giving notice of such change to each Noteholder, Preferred Shareholder and the Hedge Counterparty). Such determination shall be conclusive and binding on all present and future Holders, Preferred Shareholders and the Hedge Counterparty. The Trustee shall not be liable for any such determination made in good faith and in reliance in good faith upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3.

It shall not be necessary for any Act of Noteholders or any consent of Preferred Shareholders or Hedge Counterparty under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

Promptly after the execution by the Co-Issuers and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall mail to the Noteholders, the Hedge Counterparty, the Preferred Share Paying Agent (for forwarding to the Preferred Shareholders), the Collateral Manager, the Irish Stock Exchange (in the case of any Class of Notes listed on the Irish Stock Exchange) and the Channel Islands Stock Exchange (in the case of any Preferred Shares listed on the Channel Islands Stock Exchange) and each Rating Agency a copy thereof. Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. In addition, promptly following the execution of any supplemental indenture or other modification pursuant to this Section 8.2, the Issuer shall deliver a copy of such supplemental indenture or other modification to the Repository for posting on the Repository in the manner described in Section 10.11.

Section 8.3. Execution of Supplemental Indentures

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Section 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying in good faith upon an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or indemnities under this Indenture or otherwise. The Trustee shall not enter into any supplemental indenture (including a supplemental indenture entered into pursuant to Section 8.1 or 8.2) that alters the rights or obligations of the Collateral Manager in any respect without the written consent of the Collateral Manager, and the Collateral Manager shall not be bound by any amendment to this Indenture which alters the rights or obligations of the Collateral Manager in any respect unless the Collateral Manager shall have consented thereto in writing.

Section 8.4. Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Section 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder, every Holder of Preferred Shares and the Hedge Counterparty shall be bound thereby.

Section 8.5. Reference in Notes to Supplemental Indentures

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Section 8 may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Co-Issuers shall so determine, new Notes, so modified as to conform in the opinion of the Trustee and the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Co-Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.6. Class A-2 Agency and Amending Agreement

On the Closing Date, the Trustee, the Issuer, the Co-Issuer and the Class A-2 Auction Agent named therein shall, without regard to Section 8.1, 8.2 or 8.3 hereof but subject to terms reasonably satisfactory to each of the Collateral Manager, the Trustee, the Issuer and the Co-Issuer, execute and deliver the Class A-2 Agency and Amending Agreement dated as of the Closing Date relating to the Class A-2 Notes and, upon execution thereof, this Indenture shall be amended in accordance therewith with effect on and after the Closing Date.

ARTICLE IX

REDEMPTION OF NOTES

Section 9.1. Redemption of Notes

(a) The Notes shall be redeemable (in whole but not in part) on any Distribution Date at the option of the Co-Issuers (such redemption, an “Optional Redemption”) from Sale Proceeds and all other funds in the Interest Collection Account, Principal Collection Account, the Interest Reserve Account, the Expense Account, the Semi-Annual Interest Reserve Account, and the Payment Account on such Distribution Date, as specified by the Co-Issuers, at the written direction of a Majority-in-Interest of Preferred Shareholders, at the applicable Redemption Price (exclusive of installments of principal and interest and the Commitment Fee due on or prior to such date, provided payment of which shall have been made or duly provided for, to the Holders of the Notes as provided in this Indenture); provided, that (i) no such Optional Redemption may be effected prior to the Distribution Date occurring in February 2011, (ii) the Sale Proceeds and all Cash and Eligible Investments credited to the Interest Collection Account, the Principal Collection Account, the Interest Reserve Account, the Semi-Annual Interest Reserve Account, the Expense Account and the Payment Account on the relevant Distribution Date must be at least sufficient to redeem the Notes simultaneously in accordance with the procedures described in Section 9.1(b) and (iii) such Sale Proceeds are used to make such a redemption.

In addition, upon the occurrence of a Tax Event, the Notes shall be redeemable by the Co-Issuers on any Distribution Date (in whole but not in part) at the written direction of a Majority of any Affected Class (such redemption, a “Tax Redemption”) from Sale Proceeds and Cash and Eligible Investments credited to the Interest Collection Account, Principal Collection Account, the Interest Reserve Account, the Expense Account and the Payment Account on such Distribution Date at the applicable Redemption Price (exclusive of installments of principal and interest and the Commitment Fee due on or prior to such date, provided payment of which has been made or duly provided for, to the Holders of the Notes as provided in this Indenture); provided, that (i) the Sale Proceeds and all Cash and Eligible Investments credited to the Interest Collection Account, Principal Collection Account, the Interest Reserve Account, the Expense Account and the Payment Account on the relevant Distribution Date must be at least sufficient to redeem the Notes simultaneously in accordance with the procedures described in Section 9.1(b), (ii) such Sale Proceeds are used to make such a redemption, (iii) a Tax Event has occurred and (iv) the Tax Materiality Condition is satisfied.

In the event of an Optional Redemption or Tax Redemption pursuant to this Section 9.1(a), unless a Majority-In-Interest of the Preferred Shareholders have directed the Issuer to redeem the Preferred Shares on such Distribution Date, the amount of Collateral Debt Securities sold in connection with such Optional Redemption shall not exceed the amount necessary for the Issuer to obtain the Total Senior Redemption Amount.

(b) The Notes shall not be redeemed pursuant to Section 9.1(a) unless at least four Business Days before the scheduled Redemption Date, the Collateral Manager shall have furnished to the Trustee evidence (which evidence may be in the form of fax or electronic mail indicating firm bids satisfactory to the Trustee), that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements with a financial institution or institutions whose long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) have a credit rating from each Rating Agency at least equal to the then-highest rating of any Notes then Outstanding or whose short-term unsecured debt obligations have a credit rating of at least “A-1” by Standard & Poor’s, at least “P-1” by Moody’s and at least “F1” by Fitch to sell, not later than the Business Day immediately preceding the scheduled Redemption Date, in immediately available funds, all or part of the Collateral Debt Securities at a sale price (including in such price the sale of accrued interest) which, when added to all Cash and Eligible Investments maturing on or prior to the scheduled Redemption Date, is equal to the Total Senior Redemption Amount.

Notwithstanding the foregoing paragraph, in connection with any Tax Redemption, Holders of at least 66-2/3% of the Aggregate Outstanding Principal Amount of an Affected Class of Notes may elect to receive less than 100% of the portion of the Total Senior Redemption Amount that would otherwise be payable to Holders of such Affected Class (and the minimum funding requirements specified in the immediately preceding paragraph will be reduced accordingly).

(c) Installments of principal and interest and the Commitment Fee due on or prior to a Redemption Date shall continue to be payable to the Holders of such Notes as of the relevant Record Dates according to their terms. The election of the Issuer to redeem any Notes pursuant to this Section 9.1 shall be evidenced by an Issuer Order from the Collateral Manager directing the Trustee to make the payment to the Paying Agent of the Redemption Price of all of the Notes to be redeemed from funds in the Payment Account in accordance with the Priority of Payments. The Issuer shall deposit, or cause to be deposited, the funds required for an optional redemption pursuant to this Section 9.1 in the Payment Account on or before the fifth Business Day prior to the Redemption Date or, if later, upon receipt.

(d) The Issuer shall set the Redemption Date and the applicable Record Date and give notice thereof to the Trustee pursuant to Section 9.2.

(e) Any amounts applied to the redemption of the Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes pursuant to this Section 9.1 shall be applied to the Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes, respectively, in each case, pro rata in accordance with the Aggregate Outstanding Principal Amounts of such Class of Notes on the date of such redemption.

Section 9.2. Notice to Trustee of Optional Redemption and Tax Redemption

In the event of any redemption pursuant to Section 9.1, the Issuer shall, at least 30 days (but not more than 90 days) prior to the Redemption Date (unless the Trustee shall agree to a shorter notice period), notify the Trustee, the Collateral Manager and each Paying Agent of such Redemption Date, the applicable Record Date, the principal amount of each Class of Notes to be redeemed on such Redemption Date and the Redemption Price of such Notes in accordance with Section 9.1.

Section 9.3. Notice of Auction Call Redemption, Optional Redemption or Tax Redemption or Maturity by the Co-Issuers

Notice of redemption pursuant to Section 9.1 or 9.5 or the Maturity of any Class of Notes shall be given by the Trustee by first class mail, postage prepaid, mailed not less than 10 Business Days prior to the applicable Redemption Date or Maturity to each Holder of Notes to be redeemed pursuant to Section 9.1 or 9.5 or to mature, at such Holder’s address in the Note Register with a copy to the Hedge Counterparty and each Rating Agency. In addition, if and for so long as any Class of Notes to be redeemed is listed on the Irish Stock Exchange, the Trustee shall cause to be delivered to the Company Announcements Office of the Irish Stock Exchange notice of such Optional Redemption, Tax Redemption or Auction Call Redemption not less than 10 Business Days prior to the applicable Redemption Date and promptly notify the Irish Stock Exchange. All notices of redemption shall state:

(a) the applicable Redemption Date;

(b) the applicable Record Date;

(c) the Redemption Price;

(d) the principal amount of each Class of Notes to be redeemed and that interest on such principal amount of Notes shall cease to accrue on the date specified in the notice; and

(e) the place or places where such Notes are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Co-Issuers to be maintained as provided in Section 7.2.

The Co-Issuers shall have the option to withdraw the notice of Auction Call Redemption, Optional Redemption or Tax Redemption up to the fourth Business Day prior to the scheduled Redemption Date by written notice to the Trustee, the Hedge Counterparty and the

Collateral Manager only if the Collateral Manager shall be unable to deliver the sale agreement or agreements or certifications (described in Section 9.1(b)), in form reasonably satisfactory to the Trustee, or to satisfy the conditions to the consummation of an Auction Call Redemption set forth in Section 9.5, as the case may be. The Trustee will, if any Class of Notes to have been redeemed was listed on the Irish Stock Exchange, deliver a notice of such withdrawal to the Company Announcements Office of the Irish Stock Exchange not less than three Business Days prior to the scheduled Redemption Date and promptly notify the Irish Stock Exchange of such withdrawal.

The Issuer shall exercise its option to redeem the Notes as provided in Section 9.1(a) only upon receipt of the written direction of a Majority-in-Interest of Preferred Shareholders.

Notice of redemption shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer, to the Hedge Counterparty on the third Business Day prior to the scheduled Redemption Date; provided, that the Hedge Agreements in effect at the time notice of redemption is given shall remain in effect until liquidation of the Collateral has begun and such notice is no longer capable of being rescinded or annulled; provided, further, that if the Hedge Agreements shall have become subject to early termination prior to the receipt of such notice, the Issuer shall enter into one or more replacement Hedge Agreements for the terminated Hedge Agreement in accordance with Section 16.1(h).

At the cost of the Co-Issuers, the Trustee shall give notice of any withdrawal by overnight courier guaranteeing next day delivery, sent not later than the third Business Day prior to the scheduled Redemption Date, to each Holder of Notes to be redeemed at such Holder’s address in the Note Register and to the Hedge Counterparty.

Notice of redemption shall be given by the Co-Issuers or, at the Co-Issuers’ request, by the Trustee in the name and at the expense of the Co-Issuers. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

Section 9.4. Notes Payable on Redemption Date

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Co-Issuers shall default in the payment of the Redemption Price and accrued interest, if any) such Notes shall cease to bear interest and the Commitment Fee on the Redemption Date. Upon final payment on a Note to be redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided, that if there is delivered to the Co-Issuers and the Trustee (i) in the case of a Holder that is not a Qualified Institutional Buyer, such security or indemnity as may be required by them to save each of them harmless and (ii) an undertaking thereafter to surrender such Note, then, in the absence of notice to the Co-Issuers and the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. Installments of interest on Notes of a Class so to be redeemed whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.6(e).

If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Period that the Note remains Outstanding.

Section 9.5. Auction Call Redemption

In accordance with the procedures set forth in Schedule C (the “Auction Procedures”), the Collateral Manager shall, at the expense of the Co-Issuers, conduct an auction (the “Auction”) of all the Collateral Debt Securities if, on or prior to the Distribution Date occurring in February 2016, the Notes have not been redeemed in full. The Auction shall be conducted not later than (a) the date that is ten (10) Business Days prior to the Distribution Date occurring in February 2016, and (b) if the Notes are not redeemed in full on such Distribution Date, each Distribution Date thereafter until all of the Collateral Debt Securities have been sold (each such date, an “Auction Date”). Notwithstanding the foregoing, the Collateral Manager shall not conduct an Auction on an Auction Date if an Auction was conducted on the preceding Auction Date and, due to market conditions, an Auction on such Auction Date is unlikely to be successful. Any of the Collateral Manager, the Preferred Shareholders, the Trustee or their respective Affiliates may, but shall not be required to, bid at the Auction. The Collateral Manager shall sell and transfer, or shall instruct the Trustee to sell and transfer, the Collateral Debt Securities to the highest bidder therefor (or the highest bidders therefor, in the event the pool of Collateral Debt Securities is divided and sold in Subpools) at the Auction; provided, that:

(i) the Auction has been conducted in accordance with the Auction Procedures;

(ii) the Collateral Manager has received bids for the Collateral Debt Securities (or for each of the related Subpools) from at least two prospective purchasers (including the winning bidder) identified on a list of qualified bidders (such bidders, “Qualified Bidders”) furnished by the Collateral Manager to the Trustee in accordance with this Indenture; provided, that the Issuer will be entitled to enter into an agreement for the purchase of the Collateral Debt Securities (or the relevant Subpool) with a Person other than a Qualified Bidder in the event that (A) such Person provides a bid in an amount greater than the highest bid received from any Qualified Bidder, (B) the Rating Condition is satisfied with respect thereto and (C) such Person provides credit support in respect of its purchase obligation in the form and amount requested, if any, by the Collateral Manager, the Issuer or any Rating Agency (including, without limitation, in the form of a letter of credit if so requested); provided, further, that in the event the Collateral Manager, the Preferred Shareholders, the Trustee or their respective Affiliates has met the requirements set forth in subclauses (B) and (C) of the preceding proviso, the Collateral Manager, the Preferred Shareholders, the Trustee, the Placement Agent or their respective Affiliates shall be entitled to purchase the Collateral Debt Securities, or any portion thereof, at a purchase price equal to the highest bid received therefor; and provided, still further, that, in accordance with the Auction Procedures, if the Trustee receives fewer than two bids to purchase all of the Collateral Debt Securities or to purchase each Subpool, the Trustee may, if a Majority-in-Interest of the Preferred Shareholders consents thereto in writing, and in accordance with the provisions of the Indenture, accept such bid as the winning bid;

(iii) the Collateral Manager certifies that the highest bid(s) would result in the sale of all of the Collateral Debt Securities (or the related Subpools constituting all of the Collateral Debt Securities) for a purchase price (paid in cash) which together with the balance of all Eligible Investments and cash held by the Issuer (other than Eligible Investments and cash held in any Hedge Counterparty Collateral Account), together with the principal balance of any Subpools of Collateral Debt Securities that are not sold on or prior to such date, will be at least equal to the sum of (x) the Total Senior Redemption Amount, plus (y) an amount equal to the greater of (1)(A) the aggregate original purchase price of the Preferred Shares on the Closing Date, minus (B) the aggregate amount of all cash distributions on the Preferred Shares (whether in respect of dividends or redemption payments made to the Preferred Share Paying Agent for distribution to the Preferred Shareholders on or prior to the relevant Auction Date) and (2) zero; and

(iv) subject to the proviso in paragraph (ii) above, the Qualified Bidder(s) who offered the Highest Auction Price for the Collateral Debt Securities (or the related Subpools) enter(s) into a written agreement with the Issuer (which the Issuer shall execute if the conditions set forth in (i) through (iii) of this Section 9.5 are satisfied, which execution shall constitute certification by the Issuer that such conditions have been satisfied) that obligates the highest bidder (or the highest bidder for each Subpool) to purchase all of the Collateral Debt Securities (or the relevant Subpool) with the closing of such purchase (and full payment in Cash to the Trustee) to occur on or prior to the sixth Business Day following the relevant Auction Date.

Provided that all of the conditions set forth in clauses (i) through (iv) of this Section 9.5 have been met, the Collateral Manager shall sell and transfer, or shall instruct the Trustee to sell and transfer, the Collateral Debt Securities (or each related Subpool), without representation, warranty or recourse, to such highest bidder (or the highest bidder for each Subpool, as the case may be) in accordance with and upon completion of the Auction Procedures. The Trustee shall deposit the purchase price for the Collateral Debt Securities in the Collection Accounts and the Notes and, to the extent funds are available therefor, the Preferred Shares shall be redeemed on the Distribution Date immediately following the relevant Auction Date (such redemption, an “Auction Call Redemption”) in accordance with the Priority of Payment.

If any of the foregoing conditions is not met with respect to any Auction, or if the highest bidder (or the highest bidder for any Subpool, as the case may be) fails to pay the purchase price on or before the sixth Business Day following the relevant Auction Date (and, in the case of any credit support provider in connection with a sale described in paragraph (ii) above, the provider of such credit support shall default in its payment obligations thereunder), (a) no Auction Call Redemption shall occur on the Distribution Date following the relevant Auction Date, (b) the Collateral Manager shall give notice to the Trustee of the withdrawal pursuant to

Section 9.3, (c) subject to clause (d) below, the Collateral Manager or the Trustee, as the case may be, shall decline to consummate such sale and shall not solicit any further bids or otherwise negotiate any further sale of Collateral Debt Securities in relation to such Auction and (d) unless the Notes are redeemed in full prior to the next succeeding Auction Date, or the market conditions are such that such Auction would not likely be successful, the Collateral Manager shall conduct another Auction on the next succeeding Auction Date.

Section 9.6. Borrowing

(a) On the Closing Date, the Co-Issuers shall borrow U.S.$136,500,000 under the Class A-1 Notes pursuant to the Class A-1 Note Purchase Agreement. On January 15, 2006, January 30, 2006, February 28, 2006 and thereafter on the 30th day of each month (or if any such day is not a Business Day, the next succeeding Business Day) during the Commitment Period, additional amounts may be borrowed by the Co-Issuers under the Class A-1 Notes pursuant to the Class A-1 Note Purchase Agreement (a “Borrowing”) at the direction of the Collateral Manager acting pursuant to the Collateral Management Agreement; provided, that (i) each applicable condition to such Borrowing specified in Section 4.2 of the Class A-1 Note Purchase Agreement is satisfied on the date of such Borrowing (a “Borrowing Date”), (ii) in no event may the aggregate amount of Borrowings outstanding under the Class A-1 Notes exceed the aggregate amount of Commitments in respect of the Class A-1 Notes, (iii) at the time of and immediately after giving effect to such Borrowing, no Default or Event of Default has occurred and is continuing or would result from such Borrowing and (iv) in connection with each Borrowing, the Issuer will issue and the Trustee will authenticate a Class A-1 Note in the aggregate principal amount of the Borrowing.

(b) The Co-Issuers shall be entitled to submit a Borrowing Request only once in each month after January 2006 and the date of any such Borrowing shall be January 15, 2006, January 30, 2006, February 28, 2006 or the 30th day of the relevant month (or if any such day is not a Business Day, the next succeeding Business Day).

(c) On or prior to the fifth Business Day immediately preceding each Borrowing Date, the Collateral Manager on behalf of the Co-Issuers will provide notice to the Trustee of the Co-Issuers’ intentions to effect a Borrowing.

(d) The Co-Issuers will duly and punctually perform each of its obligations under the Class A-1 Note Purchase Agreement.

(e) Upon each funding of the Class A-1 Commitments, the outstanding principal amount of the Class A-1 Notes shall be increased by the amount of such funding in exchange for the reduction in the same amount of the amount of the Class A-1 Commitments.

(f) On the Commitment Period Termination Date, the entire Aggregate Undrawn Amount of the Class A-1 Notes (if any) will be reduced to zero.

Section 9.7. Redemption and Disposition of Combination Notes

Upon any redemption or disposition of Notes pursuant to this Article IX, each Combination Note with a Component of such Notes will receive payment in respect of such

Notes. Thereafter, the Combination Notes will represent only such Component of such Notes that shall not have been redeemed.

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1. Collection of Money

(a) Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Cash and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Pledged Securities, in accordance with the terms and conditions of such Pledged Securities. The Trustee shall segregate and hold all such Cash and property received by it in trust for the Secured Parties and shall apply it as provided in this Indenture.

(b) Each of the parties hereto hereby agrees to cause the Custodian and any other Securities Intermediary that holds any Cash or other property for the Co-Issuers in an Account to agree with the parties hereto that (x) each Account is a Securities Account in respect of which the Trustee is the Entitlement Holder, (y) the Cash, Securities and other property credited to any Account is to be treated as a Financial Asset under Article 8 of the UCC and (z) the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) for that purpose will be the State of New York. In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially indorsed to, the Issuer unless such Financial Asset has also been indorsed in blank or to the Custodian or other Securities Intermediary that holds such Financial Asset in such Account. Each Account shall be held and maintained at an office located in the State of New York. In addition, any Account may include any number of sub-accounts deemed necessary or appropriate by the Trustee for convenience in administering such account.

Section 10.2. Principal Collection Account; Interest Collection Account; Custodial Account

(a) The Trustee shall, prior to the Closing Date, cause to be established a Securities Account that shall be designated as the “Interest Collection Account,” which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties, into which the Trustee shall from time to time deposit, in addition to the deposits required pursuant to Section 10.7(d), (i) all proceeds received from the disposition of any Collateral to the extent such proceeds constitute Interest Proceeds (unless simultaneously reinvested pursuant to Section 10.2(f) in other Collateral Debt Securities, subject to the Collateral Debt Security Criteria and the Eligibility Criteria, or in Eligible Investments) and (ii) all other Interest Proceeds.

(b) The Trustee shall, prior to the Closing Date, cause to be established a Securities Account that shall be designated as the “Principal Collection Account,” which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties, into which the Trustee shall from time to time deposit, in addition to the deposits required pursuant to

Section 10.2(d), (i) all proceeds received from the disposition of any Collateral to the extent such proceeds constitute Principal Proceeds (unless simultaneously reinvested in Eligible Investments) and (ii) all other Principal Proceeds.

(c) The Issuer may, but under no circumstances shall be required to, deposit or cause to be deposited from time to time such Cash in a Collection Account as it deems, in its sole discretion, to be advisable and by notice to the Trustee may designate that such Cash is to be treated as Principal Proceeds or Interest Proceeds hereunder at its discretion. All Cash deposited from time to time in a Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Collateral and shall be applied to the purposes herein provided. The Collection Accounts shall remain at all times with a financial institution having a long-term debt rating of at least “BBB+” by Standard & Poor’s, at least “Baa1” by Moody’s and at least “BBB+” by Fitch and capital and surplus of at least U.S.$200,000,000 and subject to supervision or examination by federal or state authority.

(d) All Distributions, any deposit required pursuant to Section 10.2(e) and any net proceeds from the sale or disposition of a Collateral Debt Security or Equity Security received by the Trustee shall be immediately deposited into the Interest Collection Account or the Principal Collection Account, as the case may be (unless, in the case of proceeds received from the sale or disposition of any Collateral, such proceeds are simultaneously reinvested pursuant to Section 10.2(f) in Eligible Investments), other than 50% of any interest payments on a semi-annual interest paying security received in cash by the Issuer in any Due Period which will be deposited in the Semi-Annual Interest Reserve Account. Subject to Sections 10.2(f), 10.2(g) and 11.2, all amounts deposited in the Collection Accounts, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, shall be held by the Trustee in the Collection Accounts as part of the Collateral subject to disbursement and withdrawal as provided in this Section 10.2. By Issuer Order executed by an Authorized Officer of the Collateral Manager (which may be in the form of standing instructions), the Issuer shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds received into the Collection Accounts during a Due Period, and amounts received in prior Due Periods and retained in the Collection Accounts, as so directed in Eligible Investments. The Trustee, within one Business Day after receipt of any Distribution or other proceeds which are not Cash, shall so notify the Issuer and the Issuer shall, within five Business Days of receipt of such notice from the Trustee, sell such Distribution or other proceeds for Cash in an arm’s-length transaction to a Person which is not an Affiliate of the Issuer or the Collateral Manager and deposit the proceeds thereof in the Interest Collection Account or Principal Collection Account, as the case may be, for investment pursuant to this Section 10.2; provided, that the Issuer need not sell such Distributions or other proceeds if it delivers an Officer’s certificate to the Trustee certifying that such Distributions or other proceeds constitute Collateral Debt Securities or Eligible Investments.

(e) If, prior to the occurrence of an Event of Default, the Issuer shall not have given any investment directions pursuant to Section 10.2(d), the Trustee shall seek instructions from the Collateral Manager within three Business Days after transfer of such funds to a Collection Account. If the Trustee does not thereupon receive written instructions from the Issuer (or the Collateral Manager on behalf of the Issuer) within five Business Days after transfer of such funds to a Collection Account, it shall invest and reinvest the funds held in such Collection Account, as fully as practicable, but only in one or more Eligible Investments of the type described in clause (d) of the definition thereof. After the occurrence of an Event of Default, the Trustee shall invest and reinvest such Monies as fully as practicable in Eligible Investments of the type described in clause (d) of the definition thereof maturing not later than the earlier of (i) 30 days after the date of such investment or (ii) the Business Day immediately preceding the next Distribution Date. All interest and other income from such investments shall be deposited into the applicable Collection Account in accordance with Sections 10.2(a) and (b), any gain realized from such investments shall be credited to the related Collection Account, and any loss resulting from such investments shall be charged to the related Collection Account. Any gain or loss with respect to an Eligible Investment shall be allocated in such a manner as to increase or decrease, respectively, Principal Proceeds and/or Interest Proceeds in the proportion which the amount of Principal Proceeds and/or Interest Proceeds used to acquire such Eligible Investment bears to the purchase price thereof. The Trustee shall not in any way be held liable by reason of any insufficiency of a Collection Account resulting from any loss relating to any such investment.

(f) The Trustee shall transfer to the Payment Account for application pursuant to Section 11.1(a) and in accordance with the calculations and the instructions contained in the Note Valuation Report prepared by the Issuer pursuant to Section 10.8(c), on or prior to the Business Day prior to each Distribution Date, any amounts then held in the Collection Accounts other than Interest Proceeds or Principal Proceeds received after the end of the Due Period with respect to such Distribution Date (except for certain amounts that are received by the Issuer in respect of the Hedge Agreements on the Distribution Date related to such Due Period and which constitute Interest Proceeds or Principal Proceeds); provided, that, to the extent that Principal Proceeds in the Principal Collection Account as of such date are in excess of the amounts required to be applied pursuant to the Priority of Payments up to and including the next Distribution Date as shown in the Note Valuation Report with respect to such Distribution Date, the Issuer may direct the Trustee to retain such excess amounts in the Principal Collection Account and not to transfer such excess amounts to the Payment Account.

(g) The Trustee shall apply amounts on deposit in the Collection Accounts in accordance with any Redemption Date Statement delivered to the Trustee in connection with the redemption of Notes pursuant to Section 9.1.

(h) The Trustee shall, upon Issuer Order, apply amounts on deposit in the Interest Collection Account and Principal Collection Account in accordance with Section 11.2.

(i) The Trustee shall, prior to the Closing Date, cause the Custodian to establish a Securities Account that shall be designated as the “Custodial Account,” which shall be in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties and into which the Trustee shall from time to time deposit Collateral. All Collateral from time to time deposited in, or otherwise standing to the credit of, the Custodial Account pursuant to this Indenture shall be held by the Trustee as part of the Collateral and shall be applied to the purposes herein provided. The Trustee agrees to give the Issuer immediate notice if the Custodial Account or any funds on deposit therein, or otherwise standing to the credit of the Custodial Account, shall become subject to any writ, order judgment, warrant of attachment, execution or similar process. Neither Co-Issuer shall have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with the Priority of Payments.

Section 10.3. Payment Account

The Trustee shall, prior to the Closing Date, establish a Securities Account that shall be designated as the “Payment Account,” which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Trustee for the benefit of the Secured Parties. Except as provided in Sections 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Payment Account shall be to pay the interest and the Commitment Fee on and the principal of the Notes in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay administrative expenses and other amounts specified therein, each in accordance with the Priority of Payments. The Trustee agrees to give the Co-Issuers and the Hedge Counterparty immediate notice if the Payment Account or any funds on deposit therein, or otherwise standing to the credit of the Payment Account, shall become subject to, any writ, order, judgment, warrant of attachment, execution or similar process. Neither Co-Issuer shall have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. The Payment Account shall remain at all times with a financial institution having a long-term debt rating of at least “BBB+” by Standard & Poor’s, at least “Baa1” by Moody’s and at least “BBB+” by Fitch and capital and surplus of a least U.S.$200,000,000 and subject to supervision or examination by federal or state authority.

Section 10.4. Expense Account, Semi-Annual Interest Reserve Account, Interest Reserve Account and First Distribution Date Reserve Account

(a) The Trustee shall, prior to the Closing Date, cause to be established a Securities Account that shall be designated as the “Expense Account” and a Securities Account which shall be designated as the “Interest Reserve Account,” both of which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties. Any and all funds at any time on deposit in, or otherwise to the credit of, the Expense Account or the Interest Reserve Account shall be held in trust by the Trustee for the benefit of the Secured Parties. Except as provided in Sections 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Expense Account shall be to pay (on any day other than a Distribution Date) accrued and unpaid administrative expenses of the Co-Issuers (other than fees and expenses of the Trustee and the Collateral Management Fee, but including other amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement or this Indenture). The only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Interest Reserve Account shall be in accordance with the terms of this Section 10.4(a). On the Closing Date, the Trustee shall deposit into the Expense Account an amount equal to U.S.$100,000 from the net proceeds received by the Issuer on such date from the initial issuance of the Notes and the Preferred Shares. Thereafter, (i) the Trustee shall transfer to the Expense Account and the Interest Reserve Account from the Payment Account amounts required to be deposited therein pursuant to Section 11.1(a) and, in accordance with the calculations and the instruction contained in the Note Valuation Report prepared by the Issuer pursuant to Section 10.8(c) and (ii) on each Distribution

Date on and prior to the Distribution Date in February 2009, U.S.$83,333.33 shall be deposited into the Interest Reserve Account, and on each Distribution Date thereafter on which any Notes remain Outstanding and the amount on deposit in the Interest Reserve Account is not at least U.S.$1,000,000, 15% of the Interest Proceeds remaining following payment of interest on the Notes will be deposited into the Interest Reserve Account until the amount on deposit therein equals U.S.$1,000,000 (after giving effect to such deposit). The Issuer shall, by Issuer Order executed by an Authorized Officer of the Collateral Manager, direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, (i) transfer from the Interest Reserve Account to the Payment Account for application pursuant to Section 11.1(a) as Interest Proceeds (x) on each Distribution Date an amount equal to the Shortfall Amount, if any, and (y) on the first Distribution Date on which there are no Notes Outstanding, all remaining amounts on deposit in the Interest Reserve Account and (ii) transfer all funds on deposit in the Expense Account, at the time when substantially all of the Issuer’s assets have been sold or otherwise disposed of (as determined by the Collateral Manager), and deposit such funds into the Payment Account for application pursuant to Section 11.1(a) as Interest Proceeds on the immediately succeeding Distribution Date.

(b) The Trustee agrees to give the Co-Issuers and Hedge Counterparty immediate notice if the Expense Account or the Interest Reserve Account or any funds on deposit in either, or otherwise standing to the credit of the Expense Account or the Interest Reserve Account, shall become subject to, any writ, order, judgment, warrant of attachment, execution or similar process. The Expense Account and the Interest Reserve Account shall remain at all times with a financial institution having a long-term debt rating of at least “BBB+” by Standard & Poor’s, at least “Baa1” by Moody’s and at least “BBB+” by Fitch and capital and surplus of at least U.S.$200,000,000 and subject to supervision or examination by federal or state authority.

(c) By Issuer Order executed by an Authorized Officer of the Collateral Manager (which may be in the form of standing instructions), the Issuer shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds received into the Expense Account or in the Interest Reserve Account during a Due Period, and amounts received in prior Due Periods and retained in the Expense Account or the Interest Reserve Account, as so directed in Eligible Investments. All interest and other income from such investments shall be deposited in the Expense Account or the Interest Reserve Account, as applicable, any gain realized from such investments shall be credited to the Expense Account or the Interest Reserve Account, as applicable, and any loss resulting from such investments shall be charged to the Expense Account or the Interest Reserve Account, as applicable. The Trustee shall not in any way be held liable by reason of any insufficiency of such Expense Account or Interest Reserve Account resulting from any loss relating to any such investment.

(d) On the Closing Date, after payment of the organizational and structuring fees and expenses of the Issuer (including, without limitation, the legal fees and expenses of counsel to the Issuer, the Placement Agent and the Collateral Manager) and the expenses of offering the Offered Securities, U.S.$550,000 from the proceeds of the offering of the Offered Securities will be deposited by the Trustee into a single, segregated account established hereunder on the Closing Date by the Trustee and designated as the “First Distribution Date Reserve Account.” The only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the First Distribution Date Reserve Account shall be as follows: at least one

Business Day prior to the first Distribution Date, the Trustee will transfer all amounts from the First Distribution Date Reserve Account to the Payment Account for application (x) as Interest Proceeds on the first Distribution Date for distribution to the Holders of the Notes if, and only to the extent, necessary for such Noteholders to receive the accrued and unpaid interest due and payable in respect of such Notes on such first Distribution Date pursuant to clauses (5) and (6) of Section 11.1(a)(i) and (y) to the extent that there are any amounts remaining after application as provided in the preceding clause (x), for application as Interest Proceeds in accordance with the Priority of Payments.

(e) On the Closing Date, the Trustee will establish and maintain a single, segregated account designated as the “Semi-Annual Interest Reserve Account.” On any date upon which the Issuer receives interest payments in cash in respect of semiannual interest paying securities, the Trustee will deposit 50% of such interest payments on semi-annual interest paying securities. At least one Business Day prior to each Distribution Date, the Trustee shall transfer all amounts deposited in the Semi-Annual Interest Reserve Account on or prior to the Determination Date preceding the last Distribution Date preceding the last Distribution Date (including any interest accrued on any such amount) to the Payment Account for application as Interest Proceeds in accordance with the Priority of Payments and such transfer shall be the only permitted withdrawal from, or application of funds on deposit in, or otherwise standing to the credit of, the Semi-Annual Interest Reserve Account.

Section 10.5. Uninvested Proceeds Account

The Trustee shall, prior to the Closing Date, cause to be established a Securities Account which shall be designated as the “Uninvested Proceeds Account,” which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties. On the Closing Date, the Trustee shall deposit therein all Uninvested Proceeds (other than the portion thereof that is (i) used by the Issuer to pay the organizational fees and other expenses of the Issuer incurred in connection with the effectuation of the transactions contemplated by the Transaction Documents on the Closing Date (including, without limitation, the legal fees and expenses of counsel to the Issuer, the Placement Agent and the Collateral Manager), the expenses of offering the Securities and (ii) deposited in the Expense Account on such date). The Issuer may, prior to the Ramp-Up Completion Date, use funds on deposit in the Uninvested Proceeds account to acquire Collateral Debt Securities in accordance with the terms of Section 7.18. Prior to such use of such funds by the Issuer, the Collateral Manager on behalf of the Issuer may direct the Trustee to, and upon such direction the Trustee shall, invest funds in the Uninvested Proceeds Account in Eligible Investments. All interest and other income from such investments shall be deposited in the Uninvested Proceeds Account, any gain realized from such investments shall be credited to the Uninvested Proceeds Account, and any loss resulting from such investments shall be charged to the Uninvested Proceeds Account. The Trustee shall not in any way be held liable by reason of any insufficiency of such Uninvested Proceeds Account resulting from any loss relating to any such investment. Investment earnings on Eligible Investments in the Uninvested Proceeds Account will be transferred to the Interest Collection Account, to be treated as Interest Proceeds, on or prior to the Ramp-Up Completion Date. Other than as set forth in the preceding sentence, on or prior to the Ramp-Up Completion Date, the Trustee will transfer any Uninvested Proceeds remaining on deposit in the Uninvested Proceeds Account to the Interest Collection Account or the Payment Account at the Collateral Manager’s

discretion (i) if a Ratings Confirmation has occurred, to the extent of Interest Excess to be treated as Interest Proceeds and the remainder to be treated as Principal Proceeds, respectively, to be distributed in accordance with the Priority of Payments, and (ii) in the event of a Ramp-Up Ratings Confirmation Failure, to be treated as Uninvested Proceeds to the extent the Rating Agencies require that Uninvested Proceeds be used to make payments in respect of principal on Notes and to be treated as Principal Proceeds, to be distributed in accordance with the Priority of Payments, to the extent such funds are in excess of the amount of funds necessary to meet the requirements of the Rating Agencies. Promptly following the Ramp-Up Completion Date the Trustee shall cause the Uninvested Proceeds Account to be closed.

Section 10.6. Hedge Counterparty Collateral Account

The Trustee shall, prior to the Closing Date, cause to be established one or more securities accounts, each of which shall be designated a “Hedge Counterparty Collateral Account,” which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties. The Trustee shall deposit all collateral received from any Hedge Counterparty under any Hedge Agreement in the related Hedge Counterparty Collateral Account. Any and all funds at any time on deposit in, or otherwise standing to the credit of, a Hedge Counterparty Collateral Account shall be held in trust by the Trustee for the benefit of the Secured Parties. The only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, a Hedge Counterparty Collateral Account shall be (i) for application to obligations of the relevant Hedge Counterparty to the Issuer under the relevant Hedge Agreement that are not paid when due (whether when scheduled or upon early termination) or (ii) to return collateral to such Hedge Counterparty when and as required by the relevant Hedge Agreement (in each case as directed in writing by the Collateral Manager). The Trustee shall reinvest amounts in the Hedge Counterparty Collateral Account in Eligible Investments in accordance with the terms of the related Hedge Agreement, upon and as set forth in written direction from the Collateral Manager, and shall have no liability for any such investments. The Trustee shall not be obligated to make any such investment in the absence of such written instruction.

Section 10.7. Reports by Trustee

The Trustee shall supply in a timely fashion to each Rating Agency, the Hedge Counterparty, the Issuer and the Collateral Manager any information regularly maintained by the Trustee that any Rating Agency, the Issuer, the Hedge Counterparty or the Collateral Manager may from time to time request with respect to the Pledged Securities, the Interest Collection Account, the Principal Collection Account, the Payment Account, the Expense Account, the Hedge Counterparty Collateral Account or the Interest Reserve Account reasonably needed to complete the Note Valuation Report or to provide any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.9 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement. The Trustee shall forward to the Collateral Manager and to any Holder of a Note shown on the Note Register, the Hedge Counterparty or any Preferred Shareholder upon request therefor, copies of notices and other writings received by it from the issuer of any Collateral Debt Security or from any Clearing Agency with respect to any Collateral Debt Security advising the holders of such security of any rights that the holders might have with respect thereto (including notices of calls and redemptions of securities) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer; provided, that the Trustee shall not disclose any unpublished Rating assigned by any Rating Agency with respect to any Collateral Debt Security without the prior consent of such Rating Agency. The Trustee shall provide access at the Trustee’s website to each Monthly Report and Note Valuation Report electronically to Standard & Poor’s, Moody’s and Fitch.

The Trustee shall, so long as any Class of Notes and Preferred Shares is listed on the Irish Stock Exchange, notify the Irish Stock Exchange not later than the second Business Day preceding each Distribution Date of the amount of principal payments to be made on the Notes of each Class on such Distribution Date, the amount of any Class C Deferred Interest in respect of the Class C Notes, the amount of any Class D Deferred Interest in respect of the Class D Notes, the amount of any Class E Deferred Interest in respect of the Class E Notes, the Aggregate Outstanding Principal Amount of the Notes of each Class and as a percentage of the original Aggregate Outstanding Principal Amount of the Notes of such Class after giving effect to the principal payments, if any, on such Distribution Date and the distributions of dividends on the Preferred Shares on such Distribution Date.

Section 10.8. Accountings

(a) Monthly. Not later than the eighth Business Day after the last day of each month (except for months preceding a month in which a Distribution Date occurs, in which case delivery shall occur in conjunction with delivery of the Note Valuation Report) commencing with the eighth Business Day after the last day of April 2006, the Issuer shall compile and provide to each Rating Agency, the Trustee, the Collateral Manager, the Repository and each Transfer Agent and, upon written request therefor, any Holder of a Note shown on the Note Register, the Hedge Counterparty, any Certifying Person and any Preferred Shareholder a monthly report (the “Monthly Report”). The Monthly Report shall contain the following information and instructions with respect to the Pledged Securities included in the Collateral, determined as of the last day of such calendar month or, in the case of a calendar month in which a Distribution Date occurs, the Determination Date relating to such Distribution Date:

(1) (x) the Aggregate Principal Balance of all Collateral Debt Securities, together with a calculation, in reasonable detail, of the sum of (A) the Aggregate Principal Balance of all Collateral Debt Securities (other than Defaulted Securities and Deferred Interest Collateral Debt Securities), plus (B) with respect to each Defaulted Security or Deferred Interest Collateral Debt Security, the Calculation Amount of such Defaulted Security or Deferred Interest Collateral Debt Security and (y) the Aggregate Principal Balance of all Collateral Debt Securities on the Ramp-Up Completion Date;

(2) the Balance of all Eligible Investments and Cash in each of the Interest Collection Account, the Principal Collection Account, the Expense Account and the Interest Reserve Account;

(3) the nature, source and amount of any proceeds in the Collection Accounts, including Interest Proceeds, Principal Proceeds and Sale Proceeds,

received since the date of determination of the last Monthly Report or, in the case of the first Monthly Report, since the Ramp-Up Completion Date;

(4) with respect to each Collateral Debt Security and each Eligible Investment that is part of the Collateral, its Principal Balance, annual interest rate, Stated Maturity and issuer thereof;

(5) the identity of each Collateral Debt Security that was sold or disposed of pursuant to Section 12.1 indicating whether such Collateral Debt Security is a Defaulted Security, Credit Risk Security or Equity Security (as reported in writing to the Issuer by the Collateral Manager) and whether such Collateral Debt Security was sold pursuant to Section 12.1(a)(i), (ii) or (iii) or Granted to the Trustee since the date of determination of the most recent Monthly Report or, in the case of the first Monthly Report, since the Closing Date;

(6) the identity of each Collateral Debt Security that has become a Defaulted Security, Deferred Interest Collateral Debt Security, Credit Risk Security or Equity Security since the date of determination of the last Monthly Report or, in the case of the first Monthly Report, since the Ramp-Up Completion Date;

(7) the identity of each Collateral Debt Security, the related Real Estate Entity of which failed to satisfy any two of the three REIT/REOC Coverage Tests as of the date of determination of the last Monthly Report or, in the case of the first Monthly Report, since the Ramp-Up Completion Date.

(8) the Aggregate Principal Balance of all Collateral Debt Securities that have a Stated Maturity later than the Stated Maturity of the Notes;

(9) the Aggregate Principal Balance of (A) all Fixed Rate Collateral Debt Securities, (B) all Floating Rate Collateral Debt Securities, (C) all Deemed Fixed Rate Collateral Debt Securities and (D) all Deemed Floating Rate Collateral Debt Securities;

(10) the Aggregate Principal Balance of all Trust Preferred Securities;

(11) the Aggregate Principal Balance of all Subordinated Notes;

(12) the Aggregate Principal Balance of all Primary Senior Notes and the Aggregate Principal Balance of all Secondary Senior Notes;

(13) the Aggregate Principal Balance of all CMBS;

(14) the Aggregate Principal Balance of all Collateral Debt Securities that provide for periodic payments of interest in Cash less frequently than quarterly;

(15) the Weighted Average Spread, the Weighted Average Hybrid Coupon and the Weighted Average Coupon of the Collateral Debt Securities;

(16) a calculation in reasonable detail necessary to determine compliance with each Coverage Test, and, in the case of each Overcollateralization Test, a calculation of the Class A/B Overcollateralization Ratio, the Class C Overcollateralization Ratio, the Class D Overcollateralization Ratio and the Class E Overcollateralization Ratio and, in the case of each Interest Coverage Test, a calculation of the Class A/B Interest Coverage Ratio, the Class C Interest Coverage Ratio, the Class D Interest Coverage Ratio and the Class E Interest Coverage Ratio;

(17) a calculation in reasonable detail necessary to determine compliance with the REIT/REOC Coverage Test;

(18) the occurrence of any REIT/REOC Trigger Event and the identity of the related Real Estate Entity and Collateral Debt Security;

(19) the respective percentage of the Net Outstanding Portfolio Collateral Balance for each aggregate amount referred to in clauses (7) through (14) above;

(20) calculation in reasonable detail necessary to determine compliance with the Standard & Poor’s CDO Monitor Test; and

(21) any changes to the identity of the Hedge Counterparty.

Upon receipt of each Monthly Report, the Trustee (so long as it is not also acting as the Collateral Administrator) shall compare the information contained therein to the information contained in its records with respect to the Collateral and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer and the Collateral Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Collateral. In the event that any discrepancy exists, the Trustee, the Issuer and the Collateral Manager shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five Business Days cause the Independent accountants appointed by the Issuer pursuant to Section 10.9 to review such Monthly Report and the Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture.

On or prior to the Ramp-Up Completion Date and together with each Monthly Report, the Issuer shall provide to S&P the Excel CDO Monitor Input File and, with respect to each Collateral Debt Security, the name of each obligor thereon, the CUSIP number thereof (if applicable) and the S&P Priority Category thereof.

(b) Ramp-Up Completion Date Report. Not later than the seventh Business Day after the Ramp-Up Completion Date, the Issuer shall compile and provide to each Rating Agency, the

Trustee, the Collateral Manager, each Hedge Counterparty and each Transfer Agent and, upon written request therefor, any Holder of a Note shown on the Note Register, any Certifying Person and any Preferred Shareholder a report (the “Ramp-Up Completion Date Report”) that contains the information set forth in Section 10.9(a) above, determined as of the Ramp-Up Completion Date; provided, that any reference in Section 10.9(a) to the date of determination of the last Monthly Report or any similar reference shall be deemed to be a reference to the Closing Date for purposes of such report.

(c) Distribution Date Accounting. The Issuer shall render an accounting (“Note Valuation Report”), determined as of each Determination Date, and deliver the Note Valuation Report to each Rating Agency, the Trustee, the Collateral Manager, the Repository, each Transfer Agent, the Hedge Counterparty and, upon written request therefor, any Holder of a Note shown on the Note Register, any Certifying Person and any Preferred Shareholder, not later than the Business Day preceding the related Distribution Date. The Note Valuation Report shall contain the following information (determined, unless otherwise specified below, as of the related Determination Date):

(1) the Aggregate Outstanding Principal Amount of the Notes of each Class and as a percentage of the original Aggregate Outstanding Principal Amount of the Notes of such Class on the first day of the immediately preceding Interest Period, the amount of principal payments to be made on the Notes of each Class on the next Distribution Date, the amount of any Class C Deferred Interest, if any, the amount of any Class D Deferred Interest, if any, the amount of any Class E Deferred Interest, if any, and the Aggregate Outstanding Principal Amount of the Notes of each Class and as a percentage of the original Aggregate Outstanding Principal Amount of the Notes of such Class after giving effect to the principal payments, if any, on the next Distribution Date;

(2) the Interest Distribution Amount and the Commitment Fee payable to the Holders of the Notes for the related Distribution Date (in the aggregate and by Class) and the amount payable to Holders of Preferred Shares for such Distribution Date;

(3) the Note Interest Rate for each Class of Notes for the Interest Period preceding the next Distribution Date;

(4) the administrative expenses payable on an itemized basis on the next Distribution Date;

(5) for the Interest Collection Account:

(a) the Balance on deposit in the Interest Collection Account at the end of the related Due Period;

(b) the amounts payable from the Interest Collection Account pursuant to Section 11.1(a)(i) on the next Distribution Date; and

(c) the Balance remaining in the Interest Collection Account immediately after all payments and deposits to be made on such Distribution Date;

(6) for the Principal Collection Account:

(a) the Balance on deposit in the Principal Collection Account at the end of the related Due Period;

(b) the amounts payable from the Principal Collection Account pursuant to Section 11.1(a)(ii) on the next Distribution Date; and

(c) the Balance remaining in the Principal Collection Account immediately after all payments and deposits to be made on such Distribution Date;

(7) the Balance on deposit in the Expense Account, the Hedge Counterparty Collateral Account and the Interest Reserve Account at the end of the related Due Period;

(8) the Base Collateral Management Fee and Subordinate Collateral Management Fee (if any) payable on the next Distribution Date;

(9) an Excel CDO Monitor Input File to Standard & Poor’s at the end of the related Due Period; and

(10) the Hedge Receipt Amount or Hedge Payment Amount for its related Distribution Date.

Each Note Valuation Report shall contain instructions to the Trustee to withdraw on the related Distribution Date from the Payment Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established in, Section 11.1(a).

In addition to the Note Valuation Report, upon the written request of any Holder of a Note shown on the Note Register or any Rating Agency, the Issuer shall deliver to such Holder or Rating Agency, as the case may be, a report containing the number and identity of each Collateral Debt Security held by the Issuer on the last day of the Due Period most recently ended (indicating whether any such Collateral Debt Security is a Defaulted Security or Deferred Interest Collateral Debt Security (as reported in writing to the Trustee by the Collateral Manager)).

In addition to the foregoing information, each Note Valuation Report shall include a statement to the following effect:

In order to comply with certain exemptions from registration requirements under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”), the Indenture pursuant to which the Notes were issued requires that each Holder of a Note issued by the Co-Issuers (or any beneficial interest therein) be both a “Qualified Purchaser,” as defined in Section 2(a)(51) of the Investment Company Act, and a Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act. Under the Investment Company Act, each of the Co-Issuers or an agent acting on their behalf must have a “reasonable belief” that each holder of its outstanding securities that is a U.S. Person, including transferees, is a Qualified Purchaser, and the Co-Issuers must exercise reasonable care to ensure that each holder of its outstanding securities, including transferees, that is a U.S. Person is a Qualified Institutional Buyer. Consequently, and as a result of the restrictions contained in the Indenture, each resale of a Note in the United States or to a U.S. Person must be made pursuant to Rule 144A or another exemption from the registration requirements under the United States Securities Act of 1933, as amended, solely to a purchaser that is both a Qualified Institutional Buyer and a Qualified Purchaser. Each transferee of a beneficial interest in a Restricted Global Note will be deemed to represent at the time of purchase that: (a) the purchaser is both a Qualified Purchaser and a Qualified Institutional Buyer; (b) the transferee and each account for which it is purchasing is required to hold and transfer at least the minimum denominations of the Notes, specified in the Indenture and (c) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any transferee.

The Co-Issuers direct that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any person having an interest in the Note, with respect to which this Note Valuation Report is delivered, as indicated on the books of The Depository Trust Company or on the books of a participant in The Depository Trust Company or on the books of an indirect participant for which such participant in The Depository Trust Company acts as agent.

If, notwithstanding the restrictions on transfer set forth in the Indenture, either of the Co-Issuers determines that any beneficial owner of a Class A Note, Class B Note, Class C Note, Class D Note or Class E Note (or any interest therein) (A) is a U.S. Person and (B) was not both a Qualified Purchaser and a Qualified Institutional Buyer at the time of its acquisition thereof, then either of the Co-Issuers may require, by notice to such holder, that such holder sell all of its right, title and interest in such Note (or interest therein) to a Person that is both a Qualified Purchaser and a Qualified Institutional Buyer with such sale to be effected within 30 days after notice of such sale requirement is given. If such beneficial owner fails to effect the transfer required within such 30-day period, (i) upon direction from the Issuer, the Trustee (on behalf of and at the expense of the Issuer) shall cause such beneficial owner’s interest in such Note to be transferred in a commercially reasonable sale (conducted by the Trustee in accordance with Section 9-610(b) of the Uniform Commercial Code as in effect in the State of New York) to a person that certifies to the Trustee, the Co-Issuers and the Collateral Manager, in connection with such transfer, that such person is both a Qualified Purchaser and a Qualified Institutional Buyer and (ii) pending such transfer, no further payments will be made in respect of such Note held by such beneficial owner.

(d) Section 3(c)(7) Reminder Notice. Pursuant to Section 7.20, the Trustee on behalf of the Issuer shall provide to each Holder, in conjunction with the Note Valuation Report delivered pursuant to Section 10.8(c), a Section 3(c)(7) Reminder Notice.

(e) Redemption Date Instructions. Not less than five Business Days after receiving an Issuer Request requesting information regarding a redemption pursuant to Section 9.1 of the Notes of a Class as of a proposed Redemption Date set forth in such Issuer Request, the Trustee shall provide the necessary information (to the extent it is available to the Trustee) to the Co-Issuers and the Hedge Counterparty, and the Issuer shall compute the following information and provide such information in a statement (the “Redemption Date Statement”) delivered to the Trustee:

(i) the Aggregate Outstanding Principal Amount of the Notes of the Class or Classes to be redeemed as of such Redemption Date;

(ii) the amount of accrued interest and the Commitment Fee due on such Notes as of the last day of the Interest Period immediately preceding such Redemption Date; and

(iii) the amount in the Interest Collection Account, the Principal Collection Account, the Interest Reserve Account, the Expense Account and the Payment Account available for application to the redemption of such Notes.

(f) If the Trustee shall not have received any accounting provided for in this Section on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall use reasonable efforts to cause such accounting to be made by the applicable Distribution Date or Redemption Date. To the extent the Trustee is required to provide any information or reports pursuant to this Section 10.6 as a result of the failure of the Issuer to provide such information or reports, the Trustee shall be entitled to retain an Independent certified public accountant in connection therewith at the expense of the Issuer.

(g) Appointment of Agent. The Issuer may appoint an administrator or other agent to prepare reports pursuant to this Section 10.6 and certain calculations related thereto.

(h) Annual Reports to Fitch and Moody’s. Not later than the fifth Business Day preceding each Distribution Date occurring in November of each year, the Issuer (or the Collateral Manager on the Issuer’s behalf) shall deliver or cause to be delivered to Fitch and Moody’s (i) a list containing the name and regulatory identification number of each Collateral Debt Securities Issuer and (ii) in the case of each Collateral Debt Securities Issuer that does not file public financial reports, such financial information regarding such Collateral Debt Securities Issuer as Fitch or Moody’s may reasonably request (including but not limited to, the identity of each Collateral Debt Security, the related Real Estate Entity of which does not include an unqualified accountant’s letter in its audited financial statements).

(i) Posting of Reports on Repository. Each of the Co-Issuers, the Trustee and the Collateral Manager acknowledges and agrees that each Monthly Report and Note Valuation Report shall be posted to the Repository for use in the manner provided in the Repository. In connection therewith, the Issuer agrees to deliver or otherwise make available each Monthly Report and Note Valuation Report to the operator of the Repository for posting on the Repository.

Section 10.9. Release of Securities

(a) If no Event of Default has occurred and is continuing, and subject to Section 12, the Issuer may, by Issuer Order executed by an Authorized Officer of the Collateral Manager and delivered to the Trustee at least two Business Days prior to the settlement date for any sale of a security certifying that the conditions set forth in Section 12.1 are satisfied, direct the Trustee to release such security from the lien of this Indenture against receipt of payment therefor.

(b) The Issuer may, by Issuer Order executed by an Authorized Officer of the Collateral Manager and delivered to the Trustee at least two Business Days prior to the date set for redemption or payment in full of a Pledged Security, certifying that such security is being redeemed or paid in full, direct the Trustee or, at the Trustee’s instructions, the Custodian to deliver such security, if in physical form, duly endorsed, or, if such security is a Clearing Corporation Security, to cause it to be presented, to the appropriate paying agent therefor on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof.

(c) If no Event of Default has occurred and is continuing, and subject to Section 12, the Issuer may, by Issuer Order executed by an Authorized Officer of the Collateral Manager and delivered to the Trustee or, at the Trustee’s instructions, the Custodian, at least two Business Days prior to the date set for an exchange, tender or sale, certifying that a Collateral Debt Security is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer, direct the Trustee to deliver such security, if in physical form, duly endorsed, or, if such security is a Clearing Corporation Security, to cause it to be delivered, in accordance with such Issuer Order, in each case against receipt of payment therefor.

(d) The Trustee shall deposit any proceeds received by it from the disposition of a Pledged Security in the Interest Collection Account or the Principal Collection Account, as the case may be, unless simultaneously applied to the purchase of other Collateral Debt Securities or Eligible Investments as permitted under and in accordance with requirements of Section 12 and this Section 10.10.

(e) The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding (and the Commitment Period Termination Date has occurred) and all obligations of the Co-Issuers hereunder have been satisfied, release the Collateral from the lien of this Indenture.

(f) The Issuer may retain agents (including the Collateral Manager) to assist the Issuer in preparing any notice or other report required under this Section 10.10.

Section 10.10. Reports by Independent Accountants

(a) At the Closing Date the Issuer shall appoint a firm of Independent certified public accountants of recognized international reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture. Upon any resignation by such firm, the Issuer shall promptly appoint by Issuer Order delivered to the Trustee, the Hedge Counterparty and each Rating Agency a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Collateral Manager shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer as provided in Section 11.1.

(b) On or before March 31 of each year (commencing with March 31, 2007), the Issuer shall cause to be delivered to the Trustee, the Collateral Manager and each Rating Agency an Accountants’ Report specifying the procedures applied and their associated findings with respect to the Monthly Reports prepared in the month in which a Distribution Date occurs, the Ramp-Up Completion Date Report, the Note Valuation Reports and any Redemption Date Statements prepared in the preceding year. At least 90 days prior to the Distribution Date in February 2007 (and, if at any time a successor firm of Independent certified public accountants is appointed, to the Distribution Date following the date of such appointment), the Issuer shall deliver to the Trustee an Accountants’ Report specifying in advance the procedures that such firm will apply in making the aforementioned findings throughout the term of its service as accountants to the Issuer. The Trustee shall promptly forward a copy of such Accountants’ Report to the Hedge Counterparty and each Holder of Notes of the Controlling Class, at the address shown on the Note Register. The Issuer shall not approve the institution of such procedures if a Majority of the Controlling Class, by notice to the Issuer and the Trustee within 30 days after the date of the related notice to the Trustee, object thereto.

(c) Any statement delivered to the Trustee pursuant to clause (b) above shall be delivered by the Trustee to any Holder of a Note shown on the Note Register or the Hedge Counterparty upon written request therefor.

Section 10.11. Reports to Rating Agencies, Etc.

In addition to the information and reports specifically required to be provided to the Rating Agencies and the Hedge Counterparty pursuant to the terms of this Indenture or the Hedge Agreements (as the case may be), the Issuer shall provide or procure the provision to the Rating Agencies and the Hedge Counterparty of (a) all information or reports delivered to the Trustee hereunder, (b) such additional information as the Rating Agencies or the Hedge Counterparty may from time to time reasonably request and such information may be obtained and provided without unreasonable burden or expense, (c) prompt notice of any decision of the Collateral Manager to agree to any consent, waiver or amendment to any Underlying Instrument that modifies the cash flows of any Collateral Debt Security, (d) notice of any waiver given pursuant to Section 5.14, (e) notice of an Event of Default, (f) notice of full or partial redemption of the Notes, (g) notice of a breach of the terms of any Transaction Document by any of the parties thereto and (h) notice of any termination, substitution or other replacement of any party thereto. The Issuer shall promptly notify the Trustee, the Hedge Counterparty and the Collateral Manager if the rating of any Class of Notes has been, or it is known by the Issuer that such rating will be, changed or withdrawn. In addition, as of the Ramp-Up Completion Date, the Collateral Manager shall deliver to Moody’s and Fitch the geographic breakdown of the Collateral Debt Securities. In addition, the Collateral Manager shall provide to Fitch and Moody’s the identity and name of each Collateral Debt Securities Issuer with respect to each Trust Preferred Security, each Subordinated Note and each Primary Senior Note included in the Trust Estate.

Section 10.12. Tax Matters

(a) Each Holder of Notes agrees to treat such Notes as indebtedness solely of the Issuer for U.S. federal, state and local income tax purposes and further agrees not to take any action inconsistent with such treatment.

(b) The Issuer agrees not to elect to be treated as other than a corporation for U.S. federal income tax purposes.

(c) The Issuer shall file for each of its taxable years a protective U.S. federal income tax return as described in section 1.882-4(a)(3)(vi) of the Treasury regulations. The Issuer shall not file, or cause to filed, any income or franchise tax return in any state of the United States unless it has obtained an Opinion of Counsel prior to such filing that, under the laws of such jurisdiction, the Issuer is required to file such income or franchise tax return.

Section 10.13. Posting of Documents on Repository

(a) Any document required to be delivered to the Repository by the Issuer pursuant to this Indenture shall be delivered or otherwise made available within three months of the Closing Date to the Repository by electronic mail as a PDF (portable document format) file to the following address (or such other address as may be provided in writing from time to time by the operator of the Repository to the Trustee):

CDO Library

c/o The Bond Market Association

360 Madison Avenue (18th Floor)

New York, NY 10017

Electronic mail address: admin@cdolibrary.com

The Issuer shall be identified in the electronic mail message that accompanies the delivery of any document. The Issuer shall also follow the following instructions in converting the document to a PDF file;

(i) the PDF file shall be made from the original document by printing directly from the application in which the document was created (Microsoft Word, Quark Xpress, etc.) or by using Adobe Acrobat Distiller;

(ii) all fonts shall be embedded when converting the original document to a PDF file; and

(iii) the PDF file shall not be made from scanned pages (because making the PDF file from a scanned page would result in a much larger file size than printing directly from the application in which the original document was created).

(b) Any document required to be made available to the operator of the Repository by the Issuer may be made available by providing the operator of the Repository with access to a website containing such report in a format that permits the user to download the document as a PDF file.

Section 10.14. Consent to Posting of Documents on Repository

(a) The Issuer hereby consents to (a) the posting of the final Offering Circular, this Indenture and the confirmations relating to interest rate swaps and interest rate caps and the periodic reports to be delivered pursuant to the Transaction Documents and any amendments or other modifications thereto on the Repository for use in the manner provided in the Repository; and (b) the display of its name on the Repository in connection therewith.

(b) Notwithstanding anything herein to the contrary, none of the Issuer, the Co-Issuer or the Trustee makes any representation or warranty to The Bond Market Association (or any successor thereto) or any affiliate thereof or any Person having or obtaining access to the information maintained in the Repository or to any of such Person’s affiliates regarding the accuracy or completeness of any information, document, report or other communication transmitted to the Repository, and no Person having or obtaining access to the information maintained in the Repository shall have any rights under this Indenture or any other Transaction Document, or otherwise by reason of the transmission of any such information, document, report or other communication to the Repository.

ARTICLE XI

APPLICATION OF MONIES

Section 11.1. Disbursements of Monies from Payment Account

(a) Notwithstanding any other provision in this Indenture, but subject to the other clauses of this Section 11 and Section 13.1, on each Distribution Date, the Trustee shall disburse amounts transferred to the Payment Account from the Collection Accounts pursuant to Section 10.2(f) as follows and for application by the Trustee in accordance with the following priorities (the “Priority of Payments”):

(i) On each Distribution Date, Interest Proceeds with respect to the related Due Period will be applied in the order of priority set forth below:

(1) to the payment of taxes and filing and registration fees owed by the Issuer, if any;

(2) (a) first, to the payment, in the following order, to the Trustee, the Preferred Share Paying Agent, the Note Registrar and the Collateral Administrator of accrued and unpaid fees, expenses and other amounts owing to them under this Indenture, the Preferred Share Paying Agency Agreement and the Collateral Administration Agreement, as applicable; (b) second, to the payment of all other accrued and unpaid Administrative Expenses of the Issuer (excluding fees and expenses described in clause (a) above, the Collateral Management Fee and principal of and interest on the Notes but including other amounts for which the Collateral Manager may claim reimbursement pursuant to the Collateral Management Agreement); provided, that all payments made pursuant to this clause (b) on such Distribution Date, together with amounts disbursed from the Expense Account during the Due Period corresponding to such Distribution Date, do not exceed U.S.$100,000; and (c) third, after application of the amounts under clauses (a) and (b) of this paragraph (2) and if such date is not the Stated Maturity or a Redemption Date, if the balance of all Eligible Investments and cash in the Expense Account on the related Determination Date is less than U.S.$100,000, for deposit to the Expense Account an amount equal to such amount as will cause the balance of all Eligible Investments and cash in the Expense Account immediately after such deposit to equal U.S.$100,000;

(3) to the payment to the Collateral Manager of accrued and unpaid Base Collateral Management Fee;

(4) to the payment of any Hedge Payment Amounts scheduled to be paid to the Hedge Counterparty by the Issuer pursuant to the Hedge Agreements, together with any Qualified Termination Payments, in each case net of any payments to be received from the Hedge Counterparty pursuant to the Hedge Agreements;

(5) to the payment of, first, accrued and unpaid interest on the Class A-1 Notes, and the Commitment Fee on the Class A-1 Notes, and second, accrued and unpaid interest on the Class A-2 Notes, and third, accrued and unpaid interest on the Class A-3 Notes (including, in each case, Defaulted Interest and any interest thereon);

(6) to the payment of accrued and unpaid interest on the Class B Notes, pro rata (including Defaulted Interest and interest thereon, if any).

(7) (a) if either Class A/B Coverage Test is not satisfied on the related Determination Date and if any Class A Note or Class B Note remains outstanding, to the payment of principal of, first, the Class A-1 Notes, second, the Class A-2 Notes, third, the Class A-3 Notes, and fourth, the Class B Notes, pro rata, to the extent necessary to cause each of the Class A/B Coverage Tests to be satisfied on the related Determination Date, and (b) on the first Distribution Date, if a Ramp-Up Ratings Confirmation Failure has occurred, in the event that the Issuer is unable to obtain a Ratings Confirmation after the application of Uninvested Proceeds and Interest Proceeds to pay principal of the Notes, to the payment of principal of, first, the Class A-1 Notes, second, the Class A-2 Notes, third, the Class A-3 Notes, and fourth, the Class B Notes, pro rata, to the extent specified by each Rating Agency in order to obtain a Ratings Confirmation;

(8) to the payment of accrued and unpaid interest on the Class C Notes, pro rata (including Defaulted Interest and interest thereon, if any, but excluding any Class C Deferred Interest);

(9) (a) if either Class C Coverage Test is not satisfied on the related Determination Date and if any Notes remain outstanding, to the payment of principal of, first, the Class A-1 Notes, second, the Class A-2 Notes, third, the Class A-3 Notes, fourth, the Class B Notes, pro rata, and fifth, the Class C Notes, pro rata, to the extent necessary to cause each of the Class C Coverage Tests to be satisfied on the related Determination Date, and (b) on the first Distribution Date, if a Ramp-Up Ratings Confirmation Failure has occurred, in the event that the Issuer is unable to obtain a Ratings Confirmation after the application of Uninvested Proceeds and Interest Proceeds to pay principal of the Notes, to the payment of principal of, first, the Class A-1 Notes, second, the Class A-2 Notes, third, the Class A-3 Notes, fourth, the Class B Notes, pro rata, and, fifth, the Class C Notes, pro rata, to the extent specified by Standard & Poor’s and Fitch in order to obtain a Ratings Confirmation;

(10) to the payment of accrued and unpaid interest on the Class D Notes, pro rata (including Defaulted Interest and interest thereon, if any, but excluding any Class D Deferred Interest);

(11) (a) if either Class D Coverage Test is not satisfied on the related Determination Date and if any Notes remain outstanding, to the payment of principal of, first, the Class A-1 Notes, second, the Class A-2 Notes, third, the Class A-3 Notes, fourth, the Class B Notes, pro rata, fifth, the Class C Notes, pro rata, and, sixth, the Class D Notes, pro rata, to the extent necessary to cause each of the Class D Coverage Tests to be satisfied on the related Determination Date, and (b) on the first Distribution Date, if a Ramp-Up Ratings Confirmation Failure has occurred, in the event that the Issuer is unable to obtain a Ratings Confirmation after the application of Uninvested Proceeds and Interest Proceeds to pay principal of the Notes, to the payment of principal of, first, the Class A-1 Notes, second, the Class A-2 Notes, third, the Class A-3 Notes, fourth, the Class B Notes, pro rata, fifth, the Class C Notes, pro rata, and, sixth, the Class D Notes, pro rata, to the extent specified by Standard & Poor’s and Fitch in order to obtain a Ratings Confirmation;

(12) to the payment of accrued and unpaid interest on the Class E Notes (including Defaulted Interest and interest thereon, if any, but excluding Class E Deferred Interest);

(13) (a) if either Class E Coverage Test is not satisfied on the related Determination Date and if any Notes remain outstanding, to the payment of principal of, first, the Class A-1 Notes, second, the Class A-2 Notes, third, the Class A-3 Notes, fourth, the Class B Notes, pro rata, fifth, the Class C Notes, pro rata, sixth, the Class D Notes, pro rata, and, seventh, the Class E Notes, to the extent necessary to cause each of the Class E Coverage Tests to be satisfied on the related Determination Date, and (b) on the first Distribution Date, if a Ramp-Up Ratings Confirmation Failure has occurred, in the event that the Issuer is unable to obtain a Ratings Confirmation after the application of Uninvested Proceeds and Interest Proceeds to pay principal of the Notes, to the payment of principal of, first, the Class A-1 Notes, second, the Class A-2 Notes, third, the Class A-3 Notes, fourth, the Class B Notes, pro rata, fifth, the Class C Notes, pro rata, sixth, the Class D Notes, pro rata, and, seventh, the Class E Notes, to the extent specified by Standard & Poor’s and Fitch in order to obtain a Ratings Confirmation;

(14) to the payment of Class C Deferred Interest in respect of the Class C Notes (in reduction of the principal amount of the Class C Notes);

(15) to the payment of Class D Deferred Interest in respect of the Class D Notes (in reduction of the principal amount of the Class D Notes);

(16) to the payment of Class E Deferred Interest in respect of the Class E Notes (in reduction of the principal amount of the Class E Notes);

(17) on each Distribution Date on and prior to the Distribution Date in February 2009, $83,333.33 shall be deposited into the Interest Reserve Account, and on each Distribution Date after such Distribution Date in February 2009, on which Notes remain outstanding and the balance in the Interest Reserve Account is less than $1,000,000, 15% of all remaining amounts shall be deposited into the Interest Reserve Account until the balance therein equals $1,000,000;

(18) to the payment of all other accrued and unpaid administrative expenses of the Issuer (excluding any Collateral Management Fee) not paid pursuant to paragraph (2) above (whether as the result of the limitations on amounts set forth therein or otherwise) and in the same order of priority;

(19) to the payment of any Non-Qualified Termination Payments payable by the Issuer pursuant to any Hedge Agreement;

(20) to the payment to the Collateral Manager of accrued and unpaid Subordinate Collateral Management Fee;

(21) on any Distribution Date on or after the Distribution Date in May 2016, to the payment of principal of, first, the Class A-1 Notes, second, the Class A-2 Notes, third, the Class A-3 Notes, fourth, the Class B Notes, pro rata, fifth, the Class C Notes, pro rata, sixth, the Class D Notes, pro rata, and seventh, the Class E Notes, until each such Class has been paid in full; provided, that all payments made pursuant to this paragraph (21) shall not exceed on any Distribution Date an amount equal to 60% of the Interest Proceeds that would otherwise be released from the lien of the Indenture and distributed to the Preferred Share Paying Agent for distribution to the Preferred Shareholders in accordance with paragraph (22) below (assuming solely for such purpose that no payments are to be made pursuant to this paragraph (21)); and

(22) the remainder, to be released from the lien of this Indenture and, to the fullest extent permitted under Cayman Islands law, paid to the Preferred Share Paying Agent for distribution to the Preferred Shareholders as a dividend on the Preferred Shares or as a return of capital of the Preferred Shares as provided in the Issuer Charter.

(ii) On each Distribution Date, other than the Distribution Date related to the Stated Maturity of the Notes, Principal Proceeds with respect to the related Due Period will be applied in the order of priority set forth below:

(1) to the payment of the amounts referred to in paragraphs (1) to (5) of Section 11.1(a)(i) in the same order of priority specified therein, but only to the extent not paid in full thereunder;

(2) to the payment of principal of the Class A-1 Notes, until the Class A-1 Notes have been paid in full;

(3) first, to the payment of principal of the Class A-2 Notes until the Class A-2 Notes have been paid in full; and second, to the payment of principal of the Class A-3 Notes until the Class A-3 Notes have been paid in full;

(4) to the payment of accrued and unpaid interest on the Class B Notes, pro rata (including Defaulted Interest and interest thereon, if any);

(5) to the payment of principal of the Class B Notes, pro rata, until the Class B Notes have been paid in full;

(6) to the payment of the amounts referred to in paragraph (8) of Section 11.1(a)(i) in the same order of priority specified therein, but only to the extent not paid in full thereunder;

(7) to the payment of principal of the Class C Notes pro rata (including, to the extent not paid in full pursuant to paragraph (14) of Section 11.1(a)(i) Class C Deferred Interest) until the Class C Notes have been paid in full;

(8) to the payment of the amounts referred to in paragraph (10) of Section 11.1(a)(i) in the same order of priority specified therein, but only to the extent not paid in full thereunder;

(9) to the payment of principal of the Class D Notes, pro rata (including, to the extent not paid in full pursuant to paragraph (15) of

Section 11.1(a)(i) Class D Deferred Interest) until the Class D Notes have been paid in full;

(10) to the payment of the amounts referred to in paragraph (12) of Section 11.1(a)(i) in the same order of priority specified therein, but only to the extent not paid in full thereunder;

(11) to the payment of principal of the Class E Notes (including, to the extent not paid in full pursuant to paragraph (16) of Section 11.1(a)(i) Class E Deferred Interest) until the Class E Notes have been paid in full;

(12) to the payment of amounts referred to in paragraphs (18), (19) and (20) of Section 11.1(a)(i) in the same order of priority therein, but only to the extent not paid thereunder; and

(13) the remainder, to be released from the lien of this Indenture and, to the fullest extent permitted under Cayman Islands law, paid to the Preferred Share Paying Agent for distribution to the Preferred Shareholders as a dividend on the Preferred Shares or as a return of capital of the Preferred Shares as provided in the Issuer Charter.

On the Distribution Date related to the Stated Maturity of the Notes, Principal Proceeds will be distributed in the following order of priority (a) to the payment of the amounts referred to in paragraphs (1) through (4) of Section 11.1(a)(i) in the same order of priority specified therein, but only to the extent not paid in full thereunder, (b) to the payment of first, unpaid interest and the Commitment Fee on the Class A-1 Notes, second, the unpaid interest on the Class A-2 Notes, third, the unpaid interest on the Class A-3 Notes, fourth, the principal of the Class A-1 Notes, fifth, the principal of the Class A-2 Notes, sixth, the principal of the Class A-3 Notes, seventh, unpaid interest on the Class B Notes, pro rata, eighth, the principal of the Class B Notes, pro rata, ninth, unpaid interest on the Class C Notes, pro rata, tenth, the principal of the Class C Notes, pro rata, eleventh, unpaid interest on the Class D Notes, pro rata, twelfth, the principal of the Class D Notes, pro rata, thirteenth, unpaid interest on the Class E Notes, and fourteenth, the principal of the Class E Notes, (c) to the payment of the amounts referred to in paragraphs (12) and (13) of Section 11.1(a)(ii) in the same order of priority specified therein.

On the first Distribution Date, if a Ramp-Up Ratings Confirmation Failure has occurred, Uninvested Proceeds and, as necessary, Interest Proceeds will be applied to the payment of principal of, first, the Class A-1 Notes, second, the Class A-2 Notes, third, the Class A-3 Notes, fourth, the Class B Notes, pro rata, fifth, the Class C Notes, pro rata, sixth, the Class D Notes, pro rata, and seventh, the Class E Notes, to the extent specified by each Rating Agency in order to obtain a Ratings Confirmation.

(b) Not later than 12:00 p.m., New York time, on or before the Business Day preceding each Distribution Date, the Co-Issuers shall, pursuant to Section 10.2(f), remit or cause to be remitted to the Trustee for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) required to be paid on such Distribution Date.

(c) If, on any Distribution Date, the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Co-Issuers pursuant to Section 10.8(c), the Trustee shall make the disbursements called for in the order and according to the priority set forth of Section 11.1(a), subject to Section 13.1, to the extent funds are available therefor.

(d) Except as otherwise expressly provided in this Section 11.1, if on any Distribution Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by any lettered clause of Section 11.1(a)(i) or Section 11.1(a)(ii) to different Persons, the Trustee shall make the disbursements called for by such clause ratably in accordance with the respective amounts of such disbursements in such clause then due and payable to the extent funds are available therefor.

(e) Any amounts to be paid to the Issuer pursuant to Section 11.1(a)(i)(21) or Section 11.1(a)(ii)(13) will be released from the lien of this Indenture.

(f) Payments in respect of Class C Deferred Interest on any Distribution Date will be made with respect to the Class C Notes in accordance with the Interest Distribution Amount payable in respect of such Class C Notes on such Distribution Date.

(g) Payments in respect of Class D Deferred Interest on any Distribution Date will be made with respect to the Class D Notes in accordance with the Interest Distribution Amount payable in respect of such Class D Notes on such Distribution Date.

(h) Payments in respect of Class E Deferred Interest on any Distribution Date will be made with respect to the Class E Notes in accordance with the Interest Distribution Amount payable in respect of such Class E Notes on such Distribution Date.

(i) In respect of payments to be made pro rata as provided above, such payments shall be made (i) as to accrued and unpaid interest, pro rata based on the amount of accrued and unpaid interest then due and payable and (ii) as to principal (including Deferred Interest), pro rata based on aggregate outstanding principal amount.

(j) In the event that the Hedge Counterparty defaults in the payment of its obligations to the Issuer under the related Hedge Agreement on any Distribution Date, the Trustee shall make a demand on the Hedge Counterparty, or any guarantor, if applicable, demanding payment by 10:00 a.m., New York time, on such date. The Trustee shall give notice to the Noteholders, the Collateral Manager and each Rating Agency upon the continuing failure by such Hedge Counterparty to perform its obligations during the three Business Days following a demand made by the Trustee on such Hedge Counterparty.

(k) In the event that the Issuer defaults in the payment of its obligations under any Hedge Agreement, such default shall not entitle the Hedge Counterparty to terminate such Hedge Agreement but such unpaid amounts shall be deferred for payment on subsequent Distribution Dates and shall accrue interest at the agreed-upon rate stated in such Hedge Agreement documentation.

Section 11.2. Trust Accounts

All Monies held by, or deposited with, the Trustee in the Interest Collection Account, the Principal Collection Account, the Payment Account, the Expense Account or the Interest Reserve Account pursuant to the provisions of this Indenture, and not invested in Collateral Debt Securities or Eligible Investments as herein provided, shall be deposited in one or more trust accounts, maintained at a financial institution whose long-term rating is at least “BBB+” by Standard & Poor’s and at least “BBB+” by Fitch and that has a capital and surplus of a least U.S.$200,000,000 and subject to supervision or examination by federal or state authority, to be held in trust for the benefit of the Secured Parties. To the extent Monies deposited in a trust account exceed amounts insured by the Bank Insurance Fund or Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation, or any agencies succeeding to the insurance functions thereof, and are not fully collateralized by direct obligations of the United States, such excess shall be invested in Eligible Investments (pursuant to and as provided in Sections 10.2, 10.3, 10.4 and 10.5).

ARTICLE XII

SALE OF COLLATERAL DEBT SECURITIES

Section 12.1. Sale of Collateral Debt Securities

(a) Except as otherwise expressly permitted or required by this Indenture, the Issuer will not sell or otherwise dispose of any Collateral Debt Security. Notwithstanding the above, subject to satisfaction of any applicable conditions in Section 10.9, so long as (A) no Event of Default has occurred and is continuing and (B) on or prior to the trade date for such sale the Collateral Manager has certified to the Trustee that each of the conditions applicable to such sale set forth below has been satisfied, the Collateral Manager on behalf of the Issuer acting pursuant to the Collateral Management Agreement may, but shall not be obligated to, elect to sell any of the following securities and, if the Collateral Manager so elects to sell any of the following securities, shall direct the Trustee in writing to sell, and the Trustee shall sell in the manner directed by the Collateral Manager in writing (which writing shall specify whether such security is a Defaulted Security, Credit Risk Security or Equity Security, if applicable, or whether such security is otherwise permitted to be sold pursuant to this Section 12.1(a)):

(i) any Defaulted Security at any time;

(ii) any Credit Risk Security at any time; and

(iii) any Equity Security at any time;

provided, that (i) no Defaulted Security Credit Risk Security or Equity Security may be disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes and (ii) Standard & Poor’s, Moody’s and Fitch shall be given written notice thereof promptly following any such sale.

(b) The Issuer will,

(i) at the direction of a Majority-in-Interest of the Preferred Shareholders sell any Equity Security within 30 days after such request therefor by a Majority-in-Interest of the Preferred Shareholders (or within 30 days of such later date as such security or other consideration may first be sold in accordance with its terms and applicable law); and

(ii) sell any other security or other consideration received in an exchange pursuant to Section 6.16 that is not a Collateral Debt Security or an Eligible Investment within one year after the Issuer’s receipt thereof (or within one year of such later date as such security or other consideration may first be sold in accordance with its terms and applicable law).

(c) In connection with an Auction Call Redemption the Trustee may sell any Collateral Debt Security without regard to the foregoing limitations in Section 12.1(a) (except for the limitation that no Defaulted Security, Credit Risk Security or Equity Security be disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes), and after the Issuer has notified the Trustee of an Optional Redemption or a Tax Redemption in accordance with Section 9.2, the Collateral Manager on behalf of the Issuer acting pursuant to the Collateral Management Agreement may at any time direct the Trustee in writing to sell, and the Trustee shall sell in the manner directed by the Collateral Manager in writing, any Collateral Debt Security without regard to the foregoing limitations in Section 12.1(a); provided, that:

(i) in connection with an Auction Call Redemption, Optional Redemption or Tax Redemption, the Sale Proceeds therefrom must be used to pay certain expenses and redeem all of the Notes in whole but not in part pursuant to Sections 9.1(a) and (b), and upon any such sale the Trustee shall release such Collateral Debt Security pursuant to Section 10.8;

(ii) in connection with an Auction Call Redemption, Optional Redemption or Tax Redemption, the Issuer may not direct the Trustee to sell (and the Trustee shall not be required to release) a Collateral Debt Security pursuant to this Section 12.1(c) unless

(x)	the other provisions of this Indenture applicable to an Auction Call Redemption or an Optional Redemption, as the case may be, are met;

(y)	the Collateral Manager certifies to the Trustee that in its reasonable judgment based on calculations included in the certification (which shall include the sales prices of the Collateral Debt Securities), the Sale Proceeds from the sale of one or more of the Collateral Debt Securities (based on the criteria set forth in Section 9.1(b)(i) or (ii)) will be sufficient to pay the Redemption Price with respect to all the Notes pursuant to Section 9.1(a); and

(z)	the Independent accountants appointed by the Issuer pursuant to Section 10.9 shall confirm in writing the calculations made in clause (y) above; and

(iii) in connection with an Auction Call Redemption, Optional Redemption or Tax Redemption, all the Collateral Debt Securities to be sold pursuant to this Section 12.1(c) must be sold in accordance with the requirements set forth in Section 9.1(b)(i) or (ii), as applicable.

Section 12.2. Conditions Applicable to all Transactions Involving Sales

(a) Any transaction effected under this Section 12 or under Section 10.2 shall be conducted on an arm’s length basis for fair market value as determined at the time the Issuer first enters a binding commitment to dispose of such Collateral Debt Security and in accordance with the requirements of the Collateral Management Agreement, and, if effected with the Collateral Manager, the Issuer, the Trustee or any Affiliate of any of the foregoing, shall be effected in a secondary market transaction on terms at least as favorable to the Noteholders as would be the case if such Person were not so Affiliated. Unless the Collateral Manager determines in its reasonable judgment that sales of such Collateral Debt Securities or Eligible Investments are appropriate, the Collateral Manager may refrain from directing the sale hereunder of securities of (i) Persons of which the Collateral Manager, its Affiliates or any of its or its Affiliates’ officers, directors or employees are directors or officers; (ii) Persons for which the Collateral Manager or any of its Affiliates act as financial advisor or underwriter; or (iii) Persons about which the Collateral Manager or any of its Affiliates have information which the Collateral Manager deems confidential or non-public or otherwise might prohibit it from trading such securities in accordance with applicable law. The Trustee shall have no responsibility to oversee compliance with this clause by the other parties.

(b) Upon any Grant pursuant to this Indenture, all of the Issuer’s right, title and interest to the Pledged Securities shall be Granted to the Trustee pursuant to this Indenture, such Pledged Securities shall be registered in the name of the Trustee, and, if applicable, the Trustee shall receive such Pledged Securities. The Trustee shall also receive, and the Issuer agrees to deliver, or to cause to be delivered, not later than the Ramp-Up Completion Date, (i) an Officer’s certificate of the Collateral Manager certifying that, as of the Ramp-Up Completion Date, the Grant of each Collateral Debt Security acquired after the Closing Date and prior to the Ramp-Up Completion Date complies with the applicable conditions of and is permitted by this Indenture (and setting forth, to the extent appropriate, calculations in reasonable detail necessary to determine such compliance) and (ii) an Officer’s certificate of the Issuer containing the statements set forth in Section 3.2(b).

(c) Notwithstanding anything in this Indenture to the contrary, in no event may the Issuer acquire or hold any security or obligation that would subject the Issuer to net income tax in any jurisdiction. The foregoing shall not, however, preclude the Issuer from holding Equity Securities pending their sale in accordance with Section 12.1(b)(i) and (ii).

ARTICLE XIII

SECURED PARTIES’ RELATIONS

Section 13.1. Subordination

(a) Anything in this Indenture or the Notes to the contrary notwithstanding, the Co-Issuers and the Holders of the Notes agree for the benefit of the Hedge Counterparty that the Notes and the Issuer’s rights in and to the Collateral (solely with respect to all amounts payable to the Hedge Counterparty pursuant to Sections 11.1(a)(i)(4) and 11.1(a)(ii)(1), the “Subordinate Interests”) shall be subordinate and junior to the rights of the Hedge Counterparty with respect to payments to be made to the Hedge Counterparty pursuant to the Hedge Agreements to the extent and in the manner set forth in Sections 11.1(a)(i)(4) and 11.1(a)(ii)(1) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Section 5, including as a result of an Event of Default specified in Section 5.1(f) or (g), all amounts payable to the Hedge Counterparty pursuant to Sections 11.1(a)(i)(4) and 11.1(a)(ii)(1) shall be paid in Cash or, to the extent the Hedge Counterparty consents, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests.

(b) Anything in this Indenture or the Notes to the contrary notwithstanding, the Co-Issuers and the Holders of the Class B Notes, Class C Notes, Class D Notes and Class E Notes agree for the benefit of the Holders of the Class A Notes that the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and the Issuer’s rights in and to the Collateral (with respect to the Class A Notes, the “Subordinate Interests”) shall be subordinate and junior to the Class A Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Section 5, including as a result of an Event of Default specified in Section 5.1(f) or (g), the Class A Notes shall be paid in full in Cash or, to the extent a Majority of the Class A Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests. The Holders of Notes evidencing Subordinate Interests and the Preferred Shareholders agree, for the benefit of the Holders of the Class A Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Notes evidencing such Subordinate Interests or hereunder until the payment in full of the Class A Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

(c) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer agrees for the benefit of the Holders of the Class B Notes, Class C Notes, Class D Notes and Class E Notes that the Issuer’s rights to payments in respect of the Preferred Shares (with respect to the Class B Notes, Class C Notes, Class D Notes and Class E Notes, the “Subordinate Interests”) shall be subordinate and junior to the Class B Notes, Class C Notes, Class D Notes and Class E Notes to the extent and in the manner set forth in this Indenture, including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Section 5, including as a result of an Event of Default specified in Section 5.1(f) or (g), the Class B Notes, the Class C Notes, the Class D

Notes and the Class E Notes shall be paid in full in Cash or, to the extent a Majority of each of the Class B Notes, the Class C Notes, Class D Notes and the Class E Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests. The Preferred Shareholders agree, for the benefit of the Holders of the Class B Notes, Class C Notes, Class D Notes and Class E Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due in respect of such Subordinate Interests or hereunder until the payment in full of the Class B Notes, Class C Notes, Class D Notes and Class E Notes, and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period then in effect, including any period established pursuant to the laws of the Cayman Islands.

(d) In the event that notwithstanding the provisions of this Indenture, any holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Indenture, then, unless and until all amounts payable to the Hedge Counterparty pursuant to Sections 11.1(a)(i)(4) and 11.1(a)(ii)(1), and to the Holders of the Class A Notes, to the Holders of the Class B Notes, to the Holders of the Class C Notes, to the Holders of the Class D Notes or to the Holders of the Class E Notes as the case may be, shall have been paid in full in Cash or, to the extent the Hedge Counterparty or a Majority of the Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes, as applicable, consent, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Hedge Counterparty or the Holders of Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes, in accordance with this Indenture; provided, that, if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Collateral and subject in all respects to the provisions of this Indenture, including this Section 13.1.

(e) Each Holder of Subordinate Interests agrees with the Hedge Counterparty and all Holders of Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes, as the case may be, that such Holder of Subordinate Interests shall not demand, accept, or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of this Indenture including this Section 13.1; provided, that after all amounts payable pursuant to Sections 11.1(a)(i)(4) and 11.1(a)(ii)(1), the Class A Notes or the Class B Notes, as the case may be, have been paid in full, the Holders of Subordinate Interests shall be fully subrogated to the rights of the Hedge Counterparty and the Holders of the Class A Notes, the Holders of the Class B Notes, the Holders of the Class C Notes, the Holders of the Class D Notes or the Holders of the Class E Notes, as the case may be. Nothing in this Section 13.1 shall affect the obligation of the Co-Issuers to pay Holders of Subordinate Interests.

Section 13.2. Standard of Conduct

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Secured Party under this Indenture or under the Collateral Management Agreement, subject to the terms and conditions of this Indenture, including Section 5.9, a Secured Party or Secured Parties shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Secured Party, the Co-Issuers or any other Person.

ARTICLE XIV

MISCELLANEOUS

Section 14.1. Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer, the Co-Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer, the Co-Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer, the Co-Issuer, the Collateral Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Manager or such other Person, unless such Authorized Officer of the Issuer, the Co-Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer or the Co-Issuer, stating that the information with respect to such matters is in the possession of the Issuer or the Co-Issuer, as applicable, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided, that the absence of the occurrence and continuation of a Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer or the Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s or the Co-Issuer’s rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default as provided in Section 6.1(d).

Section 14.2. Acts of Noteholders and Hedge Counterparty

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders or Hedge Counterparty may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders or Hedge Counterparty in person or by an agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer and/or the Co-Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders or Hedge Counterparty signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Issuer and the Co-Issuer, if made in the manner provided in this Section 14.2.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c) The principal amount and registered numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such Note and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

Section 14.3. Notices, Etc., to Trustee, the Issuer, the Co-Issuer, the Collateral Manager and the Rating Agencies

Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or Hedge Counterparty or other communication or documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Noteholder or by the Issuer or the Co-Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form, to the Trustee addressed to it at its Corporate Trust Office, telecopy no.: (713) 216-2101, Attention: Worldwide Securities Services–TABERNA PREFERRED FUNDING IV, or at any other address previously furnished in writing to the Co-Issuers or Noteholder by the Trustee;

(b) the Issuer by the Trustee, the Co-Issuer or by any Noteholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Issuer addressed to it at c/o Walkers SPV Limited, P.O. Box 908 G.T., Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands, British West

Indies, Attention: The Directors, telecopy no. (345) 945-4757, or at any other address previously furnished in writing to the Trustee by the Issuer;

(c) the Co-Issuer by the Trustee, the Issuer or by any Noteholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Issuer addressed to it at c/o Puglisi and Associates, Attention: Donald J. Puglisi, 850 Library Avenue, Suite 204, Newark, Delaware 19711, or at any other address previously furnished in writing to the Trustee by the Issuer;

(d) the Collateral Manager by the Issuer or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Collateral Manager addressed to it at 450 Park Avenue, 23rd Floor, New York, New York 10022, Attention: Mitchell Kahn, telecopy no. (212) 735-1499, or at any other address previously furnished in writing to the Issuer or the Trustee by the Collateral Manager;

(e) the Rating Agencies by the Issuer, the Collateral Manager or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, (i) in the case of Standard & Poor’s, addressed to Standard & Poor’s, 55 Water Street, New York, New York, 10041, Attention: CDO Surveillance and notification of all Monthly Reports shall be sent to Standard & Poor’s electronically at cdo_surveillance@sandp.com; (ii) in the case of Fitch addressed to Fitch, Inc., One State Street Plaza, New York, New York 10004, telecopy no. (212) 558-2618, Attention: Credit Products Surveillance – Additional Reporting and notification of all Monthly Reports shall be sent to Fitch electronically at cdo.surveillance@fitchratings.com; and (iii) in the case of Moody’s, addressed to Moody’s Investors Service, 99 Church Street, New York, New York 10007, telecopy no. (212) 553-0355, Attention: CBO/CLO Monitoring and notification of all Monthly Reports shall be sent to Moody’s electronically at cdomonitoring@moodys.com; or, as to any Rating Agency, at any other address previously furnished in writing to the Issuer, the Collateral Manager or the Trustee by such Rating Agency;

(f) the Hedge Counterparty by any party as provided by this Indenture shall be sufficient for every purpose hereunder if in writing to and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form addressed to it at the address specified in the Hedge Agreements or at any other address previously furnished in writing by the Hedge Counterparty to such party;

(g) the Irish Stock Exchange by the Trustee, the Collateral Manager, the Issuer or the Co-Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, or sent by overnight courier service guaranteeing next day delivery, or sent by confirmed telecopy transmission in legible form with simultaneous mailing of the original on the same day by first class mail postage prepaid, addressed to the Irish Stock Exchange at:

Irish Stock Exchange Limited

28 Anglesea Street

Dublin 2, Ireland

Fax: +353 1 677 6045

or at any other address furnished in writing to the Trustee, the Collateral Manager, the Issuer or the Co-Issuer by the Irish Stock Exchange; and

(h) the Paying Agent in Ireland by the Trustee, the Collateral Manager, the Issuer or the Co-Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, or sent by overnight courier service guaranteeing next day delivery, or sent by confirmed telecopy transmission in legible form with simultaneous mailing of the original on the same day by first class mail postage prepaid, addressed to the Paying Agent in Ireland at:

JPMorgan Bank (Ireland) PLC

JPMorgan House

IFSC

Dublin 1, Ireland

Attention: Carrie McNamara

or at any other address furnished in writing to the Trustee, the Collateral Manager, the Issuer or the Co-Issuer by the Paying Agent in Ireland.

Delivery of any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents made as provided above will be deemed effective: (i) if in writing and delivered in person or by overnight courier service, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that transmission is received by the recipient in legible form (as evidenced by the sender’s written record of a telephone call to the recipient in which the recipient acknowledged receipt of such facsimile transmission); and (iii) if sent by mail, on the date that mail is delivered or its delivery is attempted; in each case, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

Section 14.4. Notices and Reports to Noteholders; Waiver

Except as otherwise expressly provided herein, where this Indenture provides for a report to Holders or for a notice to Holders of Notes of any event,

(a) such report or notice shall be sufficiently given to Holders of Notes if in writing and mailed, first-class postage prepaid, to each Holder of a Note affected by such event, at the address of such Holder as it appears in the Note Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such report or notice; and

(b) such report or notice shall be in the English language.

Such reports and notices will be deemed to have been given on the date of such mailing.

The Trustee will deliver to the Holder of any Note shown on the Note Register any readily available information or notice requested to be so delivered, at the expense of the Co-Issuers. In addition, for so long as any Class of Notes is listed on the Irish Stock Exchange and so long as the rules of such exchange so require, notices to the Holders of such Notes shall also be given by delivery to the Company Announcements Office of the Irish Stock Exchange.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 14.5. Effect of Headings and Table of Contents

The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6. Successors and Assigns

All covenants and agreements in this Indenture by the Co-Issuers shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7. Severability

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8. Benefits of Indenture

The Hedge Counterparty shall be a third party beneficiary of each agreement or obligation in this Indenture. Nothing in this Indenture or in the Notes or Hedge Agreements, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Hedge Counterparty, the Noteholders or the Preferred Shareholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9. Governing Law

THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS INDENTURE AND EACH NOTE AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER (WHETHER IN CONTRACT, TORT OR OTHERWISE) TO THIS INDENTURE OR ANY NOTE SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

Section 14.10. Submission to Jurisdiction

Each of the Issuer, the Co-Issuer and the Trustee hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Issuer, the Co-Issuer and Trustee each hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. Each of the Issuer, the Co-Issuer and the Trustee hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Issuer and the Co-Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Co-Issuers’ agent in New York set forth in Section 7.2. Each of the Issuer and the Co-Issuer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 14.11. Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 14.12. Judgment Currency

This is an international financing transaction in which the specification of Dollars (the “Specified Currency”), and the specification of the place of payment, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to payments of or on the Notes. The payment obligations of the Co-Issuers under this Indenture and the Notes shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder or the Notes in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Trustee could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of the Co-Issuers in respect of any such sum due from the Co-Issuers hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Trustee of any sum adjudged to be due hereunder or under the Notes in the Second Currency the Trustee may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Co-Issuers hereby, as a separate obligation and notwithstanding any such judgment (but subject to the Priority of Payments as if such separate obligation in respect of each Class of Notes constituted additional principal owing in respect of such Class of Notes), agree to indemnify the Trustee and each Noteholder against, and to pay the Trustee or such Noteholder, as the case may be, on demand in the Specified Currency, any difference between the sum originally due to the Trustee or such Noteholder, as the case may be, in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

Section 14.13. Confidentiality; Confidential Treatment of Documents

(a) The parties hereto hereby agree that each such party (and each of their respective, and their respective affiliates’, employees, officers, directors, agents and advisors) is, and has been from the commencement of discussions with respect to this transaction, permitted to disclose to any and all Persons, without limitation of any kind, the tax treatment, tax structure and tax aspects (as such terms are used in Internal Revenue Code Sections 6011, 6111 and 6112 and the regulations promulgated thereunder) of this transaction, and all materials of any kind (including tax opinions or other tax analyses) that are or have been provided to such parties related to such tax structure and tax aspects. Each party hereto further acknowledges and agrees that its disclosure of the tax structure or tax aspects of this transaction is not limited in any way by any express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the parties hereto acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the tax structure or tax aspects of this transaction is limited in any other manner (such as where this Indenture is claimed to be proprietary or exclusive with respect to the tax structure or tax aspects of this transaction) for the benefit of any other Person. To the extent that disclosure of the tax structure or tax aspects of this transaction by any party hereto is limited by any existing agreement between such parties, such limitation is agreed to be void ab initio and such agreement is hereby amended to permit disclosure of the tax structure and tax aspects of this transaction as provided in this paragraph (a).

(b) Subject to paragraph (a) above and except as otherwise provided in this Indenture or as required by law or as required to maintain the listing of the Notes and Preferred Shares on the Irish Stock Exchange, this Indenture and the Hedge Agreements shall be treated by the parties hereto as confidential. The Trustee shall provide a copy of this Indenture to any Holder of a beneficial interest in any Note upon written request therefor certifying that it is such a Holder; provided that the Trustee shall not disclose all or any part of the Class A-2 Agency and Amending Agreement or the Basis Swap to any Noteholder (other than a Holder of a Class A-2 Note) unless such Noteholder requests a copy thereof in writing and the Trustee is advised by an Opinion of Counsel to the effect that such Noteholder is materially and adversely affected by the transactions contemplated by the Class A-2 Agency and Amending Agreement or the Basis Swap, as the case may be. Any cost or expense relating to such advice and request for the disclosure of the Class A-2 Agency and Amending Agreement or the Basis Swap shall be borne solely by the Noteholder making such request.

ARTICLE XV

ASSIGNMENT OF CERTAIN AGREEMENTS

Section 15.1. Assignment

The Issuer, in furtherance of the covenants of this Indenture and as security for the Notes and amounts payable to the Noteholders hereunder and the performance and observance of the provisions hereof, hereby assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Secured Parties, all of the Issuer’s estate, right, title and interest in, to and under the Collateral Management Agreement, the Collateral Administration Agreement and the Hedge Agreements, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, that the Trustee hereby grants the Issuer a license to exercise all of the Issuer’s rights pursuant to the Collateral Management Agreement without notice to or the consent of the Trustee (except as otherwise expressly required by this Indenture, including as set forth in Section 15.4), which license shall be and is hereby deemed to be automatically revoked (A) upon the occurrence of an Event of Default hereunder until such time, if any, as such Event of Default is cured or waived, (B) upon the occurrence of a termination event specified in Section 15 of the Collateral Management Agreement or (C) upon a default in the performance, or breach, of any material covenant, representation, warranty or other agreement of the Collateral Manager under the Collateral Management Agreement or in any certificate or writing delivered pursuant thereto if Holders of at least 25% of the Aggregate Outstanding Principal Amount of the Notes of any Class give notice of such default or breach to the Trustee and the Collateral Manager and such default or breach (if remediable) continues for a period of 30 days after receipt of such notice.

Section 15.2. No Impairment

The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, the Hedge Agreements or the Collateral Administration Agreement nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Trustee.

Section 15.3. Termination, Etc.

Upon the redemption and cancellation of the Notes and the payment of all other Secured Obligations and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement, the Hedge Agreements and the Collateral Administration Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

Section 15.4. Issuer Agreements, Etc.

The Issuer represents that it has not executed any other assignment of the Collateral Management Agreement, the Hedge Agreements or the Collateral Administration Agreement. The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may reasonably specify. The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(a) the Collateral Manager consents to the provisions of this assignment and agrees to perform any provisions of this Indenture applicable to the Collateral Manager;

(b) the Collateral Manager acknowledges that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Trustee for the benefit of the Secured Parties, and the Collateral Manager agrees that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Trustee and the other Secured Parties;

(c) the Collateral Manager shall deliver to the Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the Collateral Management Agreement;

(d) after the Closing Date, neither the Issuer nor the Collateral Manager will enter into any agreement amending, modifying or terminating the Collateral Management Agreement (other than in respect of an amendment or modification of the type that may be made to this Indenture without Noteholder consent) or selecting or consenting to a successor Collateral Manager except in accordance with the Collateral Management Agreement and this Indenture;

(e) except as otherwise set forth herein and therein, the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts. The Collateral Manager agrees not to institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar laws until at least one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all Notes issued under this Indenture; provided, that nothing in this clause shall preclude, or be deemed to estop, the Collateral Manager (A) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (x) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (y) any involuntary insolvency proceeding filed or commenced against the Issuer or the Co-Issuer by a Person other than the Collateral Manager or (B) from commencing against the

Issuer or the Co-Issuer or any properties of the Issuer any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding;

(f) if the Collateral Manager determines that it or any of its Affiliates have a material conflict of interest between the Issuer and any other account or portfolio for which the Collateral Manager or any of its Affiliates is serving as investment advisor that relates to any action to be taken with respect to any Pledged Security, then the Collateral Manager will give written notice to the Noteholders briefly describing such conflict and the action it proposes to take. The Collateral Manager will perform its obligations with respect to any such conflict in accordance with the Collateral Management Agreement and with the care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the resolution of such conflict; and

(g) the Collateral Manager irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Collateral Manager irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The Collateral Manager irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Collateral Manager irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Collateral Manager. The Collateral Manager agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

ARTICLE XVI

HEDGE AGREEMENTS

Section 16.1. Hedge Agreements

(a) On the Closing Date, the Issuer shall enter into a hedge agreement (the “Initial Hedge Agreement”) with Merrill Lynch Capital Services, Inc. (the “Initial Hedge Counterparty”). After the Closing Date, the Issuer may enter into replacement or additional Hedge Agreements if on the date on which the Issuer enters into a replacement or additional Hedge Agreement, (i) each Hedge Counterparty entering into a Hedge Agreement on such date (or any Affiliate of such Hedge Counterparty that shall have absolutely and unconditionally guaranteed (using a form of guarantee complying with Standard & Poor’s then-current published criteria with respect to guarantees) the obligations of such Hedge Counterparty under the relevant Hedge Agreement) shall be required to satisfy the Hedge Counterparty Ratings Requirement, (ii) the Issuer shall collaterally assign its rights under such Hedge Agreement to the Trustee pursuant to this Indenture and such Hedge Counterparty shall consent to such assignment and (iii) the Rating Condition is satisfied. The Issuer shall enter into a Hedge Agreement only if (A) the relevant Hedge Counterparty shall be required in accordance with the terms of such Hedge Agreement to pay additional amounts to the Issuer sufficient to cover any Indemnifiable Tax (as defined in the Hedge Agreement) due on payments made by such Hedge

Counterparty to the Issuer under such Hedge Agreement, subject to the Issuer making customary payee tax representations and providing customary tax documentation and (B) such Hedge Agreement contains “limited recourse” and “non-petition” provisions equivalent to the “limited recourse” and “non-petition” provisions set forth herein (mutatis mutandis).

(b) The Trustee shall, on behalf of the Issuer and in accordance with the Note Valuation Report, pay amounts due to each Hedge Counterparty under the Hedge Agreements on any Distribution Date subject to and in accordance with Section 11.1.

(c) Each Hedge Agreement shall provide that, in respect of any Hedge Counterparty or transferee:

(i) if the Hedge Rating Determining Party ceases to satisfy the Hedge Counterparty Ratings Requirement, then such Hedge Counterparty shall, within the period specified in the Hedge Agreement following such ratings downgrade (solely at the expense of the Hedge Counterparty), post collateral pursuant to the Credit Support Annex to the related Hedge Agreement, or obtain a guarantee or make an assignment to a replacement Hedge Counterparty or take such other action which satisfies the Rating Condition; and

(ii) if its Hedge Rating Determining Party fails to satisfy the Ratings Threshold, then the Hedge Counterparty shall within ten Business Days of the occurrence of a Ratings Event (as defined in the related Hedge Agreement) either (x) assign its rights and obligations in and under the related Hedge Agreement (at its own expense) to another Hedge Counterparty that has ratings at least equal to the Hedge Counterparty Ratings Requirement or (y) enter into any other agreement with or arrangement for the benefit of the Issuer and the Trustee that is reasonably satisfactory to the Trustee on behalf of the Issuer and that satisfies the Rating Condition.

(d) The Hedge Agreements will provide that upon the default by the relevant Hedge Counterparty in the payment when due of its obligations to the Issuer under such Hedge Agreement, the Issuer shall promptly provide written notice thereof to the Trustee and, if applicable, any guarantor of such Hedge Counterparty’s obligations under such Hedge Agreement. Upon its receipt of such notice (or, if earlier, when the Trustee becomes aware of such default) the Trustee shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment forthwith. The Trustee shall give notice to the Noteholders and each Rating Agency upon the continuance of the failure by such Hedge Counterparty to perform its obligations for two Business Days following a demand made by the Trustee on such Hedge Counterparty.

(e) If at any time any Hedge Agreement becomes subject to early termination due to the occurrence of an “Event of Default” or a “Termination Event” (each as defined in the relevant Hedge Agreement) where the Hedge Counterparty is the Defaulting Party or the Affected Party (each as defined in the relevant Hedge Agreement), the Issuer shall give prompt written notice thereof to the Trustee, and the Issuer and the Trustee shall take such actions (following the expiration of any applicable grace period) to enforce the rights of the Issuer and the Trustee thereunder, as instructed in writing by the Collateral Manager and as may be permitted by the terms of such Hedge Agreement and consistent with the terms hereof, and shall apply the proceeds of any such actions (including the proceeds of the liquidation of any collateral pledged by such Hedge Counterparty) to the costs of such actions and to the cost of entering into a replacement Hedge Agreement to be arranged and entered into by the Issuer on substantially identical terms or on such other terms with respect to which the Issuer has satisfied the Rating Condition. Any costs attributable to entering into a replacement Hedge Agreement which exceed the sum of the proceeds of the liquidation of the terminated Hedge Agreement shall be borne by the “Defaulting Party” or sole “Affected Party” (each as defined in the relevant Hedge Agreement) with respect to the applicable “Event of Default” or “Termination Event” (each as defined in the relevant Hedge Agreement). In determining the amount payable under the terminated Hedge Agreement, the Issuer will seek quotations from “Reference Market-makers” (as defined in the relevant Hedge Agreement) that satisfy the Hedge Counterparty Ratings Requirement. In addition, the Issuer will use its best efforts to cause the termination of a Hedge Agreement to become effective simultaneously with the entry into a replacement Hedge Agreement described as aforesaid.

(f) Each Hedge Agreement shall provide that (i) any amount payable to the Hedge Counterparty thereunder shall be subject to the Priority of Payments and (ii) such Hedge Agreement is subject to termination on the occurrence of an Event of Default and liquidation of the Collateral.

(g) Amendment and Reduction in Notional Amount

(i) The Issuer shall notify the Trustee, the Collateral Manager and each Rating Agency in writing of all amendments and modifications to the Hedge Agreements.

(ii) The Collateral Manager, on behalf of the Issuer, may reduce the notional amount of any Hedge Agreement (and, in connection therewith, cause the Issuer to pay a termination payment in accordance with the Priority of Payments to the Hedge Counterparty) if the Rating Condition is satisfied.

(h) In the event that amounts are applied to the redemption of Notes on any Distribution Date in accordance with the Priority of Payments by reason of a failure to satisfy any of the Coverage Tests, then, subject to the satisfaction of the Rating Condition, the floating-fixed rate interest swaps under the Hedge Agreements will be subject to partial termination on such Distribution Date with respect to a portion of the notional amount thereof equal to the aggregate outstanding principal amount of Notes so redeemed on such Distribution Date. In addition, subject to the satisfaction of the Rating Condition with respect to such reduction, the Collateral Manager and a Majority-in-Interest of Preferred Shareholders (acting together) may on any Distribution Date direct the Issuer to reduce the notional amount of any interest rate swap or cap outstanding under any Hedge Agreement. Upon any such termination or reduction of a notional amount, a termination payment with respect to the notional amount terminated or reduced may become payable by the Hedge Counterparty or the Issuer to the other party under the Hedge Agreements. Amounts payable upon any such termination or reduction will based upon standard replacement transaction valuation methodology set forth in the 1992 ISDA Master Agreement published by the International Swaps and Derivatives Association, Inc. If any amount is payable by the Issuer to the Hedge Counterparty in connection with the occurrence of any such partial termination or notional amount reduction, such amount, together with interest on such amount for the period from and including the date of termination to but excluding the date of payment at a rate per annum (calculated using a 30/360 Day Count Fraction) equal to the cost of funds therefor, as determined in accordance with each Hedge Agreement, shall be payable on such Distribution Date to the extent funds are available for such purpose in accordance with the Priority of Payments, and any amount not so paid on such Distribution Date shall be payable on the first Distribution Date on which such amount may be paid in accordance with the Priority of Payments.

(i) In the event the Issuer, at any time after the Closing Date and on or prior to the Ramp-Up Completion Date, purchases secondary market Collateral Debt Securities from the Initial Purchaser, the Issuer will be permitted, in accordance with the terms hereof, to enter into one or more Hedge Agreements at prevailing market rates with respect to such Collateral Debt Securities so acquired; provided, that (i) such additional Hedge Agreements are entered into with Merrill Lynch Capital Services, Inc. as the Hedge Counterparty, (ii) such additional Hedge Agreements are executed on documentation substantially similar to, and contain material terms similar to, the Hedge Agreements entered into by the Issuer on the Closing Date, (iii) all documentation relating to each such Hedge Agreement is executed by the Issuer (or an attorney-in-fact of the Issuer) acting from its offices in the Cayman Islands or elsewhere outside the United States and (iv) the entry into such Hedge Agreements shall be subject to the Rating Condition. In no event shall any Hedge Agreement be entered into after the Ramp-Up Completion Date unless such Hedge Agreement is otherwise permitted by the Indenture; provided, that, Deemed Fixed Rate Hedge Agreements and Deemed Floating Rate Hedge Agreements may be entered into at any time so long as such Hedge Agreements satisfy clause (ii) of the definition of “Hedge Agreement” and clauses (iii) and (iv) of the provision to the immediately preceding sentence and otherwise satisfy the provisions of this Section 16 and the Rating Condition is satisfied as to Standard Poor’s in connection with initially entering into any such Hedge Agreement (and to the extent provided in clause (ii) of the definition of “Hedge Agreement,” any replacement Hedge Agreement).

IN WITNESS WHEREOF, we have set our hands as of the 23rd day of December, 2005.

Executed as a Deed by

TABERNA PREFERRED FUNDING IV, LTD., as Issuer

By:
Name:
Title:

In the presence of:

Witness

S-1	Indenture

TABERNA PREFERRED FUNDING IV, INC., as Co-Issuer

By:
Name:
Title:

S-2	Indenture

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

S-3	Indenture

SCHEDULE A

SCHEDULE OF COLLATERAL DEBT SECURITIES

This schedule omits the names of the issuers of the collateral and identifies such issuers only by assigned numbers. A copy of this schedule including the names of such issuers can be obtained from the Collateral Manager upon request following the execution and delivery of a confidentiality agreement by the requestor, the form of which can also be obtained from the Collateral Manager

Rank	Company Name	Type	Fixed/Floating	Issue Size	Initial Coupon / Spread	Benchmark LIBOR	First Payment Date	Frequency

A-1	Indenture

SCHEDULE B

LIBOR FORMULA

With respect to each Interest Period, “LIBOR” for purposes of calculating the Note Interest Rate for the Notes for such Interest Period will be determined by the Calculation Agent in accordance with the following provisions:

(i) On the second LIBOR Business Day (provided, that, on such day commercial banks are open for business (including dealings in foreign currency deposits) in London (a “LIBOR Banking Day”), and otherwise the next preceding LIBOR Business Day that is also a LIBOR Banking Day), prior to each February 5, May 5, August 5 and November 5 and, with respect to the Class A-1 Notes only, Borrowing Date (each such day, a “LIBOR Determination Date”), LIBOR shall equal the rate, as obtained by the Calculation Agent, for U.S. Dollar deposits in Europe of the Designated Maturity which appears on Telerate (as defined in the International Swaps and Derivatives Association, Inc. 2000 Interest Rate and Currency Exchange Definitions) Page 3750 or such other page as may replace such Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date, as reported by Bloomberg Financial Markets Commodities News or any successor service (“Telerate Page 3750”). “LIBOR Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, or Wilmington, Delaware are authorized or obligated by law or executive order to be closed. If such rate is superseded on Telerate Page 3750 by a corrected rate before 12:00 noon (London time) on such LIBOR Determination Date, the corrected rate as so substituted will be LIBOR for such LIBOR Determination Date.

(ii) If, on such LIBOR Determination Date, such rate does not appear on Telerate Page 3750, the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks (as defined below) to leading banks in the London interbank market for U.S. Dollar deposits in Europe of the Designated Maturity in an amount determined by the Calculation Agent by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on such LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal the arithmetic mean of such quotations. If, on such LIBOR Determination Date, only one or none of the Reference Banks provides such a quotation, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that at least two leading banks in The City of New York selected by the Calculation Agent are quoting on such LIBOR Determination Date for U.S. Dollar deposits in Europe of the Designated Maturity at approximately 11:00 a.m. (London time) in an amount determined by the Calculation Agent; provided, that if the Calculation Agent is required but is unable to determine LIBOR in accordance with at least one of the procedures provided above, LIBOR shall be LIBOR in effect for the immediately preceding Interest Period. As used herein, “Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent.

(iii) In respect of any Interest Period having a Designated Maturity other than one, two, three or six months, LIBOR shall be determined through the use of straight line interpolation by reference to two rates calculated in accordance with clauses (i) and (ii) above, one of which shall be determined as if the maturity of the Dollar deposits referred

B-1

to therein were the period of time for which rates are available next shorter than the Interest Period and the other of which shall be determined as if the such maturity were the period of time for which rates are available next longer than the Interest Period; provided, that, if an Interest Period is less than or equal to seven days, then LIBOR shall be determined by reference to a rate calculated in accordance with clauses (i) and (ii) above as if the maturity of the Dollar deposits referred to therein were a period of time equal to seven days.

For so long as any floating rate Note remains outstanding, the Issuer will at all times maintain an agent appointed to calculate LIBOR in respect of each Interest Period. As soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date, but in no event later than 11:00 a.m. (London time) on the Business Day immediately following each LIBOR Determination Date, the Calculation Agent will calculate the interest rate for the Notes (or, with respect to any LIBOR Determination Date relating to a Borrowing Date, the interest rate for the portion of the Class A-1 Notes being drawn on such Borrowing Date) for the related Interest Period and the amount of interest for such Interest Period payable in respect of each U.S.$1,000 in principal amount of each Class of Notes (other than the Class C-2 Notes and the Class C-3 Notes at all times that such Notes bear interest at a fixed rate) (in each case rounded to the nearest cent, with half a cent being rounded upward) on the related Distribution Date and will communicate such rates and amounts and the related Distribution Date to the Issuer, the Trustee, each Paying Agent (other than the Preferred Share Paying Agent), Euroclear Bank, Clearstream, Luxembourg, DTC and (for so long as any Class of Notes is listed on the Irish Stock Exchange) the Irish Stock Exchange.

As used herein, “Designated Maturity” means (a) with respect to the portion of Class A-1 Notes funded after the Closing Date (i) for the initial Interest Period for a Borrowing made under the Class A-1 Notes, the number of calendar days from and including the relevant Borrowing Date to but excluding the Distribution Date immediately following the Interest Period in which such Borrowing is made, (ii) for each Interest Period after the initial Interest Period for a Borrowing made under the Class A-1 Notes (other than the Interest Period ending on the Stated Maturity), three months and (iii) for the Interest Period ending on the Stated Maturity, the number of calendar days from and including the first day of such Interest Period to but excluding the final Distribution Date and (b) with respect to the Class A-1 Notes (the portion funded on the Closing Date), the Class A-2 Notes, the Class A-3 Notes, the Class B-1 Notes, the Class C Notes, the Class D-1 Notes and the Class E Notes (i) for the initial Interest Period, the number of calendar days from and including the Closing Date to but excluding the first Distribution Date, (ii) for each Interest Period after the initial Interest Period (other than the Interest Period ending on the Stated Maturity), three months and (iii) for the Interest Period ending on the Stated Maturity, the number of calendar days from and including the first day of such Interest Period to but excluding the final Distribution Date.

B-2

SCHEDULE C

AUCTION PROCEDURES

The following sets forth the auction procedures (the “Auction Procedures”) to be followed in connection with a sale effected pursuant to Section 9.5 of the Indenture (the “Indenture”) dated as of December 23, 2005, between TABERNA PREFERRED FUNDING IV, LTD. and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture. The following procedures shall be subject to the terms of Section 9.5(ii).

I.	Pre-Auction Process

(a) The Trustee will initiate the Auction Procedures at least 24 Business Days prior to each Auction Date by:

(i) collecting a list prepared by the Collateral Manager and delivered to the Trustee containing the names of the issuer and guarantor (if any), the par amount and the CUSIP number (if any) with respect to each Pledged Collateral Debt Security and such other information as shall be notified to the Trustee by the Collateral Manager;

(ii) collecting a list prepared by the Collateral Manager and delivered to the Trustee of the constituents of each Subpool which shall be based upon the Collateral Manager’s good faith determination of the composition of Subpools that will maximize Sale Proceeds; and

(iii) sending the lists collected pursuant to clauses (i) and (ii) above to the Qualified Bidders identified on the then-current Qualified Bidder List and requesting bids on the Auction Date.

(b) The general solicitation package which the Trustee shall deliver to the Qualified Bidders will include: (i) a form of a purchase agreement provided to the Trustee by the Collateral Manager (which shall, among other things, provide that (A) upon satisfaction of all conditions precedent therein, the purchaser is irrevocably obligated to purchase, and the Issuer is irrevocably obligated to sell, the Collateral Debt Securities (or relevant Subpool, as the case may be) on the date and on the terms and conditions set forth therein and (B) if the Subpools are to be sold to more than one bidder, the consummation of the purchase of each Subpool must occur simultaneously and the closing of each purchase is conditional on the closing of each of the other purchases); (ii) the minimum purchase price (which shall be the Auction Call Redemption Amount); (iii) a formal bidsheet (which shall permit the relevant bidder to bid for all of the Collateral Debt Securities, any Subpool or separately for each of the Subpools) provided to the Trustee by the Collateral Manager including a representation from the bidder that it is eligible to purchase all of the Collateral Debt Securities; (iv) a detailed timetable; and (v) copies of all transfer documents provided to the Trustee by the Collateral Manager (including transfer certificates and subscription agreements which a bidder must execute pursuant to the Underlying Instruments and a list of the requirements which the bidder must satisfy under the Underlying Instruments (i.e., Qualified Institutional Buyer, etc.)).

(c) The Trustee shall send solicitation packages to all Qualified Bidders at least 15 Business Days before the Auction Date. No later than 10 Business Days before the Auction Date, Qualified Bidders may submit written due diligence questions relating to the legal documentation and other information contained in the general solicitation package (including comments on the draft purchase agreement to be used in connection with the Auction (the “Auction Purchase Agreement”)) to the Collateral Manager; provided, that the Collateral Manager shall only be obligated to answer questions relating to the Collateral to the extent that it is able to do so by reference to information which it is required to provide under the Collateral Management Agreement. The Collateral Manager shall be solely responsible for (i) responding to all relevant questions and/or comments submitted to it in accordance with the foregoing and (ii) distributing the questions, answers and revised final Auction Purchase Agreement to all Qualified Bidders at least five Business Days prior to the Auction Date.

(d) To the extent that the information contained in the list of Collateral Debt Securities or general solicitation package and delivered to the Qualified Bidders pursuant to clauses (a), (b) and (c) above is provided to the Trustee by the Collateral Manager, the Collateral Manager shall indemnify the Trustee and its Officers, directors, employees and agents for, and hold them harmless against, any loss, liability or expense (including reasonable counsel fees) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the provision of such information by the Collateral Manager to the Trustee, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

II.	Auction Process

(a) Subject to Section 9.5(ii), the Collateral Manager will be allowed to bid in the Auction if it deems appropriate, but will not be required to do so.

(b) On the Auction Date, all bids will be due by facsimile to the offices of the Trustee by 11:00 a.m. New York City time, with the winning bidder to be notified by 2:00 p.m. New York City time. All bids from Qualified Bidders will be due on the bid sheet contained in the solicitation package. Each bid shall be for the purchase and delivery to one purchaser of (i) all (but not less than all) of the Collateral Debt Securities or (ii) all (but not less than all) of the Collateral Debt Securities that constitute the components of one or more Subpools.

(c) If the Trustee receives fewer than two bids from Qualified Bidders to purchase all of the Collateral Debt Securities or to purchase each Subpool, the Trustee may, if a Majority-in-Interest of the Preferred Shareholders consents thereto in writing, and in accordance with all other provisions of this Indenture, accept such bid as the winning bid.

(d) The Trustee shall identify as the winning bidder the bid or bids that result in the Highest Auction Price (in excess of the minimum purchase price) from one or more Qualified Bidders.

(e) Upon notification to the winning bidder(s), the winning bidder (or, if the Highest Auction Price requires the sale of Subpools to more than one bidder, each winning bidder) will be required to deliver to the Trustee a signed counterpart of the Auction Purchase Agreement and a good faith deposit equal to one percent (1%) of the Aggregate Principal Balance will be required to be wired to the Trustee no later than 4:00 p.m. New York City time on the Auction Date. If the Highest Auction Price requires the sale of Subpools to more than one bidder, each winning bidder shall contribute to the good faith deposit an amount equal to one percent (1%) of the Aggregate Principal Balance of the Subpool or Subpools to which its bid relates. Such deposit will not be invested. This deposit will be credited to the purchase price but will not be refundable. The Trustee will establish a separate account for the acceptance of the good faith deposit, until such time as the winning bidder (or, if the Highest Auction Price requires the sale of Subpools to more than one bidder, each winning bidder) pays the full purchase price in cash, at which time all monies will be transferred into the Collection Accounts, such payment in full of the purchase price to be made by the winning bidder prior to the sixth Business Day following the relevant Auction Date. If such good faith deposit or payment in full of the purchase price is not made when due (or, if the Subpools are to be sold to more than one bidder, if any bidder fails to make its contribution to the good faith deposit or make payment of the purchase price when due), the Trustee shall decline to consummate the sale of each Subpool and shall give notice (in accordance with Section 9.3) that the Auction Call Redemption will not occur.

SCHEDULE D

STANDARD & POOR’S NOTCHING OF COLLATERAL DEBT SECURITIES

The Standard & Poor’s rating of a Senior Note or CMBS that has not been assigned a rating by Standard & Poor’s may be determined as set forth below.

A.	If such Collateral Debt Security is rated by Moody’s and Fitch, the Standard & Poor’s rating of such Collateral Debt Security shall be the Standard & Poor’s equivalent of the rating that is the number of subcategories specified in Table A below the lower of the ratings assigned by Moody’s and Fitch.

B.	If the Collateral Debt Security is rated by Moody’s or Fitch, the Standard & Poor’s rating of such Collateral Debt Security shall be the Standard & Poor’s equivalent of the rating that is one subcategory below the rating that is the number of subcategories specified in Table A below the rating assigned by Moody’s or Fitch.

This Schedule may be modified from time to time by Standard & Poor’s and its applicability should be confirmed with Standard & Poor’s prior to use.

TABLE A

	Asset-Backed Securities issued prior to August 1, 2001		Asset-Backed Securities issued on or after August 31, 2001
	(Lowest) current rating is:		(Lowest) current rating is:
	“BBB-” or its equivalent or higher	Below “BBB-” or its equivalent	“BBB-” or its equivalent or higher	Below “BBB-” or its equivalent
1. Non-Re-REMIC CMBS	-1	-2	-2	-3
CMBS – Conduit
CMBS – Credit Tenant Lease
CMBS – Large Loan
CMBS – Single Borrower
CMBS – Single Property

2. REITs	-1	-2	-2	-3
REIT – Multifamily & Mobile
Home Park
REIT – Retail
REIT – Hospitality
REIT – Office
REIT – Industrial
REIT – Healthcare
REIT – Warehouse
REIT – Self Storage
REIT – Mixed Use

3. Real Estate Operating Companies	-1	-2	-2	-3

As of [            ], 2005

D-1

EXHIBIT A-1

[FORM OF REGULATION S GLOBAL NOTE]

A-1-1

EXHIBIT A-2

[FORM OF RESTRICTED GLOBAL NOTE]

A-2-1

EXHIBIT B-1

[FORM OF REGULATION S DEFINITIVE NOTE]

B-1-1

EXHIBIT B-2

[FORM OF RESTRICTED DEFINITIVE NOTE]

B-2-1

EXHIBIT C-1

[FORM OF RULE 144A TRANSFER CERTIFICATE]

C-1-1

EXHIBIT C-2

[FORM OF REGULATION S NOTE TRANSFER CERTIFICATE]

C-2-1

EXHIBIT D

[FORM OF FUNDING CERTIFICATE]

D-1

EXHIBIT E

[FORM OF OPINION OF MAYER, BROWN, ROWE & MAW LLP]

E-1

EXHIBIT F

[FORM OF OPINION OF COUNSEL TO THE COLLATERAL MANAGER]

F-1

EXHIBIT G

[FORM OF OPINION OF COUNSEL TO THE TRUSTEE]

G-1

EXHIBIT H

[FORM OF OPINION OF CAYMAN ISLANDS COUNSEL TO THE ISSUER]

H-1

EXHIBIT I

[RESERVED]

I-1

EXHIBIT J

[FORM OF OPINION OF INTERNAL COUNSEL TO HEDGE COUNTERPARTY]

J-1

EXHIBIT K

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in this Indenture, the Issuer hereby represents, warrants, and covenants to the Trustee and the Noteholders as to itself as follows, on the Closing Date:

General

1. The Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the collateral described in clauses (a) through (f) inclusive of the first paragraph of the Granting Clauses of the Indenture (the “Collateral”) in favor of the Trustee, which security interest is prior to all other liens and is enforceable against creditors of and purchasers from the Issuer.

2. The Collateral constitutes either “general intangibles,” “instruments,” “securities entitlements,” “certificated securities,” “uncertificated securities,” “money” or “deposit accounts” within the meaning of the applicable Uniform Commercial Code.

3. The Interest Collection Account, the Principal Collection Account, the Payment Account, the Expense Account, the Interest Reserve Account, the Hedge Counterparty Collateral Account, the First Distribution Date Reserve Account, the Semi-Annual Interest Reserve Account and the Custodial Account (the “Accounts”) and all subaccounts thereof, constitute either a deposit account or a securities account.

4. All of the Collateral that constitutes security entitlements has been or will be credited to the Custodial Account. The Custodian that has created and is maintaining the Custodial Account, and all subaccounts thereof, has agreed to treat all assets credited to the Custodial Account as “financial assets” within the meaning of the applicable Uniform Commercial Code.

Creation

5. The Issuer owns and has good and marketable title to the Collateral free and clear of any lien, claim or encumbrance of any Person.

6. The Issuer has received all consents and approvals required by the terms of any item of the Collateral to the Grant to the Trustee of its security interest and rights in the Collateral hereunder.

Perfection

7. The Issuer has caused or will have caused, within ten days after the Closing Date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest Granted to the Trustee hereunder in the Collateral in which a security interest may be perfected by filing.

8. With respect to Collateral that constitutes deposit accounts (as defined in the applicable Uniform Commercial Code), the Issuer has taken all steps necessary to cause the Trustee to become the account holder of such Accounts.

9. With respect to Collateral that constitutes securities accounts (as defined in the applicable Uniform Commercial Code) or security entitlements (as defined in the applicable Uniform Commercial Code), the Issuer has delivered to the Trustee a fully executed agreement pursuant to which the securities intermediary maintaining such securities account has agreed to comply with all entitlement orders (as such term is defined in the applicable Uniform Commercial Code) originated by the Trustee relating to the securities accounts and the related security entitlements without further consent by the Issuer.

Priority

10. Other than the security interest Granted to the Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement relating to the security interest Granted to the Trustee pursuant to this Indenture or that has been terminated.

11. The Issuer is not aware of any judgment, ERISA, Pension Benefit Guaranty Corporation or tax lien filings against the Issuer.

12. With regard to Certificated Securities and Instruments in physical form, the Custodian has possession of the originals thereof and none of the instruments that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

13. Neither the Custodial Account nor any subaccount thereof are in the name of any person other than the Trustee. The Trustee has not consented to the securities intermediary of any Custodial Account complying with entitlement orders of any person other than the Trustee.

14. None of the deposit accounts nor any subaccount thereof are in the name of any person other than the Trustee. The Trustee has not consented to the bank maintaining the deposit accounts complying with instructions of any person directing disposition of any of the funds in the deposit accounts.

Survival of Perfection Representations

15. Notwithstanding any other provision of this Indenture or any other Transaction Document, the Perfection Representations contained in this Exhibit shall be continuing, and remain in full force and effect until such time as all obligations under the Indenture and the Notes have been finally and fully paid and performed.

No Waiver

16. The parties to this Indenture: (i) shall not, without obtaining a confirmation of the then-current rating of the Securities, waive any of the Perfection Representations; (ii) shall provide the Rating Agencies with prompt written notice of any breach of the Perfection Representation; and (iii) shall not, without obtaining a confirmation of the then-current rating of the Securities (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.

Issuer to Maintain Perfection and Priority

17. The Issuer covenants that, in order to evidence the interests of the Trustee under this Indenture, the Issuer shall, or shall cause the Collateral Administrator to, take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including, without limitation, such actions as are requested by the Trustee) to maintain and perfect, as a first priority interest, the Trustee’s security interest in the Collateral. The Issuer shall, or shall cause the Collateral Administrator to, from time to time and within the time limits established by law, prepare and present to the Trustee for the Trustee to authorize (based in reliance on the Opinion of Counsel hereinafter provided for) the Issuer or the Collateral Administrator on its behalf to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Trustee’s security interest in the Collateral as a first-priority interest (each a “Filing”). The Issuer shall, or shall cause the Collateral Administrator, to present each such Filing to the Trustee together with (x) an Opinion of Counsel to the effect that such Filing is (i) consistent with the grant of the security interest to the Trustee pursuant to the Granting Clause of this Indenture, (ii) satisfies all requirements and conditions to such Filing in this Indenture and (iii) satisfies the requirements for a Filing of such type under the Uniform Commercial Code in the applicable jurisdiction (or if the Uniform Commercial Code does not apply, the applicable statute governing the perfection of security interests), and (y) a form of authorization for the Trustee’s signature. Upon receipt of such Opinion of Counsel and form of authorization, the Trustee shall promptly authorize in writing the Issuer, or the Collateral Administrator on behalf of the Issuer, to, and the Issuer or the Collateral Administrator shall, effect such Filing under the Uniform Commercial Code without the signature of the Issuer or the Trustee where allowed by applicable law. Notwithstanding anything else in the Indenture to the contrary, neither the Issuer nor the Collateral Administrator on behalf of the Issuer shall have any authority to effect a Filing without obtaining the prior written authorization from the Trustee in accordance with this paragraph 17.

EXHIBIT L

Form of Beneficial Owner Certificate

JPMorgan Chase Bank, National Association

  as Trustee

600 Travis Street

50th Floor

Houston, Texas 77002

TABERNA PREFERRED FUNDING IV, LTD.

c/o Walkers SPV Limited

Walker House

P.O. Box 908 GT

George Town

Grand Cayman

Cayman Islands

British West Indies

Ladies and Gentlemen:

The undersigned hereby certifies that it is the beneficial owner of $                     in principal amount of the [[Class A-1/Class A-2/Class A-3/ Class B/ Class C/Class D/Class E] Note issued by TABERNA PREFERRED FUNDING IV, LTD. [and TABERNA PREFERRED FUNDING IV, INC.]] and hereby requests the Trustee to provide to it at the following address the [Monthly Report specified in Section 10.9(a)] [Ramp-Up Completion Date Report in Section 10.9(b)] [Note Valuation Report specified in Section 10.9(c)] of the Indenture.

Name:

Address:

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this              day of                     ,             .

[NAME OF BENEFICIAL OWNER]

By:
Authorized Signatory

L-1

EXHIBIT M

FORM OF SECTION 3(c)(7) REMINDER NOTICE

To:	All DTC Participants holding an interest in Class A-1 First Priority Delayed Draw Senior Secured Floating Rate Notes Due May 5, 2036
Class A-2 Second Priority Senior Secured Floating Rate Notes Due May 5, 2036
Class A-3 Third Priority Senior Secured Floating Rate Notes Due May 5, 2036
Class B-1 Fourth Priority Senior Secured Floating Rate Notes Due May 5, 2036
Class B-2 Fourth Priority Senior Secured Fixed Rate Notes Due May 5, 2036
Class C-1 Deferrable Fifth Priority Secured Floating Rate Notes Due May 5, 2036
Class C-2 Deferrable Fifth Priority Secured Fixed/Floating Rate Notes Due May 5, 2036
Class C-3 Deferrable Fifth Priority Secured Fixed/Floating Rate Notes Due May 5, 2036
Class D-1 Deferrable Mezzanine Secured Floating Rate Notes Due May 5, 2036
Class D-2 Deferrable Mezzanine Secured Fixed Rate Notes Due May 5, 2036
Class E Deferrable Subordinate Secured Floating Rate Notes Due May 5, 2036

From:	TABERNA PREFERRED FUNDING IV, LTD. and TABERNA PREFERRED FUNDING IV, INC.

Date:	[insert date]

Subject:	Reminder of Section 3(c)(7) requirements and restrictions related to Class A-1 First Priority Delayed Draw Senior Secured Floating Rate Notes Due May 5, 2036
Class A-2 Second Priority Senior Secured Floating Rate Notes Due May 5, 2036
Class A-3 Third Priority Senior Secured Floating Rate Notes Due May 5, 2036
Class B-1 Fourth Priority Senior Secured Floating Rate Notes Due May 5, 2036
Class B-2 Fourth Priority Senior Secured Fixed Rate Notes Due May 5, 2036
Class C-1 Deferrable Fifth Priority Secured Floating Rate Notes Due May 5, 2036
Class C-2 Deferrable Fifth Priority Secured Fixed/Floating Rate Notes Due May 5, 2036
Class C-3 Deferrable Fifth Priority Secured Fixed/Floating Rate Notes Due May 5, 2036
Class D-1 Deferrable Mezzanine Secured Floating Rate Notes Due May 5, 2036
Class D-2 Deferrable Mezzanine Secured Fixed Rate Notes Due May 5, 2036
Class E Deferrable Subordinate Secured Floating Rate Notes Due May 5, 2036

Reference is made to the Indenture dated as of December 23, 2005 (the “Indenture”) among TABERNA PREFERRED FUNDING IV, LTD. (the “Issuer”), TABERNA PREFERRED FUNDING IV, INC. (the “Co-Issuer”), and JPMorgan Chase Bank, National Association (the “Trustee”). All capitalized terms used in this Reminder Notice that are not defined herein are used as defined in the Indenture.

M-1

Every beneficial owner of an interest in a Global Note (the “Note”) (each a “Beneficial Holder”) is required to be a Qualified Purchaser that can at all times make the following representations to the effect that such Beneficial Holder:

(1) Is a Qualified Purchaser;

(2) Is not a dealer described in paragraph (a)(1)(ii) of Rule 144A unless such purchaser owns and invests on a discretionary basis at least U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer;

(3) Is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, unless investment decisions with respect to the plan are made solely by the fiduciary, trustee or sponsor of such plan;

(4) Is acting for its own account for investment purposes and not with a view to the distribution of its interest in the Note;

(5) Will hold and transfer its interest in the Note in at least the minimum denomination set forth in the Indenture; and

(6) Is aware, and will advise any future holder of an interest in the Note upon the transfer of the Note, that such transfer is being made in reliance on Rule 144A and is subject to the restrictions on transfer set forth in this Reminder Notice, as described more particularly in the Indenture.

An interest in the Note can only be transferred to a Qualified Purchaser that can make all of the representations set forth above.

The [Co-Issuers][Issuer] of the Note [have][has] the absolute and unrestricted right to refuse the transfer of an interest in the Note to any Person who is not a Qualified Purchaser. The [Co-Issuers][Issuer] further [have][has] the right to require that any Beneficial Holder who is determined not to be a Qualified Purchaser at the time of its acquisition of such interest transfer such interest to a Person who is a Qualified Purchaser.

Any DTC Participant or other Person receiving this Reminder Notice that is not a Beneficial Holder is requested to forward this Reminder Notice to the appropriate Beneficial Holder, which Beneficial Holder must be able to make the representations set forth herein.

Any recipient of this Reminder Notice should contact JPMorgan Chase Bank, National Association, Corporate Trust Office, facsimile no. (713) 216-2101, Attention: Worldwide Securities Services – TABERNA PREFERRED FUNDING IV, LTD with any questions or comments regarding the content of this Reminder Notice or to alert the Issuer of the inability of any Beneficial Holder to make any of the representations set forth herein.

M-2

EXHIBIT N

FORM OF IMPORTANT SECTION 3(c)(7) NOTICE

The Depository Trust Company

IMPORTANT

B#:	[number]

DATE:	[___________], 2005

TO:	ALL PARTICIPANTS

FROM:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

ATTENTION:	Managing Partner/Officer; Cashier, Operations, Data Processing and Underwriting Managers

SUBJECT:	Section 3(c)(7) restrictions for TABERNA PREFERRED FUNDING IV, LTD. and TABERNA PREFERRED FUNDING IV, INC.
Class A-1 First Priority Delayed Draw Senior Secured Floating Rate Notes Due May 5, 2036
Class A-2 Second Priority Senior Secured Floating Rate Notes Due May 5, 2036
Class A-3 Third Priority Senior Secured Floating Rate Notes Due May 5, 2036
Class B-1 Fourth Priority Senior Secured Floating Rate Notes Due May 5, 2036
Class B-2 Fourth Priority Senior Secured Fixed Rate Notes Due May 5, 2036
Class C-1 Deferrable Fifth Priority Secured Floating Rate Notes Due May 5, 2036
Class C-2 Deferrable Fifth Priority Secured Fixed/Floating Rate Notes Due May 5, 2036
Class C-3 Deferrable Fifth Priority Secured Fixed/Floating Rate Notes Due May 5, 2036
Class D-1 Deferrable Mezzanine Secured Floating Rate Notes Due May 5, 2036
Class D-2 Deferrable Mezzanine Secured Fixed Rate Notes Due May 5, 2036
Class E Deferrable Subordinate Secured Floating Rate Notes Due May 5, 2036

(A) CUSIP Number See Attached Annex A.

(B) Security Description

TABERNA PREFERRED FUNDING IV, LTD. and TABERNA PREFERRED FUNDING IV, INC.
Class A-1 First Priority Delayed Draw Senior Secured Floating Rate Notes Due May 5, 2036
Class A-2 Second Priority Senior Secured Floating Rate Notes Due May 5, 2036
Class A-3 Third Priority Senior Secured Floating Rate Notes Due May 5, 2036
Class B-1 Fourth Priority Senior Secured Floating Rate Notes Due May 5, 2036
Class B-2 Fourth Priority Senior Secured Fixed Rate Notes Due May 5, 2036
Class C-1 Deferrable Fifth Priority Secured Floating Rate Notes Due May 5, 2036
Class C-2 Deferrable Fifth Priority Secured Fixed/Floating Rate Notes Due May 5, 2036

Class C-3 Deferrable Fifth Priority Secured Fixed/Floating Rate Notes Due May 5, 2036
Class D-1 Deferrable Mezzanine Secured Floating Rate Notes Due May 5, 2036
Class D-2 Deferrable Mezzanine Secured Floating Rate Notes Due May 5, 2036
Class E Deferrable Subordinate Secured Floating Rate Notes Due May 5, 2036

(C) Offer Amount:

	Class A-1 Notes	U.S.$[_________]
	Class A-2 Notes	U.S.$[_________]
	Class A-3 Notes	U.S.$[_________]
	Class B-1 Notes	U.S.$[_________]
	Class B-2 Notes	U.S.$[_________]
	Class C-1 Notes	U.S.$[_________]
	Class C-2 Notes	U.S.$[_________]
	Class C-3 Notes	U.S.$[_________]
	Class D-1 Notes	U.S.$[_________]
	Class D-2 Notes	U.S.$[_________]
	Class E Notes	U.S.$[_________]

(D) Managing Underwriter	Merrill Lynch, Pierce, Fenner & Smith Incorporated

(E) Paying Agent	JPMorgan Chase Bank, National Association

(F) Closing Date	[____________], 2005

Special Instructions:

See Attached Important Instructions from the Issuer.

TABERNA PREFERRED FUNDING IV, LTD. (Issuer)

TABERNA PREFERRED FUNDING IV, INC. (Co-Issuer)

Class A-1 First Priority Delayed Draw Senior Secured Floating Rate Notes Due May 5, 2036

Class A-2 Second Priority Senior Secured Floating Rate Notes Due May 5, 2036

Class A-3 Third Priority Senior Secured Floating Rate Notes Due May 5, 2036

Class B-1 Fourth Priority Senior Secured Floating Rate Notes Due May 5, 2036

Class B-2 Fourth Priority Senior Secured Fixed Rate Notes Due May 5, 2036

Class C-1 Deferrable Fifth Priority Secured Floating Rate Notes Due May 5, 2036

Class C-2 Deferrable Fifth Priority Secured Fixed/Floating Rate Notes Due May 5, 2036

Class C-3 Deferrable Fifth Priority Secured Fixed/Floating Rate Notes Due May 5, 2036

Class D-1 Deferrable Mezzanine Secured Floating Rate Notes Due May 5, 2036

Class D-2 Deferrable Mezzanine Secured Floating Rate Notes Due May 5, 2036

Class E Deferrable Subordinate Secured Floating Rate Notes Due May 5, 2036

TABERNA PREFERRED FUNDING IV, LTD. (Issuer)

Annex A to Important Section 3(c)(7) Notice

	CUSIP	ISIN
Class A-1 Notes (Rule 144A)	87330Y AB 9	US87330YAB92
Delayed Draw Series 1	87330Y AA 1	US87330YAA10
Class A-1 Notes (Regulation S)	G86539 AB 2	USG86539AB24
Delayed Draw Series 1	G86539 AA 4	USG86539AA41
Class A-2 Notes (Rule 144A)	87330Y AC 7	US87330YAC75
Class A-2 Notes (Regulation S)	G86539 AC 0	USG86539AC07
Class A-3 Notes (Rule 144A)	87330Y AD 5	US87330YAD58
Class A-3 Notes (Regulation S)	G86539 AD 8	USG86539AD89

Class B-1 Notes (Rule 144A)	87330Y AE 3	US87330YAE32
Class B-1 Notes (Regulation S)	G86539 AE 6	USG86539AE62
Class B-2 Notes (Rule 144A)	87330Y AK 9	US87330YAK91
Class B-2 Notes (Regulation S)	G86539 AK 2	USG86539AK23

Class C-1 Notes (Rule 144A)	87330Y AF 0	US87330YAF07
Class C-1 Notes (Regulation S)	G86539 AF 3	USG86539AF38
Class C-2 Notes (Rule 144A)	87330Y AG 8	US87330YAG89
Class C-2 Notes (Regulation S)	G86539 AG 1	USG86539AG11
Class C-3 Notes (Rule 144A)	87330Y AH 6	US87330YAH62
Class C-3 Notes (Regulation S)	G86539 AH 9	USG86539AH93

Class D-1 Notes (Rule 144A)	87330Y AL 7	US87330YAL74
Class D-1 Notes (Regulation S)	G86539 AL 0	USG86539AL06
Class D-2 Notes (Rule 144A)	87330Y AJ 2	US87330YAJ29
Class D-2 Notes (Regulation S)	G86539 AJ 5	USG86539AJ59

Class E Notes (Rule 144A)	87330X AA 3	US87330XAA37
Class E Notes (Regulation S)	G8653R AA 4	USG8653RAA44
Combination Notes (Rule 144A)	87330X AB 1	US87330XAB10
Combination Notes (Regulation S)	G8653R AB 2	USG8653RAB27
Preferred Shares (Rule 144A)	87330X 20 4	US87330X2045
Preferred Shares (Regulation S)	G8653R 10 6	KYG8653R1065

Exhibit O

Fitch Recovery Rate Matrix

A:	For Collateral Debt Securities (other than Subordinated Notes or Trust Preferred Securities), the recovery rate is as follows:

Rating of Liability

Domicile	Seniority	AAA	AA	A	BBB	BB	B
	SF Senior AAA	80%	83%	86%	89%	92%	95%
	SF Non Sr AAA	65%	70%	75%	80%	85%	90%
	SF AA Senior	65%	69%	73%	77%	81%	85%
	SF AA Non Sr (>10%)	50%	56%	62%	68%	74%	80%
	SF AA Non Sr (5-10%)	45%	51%	57%	63%	69%	75%
	SF AA Non Sr (0-5%)	40%	46%	52%	58%	64%	70%
	SF Senior A	60%	64%	68%	72%	76%	80%
	SF A Non Sr (>10%)	40%	47%	54%	61%	68%	75%
	SF A Non Sr (5-10%)	35%	42%	48%	55%	61%	68%
	SF A Non Sr (0-5%)	30%	36%	42%	48%	54%	60%
	SF Senior BBB	55%	59%	63%	67%	71%	75%
	SF BBB Non Sr (>10%)	30%	38%	46%	54%	62%	70%
	SF BBB Non Sr (5-10%)	25%	33%	41%	48%	56%	63%
	SF BBB Non Sr (0-5%)	20%	27%	35%	42%	50%	55%
	SF Senior BB	50%	54%	58%	62%	66%	70%
	SF BB Non Sr (>10%)	15%	19%	23%	27%	32%	35%
	SF BB Non Sr (5-10%)	10%	14%	18%	22%	27%	30%
	SF BB Non Sr (0-5%)	5%	9%	13%	17%	21%	25%
	SF B Non Sr (>10%)	12%	16%	20%	24%	28%	32%
	SF B Non Sr (5-10%)	8%	11%	15%	19%	23%	27%
	SF B Non Sr (0-5%)	3%	7%	11%	14%	18%	22%
	SF<B	0%	4%	8%	12%	16%	20%
United States	Sovereign	20%	21%	23%	24%	24%	25%
United States	REITS	52%	55%	59%	62%	63%	65%
United States	Senior Secured	56%	62%	67%	72%	76%	80%
United States	Second Lien (Non IG)	46%	49%	52%	55%	56%	58%
United States	Senior Unsecured (Non IG)	36%	38%	41%	43%	44%	45%
United States	Subordinate (Non IG)	24%	26%	27%	29%	29%	30%
United States	Senior Unsecured (IG)	44%	47%	50%	52%	54%	55%
United States	Subordinate (IG)	24%	26%	27%	29%	29%	30%

Rating of Liability

O-1

EXHIBIT P

Standard & Poor’s Recovery Rate Matrix

A.	If the Collateral Debt Security (other than a Senior Note, Subordinated Note or a Trust Preferred Security) is the senior-most tranche of securities issued by the issuer of such Collateral Debt Security the recovery rate is as follows:

	Recovery Rate by Rating of Notes
Standard & Poor’s Rating of Collateral Debt Security	AAA	AA	A	BBB	BB	B	CCC
“AAA”	80.0%	85.0%	90.0%	90.0%	90.0%	90.0%	90.0%
“AA–,” “AA” or “AA+”	70.0%	75.0%	85.0%	90.0%	90.0%	90.0%	90.0%
“A-,” “A” or “A+”	60.0%	65.0%	75.0%	85.0%	90.0%	90.0%	90.0%
“BBB–,” “BBB” or “BBB+”	50.0%	55.0%	65.0%	75.0%	85.0%	85.0%	85.0%

P-1

B.	If the Collateral Debt Security (other than a Senior Note, Subordinated Note or a Trust Preferred Security) is not the senior-most tranche of securities issued by the issuer of such Collateral Debt Security the recovery rate is as follows:

Standard & Poor’s Rating of Collateral Debt Security	Recovery Rate by Rating of Notes
	AAA	AA	A	BBB	BB	B	CCC
“AAA”	65.0%	70.0%	80.0%	85.0%	85.0%	85.0%	85.0%
“AA–,” “AA” or “AA+”	55.0%	65.0%	75.0%	80.0%	80.0%	80.0%	80.0%
“A-,” “A” or “A+”	40.0%	45.0%	55.0%	65.0%	80.0%	80.0%	80.0%
“BBB–,” “BBB” or “BBB+”	30.0%	35.0%	40.0%	45.0%	50.0%	60.0%	70.0%
“BB–,” “BB” or “BB+”	10.0%	10.0%	10.0%	25.0%	35.0%	40.0%	50.0%
“B–,” “B” or “B+”	2.5%	5.0%	5.0%	10.0%	10.0%	20.0%	25.0%
“CCC+” and below	0.0%	0.0%	0.0%	0.0%	2.5%	5.0%	5.0%

C.	If the Collateral Debt Security is a Subordinated Note or a Trust Preferred Security, the recovery rate will be 25%.

D.	If the Collateral Debt Security is a Senior Note, the recovery rate will be [40]%.

P-2

EXHIBIT Q

Moody’s Recovery Rate Matrix

Percentage of Total Capitalization	Moody’s Rating*
	Aaa	Aa	A	Baa	Ba	B
Greater than 70%	85%	80%	65%	55%	45%	30%
Less than or equal to 70%, but greater than 10%	75%	70%	55%	45%	35%	25%
Less than or equal to 10%, but greater than 5%	65%	55%	45%	35%	25%	15%
Less than or equal to 5%, but greater than 2%	55%	45%	35%	30%	20%	10%
Less than or equal to 2%	45%	35%	25%	20%	10%	5%

*	The rating assigned by Moody’s on the date of issuance for such Collateral Debt Security.

The Moody’s Recovery Rate for publicly rated REITs shall be 40%.

Q-1